As filed with the Securities and Exchange Commission on May 26, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIMEO, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	7372 (Primary Standard Industrial Classification Code Number)	85-4334195 (I.R.S. Employer Identification Number)
555 West 18th Street
New York, New York 10011
(212) 314-7300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael A. Cheah
General Counsel and Secretary
Jessica Tracy
Vice President, Associate General Counsel – Securities & Governance
Vimeo, Inc.
555 West 18th Street
New York, New York 10011
(212) 314-7300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Andrew J. Nussbaum, Esq.
Jenna E. Levine, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
(212) 403-1000
Approximate Date of Commencement of Proposed Sale of the Securities to the Public:
As soon as practicable after this Registration Statement is declared effective

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large Accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,263,132(1)		$55,622,017.62(2)	$6,068.37(3)

(1)
This registration statement covers shares of common stock, par value $0.01 per share, of Vimeo, Inc. (“Vimeo” and such shares of common stock, “Vimeo Common Stock”) that may be acquired upon exercise of options (“Vimeo Options”) or stock appreciation rights (“Vimeo SARs”) to acquire shares of Vimeo Common Stock held by (1) former employees of IAC/InterActiveCorp (“IAC”) and its subsidiaries (excluding Vimeo, Inc. and its subsidiaries), (2) current employees of IAC’s subsidiaries, (3) former employees of Vimeo, Inc. and its subsidiaries and (4) current and former employees of Match Group, Inc., who, in each case, are not current employees of Vimeo or a subsidiary of Vimeo, and any such individuals’ donees, pledgees, permitted transferees, assignees, successors and others who come to hold any such equity award. The Vimeo Options are outstanding under the Vimeo, Inc. 2021 Stock and Annual Incentive Plan and were converted from options to purchase shares of common stock of IAC (“IAC Options”) in connection with the separation of Vimeo from IAC. The IAC Options were granted under the IAC/InterActiveCorp 2018 Stock and Annual Incentive Plan, the IAC/InterActiveCorp 2013 Stock and Annual Incentive Plan, the IAC/InterActiveCorp 2008 Stock and Annual Incentive Plan and the IAC/InterActiveCorp 2005 Stock and Annual Incentive Plan. The Vimeo SARs are outstanding under the Vimeo, Inc. 2021 Stock and Annual Incentive Plan and were converted from stock appreciation rights covering shares of common stock of Vimeo.com, Inc. in connection with the separation of Vimeo from IAC. The Vimeo SARs were granted under (a) the Vimeo, LLC 2012 Incentive Plan, (b) the Vimeo.com, Inc. (f/k/a Vimeo, Inc.) 2017 Incentive Plan, and (c) the Vimeo.com, Inc. (f/k/a Vimeo, Inc.) 2019 Incentive Plan (including the Israel Appendix). There is also registered hereunder such indeterminate number of additional shares of Vimeo common stock that may become issuable due to anti-dilution adjustments for changes resulting from stock splits, stock dividends, recapitalizations or similar transactions and certain other events as provided for in the terms thereof.

(2)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated pursuant to Rule 457(c) and Rule 457(f) under the Securities Act. Such value equals the product of (a) 1,263,132 (the maximum number of shares of Vimeo common stock calculated pursuant to note 1 above), multiplied by (b) $44.04, the average of the high and low prices of the Vimeo common stock as reported on The Nasdaq Global Select Market on May 25, 2021.

(3)
Calculated by multiplying 0.0001091 by the proposed maximum aggregate offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY AND SUBJECT TO COMPLETION, DATED MAY 26, 2021
The 1,263,132 shares of common stock, par value $0.01 per share, of Vimeo, Inc., a Delaware corporation formerly named “Vimeo Holdings, Inc.” (“Vimeo,” “we,” “us,” “our” or the “Company”) covered by the registration statement of which this prospectus forms a part covers options “Vimeo Options” and stock appreciation rights (“Vimeo SARs”) to acquire shares of the common stock of Vimeo that are held by (1) former employees of IAC/InterActiveCorp (“IAC”) and its subsidiaries (excluding Vimeo and its subsidiaries), (2) current employees of IAC’s subsidiaries, (3) former employees of Vimeo, Inc. and its subsidiaries and (4) current and former employees of Match Group, Inc., who, in each case, are not current employees of Vimeo or a subsidiary of Vimeo, and any such individuals’ donees, pledgees, permitted transferees, assignees, successors and others who come to hold any such equity award. The Vimeo Options are outstanding under the Vimeo, Inc. 2021 Stock and Annual Incentive Plan and were converted from options to purchase shares of common stock of IAC (“IAC Options”) in connection with the separation of Vimeo from IAC. The IAC Options were granted under the IAC/InterActiveCorp 2018 Stock and Annual Incentive Plan, the IAC/InterActiveCorp 2013 Stock and Annual Incentive Plan, the IAC/InterActiveCorp 2008 Stock and Annual Incentive Plan and the IAC/InterActiveCorp 2005 Stock and Annual Incentive. The Vimeo SARs are outstanding under the Vimeo, Inc. 2021 Stock and Annual Incentive Plan and were converted from stock appreciation rights covering shares of common stock of Vimeo.com, Inc. (“Vimeo SARs”) in connection with the separation of Vimeo from IAC. The Vimeo SARs were granted under (a) the Vimeo, LLC 2012 Incentive Plan, (b) the Vimeo.com, Inc. (f/k/a Vimeo, Inc.) 2017 Incentive Plan, and (c) the Vimeo.com, Inc. (f/k/a Vimeo, Inc.) 2019 Incentive Plan (including the Israel Appendix). All awards are subject to the terms of the applicable Plan and the applicable award agreement. Any proceeds received by Vimeo from the exercise of stock options covered by the Plans (and issued pursuant to the offering described in this prospectus) will be used for general corporate purposes.
Prior to the Spin-off (as defined below), Vimeo was a wholly-owned subsidiary of IAC. Vimeo common stock is listed on the NASDAQ Global Select Market (the “NASDAQ”) under the symbol “VMEO”. Prior to the completion of the Spin-off, there was no established public trading market for Vimeo common stock, although Vimeo common stock traded on a limited, “when-issued” basis on the NASDAQ. “Regular-way” trading of Vimeo common stock began on the first trading day following the completion of the Spin-off.
In reviewing this prospectus, we urge you to read carefully the section entitled “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated [•], 2021

i

CERTAIN DEFINITIONS
Unless otherwise indicated or as the context otherwise requires, all references in this prospectus to:
•
“DGCL” refers to the General Corporation Law of the State of Delaware, as amended;

•
“Distribution” refers to (i) the contribution of the shares of Vimeo OpCo capital stock owned by IAC Group to Vimeo, (ii) the issuance of IAC Series 1 mandatorily exchangeable preferred stock and IAC Series 2 mandatorily exchangeable preferred stock and (iii) the redemption of IAC Series 1 mandatorily exchangeable preferred stock in exchange for Vimeo common stock and the redemption of IAC Series 2 mandatorily exchangeable preferred stock in exchange for Vimeo Class B common stock, in the case of each of clauses (ii) and (iii), pursuant to the IAC reclassification, taken together;

•
“employee matters agreement” refers to the employee matters agreement entered into between IAC and Vimeo on May 24, 2021, in the form filed as Exhibit 10.2 to the registration statement of which this prospectus forms a part;

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“IAC” refers to IAC/InterActiveCorp, a Delaware corporation;

•
“IAC board of directors” refers to the board of directors of IAC;

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“IAC capital stock” refers to IAC common stock and IAC Class B common stock;

•
“IAC certificate of incorporation” refers to the restated certificate of incorporation of IAC, as it may be amended from time to time;

•
“IAC Class B common stock” refers to (i) prior to the IAC reclassification, the shares of Class B common stock, par value $0.001 per share, of IAC, and (ii) from and after the IAC reclassification, the shares of Class B common stock, par value $0.0001 per share, of IAC;

•
“IAC common stock” refers to (i) prior to the IAC reclassification, the shares of common stock, par value $0.001 per share, of IAC, and (ii) from and after the IAC reclassification, the shares of common stock, par value $0.0001 per share, of IAC;

•
“IAC Group” refers to IAC Group, LLC, a Delaware limited liability company and a wholly-owned subsidiary of IAC;

•
“IAC reclassification” refers to (i) the reclassification of each share of IAC par value $0.001 common stock into (x) one share of IAC par value $0.0001 common stock and (y) 1/100th of a share of IAC Series 1 mandatorily exchangeable preferred stock, (ii) the reclassification of each share of IAC par value $0.001 Class B common stock into (x) one share of IAC par value $0.0001 Class B common stock and (y) 1/100th of a share of IAC Series 2 mandatorily exchangeable preferred stock, (iii) the mandatory exchange of each 1/100th of a share of IAC Series 1 mandatorily exchangeable preferred stock into a number of shares of Vimeo common stock equal to the Spin-off exchange ratio of 1.6235, and (iv) the mandatory exchange of each 1/100th of a share of IAC Series 2 mandatorily exchangeable preferred stock into a number of shares of Vimeo Class B common stock equal to the Spin-off exchange ratio of 1.6235, in each case as contemplated by the reclassification charter amendment;

•
“IAC Series 1 mandatorily exchangeable preferred stock” refers to the Series 1 mandatorily exchangeable preferred stock, par value $0.01 per share, of IAC, with the terms contemplated by the reclassification charter amendment;

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“IAC Series 2 mandatorily exchangeable preferred stock” refers to the Series 2 mandatorily exchangeable preferred stock, par value $0.01 per share, of IAC, with the terms contemplated by the reclassification charter amendment;

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“Match Separation” refers to the separation of the businesses of Match Group, Inc. from the remaining businesses of the company formerly named “IAC/InterActiveCorp” (renamed as Match Group, Inc., and referred to as “Old IAC/New Match” or as “Old IAC” with respect to periods prior to the consummation of the separation) pursuant to a Transaction Agreement, dated as of December 19, 2019 and amended on April 28, 2020 and June 22, 2020, among Old IAC, Match Group Holdings II, LLC (formerly known as Match Group, Inc.) (“Old Match”) and Valentine Merger Sub LLC, an indirect wholly owned subsidiary of Old IAC/New Match. On June 30, 2020, the separation transactions were completed, resulting in two, separate public companies: (i) Old IAC/New Match, which owns the businesses of Old Match and certain Old IAC financing subsidiaries, and (ii) IAC, which was renamed IAC/InterActiveCorp, and which owns Old IAC’s other businesses;
•
“Merger Sub” refers to Stream Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Vimeo Holdings;

•
“Nasdaq” refers to The Nasdaq Global Select Market;

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“non-IAC Vimeo OpCo stockholders” refers to the holders of shares of Vimeo OpCo capital stock (other than IAC and its wholly owned subsidiaries) prior to the consummation of the Vimeo merger;

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“reclassification charter amendment” refers to the amendment to the IAC certificate of incorporation approved by IAC stockholders that became effective in connection with the closing of the Spin-Off and that provides for the IAC reclassification;

•
“SEC” refers to the Securities and Exchange Commission;

•
“separation agreement” refers to the separation agreement entered into between IAC and Vimeo on May 24, 2021, in the form filed as Exhibit 2.1 to the registration statement of which this prospectus forms a part;

•
“Spin-off” refers to the contribution of the shares of Vimeo OpCo capital stock owned by IAC Group to Vimeo and the IAC reclassification, which taken together resulted in a separation of the Vimeo business from the remaining businesses of IAC;

•
“Spin-off exchange ratio” refers to 1.6235, which is the number of shares of Vimeo common stock or Vimeo Class B common stock, as applicable, for which each 1/100th of a share of IAC Series 1 mandatorily exchangeable preferred stock or IAC Series 2 mandatorily exchangeable preferred stock, as applicable, will be exchanged;

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“Vimeo” refers to Vimeo, Inc., a Delaware corporation formerly named “Vimeo Holdings, Inc.”;

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“Vimeo board of directors” refers to the board of directors of Vimeo;

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“Vimeo capital stock” refers to Vimeo common stock and Vimeo Class B common stock;

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“Vimeo Class B common stock” refers to the shares of Class B common stock, par value $0.01 per share, of Vimeo;

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“Vimeo common stock” refers to the shares of common stock, par value $0.01 per share, of Vimeo;

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“tax matters agreement” refers to the tax matters agreement entered into between IAC and Vimeo on May 24, 2021, in the form filed as Exhibit 10.1 to the registration statement of which this prospectus forms a part;

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“transition services agreement” refers to the transition services agreement entered into between IAC and Vimeo on May 24, 2021, in the form filed as Exhibit 10.3 to the registration statement of which this prospectus forms a part;

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“Vimeo OpCo” refers to Vimeo.com, Inc., a Delaware corporation formerly known as “Vimeo, Inc.”;

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“Vimeo OpCo capital stock” refers to the Vimeo OpCo voting common stock and Vimeo OpCo non-voting common stock;

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“Vimeo merger” refers to the merger of Merger Sub with and into Vimeo OpCo, with Vimeo OpCo as the surviving corporation in the merger, pursuant to the Vimeo merger agreement;

•
“Vimeo merger agreement” refers to the Agreement and Plan of Merger, as amended and restated on

March 12, 2021, by and among Vimeo, Merger Sub and Vimeo OpCo;
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“Vimeo OpCo voting common stock” refers to the Class A Voting Common Stock, par value $0.01 per share, of Vimeo OpCo; and

•
“Vimeo OpCo non-voting common stock” refers to the Class B Non-Voting Common Stock, par value $0.01 per share, of Vimeo OpCo.

v

PROSPECTUS SUMMARY
The following is a summary of some of the information contained in this prospectus, and does not contain all of the information that may be relevant to you. In addition to this summary, you should read the entire document carefully, including (1) the risks associated with investing in the common stock of Vimeo as discussed under “Risk Factors,” (2) the unaudited pro forma condensed consolidated financial statements for Vimeo as discussed under “Vimeo, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements” and (3) the historical consolidated financial statements and related notes for Vimeo OpCo and Vimeo, Inc., included as Annex A and Annex B, respectively, to this prospectus. Unless the context otherwise requires, references in this prospectus to “Vimeo” or the “Company” refer to Vimeo, Inc., a Delaware corporation formerly known as “Vimeo Holdings, Inc.,” and its consolidated subsidiaries after the Spin-off. References in this prospectus to “IAC” refer to IAC/InterActiveCorp, a Delaware corporation, and its consolidated subsidiaries (other than, after the Spin-off, Vimeo and its consolidated subsidiaries), unless the context otherwise requires. References in this prospectus to Vimeo’s historical business and operations, and to Vimeo, refer to the Vimeo, Inc. business of IAC prior to the Spin-off and that transferred to Vimeo in connection with the Spin-off. References in this prospectus to the “Spin-off” refer to the separation of the Vimeo business from the remaining businesses of IAC pursuant to the transactions contemplated by the separation agreement.
Vimeo, Inc.
Overview and History
Vimeo, Inc. was incorporated as a Delaware corporation in December 2020 in connection with the Spin-off. Vimeo operates the Vimeo business. Vimeo is the world’s leading all-in-one video software solution, providing the full breadth of video tools through a software-as-a-service model. Vimeo’s comprehensive tools empower its users to create and communicate through high-quality video on a single, integrated platform. Vimeo single turnkey solution empowers its users to create, collaborate and communicate with video. And, as businesses face significant barriers to use video today, Vimeo eliminates these barriers and solves essential video needs by offering individual and enterprise subscriptions to its cloud-based software through which users can utilize its easy-to-use video tools. Vimeo’s platform is available to users all over the world.
For information regarding the results of Vimeo’s historical operations, see “Business.” Please also see the discussion under “Vimeo, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements” and the consolidated financial statements included in Annex A and Annex B.
Summary of Risk Factors
An investment in Vimeo’s common stock is subject to a number of risks. Set forth below are some, but not all, of these risks. Please read the information in the section entitled “Risk Factors,” beginning on page 6, for a more thorough description of these and other risks.
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Vimeo may be unable to achieve some or all of the benefits that it expects to achieve through the Spin-off.

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If the Spin-off were to fail to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, Vimeo and its stockholders could suffer material adverse consequences.

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Vimeo may not be able to engage in desirable capital-raising or strategic transactions following the Spin-off.

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After the Spin-off, actual or potential conflicts of interest may develop between the management and directors of IAC, on the one hand, and the management and directors of Vimeo, on the other hand.

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Vimeo or IAC may fail to perform under various transaction agreements that have been executed as part of the Spin-off.

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Challenges in commercial, equity and credit markets may adversely affect the expected benefits of the Spin-off, the expected plans or anticipated timeline to complete the Spin-off and Vimeo’s future access to capital on favorable terms.

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Vimeo’s accounting and other management systems and resources may not be adequately prepared to meet the financial reporting and other requirements to which it will be subject as a standalone, publicly traded company following the Spin-off.

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The terms Vimeo received in its agreements with IAC could be less beneficial than the terms Vimeo may have otherwise received from unaffiliated third parties.

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Failure to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on Vimeo’s business, results of operations or financial condition.

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The market price and trading volume of Vimeo securities may be volatile and may face negative pressure.

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The dual-class common stock structure of Vimeo may negatively impact the market price of its common stock.

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Provisions in the Vimeo certificates of incorporation (including Vimeo’s dual-class structure) and by-laws or Delaware law may discourage, delay or prevent a change of control of Vimeo, or changes in its management and, therefore, depress the trading price of its common stock.

•
The Vimeo by-laws designate the Delaware Court of Chancery or, in some cases, the federal district courts of the United States as the sole and exclusive forum for certain types of actions or proceedings that may be initiated by its respective stockholders, which could discourage lawsuits against Vimeo and its directors, officers and significant stockholders.

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Vimeo has a limited operating history as a pure software-as-a-service company.

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Mr. Diller, certain members of his family and Mr. Levin will be able to exercise significant influence over the composition of Vimeo’s Board of Directors, matters subject to stockholder approval and Vimeo’s operations.

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Vimeo has a history of losses.

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Vimeo’s recent and rapid growth may not be indicative of future performance.

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Vimeo’s growth and profitability depend upon a wide variety of factors, some of which are out of Vimeo’s control.

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Vimeo’s total addressable market may prove to be smaller than it expects.

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Prior to the Spin-off, Vimeo has no experience as a standalone public company.

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Vimeo may need additional funding as Vimeo continues to invest in research and development and expand internationally.

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Vimeo may not have the right product/market fit.

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Vimeo may not be able to convert its free users into subscribers.

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Competition in Vimeo’s market is intense.

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Vimeo may not be able to scale its business effectively.

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Vimeo may experience service interruptions.

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Hosting and delivery costs may increase unexpectedly.

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The success of Vimeo will depend upon its continued ability to identify, hire, develop, motivate and retain highly skilled individuals worldwide.

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Vimeo’s compensation packages may not be sufficient.

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Vimeo may fail to attract or retain employees for issues that negatively impact Vimeo’s image.

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Vimeo’s success depends, in substantial part, on its ability to market, distribute and monetize its products and services through search engines, digital app stores and social media platforms.

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Vimeo depends on integrations with third parties to enable key features of its video services and to acquire new subscribers.

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Vimeo depends on key third-party vendors to provide core services.

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Vimeo depends on search engines and social media networks for traffic.

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Vimeo depends on internet service providers to deliver traffic to end users and subscribers.

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Vimeo’s business involves hosting large quantities of user content.

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Vimeo has been sued for hosting content that allegedly infringed on a third-party copyright.

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Vimeo may face liability for hosting a variety of tortious or unlawful materials.

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Vimeo has faced negative publicity for removing, or declining to remove, certain content, regardless of whether such content violated any law.

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Vimeo collects, stores, and processes large amounts of video content (including videos that are not intended for public consumption) and personal information of its users and subscribers.

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Vimeo has been the target of cyberattacks by malicious actors.

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Vimeo may fail to comply with applicable privacy laws.

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Compliance obligations imposed by new privacy laws or industry practices may adversely affect Vimeo’s business.

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Vimeo’s ability to transfer personal information to the United States may be restricted.

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Vimeo depends on vendors to process transactions.

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Vimeo may fail to comply with laws regulating subscriptions and free trials.

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Changes in laws or industry practices concerning subscription services may have a negative impact on renewal rates.

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The sale of Vimeo’s products are subject to a variety of sales, use and value-added taxes, both in the United States and worldwide.

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Vimeo may be subject to digital services taxes in a variety of countries.

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The novel coronavirus that causes the disease known as COVID-19 has caused a global health crisis that has caused significant economic and social disruption.

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The historical and pro forma financial information included in this prospectus, as well as certain Vimeo operating metrics, may not be indicative of Vimeo’s future results.

The Spin-off
Subject to the terms and conditions set forth in the separation agreement, IAC’s Vimeo business was separated from the remaining businesses of IAC through a series of transactions (which we refer to as the “Spin-off”) that resulted in the pre-transaction stockholders of IAC directly owning shares in both IAC and Vimeo Holdings, and in Vimeo Holdings becoming a separate public company.
The Spin-off was structured to include the following steps:
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Certain restructuring transactions, including, among other things, the transfer to Vimeo of IAC’s equity interests in Vimeo OpCo, and the repayment by Vimeo OpCo of all outstanding intercompany debt owed to IAC and its subsidiaries (other than Vimeo OpCo’s subsidiaries).

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Amending IAC’s certificate of incorporation to provide for:

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the reclassification of each share of IAC par value $0.001 common stock into (i) one share of IAC par value $0.0001 common stock and (ii) 1/100th of a share of IAC Series 1 mandatorily exchangeable preferred stock that was automatically exchanged for 1.6235 shares of Vimeo common stock (with holders receiving cash in lieu of any fractional shares of Vimeo common stock resulting, after aggregation, from the reclassification); and

•
the reclassification of each share of IAC par value $0.001 Class B common stock into (i) one share of IAC par value $0.0001 Class B common stock and (ii) 1/100th of a share of IAC Series 2 mandatorily exchangeable preferred stock that was automatically exchanged for 1.6235 shares of Vimeo Class B common stock (with holders receiving cash in lieu of any fractional shares of Vimeo Class B common stock resulting, after aggregation, from the reclassification).

•
The effectiveness of certain other amendments to the IAC certificate of incorporation.

Prior to the Spin-off, IAC indirectly owned approximately 88% of the total outstanding shares of Vimeo OpCo, with the remaining Vimeo OpCo shares held by third parties. In connection with the Spin-off, the Vimeo OpCo shareholders agreement required IAC to cause the conversion of the Vimeo OpCo shares held by such non-IAC Vimeo OpCo stockholders into Vimeo common stock, which we refer to as the “Vimeo minority exchange.” The shareholders agreement also required that the non-lAC Vimeo OpCo stockholders be compensated (in the form of additional Vimeo equity) for dilution resulting from the issuance of Vimeo options in respect of vested IAC employee option awards that are adjusted in the Spin-off. Each such Vimeo OpCo shareholder was compensated for their ratable portion of 50% of the intrinsic value of the Vimeo options so issued, measured at the time of the Spin-off (see the sections of this prospectus entitled “The Vimeo Merger — Consideration to Vimeo OpCo Stockholders” and “Vimeo, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements.”
The Vimeo merger, which was completed on May 25, 2021, satisfied these obligations.
The Merger
On the terms and subject to the conditions of the Vimeo merger agreement, following the Spin-off, Merger Sub merged with and into Vimeo OpCo, with Vimeo OpCo surviving as a wholly-owned subsidiary of Vimeo. Each share of Vimeo OpCo capital stock held prior to the Vimeo merger by a non-IAC Vimeo OpCo stockholder was converted into a number of shares of Vimeo common stock equal to the Vimeo merger exchange ratio. See “The Vimeo Merger” and “The Vimeo Merger Agreement.”
Corporate Information
Vimeo, Inc. is a Delaware corporation formerly known as “Vimeo Holdings, Inc.” and a direct wholly owned subsidiary of IAC that was formed in December 2020 for the purpose of holding IAC’s Vimeo business following the Spin-off. Our principal executive offices are located at 555 West 18th Street, New York, New York 10011, and our telephone number is (212) 314-7300. Vimeo maintains an Internet site at www.vimeo.com. That website and the information contained therein or connected thereto are not incorporated into this prospectus or the registration statement of which this prospectus forms a part, or in any other filings with, or any information furnished or submitted to, the SEC.

THE OFFERING
Common stock offered:
1,263,132 shares of Vimeo common stock
Use of Proceeds:
Any proceeds received by Vimeo from the exercise of Vimeo stock options covered by the Plans (and issued pursuant to the offering described in this prospectus) are expected to be used for general corporate purposes. These proceeds represent the exercise prices for the Vimeo stock options. See “Use of Proceeds.”
Risk Factors:
For a discussion of risk and uncertainties involved with an investment in our common stock, see “Risk Factors” included elsewhere in this prospectus and any risk factors described in any accompanying prospectus supplement.
Listing:
Vimeo common stock is currently listed on the NASDAQ Global Select Market (the “NASDAQ”) under the symbol “VMEO”. Prior to the completion of the Spin-off, there was no established public trading market for shares of Vimeo common stock, although Vimeo common stock traded on a limited, “when-issued” basis on the NASDAQ. Vimeo common stock began trading on a “regular way” basis following the completion of the Spin-off.

RISK FACTORS
You should carefully consider each of the following risks and uncertainties associated with Vimeo and the ownership of Vimeo common stock. Any of the following risks could materially and adversely affect Vimeo’s business, results of operations and financial condition. In addition, for more information you should review the specific description of Vimeo’s business under “Business” in this prospectus, as well as the other information set forth in this prospectus. The following list of significant risk factors is not all-inclusive or necessarily in order of importance. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially adversely affect us in future periods.
Risks Relating to the Spin-off and the Merger
Vimeo may be unable to achieve some or all of the benefits that it expects to achieve through the Spin-off.
Vimeo may be unable to achieve the full strategic and financial benefits expected to result from the Spin-off, or such benefits may be delayed or may never occur at all. The Spin-off is expected to provide the following benefits, among others:
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enabling Vimeo to adopt a capital structure and to make investments best suited for its own objectives and needs, including allowing Vimeo to raise equity capital without the constraint of investment considerations at the IAC level;

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creating a “pure play” Vimeo equity currency in order to facilitate capital raising, strategic acquisitions and employee compensation;

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the potential increase in the aggregate equity value of Vimeo, including by permitting Vimeo to develop an investor base that focuses on companies similar to its business; and

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increasing transparency at Vimeo, including by allowing it to be covered by equity analysts who specialize in its industries.

Vimeo may not achieve these or other anticipated benefits for a variety of reasons, including, among others: (a) the fact that Vimeo will be more susceptible to market fluctuations and other adverse events following the consummation of the Spin-off, (b) the risk of litigation, injunctions or other legal proceedings relating to the Spin-off, (c) the Spin-off required and will require significant amounts of management time and effort, which may divert management attention from operating and growing Vimeo’s business and (d) the other actions required to separate IAC’s and Vimeo’s respective businesses could disrupt Vimeo’s operations. If Vimeo fail to achieve some or all of the benefits expected to result from the Spin-off, or if such benefits are delayed, Vimeo’s business, financial condition and results of operations could be materially and adversely affected.
If the Spin-off were to fail to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, Vimeo and its stockholders could suffer material adverse consequences.
It was a condition to the completion of the Spin-off that IAC receives an opinion of IAC’s outside counsel, among other things, to the effect that the Distribution will qualify as a “reorganization” within the meaning of Sections 368(a)(1)(D) and 355(a) of the Code. The opinion of counsel will be based upon and rely on, among other things, various facts and assumptions, as well as certain representations, statements and undertakings of IAC and Vimeo, including those relating to the past and future conduct of IAC and Vimeo. If any of these representations, statements or undertakings is, or becomes, inaccurate or incomplete, or if any of the representations or covenants contained in any of the transaction-related agreements and documents or in any document relating to the opinion of counsel are inaccurate or not complied with by IAC, Vimeo or any of their respective subsidiaries, the opinion of counsel may be invalid and the conclusions reached therein could be jeopardized.
Notwithstanding receipt of the opinion of counsel regarding the Distribution, the U.S. Internal Revenue Service (the “IRS”) could determine that the Distribution should be treated as a taxable transaction for U.S. federal income tax purposes if it determines that any of the representations, assumptions or undertakings upon which the opinion of counsel were based are inaccurate or have not been complied with. The opinion of counsel represents the judgment of such counsel and is not binding on the IRS or any court, and the IRS or a court may disagree with the conclusions in the opinion of counsel. Accordingly, notwithstanding receipt by IAC of the opinion of counsel, there can be no assurance that the IRS will not assert that the Distribution does not qualify for tax-free treatment for U.S. federal income tax purposes or that a court would not sustain such a challenge. In the event the IRS were to prevail with such a challenge, Vimeo and its stockholders could suffer material adverse consequences.
If the Distribution were to fail to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code, in general, for U.S. federal income tax purposes, IAC would recognize a taxable gain as if it had sold the Vimeo stock in a taxable sale for its fair market value. In such circumstance, IAC stockholders who received Vimeo common stock in the Distribution would be subject to tax as if they had received a taxable distribution equal to the fair market value of such shares. Even if the Distribution were otherwise to qualify as a tax-free transaction under Sections 355(a) and 368(a)(1)(D) of the Code, the Distribution may result in taxable gain to IAC, but not its stockholders, under Section 355(e) of the Code if the Distribution were deemed to be part of a plan (or series of related transactions) pursuant to which one or more persons acquire, directly or indirectly, shares representing a 50 percent or greater interest (by vote or value) in IAC or Vimeo. For this purpose, any acquisitions of IAC stock or Vimeo stock within the period beginning two years before, and ending two years after, the Distribution are presumed to be part of such a plan, although IAC or Vimeo may be able to rebut that presumption (including by qualifying for one or more safe harbors under applicable Treasury Regulations). Stockholders of IAC and Vimeo should consult with their own tax advisors regarding the tax consequences of the Spin-off.
In connection with the Spin-off, IAC and Vimeo entered into a tax matters agreement pursuant to which, among other things, each of IAC and Vimeo will be responsible for certain tax liabilities and obligations following the Spin-off. Under the tax matters agreement, Vimeo will generally be required to indemnify IAC for any taxes resulting from the failure of the Distribution to qualify for the intended tax-free treatment (and related amounts) to the extent that the failure to so qualify is attributable to (i) an acquisition of all or a portion of the equity securities or assets of Vimeo, whether by merger or otherwise (and regardless of whether Vimeo participated in or otherwise facilitated the acquisition), (ii) other actions or failures to act by Vimeo or (iii) any of the representations or undertakings made by Vimeo in any of the Spin-off related agreements or in the documents relating to the opinion of counsel being incorrect or violated. Any such indemnity obligations could be material. For further discussion of the tax matters agreement, see “Certain Relationships and Related Party Transactions — Relationship Between IAC and Vimeo After the Spin-Off — Tax Matters Agreement.”
Vimeo may not be able to engage in desirable capital-raising or strategic transactions following the Spin-off.
Under current U.S. federal income tax law, a distribution that otherwise qualifies for tax-free treatment can be rendered taxable to the distributing corporation and its stockholders, as a result of certain post-distribution transactions, including certain acquisitions of shares or assets of the corporation the stock of which is distributed. To preserve the tax-free treatment of the Distribution, the tax matters agreement will impose certain restrictions on Vimeo and its subsidiaries during the two-year period following the Distribution (including restrictions on share issuances, business combinations, sales of assets and similar transactions). The tax matters agreement will also prohibit Vimeo from taking or failing to take any other action that would prevent the Distribution from qualifying as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code. These restrictions may limit the ability of Vimeo to pursue certain equity issuances, strategic transactions, repurchases or other transactions that it may otherwise believe to be in the best interests of its stockholders or that might increase the value of its business. For further discussion of these restrictions, see “Certain Relationships and Related Party Transactions — Relationship Between IAC and Vimeo After the Spin-Off — Tax Matters Agreement.”
After the Spin-off, actual or potential conflicts of interest may develop between the management and directors of IAC, on the one hand, and the management and directors of Vimeo, on the other hand, or between management and directors of either entity and the management and directors of Expedia Group, Inc. or Match Group, Inc.
After the completion of the Spin-off, the management and directors of IAC and Vimeo may own both IAC capital stock and Vimeo capital stock, and certain members of IAC’s senior management team are directors of Vimeo after the Spin-off. This overlap could create (or appear to create) potential conflicts of interest when IAC’s and Vimeo’s directors and executive officers face decisions that could have different implications for IAC and Vimeo. For example, potential conflicts of interest could arise in connection with the resolution of any dispute between IAC and Vimeo regarding terms of the agreements governing the Spin-off and the relationship between IAC and Vimeo thereafter, including the separation agreement, the employee matters agreement, the tax matters agreement, the transition services agreement or any commercial agreements between the parties or their affiliates. Potential conflicts of interest could also arise if IAC and Vimeo enter into any commercial arrangements in the future.
Additionally, Vimeo has a provision in its certificate of incorporation providing that no officer or director of Vimeo who is also an officer or director of IAC, Expedia Group or Match Group will be liable to Vimeo or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to any of such entities instead of Vimeo, or does not communicate information regarding a corporate opportunity to Vimeo that the officer or director has directed to any of such entities. The corporate opportunity provision may have the effect of exacerbating the risk of potential conflicts of interest between IAC and Vimeo, or between Vimeo and Expedia Group or Match Group, because the provision effectively shields an overlapping director/executive officer from liability for breach of fiduciary duty in the event that such director or officer chooses to direct a corporate opportunity to one of such entities instead of to Vimeo.
IAC may fail to perform under various transaction agreements that have been executed as part of the Spin-off.
In connection with the Spin-off, Vimeo and IAC entered into a separation agreement as well as various other agreements, including a transition services agreement, a tax matters agreement and an employee matters agreement. The separation agreement, the tax matters agreement and the employee matters agreement determine the allocation of assets and liabilities between the companies following the separation for those respective areas and include indemnification provisions related to certain liabilities and obligations. The transition services agreement provides for the performance of select services by IAC for the benefit of Vimeo, for a limited period of time after the Spin-off. Each party will rely on the other to satisfy its performance obligations under these agreements. If IAC is unable to satisfy its obligations under these agreements, including its indemnification obligations, it could have a material adverse effect on Vimeo’s results of operations or financial condition.
Challenges in commercial, equity and credit markets may adversely affect the expected benefits of the Spin-off and Vimeo’s future access to capital on favorable terms.
Volatility in the world financial markets could adversely impact the market for, or the liquidity of, Vimeo common stock, and/or affect Vimeo’s ability to access the capital markets. In addition, Vimeo’s ability to issue debt or enter into other financing arrangements on acceptable terms could be adversely affected by the volatility in the world financial markets or if there is a material decline in the demand for its products or in the solvency of its customers or suppliers or if there are other significantly unfavorable changes in economic conditions. These conditions may adversely affect the expected benefits of the Spin-off, including by increasing the time and expense involved in the Spin-off or the cost of borrowing after the Spin-off.
Vimeo’s accounting and other management systems and resources may not be adequately prepared to meet the financial reporting and other requirements to which it is subject as a standalone, publicly traded company following the Spin-off.
Vimeo OpCo’s financial results previously were included within the consolidated results of IAC, and it believes its reporting and control systems were appropriate for those of subsidiaries of a public company. However, Vimeo and Vimeo OpCo were not directly subject to the reporting and other requirements of the Exchange Act. As a result of the Spin-off, Vimeo is directly subject to reporting and other obligations under the Exchange Act, including the requirements of Section 404 of the Sarbanes-Oxley Act, which will require annual management assessments of the effectiveness of its internal control over financial reporting and a report by its independent registered public accounting firm addressing these assessments. These reporting and other obligations will place significant demands on Vimeo’s management, administrative and operational resources, including accounting resources. Vimeo may not have sufficient time following the Spin-off to meet these obligations by the applicable deadlines.
Moreover, to comply with these requirements, Vimeo anticipates that it will need to place additional demands on management, migrate its systems, including information technology systems, implement additional financial and management controls, reporting systems and procedures and hire additional personnel. Vimeo expects to incur additional annual expenses related to these steps, and those expenses may be significant and could adversely affect Vimeo’s cash flow and results of operations. If Vimeo is unable to implement its financial and management controls, reporting systems, information technology and procedures in a timely and effective fashion, Vimeo’s ability to comply with its financial reporting requirements and other rules that apply to reporting companies under the Exchange Act could be impaired. Moreover, there can be no assurance that Vimeo’s implementation of additional systems or transition to new systems will be successful, or that such implementation or transition will not present unforeseen costs or demands on Vimeo’s management. Any failure to achieve and maintain effective internal controls could result in adverse regulatory consequences and/or loss of investor confidence, which could limit Vimeo’s ability to access the global capital markets and could have a material adverse effect on Vimeo’s business, financial condition, results of operations, cash flows or the market price of Vimeo securities.
The terms Vimeo received in its agreements with IAC could be less beneficial than the terms it may have otherwise received from unaffiliated third parties.
The agreements Vimeo entered into with IAC in connection with the Spin-off, including the separation agreement, a tax matters agreement, an employee matters agreement, and an office lease, were prepared in the context of the Spin-off while Vimeo was still a subsidiary of IAC. Accordingly, during the period in which the terms of those agreements were prepared, Vimeo did not have an independent Board of Directors or a management team that was independent of IAC. As a result, the terms of those agreements may not reflect terms that would have resulted from arm’s-length negotiations between unaffiliated third parties. See “Certain Relationships and Related Party Transactions — Relationship Between IAC and Vimeo Holdings After the Spin-off.”
Failure to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on Vimeo’s business, results of operations or financial condition.
As a public company, Vimeo is required to prepare its financial statements according to the rules and regulations required by the SEC. In addition, the Exchange Act requires that Vimeo file annual, quarterly and current reports. Vimeo’s failure to prepare and disclose this information in a timely manner or to otherwise comply with applicable law could subject it to penalties under federal securities laws, expose it to lawsuits and restrict its ability to access financing.
In addition, the Sarbanes-Oxley Act requires that, among other things, Vimeo establish and maintain effective internal controls and procedures for financial reporting and disclosure purposes. Internal control over financial reporting is complex and may be revised over time to adapt to changes in Vimeo’s business or changes in applicable accounting rules. Vimeo cannot assure its stockholders that its internal control over financial reporting will be effective in the future or that a material weakness will not be discovered with respect to a prior period for which Vimeo had previously believed that its internal controls were effective. If Vimeo is not able to maintain or document effective internal control over financial reporting, its independent registered public accounting firm will not be able to certify as to the effectiveness of its internal control over financial reporting.
Matters affecting Vimeo’s internal controls may cause it to be unable to report its financial information on a timely basis, or may cause Vimeo to restate previously issued financial information, and thereby subject it to adverse regulatory consequences, including sanctions or investigations by the SEC, or violations of applicable stock exchange listing rules. There could also be a negative reaction in the financial markets due to a loss of investor confidence in the company and the reliability of Vimeo’s financial statements. Confidence in the reliability of Vimeo’s financial statements is also likely to suffer if it reports, or its independent registered public accounting firm reports, a material weakness in Vimeo’s internal control over financial reporting. This could have a material adverse effect on Vimeo’s business, results of operations or financial condition and could lead to a decline in the share price of Vimeo common stock or impair Vimeo’s ability to raise additional capital.
Risks Relating to Vimeo Securities Following the Spin-off
The market price and trading volume of Vimeo securities may be volatile and may face negative pressure.
We cannot accurately predict how investors in Vimeo securities will behave after the Spin-off. The market price for Vimeo securities following the Spin-off may be more volatile than the market price of IAC securities before the Spin-off. Prior to the Spin-off, IAC owned Vimeo and the businesses that Vimeo will operate following the Spin-off. Therefore, prior to the Spin-off there was no trading market for Vimeo securities and the Vimeo securities issued in the Spin-off traded publicly for the first time post-Spin-off. Therefore, there may be significant fluctuations in price due to a variety of factors.
The market price of Vimeo securities could fluctuate significantly for many reasons, including the risks identified in this prospectus or reasons unrelated to Vimeo’s performance. Among the factors that could affect Vimeo’s stock price are:
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actual or anticipated fluctuations in operating results;

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changes in earnings estimated by securities analysts or in Vimeo’s ability to meet those estimates;

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the operating and stock price performance of comparable companies;

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changes to the regulatory and legal environment under which Vimeo operates;

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changes in relationships with significant customers; and

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domestic and worldwide economic conditions.

These factors, among others, may result in short- or long-term negative pressure on the value of Vimeo securities.
The dual-class common stock structure of Vimeo may negatively impact the market price of its common stock.
We cannot predict whether the dual-class common stock structure of Vimeo, combined with the concentrated voting power of Mr. Diller and members of his family as the holders of all of the outstanding Class B common stock of Vimeo following the Spin-off, will result in a lower or more volatile market price of Vimeo common stock, or other adverse consequences.
For example, certain stock index providers, such as S&P Dow Jones, exclude companies with multiple classes of shares of common stock from being added to certain stock indices, including the S&P 500. In addition, several stockholder advisory firms and large institutional investors oppose the use of multiple class structures. As a result, the dual class structure of the common stock of Vimeo may prevent the inclusion of Vimeo common stock in such indices, may cause stockholder advisory firms to publish negative commentary about Vimeo’s corporate governance practices or otherwise seek to cause Vimeo to change its capital structure, and may result in large institutional investors not purchasing shares of Vimeo common stock. Any exclusion from stock indices could result in a less active trading market for Vimeo common stock. Any actions or publications by stockholder advisory firms or institutional investors critical of Vimeo’s corporate governance practices or capital structure could also adversely affect the value of Vimeo common stock.
The difference in the voting rights between the common stock and Class B common stock of Vimeo could also harm the value of its common stock to the extent that any investor or potential future purchaser of Vimeo common stock ascribes value to the right of holders of its Class B common stock to ten votes per share of Class B common stock, or could potentially result in the Class B common stock of Vimeo receiving higher consideration in a sale of such company than that paid to holders of Vimeo common stock. The existence of two classes of common stock could also result in less liquidity for Vimeo Class B common stock than if there were only one class of common stock.

Substantial sales of Vimeo common stock following the Spin-off, or the perception that such sales might occur, could depress the market price of Vimeo common stock.
Holders of IAC capital stock may not wish to continue to hold the shares of Vimeo capital stock that they will receive as a result of the Spin-off, which may lead to the disposition of a substantial number of shares of Vimeo common stock following the Spin-off. There is no assurance that there will be sufficient buying interest to offset any such sales, and, accordingly, the price of Vimeo common stock may be depressed by those sales, or by the perception that such sales may occur, and have periods of volatility.
Vimeo securities may not qualify for various investment indices. In addition, Vimeo securities may fail to meet the investment guidelines of institutional investors. In either case, these factors may negatively impact the price of Vimeo securities and may impair Vimeo’s ability to raise capital through the sale of securities.
Companies are generally selected for investment indices, and in some cases selected by institutional investors, based on factors such as market capitalization, industry, trading liquidity and financial condition. As an independent company, Vimeo initially has a lower market capitalization than IAC has today. As a result, Vimeo securities may not qualify for those investment indices despite the fact that IAC securities currently qualify for those same investment indices. In addition, Vimeo securities that are received in the Spin-off may not meet the investment guidelines of some institutional investors. Consequently, these index funds and institutional investors may have to sell some or all of the securities they receive in the Spin-off, and the prices of Vimeo securities may fall as a result. Any such decline could impair the ability of Vimeo to raise capital through future sales of securities.
Vimeo is not expected to declare any regular cash dividends in the foreseeable future.
Vimeo is not expected to pay cash dividends on its capital stock in the near term. Instead, it is anticipated that Vimeo’s future earnings will be retained to support its operations and to finance the growth and development of its business. Any future determination relating to Vimeo’s dividend policy will be made by Vimeo’s board of directors and will depend on a number of factors, including:
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Vimeo’s historical and projected financial condition, liquidity and results of operations;

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Vimeo’s capital levels and needs;

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tax considerations;

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any acquisitions or potential acquisitions that Vimeo may consider;

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statutory and regulatory prohibitions and other limitations;

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the terms of any credit agreements or other borrowing arrangements that will restrict Vimeo’s ability to pay cash dividends;

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general economic conditions; and

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other factors deemed relevant by Vimeo’s board of directors.

In the absence of dividends, investors may need to rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment.
Provisions in Delaware law and the Vimeo certificate of incorporation and by-laws could discourage, delay or prevent a change of control of Vimeo or changes in its management and, therefore, depress the trading price of its common stock.
The DGCL and the Vimeo certificate of incorporation and by-laws contain provisions that could discourage, delay or prevent a change in control of Vimeo or changes in its management that its stockholders may deem advantageous, including its dual-class structure and the existence of the high-vote common stock, and provisions which:
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authorize the issuance of “blank check” preferred stock that Vimeo’s board of directors could issue to increase the number of outstanding shares and to discourage a takeover attempt; and

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provide that Vimeo’s board of directors is expressly authorized to make, alter or repeal such company’s by-laws.

Any provision of Vimeo’s certificate of incorporation, its by-laws or Delaware law that has the effect of delaying, deterring or preventing a change in control could limit the opportunity for its stockholders to receive a premium for their shares of capital stock, and could also affect the price that some investors are willing to pay for such capital stock.
The Vimeo by-laws designate the Delaware Court of Chancery or, in some cases, the federal district courts of the United States as the sole and exclusive forum for certain types of actions or proceedings that may be initiated by its stockholders, which could discourage lawsuits against Vimeo and its directors, officers and significant stockholders.
The Vimeo by-laws provide that, unless Vimeo consents in writing to the selection of an alternative forum, the Delaware Court of Chancery (or, if the Delaware Court of Chancery lacks jurisdiction, another state or federal court located within the State of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for:
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any derivative action or proceeding brought on behalf of Vimeo;

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any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director, officer, other employee or agent or stockholder of Vimeo to Vimeo or its stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty;

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any action asserting a claim against Vimeo or any current or former director, officer, other employee or agent or stockholder of Vimeo arising pursuant to any provision of the DGCL, the certificate of incorporation or the by-laws;

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any action asserting a claim related to or involving Vimeo or any current or former director, officer, other employee or agent or stockholder that is governed by the internal affairs doctrine; and

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any action asserting an “internal corporate claim,” as that term is defined in Section 115 of the DGCL.

In addition, the Vimeo by-laws provide that, unless Vimeo consents in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against any person in connection with any offering of Vimeo securities. The exclusive forum provisions do not apply to suits brought to enforce any liability or duty created by the Exchange Act.
The enforceability of similar exclusive forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and it is possible that a court could find the exclusive forum provisions contained in the Vimeo by-laws to be inapplicable or unenforceable.
These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that such stockholder may find favorable for disputes with Vimeo or its directors, officers, employees, agents or stockholders, may discourage lawsuits with respect to such claims and may increase the costs to bring such claims. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings described above, Vimeo may incur additional costs associated with resolving such disputes in other jurisdictions, which could have an adverse impact on Vimeo’s business and financial condition.
If securities or industry analysts do not publish research or publish unfavorable research about Vimeo, its stock price and trading volume could decline.
The trading market for Vimeo common stock will be influenced by the research and reports that industry or securities analysts publish about Vimeo and its business. If one or more of these analysts ceases coverage, or fails to publish reports about Vimeo regularly, Vimeo could lose visibility in the financial markets, which in turn could cause its stock price or trading volume to decline. Moreover, if Vimeo’s operating results do not meet the expectations of the investor community, one or more of the analysts who cover Vimeo may change their recommendations regarding Vimeo, and its stock price could decline.

Risks Relating to Vimeo and the Vimeo Business Following the Spin-off
Vimeo has a limited operating history as a pure software-as-a-service (“SaaS”) company.
In its 16-year history, Vimeo (through Vimeo OpCo) has explored or experimented with various service offerings, including a proprietary streaming service, and various monetization methods, including advertising, transactions and subscriptions. While Vimeo has offered subscription plans since 2008, Vimeo did not decide to focus primarily on SaaS offerings until 2017. In addition, Vimeo has only operated an enterprise-focused sales operation since 2017, when it acquired Livestream.
Mr. Diller, certain members of his family and Mr. Levin will be able to exercise significant influence over the composition of Vimeo’s Board of Directors, matters subject to stockholder approval and Vimeo’s operations.
As of April 5, 2021, Mr. Diller, his spouse, Diane von Furstenberg, and his stepson, Alexander von Furstenberg, collectively held shares of IAC Class B common stock and IAC common stock that represented approximately 41% of the total outstanding voting power of IAC (based on the number of shares of IAC common stock outstanding and entitled to vote as of April 5, 2021) and they collectively hold shares of Vimeo Class B common stock and Vimeo common stock that represent approximately 41% of the total outstanding voting power of Vimeo immediately following the Spin-off. The Vimeo shares are also subject to a voting agreement with Mr. Levin, IAC’s Chief Executive Officer and the Chairman of the Vimeo Board of Directors.
As a result of Vimeo securities that are beneficially owned by these individuals following the completion of the Spin-off, such individuals will be, collectively, in a position to influence (subject to Vimeo’s organizational documents and Delaware law), the composition of Vimeo’s Board of Directors and the outcome of corporate actions requiring shareholder approval, such as mergers, business combinations and dispositions of assets, among other corporate transactions. The disparity between the voting power of the holders of the Vimeo Class B common stock and the corresponding economic ownership position could also create incentives for such holders to either seek to obtain benefits for themselves (in the form of compensation or other contractual benefits, for example) in a form not available to all stockholders on a pro rata basis. In addition, this concentration of investment and voting power could discourage others from initiating a potential merger, takeover or other change of control transaction that may otherwise be beneficial to Vimeo and its shareholders, which could adversely affect the market price of Vimeo securities.
In addition, the holders of the Vimeo Class B common stock could sell all or a portion of those shares to a third party, which could result in the purchaser obtaining significant influence over Vimeo, the composition of Vimeo’s Board of Directors, matters subject to stockholder approval and Vimeo’s operations, without consideration being paid to holders of shares of Vimeo common stock, and without holders of shares of Vimeo common stock having a right to consent to the identity of such purchaser.
Vimeo has a history of losses.
The Vimeo business has not earned a profit in any full fiscal year since its inception, and it cannot be certain as to when Vimeo will achieve or maintain profitability. Because the market for SaaS video services is rapidly evolving and highly competitive, Vimeo must continue to invest in research and development. If such investment does not allow Vimeo to scale or attract and retain users and subscribers, Vimeo will not be able to achieve profitability.
Vimeo’s recent and rapid growth may not be indicative of future performance.
The growth Vimeo experienced during the first nine months of 2020 may be partly or largely attributable to increased demand for online video due to social distancing undertaken in response to the COVID-19 pandemic. If the COVID-19 pandemic ends and the level of demand for online video returns to pre-pandemic levels, then the growth rates Vimeo achieved in 2020 may not be indicative of growth rates in future periods. In addition, a prolonged economic downturn caused by the COVID-19 pandemic could ultimately reduce demand by reducing businesses’ ability to pay for Vimeo’s services.

Vimeo’s growth and profitability depend upon a wide variety of factors, some of which are out of Vimeo’s control.
Whether Vimeo can grow its revenue and ultimately achieve profitability will depend upon a number of factors including:
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Vimeo’s reputation and brand recognition;

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demand for the types of video services Vimeo offers;

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the actual and perceived quality, integrity and value of the video services Vimeo provides;

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Vimeo’s development and timely deployment of innovative video services that provide value to its users and subscribers;

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Vimeo’s ability to price its video services competitively;

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Vimeo’s ability to acquire new subscribers sustainably, through a combination of organic efforts (continuing to convert a meaningful portion of its free user base into paying subscribers), paid acquisition (marketing), sales efforts (for enterprise) and partnerships;

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Vimeo’s ability to retain and upsell existing subscribers by continuing to provide them with value;

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the scalability of Vimeo’s technology platform;

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the quality of Vimeo’s support and onboarding efforts for users and subscribers;

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the growth of Vimeo’s employee base in a highly competitive market for talent;

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Vimeo’s ability to expand internationally;

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Vimeo’s ability to successfully integrate new businesses that it acquires;

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changes in laws that allow Vimeo to host and distribute large quantities of user and subscriber content; and

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domestic and global macroeconomic conditions.

Vimeo’s total addressable market may prove to be smaller than it expects.
While Vimeo believes, based upon internal data, that every small and midsized business and every larger enterprise will need an online video presence to succeed, the number of entities that are willing and able to pay fees for software-based video services may not be as large as it expects. Vimeo has not conducted research by a third party to validate its data and thesis.
Prior to the Spin-off, Vimeo has no experience as a standalone public company.
Prior to the Spin-off, Vimeo’s executive officers did not have experience as officers of a publicly traded company. Transitioning to a public company may distract management from its focus on Vimeo’s core business. In addition, both the Spin-off and registration of Vimeo securities will require Vimeo to incur new significant new expenses, particularly in the areas of finance, legal and human resources, that were previously incurred by IAC.
Vimeo may need additional funding as Vimeo continues to invest in research and development and expand internationally.
Vimeo may need to raise additional funds by way of a primary offering of shares of Vimeo common stock, which would dilute existing shareholders. Vimeo may also raise additional funds through additional borrowings. To obtain such funding, Vimeo may need to pledge assets and agree to certain financial covenants.
Vimeo may not have the right product/market fit.
Vimeo’s business depends upon attracting new subscribers and retaining existing ones. To do so, it must provide products with an attractive value proposition. Vimeo may fail to do that if it:

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fails to innovate and provide new and useful features that its users and subscribers want;

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releases products that fail to reliably operate (due to bugs or service interruptions);

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releases products too late relative to competitors;

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prices its products in an uncompetitive manner; or

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fails to educate its users and subscribers about its features.

Vimeo may not be able to convert its free users into subscribers.
An essential part of Vimeo’s strategy for attracting subscribers depends upon offering basic services for free and converting a certain portion of its free users into subscribers over time. While a majority of Vimeo subscribers began as free users, only a small percentage of free users become paying users over time. Vimeo’s ability to convert users into subscribers at this or a higher rate may not materialize if:
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the number of free users Vimeo attracts declines, which could occur due to, among other things, reduced visibility of its brand or services;

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Vimeo overestimates the number of free users who have the propensity to pay due to issues with duplicative, fraudulent or spam accounts;

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Vimeo’s free users do not repeatedly use the free product, either because they are unaware of the features Vimeo offers or because the features are not perceived as useful;

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Vimeo fails to optimize the conversion of free users by communicating the value of its subscription plans;

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Vimeo experiences headwinds in its international expansion due to variety of reasons, including language and cultural barriers, as well as unfavorable regulatory environments; or

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Vimeo’s service offerings and pricing are not competitive.

If Vimeo’s efforts to convert free users into subscribers do not succeed, it will have to rely more heavily on paid marketing efforts to acquire new subscribers and therefore achieve growth. Such a shift would cause Vimeo to incur higher costs in acquiring users, which would reduce its profits.
Competition in Vimeo’s market is intense.
Vimeo operates in a highly competitive market. It competes with both large social media networks and a variety of niche software providers for business customers. Large social media networks provide their services for free and offer features such as a large built-in audience, social media features and the ability to monetize through advertising. Niche providers include large, well-funded companies and new entrants. Either may be able to provide more compelling features than Vimeo within their area of focus. In addition, Vimeo expects that more competitors will emerge given the relatively low barriers to entry for software-based video creation applications, particularly mobile-based applications. New competitors could take the form of start-ups or large, well-funded companies that already operate in markets adjacent to Vimeo.
Vimeo may not be able to scale its business effectively.
Vimeo may not be able to capitalize on the market’s demand for video if it cannot scale its operations. For example, Vimeo might experience delays in onboarding new customers and responding to increased customer support tickets, and it may not be able to handle increased loads on its servers during peak times. All of these things would result in missed opportunities or user and subscriber frustration that could negatively affect user and subscriber growth and retention.
Vimeo may experience service interruptions.
Vimeo typically does not provide 100% uptime across its video services in any given month. This may be due to technical errors (bugs), human error (by employees and contractors), interruptions experienced by key vendors (such as cloud-based service or payment providers), higher than anticipated traffic and/or cyberattacks. Interruptions in key aspects of Vimeo’s video services (notably, video delivery and payment processing) could result in lost business, credits payable to subscribers with service level agreements, increased user and subscriber support tickets, remediation costs and increased subscriber churn (lost renewals). In severe cases, Vimeo could face litigation or reputational risk, particularly if an interruption occurs during a high-profile event.
Hosting and delivery costs may increase unexpectedly.
Hosting and delivery costs comprise the largest component of Vimeo’s cost of goods sold and thus materially influences its gross margin. These costs could increase unexpectedly if Vimeo experiences rapid growth over a short period of time (either in terms of users and subscribers or bandwidth consumed), it fails to address subscribers who use more bandwidth than its plans permit (e.g., either by failing to charge them overage fees or by failing to limit their bandwidth) or Vimeo fails to distribute increased bandwidth across its content delivery network (CDN) vendors in a cost-optimal manner by, for example, moving traffic to the lowest-cost provider. Vimeo may not be able to pass these costs onto subscribers.
The success of Vimeo will depend upon its continued ability to identify, hire, develop, motivate and retain highly skilled individuals worldwide.
In order to build and scale its business, Vimeo will need to further increase its employee base, particularly in the areas of engineering, product development, sales (domestically and internationally), customer support and shared services. Vimeo’s ability to attract and retain talent and to fully experience the benefits of that talent depends upon:
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Vimeo’s reputation;

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Vimeo’s compensation and benefit packages;

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Vimeo’s ability to successfully onboard new employees;

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Vimeo’s commitment to diversity, equity, and inclusion;

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Vimeo’s ability to maintain its corporate culture while growing headcount, adding employees in new countries and locations and operating on a largely remote basis during the pendency of the COVID-19 pandemic (for further details, see “Risks Relating to Vimeo and the Vimeo Business Following the Spin-off — The novel coronavirus that causes the disease known as COVID-19 has caused a global health crisis that has caused significant economic and social disruption”); and

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the competitive landscape in the geographic markets for talent in which Vimeo competes.

Vimeo’s compensation packages may not be sufficient.
While Vimeo has established compensation programs (which include cash compensation, equity-based programs and other benefits) to attract and retain employees, these compensation arrangements may not be sufficient in the highly competitive labor market in which it participates. Large competitors and non-competitors in the technology space may offer compensation arrangements that may significantly exceed those that Vimeo is able to offer. If Vimeo fails to provide competitive compensation arrangements, it may fail to attract and retain talent. In addition, if Vimeo does not ensure the effective transfer of knowledge to successors and smooth transitions (particularly in the case of senior management), its business may be adversely affected. On the other hand, if Vimeo increases compensation levels in a significant way in order to compete for talent, its profitability could suffer.
Vimeo may fail to attract or retain employees for issues that negatively impact Vimeo’s image.
Vimeo’s ability to attract and retain employees could also be adversely affected by issues that negatively impact its image, such as incidents of actual or perceived discrimination, controversial business decisions, including decisions about user content, and issues with the quality of our products (such as bugs or interruptions in services, among other issues).

Vimeo’s success depends, in substantial part, on its ability to market, distribute and monetize its products and services through search engines, digital app stores and social media platforms.
The marketing, distribution and monetization of Vimeo’s products and services depend on its ability to cultivate and maintain cost-effective and otherwise satisfactory relationships with search engines, digital app stores and social media platforms, in particular, those operated by Apple, Google and Facebook. These platforms could decide not to market and distribute some or all of Vimeo’s products and services, change their terms and conditions of use at any time (and without notice), favor their own products and services over those of Vimeo and/or significantly increase their fees. While Vimeo expects to maintain cost-effective and otherwise satisfactory relationships with these platforms, no assurances can be provided that Vimeo will be able to do so and its inability to do so in the case of one or more of these platforms could have a material adverse effect on Vimeo’s business, financial condition and results of operations.
In particular, as consumers increasingly access Vimeo’s products and services through applications (both mobile and desktop), Vimeo increasingly depends upon the Apple App Store, Google Play Store and Google’s Chrome Web Store to distribute its mobile and desktop browser applications. Both Apple and Google have broad discretion to change their respective terms and conditions applicable to the distribution of Vimeo’s applications, including those relating to the amount of (and requirement to pay) certain fees associated with purchases facilitated by Apple and Google through Vimeo’s applications, their ability to interpret their respective terms and conditions in ways that may limit, eliminate or otherwise interfere with Vimeo’s ability to distribute its applications through their stores, the features Vimeo may provide in its products and services, Vimeo’s ability to access information about its subscribers and users that they collect and the manner in which Vimeo markets in-app products. Apple or Google could also make changes to their operating systems or payment services that could negatively affect Vimeo. No assurances can be provided that Apple and/or Google will not interpret their respective terms and conditions in the manner described above and to the extent either or both of them do so, Vimeo’s business, financial condition and results of operations could be adversely affected.
While some of Vimeo’s mobile applications are generally free to download from the Apple App and Google Play Stores, many of them are subscription-based. While Vimeo determines the prices at which these subscriptions are sold, currently, all related purchases must be processed through the in-app payment systems provided by these stores, for which Vimeo pays these stores a meaningful share (generally 30% for the first 12 months, and 15% thereafter) of the related revenue it receives. Given the increasing distribution of its mobile applications through digital app stores and strict in-app payment system requirements, Vimeo may need to offset increased digital app store fees by decreasing traditional marketing expenditures as a percentage of revenue, increasing user volume or monetization per user or engaging in other efforts to increase revenue or decrease costs generally, or its business, financial condition and results of operations could be adversely affected.
In addition to Vimeo’s current branded apps, one of the services Vimeo offers subscribers (for its Vimeo OTT service) is the ability to reach their viewers using apps on various platforms’ operating systems, including those of Apple, Google, Amazon Fire, Roku, and Microsoft’s Xbox. These apps use Vimeo technology but feature the subscriber’s branding. Changes in platform policies may make it more difficult or expensive for Vimeo Holdings to release and maintain its subscribers’ apps.
Vimeo depends on integrations with third parties to enable key features of its video services and to acquire new subscribers.
Some of Vimeo’s video services are integrated, typically through application programming interfaces (“APIs”), with numerous third parties, including companies that compete with Vimeo. For example, Vimeo provides a “publish to social” feature which allows its users and subscribers to publish their videos to their accounts on Facebook and/or YouTube. This type of feature makes Vimeo’s video services valuable because it effectively allows Vimeo to serve as a hub for managing all of the videos for a given user or subscriber across numerous platforms. If platforms change their policies to no longer permit this feature, Vimeo’s video services would be less attractive to its users and subscribers.

Vimeo depends on key third-party vendors to provide core services.
Vimeo depends on third-party vendors to, among other things, provide customer support, develop software, host videos uploaded by its users, transcode videos (compressing a video file and converting it into a standard format optimized for streaming), stream videos to viewers and process payments. Specifically, Google Cloud Service (“GCS”) provides Vimeo with hosting and transcoding services, Amazon S3 provides Vimeo with hosting services and Vimeo uses multiple CDNs to deliver traffic worldwide. Certain of these third-party vendors have experienced outages in the past that have caused key Vimeo video services to be unavailable for several hours. Vimeo does not have backup systems for GCS or Amazon S3. Consequently, outages in those services materially affect its video services. Outages may expose Vimeo to having to offer credits to subscribers, loss of subscribers and reputational damage. Vimeo may not be able to full offset these losses with any credits it might receive from its vendors.
Vimeo depends on search engines and social media networks for traffic.
Vimeo depends on search engines and social media networks to acquire traffic to its website. These third parties have the ability to influence who reaches Vimeo’s website and video services through algorithmic search rankings and other policy decisions, which are subject to frequent change. Some of these third parties or their affiliates compete with Vimeo and may have an incentive to favor their competing services over Vimeo’s. In the past, traffic to Vimeo’s website and video services has been negatively impacted as a result of certain policy changes by both search engines and social media networks.
Vimeo depends on internet service providers (“ISPs”) to deliver traffic to end users and subscribers.
For Vimeo’s video services to operate, users and subscribers must have a connection to the internet. Typically, Vimeo users and subscribers access the internet through a wireline or wireless data service offered by ISPs such as AT&T, Comcast and/or Verizon. There is currently no federal regulation in the U.S. limiting the practices that ISPs may use to impact data flowing from websites and online applications to users and subscribers of online products and services generally. As a result, ISPs could discriminate against data that Vimeo delivers to users or subscribers (or data its users upload to it) by blocking it outright, slowing it down or otherwise degrading its quality vis-à-vis competing traffic. ISPs could also cause their customers to favor competing services by “zero rating” traffic to and from Vimeo competitors (in other words, not counting competitor traffic against an ISP customer’s data caps) but declining to zero rate its traffic. These practices could make Vimeo less attractive as a provider of video services. Alternatively, Vimeo may have to pay fees to ISPs to maintain parity with competitors, which could adversely affect its profitability.
Vimeo’s business involves hosting large quantities of user content.
Vimeo does not (and cannot undertake to) review all or even a significant portion of the videos uploaded to its platform to ensure that the videos do not violate any law or third-party rights. Some of the videos uploaded to Vimeo’s platform will invariably violate a third party’s rights or a law, rule or regulation, and if so, Vimeo could, in turn, face lawsuits, liability and negative publicity for hosting such content.
Vimeo has been sued for hosting content that allegedly infringed on a third-party copyright.
Vimeo cannot guarantee that it will be shielded from third-party copyright infringement lawsuits and related liability for hosting user and subscriber content by laws such as the online safe harbor provisions of the Digital Millennium Copyright Act of 1998 (“DMCA”), which are intended to limit the liability of online providers with respect to user- and subscriber-uploaded content. In addition, even if Vimeo ultimately succeeds in demonstrating that the DMCA limits its liability, litigating these issues is costly and time-consuming. For details regarding pending lawsuits of this nature, see “Business — Legal Proceedings.”
Some countries outside of the United States have laws that, like the DMCA, limit the copyright infringement liability of service providers. However, these laws may impose different requirements upon Vimeo and may not protect it to the same degree as the DMCA. Vimeo cannot guarantee that it will be compliant with foreign requirements. For example, as described in the section entitled “Business — Legal Proceedings,” we have been sued in Italy for the copyright infringement of our users.

If the laws limiting Vimeo’s liability for user and subscriber copyright infringement are changed, either by amendment, regulatory action or judicial interpretation, Vimeo could face increased compliance costs and increased risk of liability for copyright infringement. In 2020, Congress held hearings on whether the DMCA ought to be amended. In 2018, the European Union passed Article 17 to revise the EU’s existing framework for limiting the liability of service providers for copyright infringement. EU member state laws that implement Article 17 (which must be done by July 2021) may require Vimeo to undertake new and costly screening activities or to obtain costly licenses from rights holders or both.
Vimeo may face liability for hosting a variety of tortious or unlawful materials.
In the United States, Section 230 of the Communications Decency Act generally limits Vimeo’s liability for hosting tortious and otherwise illegal content. The immunities conferred by Section 230 could be narrowed or eliminated through amendment, regulatory action or judicial interpretation. In 2018, Congress amended Section 230 to remove immunities for content that promotes or facilitates sex trafficking and prostitution. In 2020, various members of Congress introduced bills to further limit Section 230, and a petition was filed by a Department of Commerce entity with the Federal Communications Commission to commence a rulemaking to further limit Section 230.
Laws like Section 230 generally do not exist outside of the United States, and some countries have enacted laws that require online content providers to remove certain pieces of content within short time frames. For example, in 2020, France enacted a law requiring covered social media networks to remove terror content within one hour upon receiving notice. If Vimeo fails to comply with such laws, it could be subject to prosecution or regulatory proceedings. In addition, some countries may decide to ban Vimeo’s service based upon a single piece of content. Vimeo has been subject to temporary bans in certain countries, including India, Russia and Turkey, for hosting content that those governments determined to be illegal.
Vimeo may also face liability when it removes content and accounts that it believes are violating its acceptable use policy, and Vimeo has been sued in the past for certain content-removal decisions. While Vimeo believes that Section 230 allows it to restrict or remove certain categories of content, its protections may not always end a lawsuit at an early stage, potentially resulting in costly and time-consuming litigation.
Vimeo has faced negative publicity for removing, or declining to remove, certain content, regardless of whether such content violated any law.
Individuals and groups may upload controversial content to Vimeo’s platform. Removing or failing to remove such content may result in negative publicity, which could harm its efforts to attract and retain users and subscribers. Vimeo has also faced criticism from users and subscribers for removing content and terminating accounts in compliance with the DMCA.
Vimeo collects, stores, and processes large amounts of video content (including videos that are not intended for public consumption) and personal information of its users and subscribers.
Vimeo collects, stores and processes large amounts of video content (including videos that are not intended for public consumption) and personal information of its users and subscribers. Vimeo also shares such information, where appropriate, with third parties that help it operate its business. Despite Vimeo’s efforts, it may fail to properly secure its systems and its user and subscriber data. This could be caused by technical issues (bugs), human error or internal or external malfeasance, and could lead to unauthorized disclosure of data, unauthorized changes or data losses. For example, Vimeo routinely receives reports from security researchers regarding potential vulnerabilities in its applications. The existence of such vulnerabilities, if undetected or detected but not remediated, could result in unauthorized access to Vimeo systems or the data of Vimeo users and subscribers.
A data breach could expose Vimeo to regulatory actions and litigation. Depending on the circumstances, Vimeo may be required to disclose a suspected breach to regulators, affected individuals and/or the public. This could lead to regulatory actions, including the possibility of fines, class-action or traditional litigation by affected individuals, reputational harm, costly investigation and remedial efforts, the triggering of indemnification obligations under data-protection agreements with subscribers, vendors, and partners and/or higher premiums for cyber insurance.

Vimeo has been the target of cyberattacks by malicious actors.
Malicious actors may use a variety of techniques to interfere with or gain access to Vimeo’s systems, including hacking (exploiting software vulnerabilities), social engineering (gaining access to internal systems through employees), malware, ransomware and denial of service attacks (sending large quantities of traffic in an attempt to overload our servers). Vimeo may fail to adequately defend against such attacks. If not prevented or mitigated, cyberattacks could result in a data breach, loss of data and business interruption, any of all of which could adversely affect Vimeo’s business.
Some malfeasance could also be directed at the accounts of Vimeo users and subscribers (as opposed to Vimeo’s systems). For example, Vimeo has experienced cases where user and subscriber accounts were compromised due to password guessing or credential stuffing arising from a breach of account credentials on third-party services. These situations take time to remediate and are frustrating for Vimeo users and subscribers, some of whom may blame Vimeo for the relevant cyberattack.
Vimeo may fail to comply with applicable privacy laws.
Vimeo is subject to numerous laws governing the use of personal information, including sensitive personal information, such as financial information and demographic information. Vimeo has been sued for violating the Illinois Biometric Protection Act, which regulates the collection and use of biometric information (see the section entitled “Business — Legal Proceedings”). The failure to comply with applicable privacy laws could lead to regulatory actions, including the possibility of fines, class-action or traditional litigation, reputational harm and/or costly investigation and remedial efforts.
Compliance obligations imposed by new privacy laws or industry practices may adversely affect Vimeo’s business.
New laws could restrict Vimeo’s ability to conduct marketing (by, for example, restricting the emailing or targeting users or use certain technologies like artificial intelligence). Similarly, private-market participants may deploy technologies or require certain practices that limit Vimeo’s ability to obtain or use certain information about its users and subscribers. For example, Google has indicated that it will ultimately phase out the use of cookies to track users of its search services in future versions of its Chrome web browser, and Apple has indicated that a future update to its iOS mobile operating system will require app developers to obtain opt-in consent before tracking users of its various services. If these types of changes are implemented, Vimeo’s ability to determine how its users and subscribers are using its video services and to use targeted advertising in a cost-effective manner may be limited.
Vimeo’s ability to transfer personal information to the United States may be restricted.
Some countries outside of the United States (particularly those states that are members of the European Union) may limit the transfer of data regarding their residents to other countries. Such laws have the potential to adversely affect Vimeo’s business. For example, prior to June 2020, many United States companies (including Vimeo) participated in the U.S.-EU and U.S.-Swiss “Privacy Shield” program, which provided a basis on which to transfer personal information from the EU and Switzerland to the U.S. In June 2020, the EU High Court of Justice determined that the program did not adequately protect EU residents’ privacy rights. Vimeo did not rely solely on the Privacy Shield program to transfer data from the EU to the U.S. and has continued to transfer data from the EU to the U.S. under other legal bases. If those other legal bases were to be invalidated, Vimeo may have to stop transferring personal data from the EU. This could require Vimeo to host personal EU data within the EU and not transfer it outside of the EU. Should this occur, it would face higher costs and operational challenges, which could adversely affect its business and gross margin.
Vimeo depends on vendors to process transactions.
Vimeo relies on payment card transactions to earn revenue from its self-serve subscription plans. Vimeo does not directly process credit cards. Instead, it relies exclusively on third-party vendors to process such payments. While this avoids it having to acquire credit card numbers in the first instance, it makes Vimeo dependent on payment vendors such as credit card processing companies. These vendors have experienced interruptions and errors that have caused Vimeo to lose revenue.
Vimeo may fail to comply with laws regulating subscriptions and free trials.
Subscriptions to Vimeo’s video services automatically renew unless the subscriber cancels the subscription before the end of the current period, and Vimeo often provides free or discounted trial periods. There are various laws regulating such offers, such as the U.S. Restore Online Shoppers Confidence Act (“ROSCA”) and analogous state-level laws. Non-compliance could result in voided contracts, lost revenue, damages and class action or traditional lawsuits.
Changes in laws or industry practices concerning subscription services may have a negative impact on renewal rates.
New laws or interpretations of existing laws may impose obligations that make it difficult or impossible to implement the automatic renewal of subscription to Vimeo’s video service. For example, if Vimeo were required to obtain express opt-in consent for automatic renewal of its video service and were not permitted to deny transactions to people who fail to opt-in, the related rate of renewal would likely decrease substantially. Similarly, private entities involved in payment collection and processing may also effectively regulate subscriptions to Vimeo’s video services. Failure to comply with these rules could result in Vimeo’s inability to process automatic renewals. Finally, Vimeo has no control over policy decisions by app platforms regarding automatic renewals. Policy changes by app platforms could adversely impact Vimeo’s renewal rates for subscription to its video services, and in turn, its business.
The sale of Vimeo’s products are subject to a variety of sales, use and value-added taxes, both in the United States and worldwide.
In 2018, in South Dakota v. Wayfair, the United States Supreme Court held that states may charge taxes on purchases made by their residents from out-of-state sellers who have no physical nexus to the state. As a result of this decision, Vimeo is subject to taxes in states where one or more of its services is taxable, the state permits taxation based upon economic nexus, and Vimeo meets certain thresholds. Vimeo is also, as before, subject to taxes in states in which it maintains a physical presence. Vimeo cannot guarantee complete tax compliance. Vimeo is currently involved in one voluntary disclosure proceeding in one United States state concerning the non-payment of a certain tax.
Vimeo may be subject to digital services taxes (“DSTs”) in a variety of countries.
A DST typically levies a tax rate on a company’s total revenue derived from a country from covered digital activities, which may include online advertising, online transactions or operating certain types of online businesses, such as a social media network. Countries including the UK and France have passed DST laws and more countries are considering them. Depending on the scope of the law and its revenue thresholds, some of Vimeo’s revenue could be in scope for DST taxation. Vimeo may or may not be able to pass along the cost of such additional taxes to subscribers in the taxing countries.
The historical financial information and pro forma financial information, as well as certain Vimeo operating metrics, included in this prospectus may not be indicative of Vimeo’s future results.
The historical financial information and pro forma financial information included in this prospectus may not reflect what Vimeo’s results of operations, financial position and cash flows would have been as an independent company during the periods presented, or be indicative of what Vimeo’s results of operations, financial position and cash flows may be in the future.
In addition, the pro forma financial information included in this prospectus is based, in part, upon a number of estimates and assumptions. These estimates and assumptions may prove not to be accurate, and, accordingly, the pro forma financial information should not be assumed to be indicative of what Vimeo’s financial condition or results of operations actually would have been as a separate company and may not be a reliable indicator of what Vimeo’s financial condition or results of operations may be in the future.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes and incorporates by reference “forward-looking statements” within the meaning of the securities laws. All statements that are not historical facts are “forward-looking statements.” The words “estimate,” “project,” “intend,” “expect,” “believe,” “anticipate” and similar expressions, and statements concerning strategy, identify forward-looking statements. These forward-looking statements include, among others, statements regarding future financial performance, anticipated trends and prospects in the markets and industries in which Vimeo operates, business prospects and strategies, including with respect to the Spin-off and the Vimeo merger, and statements relating to Vimeo’s anticipated financial position, liquidity and capital needs. For those statements, Vimeo claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
Forward-looking statements reflect Vimeo’s judgment and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Although Vimeo believes that the estimates and projections reflected in the forward-looking statements are reasonable, these expectations may prove to be incorrect. Other unknown or unpredictable factors also could have material adverse effects on Vimeo’s future results, performance or achievements. When considering forward-looking statements, you should keep in mind the factors described under the caption “Risk Factors.” Important factors, some of which are described under the caption “Risk Factors,” that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, among others:
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risks and uncertainties discussed in this prospectus and other reports that Vimeo has filed with the SEC;

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the impact of the COVID-19 pandemic, or any subsequent or similar epidemic or pandemic;

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Vimeo’s continued ability to successfully market, distribute and monetize its products and services through search engines, digital app stores and social media platforms;

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Vimeo’s ability to market its products and services in a successful and cost-effective manner;

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the continued display of links to websites offering Vimeo products and services in a prominent manner in search results;

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changes in Vimeo’s relationship with (or policies implemented by) Google or Apple;

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Vimeo’s ability to compete;

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the failure or delay of the markets and industries in which Vimeo’s business operates to migrate online;

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adverse economic events or trends (particularly those that adversely impact consumer confidence and spending behavior), either generally and/or in any of the markets in which Vimeo’s business operates;

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changes in policies implemented by third party platforms upon which Vimeo’s business relies for traffic and distribution of mobile apps;

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increased competition in the online video category;

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Vimeo’s ability to convert visitors into uploaders and uploaders into paying subscribers, our ability to retain paying subscribers by maintaining and improving our value proposition, our ability to provide video storage and streaming in a cost-effective manner;

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Vimeo’s ability to successfully scale its enterprise business;

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Vimeo’s ability to build, maintain and/or enhance its brands;

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Vimeo’s ability to develop and monetize versions of its products and services for mobile and other digital devices;

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Vimeo’s continued ability to communicate with users and consumers via email (or other sufficient means);

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Vimeo’s ability to access, collect and use personal data about its users and subscribers;

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Vimeo’s ability to successfully offset increasing digital app store fees;

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Vimeo’s ability to protect their systems from cyberattacks and to protect personal and confidential user information;

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the occurrence of data security breaches, fraud and/or additional regulation involving or impacting credit card payments;

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the integrity, quality, scalability and redundancy of Vimeo’s systems, technology and infrastructure (and those of third parties with whom it does business);

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changes in key personnel;

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Vimeo’s ability to service its respective outstanding indebtedness and interest rate risk;

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foreign exchange currency rate fluctuations,

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operational and financial risks relating to acquisitions and Vimeo’s ability to identify suitable acquisition candidates;

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Vimeo’s ability to operate in (and expand into) international markets successfully;

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regulatory changes;

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Vimeo’s ability to adequately protect their intellectual property rights and not infringe the intellectual property rights of third parties;

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the possibility that Vimeo’s historical results may not be indicative of future results;

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the risks inherent in separating Vimeo from the other businesses of IAC, including uncertainties related to, among other things, the costs and expected benefits of the Spin-off, any litigation arising out of or relating to the Spin-off, the expected tax treatment of the Spin-off and the impact of the Spin-off on the Vimeo business;

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risks relating to the Vimeo merger, including uncertainties related to, among other things, any litigation arising out of or relating to the Vimeo merger, and the tax consequences of the Vimeo merger; and

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other circumstances beyond Vimeo’s control.

Vimeo believes these forward-looking statements are reasonable. However, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Vimeo is not under any obligation, and Vimeo does not intend, to make publicly available any update or other revisions to any of the forward-looking statements contained in this prospectus to reflect circumstances existing after the date of this prospectus or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

RECENT DEVELOPMENTS
Minority Investments in Vimeo OpCo
On November 5, 2020, Vimeo OpCo and IAC Group entered into an investment agreement (the “November 2020 Investment Agreement”) with entities affiliated with Thrive Capital (the “Thrive Entities”) and an entity affiliated with GIC Private Limited (together with the Thrive Entities, the “November Investors”), pursuant to which on November 10, 2020, the November Investors acquired an aggregate of 8,655,510 shares of Vimeo voting common stock for an aggregate purchase price of approximately $150 million, or $17.33 per share, with the transaction valuing Vimeo at an enterprise value of approximately $2.75 billion.
In connection with the investment, Vimeo OpCo, IAC Group and the November Investors entered into an amendment to the existing Vimeo OpCo shareholders agreement. The majority of the provisions of the Vimeo shareholders agreement terminated upon the consummation of the Spin-off and/or the Merger, other than certain confidentiality and registration rights provisions. Additionally, pursuant to the amendment to the Vimeo shareholders agreement, Vimeo OpCo and IAC Group agreed that if the Thrive Entities, together with their respective affiliates (“Thrive”), continue to own at least 75% of the shares of Vimeo voting common stock acquired by Thrive pursuant to the November 2020 Investment Agreement, and Thrive owned at least 2% of the outstanding common stock of Vimeo at the time of the Spin-off, Thrive would have the right to recommend a candidate for consideration for appointment to the initial post-Spin-off Vimeo board of directors, and Vimeo and IAC Group would consider such candidate in good faith.
In addition, the amendment to the Vimeo OpCo shareholders agreement specified certain separation principles relating to a potential Spin-off, with the November Investors’ agreement to cooperate with the Spin-off generally conditioned on compliance with such separation principles (other than departures not materially adverse to the November Investors). The amendment to the shareholders agreement also required that, in connection with the Spin-off, all holders of Vimeo OpCo shares, other than IAC and its affiliates, be given the benefit of the anti-dilution adjustment described in the section of this prospectus entitled “The Vimeo Merger — Consideration to Vimeo OpCo Stockholders.”
On January 25, 2021, Vimeo OpCo and IAC Group entered into investment agreements with funds and accounts advised by T. Rowe Price Associates, Inc. and entities affiliated with Oberndorf Enterprises, LLC, pursuant to which Vimeo OpCo issued and sold 6,170,934 shares of Vimeo OpCo voting common stock for $200 million, or $32.41 per share, at a $5.2 billion pre-money valuation, and 2,828,854 shares of Vimeo OpCo voting common stock for $100 million, or $35.35 per share, at a $5.7 billion pre-money valuation.
In connection with the investment, the investors became parties to the Vimeo OpCo shareholders agreement.
Dividend Payment
On November 5, 2020, prior to the completion of the investment pursuant to the November 2020 Investment Agreement, the Vimeo OpCo board of directors declared a cash dividend in the amount of $0.22 per share of Vimeo OpCo voting common stock and Vimeo OpCo non-voting common stock. The dividend payment date was set as November 13, 2020, and the dividend was paid to Vimeo OpCo stockholders of record as of the close of business on November 5, 2020.

THE SPIN-OFF
Structure of the Spin-off
Subject to the terms and conditions set forth in the separation agreement, IAC’s Vimeo business was separated from the remaining businesses of IAC through a series of transactions (which we refer to as the “Spin-off”) that resulted in the pre-transaction stockholders of IAC directly owning shares in both IAC and Vimeo, and in Vimeo becoming a separate public company.
The Spin-off was structured to include the following steps:
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Certain restructuring transactions, including, among other things, the transfer to Vimeo of IAC’s equity interests in Vimeo OpCo, and the repayment by Vimeo OpCo of all outstanding intercompany debt owed to IAC and its subsidiaries (other than Vimeo OpCo’s subsidiaries).

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Amending IAC’s certificate of incorporation to provide for:

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the reclassification of each share of IAC par value $0.001 common stock into (i) one share of IAC par value $0.0001 common stock and (ii) 1/100th of a share of IAC Series 1 mandatorily exchangeable preferred stock that was automatically exchanged for a number of shares of Vimeo common stock equal to the Spin-off exchange ratio (with holders receiving cash in lieu of any fractional shares of Vimeo common stock resulting, after aggregation, from the reclassification); and

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the reclassification of each share of IAC par value $0.001 Class B common stock into (i) one share of IAC par value $0.0001 Class B common stock and (ii) 1/100th of a share of IAC Series 2 mandatorily exchangeable preferred stock that was automatically exchanged for a number of shares of Vimeo Class B common stock equal to the Spin-off exchange ratio (with holders receiving cash in lieu of any fractional shares of Vimeo Class B common stock resulting, after aggregation, from the reclassification).

•
The effectiveness of certain other amendments to the IAC certificate of incorporation.

Prior to the completion of the Spin-off, IAC indirectly owned approximately 88% of the total outstanding shares of Vimeo OpCo, with the remaining Vimeo OpCo shares held by third-parties. In connection with the Spin-off, Vimeo OpCo’s existing shareholders agreement required IAC to cause the conversion of the Vimeo OpCo shares held by such non-IAC Vimeo OpCo stockholders into Vimeo common stock, which we refer to as the “Vimeo minority exchange.” The shareholders agreement also required that the non-IAC Vimeo OpCo stockholders be compensated (in the form of additional Vimeo equity) for dilution resulting from the issuance of Vimeo options in respect of vested IAC employee option awards that are adjusted in the Spin-Off. Each such Vimeo OpCo shareholder was compensated for their ratable portion of 50% of the intrinsic value of the Vimeo options so issued, measured at the time of the Spin-off (see the section of this prospectus entitled “The Vimeo Merger — Consideration to Vimeo OpCo Stockholders”), and see the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements of Vimeo, Inc. — Note 2.
Formation of Vimeo Holdings
Vimeo was formed in Delaware in December 2020 for the purpose of holding Vimeo OpCo following the Spin-off.
Treatment of IAC Equity Awards
IAC Options
Each option to purchase shares of IAC common stock was converted into an option to purchase shares of IAC common stock and an option to purchase shares of Vimeo common stock with adjustments to the number of shares subject to each option and the option exercise prices based on (1) the value of IAC common stock prior to the Spin-off and (2) the value of IAC common stock and the value of Vimeo common stock after giving effect to the Spin-off.

Except as otherwise described above and except to the extent otherwise provided under local law, following the Spin-off, the converted options generally have the same terms and conditions, including the same exercise periods, as the options to purchase shares of IAC common stock had immediately prior to the Spin-off.
Following the Spin-off, solely for purposes of determining the expiration of options with respect to shares of common stock of one company held by employees of the other company, IAC and Vimeo employees will be deemed employed by both companies for so long as they continue to be employed by whichever of the companies employs them immediately following the Spin-off.
IAC RSUs
All IAC restricted stock units (“RSUs”) continue to be IAC RSUs following the Spin-off, with adjustments to the number of RSUs based on (1) the value of IAC common stock prior to the Spin-off and (2) the value of IAC common stock after giving effect to the Spin-off.
Except as otherwise described above and except to the extent otherwise provided under local law, following the Spin-off, the RSUs generally will have the same terms and conditions, including the same vesting provisions, as the IAC RSUs had immediately prior to the date of the Spin-off.
Treatment of Mr. Levin’s IAC Restricted Stock Award
On November 5, 2020, Mr. Levin received an IAC Restricted Stock award covering 3,000,000 shares of IAC common stock.
In the Spin-off, Mr. Levin received in respect of each share of IAC restricted common stock that he holds a number of shares of Vimeo common stock based on the Spin-off exchange ratio and retained his 3,000,000 shares of IAC restricted common stock.
In connection with the Spin-off:
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the IAC stock price performance goals applicable to the IAC Restricted Stock award were equitably adjusted to reflect the impact of the Spin-off, including giving effect to the Spin-off exchange ratio; and

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Vimeo and Mr. Levin entered into a restricted stock agreement covering the shares of restricted Vimeo common stock received by Mr. Levin in the Spin-off, with the vesting of such shares generally subject to the same requirements as are applicable to the IAC Restricted Stock award, including Vimeo stock price performance goals that reflect the impact of the Spin-off, including giving effect to the Spin-off exchange ratio.

For purposes of the Vimeo Restricted Stock award, the definition of “Change in Control” mirrors the definition that applies to the IAC Restricted Stock award, except that the relevant entity for purposes of the definition will be Vimeo, rather than IAC. Upon a Change in Control of Vimeo, a designated percentage of the Vimeo Restricted Stock award will vest based on the timing of the Change of Control and subject to a floor of 30%, escalating to 100%. Except as otherwise noted above, the Vimeo Restricted Stock award generally will have the same terms as the IAC Restricted Stock award.
Treatment of Vimeo OpCo Equity Awards
Vimeo OpCo has outstanding stock appreciation rights (“Vimeo OpCo SARs”) and restricted stock units (“Vimeo OpCo RSU awards”), the value of which correspond to shares of Vimeo OpCo common stock.
In the Vimeo merger:
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each Vimeo SAR was converted into a stock appreciation right corresponding to, and settled in, shares of Vimeo common stock (“Vimeo SAR”), with adjustments to the number of shares subject to each Vimeo SAR and the base price applicable to each Vimeo SAR, based on the exchange ratio in the Vimeo merger; and

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each Vimeo RSU Award was converted into an award of restricted stock units corresponding to, and settled in, shares of Vimeo common stock (“Vimeo RSU Award”), with adjustments to the number of shares subject to each Vimeo RSU Award based on the exchange ratio in the Vimeo merger.

The Vimeo SARs and the Vimeo RSU awards otherwise have terms and conditions that are customary for a public company stock appreciation right and restricted stock unit.
Accounting Treatment
IAC and Vimeo prepare their financial statements in accordance with United States generally accepted accounting principles. After the Spin-off, the assets and liabilities of Vimeo will be accounted for at their historical carrying values immediately prior to the Spin-off.
Market for Vimeo Common Stock
Prior to the Spin-off, there was no established public trading market for Vimeo common stock. Vimeo common stock is listed on The Nasdaq Global Select Market under the ticker symbol “VMEO.” Trading in Vimeo common stock under this symbol began on the first business day following the date that IAC completed the Spin-off.
Post-Spin-off Governance and Management
Please see “Directors and Executive Officers” for information regarding the persons who serve on the Vimeo board of directors.
In connection with their prior investment in Vimeo OpCo (see the section of this prospectus entitled “Recent Developments — Minority Investments in Vimeo.”), Vimeo and IAC agreed that if Thrive continues to own at least 75% of the shares of Vimeo voting common stock acquired by Thrive pursuant to the Investment Agreement, and Thrive owns at least 2% of the outstanding common stock of Vimeo at the time of the Spin-off, Thrive will have the right to recommend a candidate for consideration for appointment to the initial post-Spin-off Vimeo Holdings board of directors, and Vimeo and IAC will consider such candidate in good faith.
The executive officers of Vimeo OpCo prior to the Spin-off have been appointed to serve as the executive officers of Vimeo following the Spin-off. Anjali Sud, Narayan Menon, Mark Kornfilt and Michael A. Cheah currently serve as executive officers of Vimeo OpCo. At this time, there are no other individuals identified to serve as executive officers of Vimeo following the Spin-off.
For more information regarding Vimeo’s governance and management, see the section of this prospectus entitled “Directors and Executive Officers.”

THE VIMEO MERGER
The following section summarizes certain material aspects of the Vimeo merger. This summary does not purport to be complete and may not contain all of the information that is important to you. You are urged to read the Vimeo merger agreement filed as Exhibit 2.2 to the registration statement of which this prospectus forms a part carefully and in its entirety, as well as this prospectus and the information incorporated by reference into this prospectus.
Structure of the Merger
The Vimeo merger agreement provides, among other matters and on the terms and subject to the conditions in the Vimeo merger agreement and in accordance with the DGCL, for the merger of Merger Sub with and into Vimeo OpCo, with Vimeo OpCo continuing as the surviving corporation and as a wholly owned subsidiary of Vimeo.
Consideration to Vimeo OpCo Stockholders
Subject to the applicable provisions of the Vimeo merger agreement, at the effective time, by virtue of the Vimeo merger and without any action on the part of the parties or holders of any securities of Vimeo OpCo or any other person:
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each share of Vimeo OpCo capital stock owned by Vimeo, IAC or any subsidiary of Vimeo or IAC (other than any subsidiary of Vimeo) or held in treasury by Vimeo OpCo was cancelled for no consideration; and

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each share of Vimeo OpCo capital stock issued and outstanding immediately prior to the effective time of the Vimeo merger and owned by a non-IAC Vimeo OpCo stockholder (other than any dissenting shares) was automatically cancelled and converted into the right to receive a number of shares of Vimeo common stock equal to the Vimeo merger exchange ratio.

As used in this document, the terms set forth below will have the following meanings:
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“base merger exchange ratio” means (a) the number of mandatory exchange shares divided by (b) the number of shares of Vimeo OpCo capital stock outstanding and owned by Vimeo, IAC or any subsidiary of either Vimeo or IAC immediately prior to the effective time of the Vimeo merger;

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“IAC option” means an option (either nonqualified or incentive) to purchase shares of IAC common stock issued under any IAC compensation plan;

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“IAC ratio” means (a) one minus (b) the Vimeo Holdings ratio;

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“IAC service provider option value” means (a) the product of (i) the total number of shares of IAC common stock underlying IAC options (excluding IAC options held by employees of Vimeo OpCo and its subsidiaries) (referred to as “IAC service provider options”) as of immediately prior to the effective time of the mandatory exchange that is part of the IAC reclassification and (ii) the IAC VWAP, less (b) the sum of the exercise prices required to exercise all IAC service provider options; provided that if such product is a negative number, IAC service provider option value means $0.00;

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“IAC stock value” means the opening price of IAC common stock on the Nasdaq on the first Nasdaq trading day beginning following the occurrence of the effective time of the mandatory exchange;

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“IAC VWAP” means the average, rounded to four decimal places, of the daily dollar-volume-weighted average price for IAC common stock, as reported by Bloomberg, L.P. through its “IAC Equity AQR” function for the time period 9:30 a.m. through 4:00 p.m. (or if such function or service ceases to exist, any substitute function or service mutually agreed between Vimeo and Vimeo OpCo) for the ten consecutive Nasdaq trading days ending on the date that is the second business day prior to the occurrence of the effective time of the mandatory exchange;

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“mandatory exchange shares” means shares of Vimeo capital stock exchanged for shares of IAC Series 1 mandatorily exchangeable preferred stock and IAC Series 2 mandatorily exchangeable preferred stock pursuant to the mandatory exchange that is part of the IAC reclassification (including any shares of Vimeo capital stock sold or to be sold in order to pay cash in lieu of fractional shares, but excluding any shares of Vimeo capital stock exchanged for shares of IAC Series 1 mandatorily exchangeable preferred stock or IAC Series 2 mandatorily exchangeable preferred stock issued in respect of restricted shares of IAC common stock outstanding on the date of the original Vimeo merger agreement);
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“merger exchange ratio adjustment amount” means (a) the option adjustment share number divided by (b) the number of shares of Vimeo common stock outstanding (calculated on a fully diluted, treasury method basis, including all outstanding equity awards of Vimeo) immediately prior to the effective time of the mandatory exchange, with such calculation in respect of all Vimeo SARs made based on a price per share of Vimeo common stock as determined consistent with an aggregate valuation for Vimeo determined in good faith by the Vimeo board of directors prior to the closing of the Vimeo merger;

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“option adjustment share number” means (a) the option adjustment value divided by (b) the Vimeo Holdings stock price;

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“option adjustment value” means (a) the product of (i) fifty percent (50%) of the IAC service provider option value and (ii) the Vimeo Holdings ratio minus (b) the product of (i) the Vimeo OpCo service provider option value and (ii) the IAC ratio;

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“Vimeo Holdings ratio” means (a) the Vimeo Holdings stock value divided by (b) the sum of (i) the Vimeo Holdings stock value and (ii) the IAC stock value;

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“Vimeo Holdings stock price” means the quotient of (a)(i) the closing price of IAC common stock on the Nasdaq on the last full Nasdaq trading day prior to the occurrence of the effective time of the mandatory exchange minus (ii) the IAC stock value over (b) the Spin-off exchange ratio;

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“Vimeo Holdings stock value” means the product of (a) the Vimeo Holdings stock price and (b) the spin-off exchange ratio;

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“Vimeo merger exchange ratio” means the sum of (a) the base merger exchange ratio and (b) the merger exchange ratio adjustment amount, rounded to four decimal places; and

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“Vimeo service provider option value” means (a) the product of (i) the total number of shares of IAC common stock underlying IAC options held by Vimeo OpCo employees (referred to as “Vimeo service provider options”) as of immediately prior to the effective time of the mandatory exchange and (ii) the IAC VWAP, less (b) the sum of the exercise prices required to exercise all Vimeo service provider options; provided that if such product is a negative number, Vimeo service provider option value means $0.00.

THE VIMEO MERGER AGREEMENT
The following section summarizes certain material provisions of the Vimeo merger agreement, which is filed as Exhibit 2.2 to the registration statement of which this prospectus forms a part. The summary of the Vimeo merger agreement below and elsewhere in this prospectus is qualified in its entirety by reference to the Vimeo merger agreement. This summary does not purport to be complete and may not contain all of the information about the Vimeo merger agreement that is important to you. This section is not intended to provide you with any factual information about Vimeo or Vimeo OpCo. The rights and obligations of Vimeo and Vimeo OpCo under the Vimeo merger agreement are governed by the Vimeo merger agreement and not by this summary or any other information contained in or incorporated by reference into the registration statement of which this prospectus forms a part. You are urged to read the Vimeo merger agreement carefully and in its entirety, as well as this prospectus and the information incorporated by reference into the registration statement of which this prospectus forms a part.
Explanatory Note Regarding the Vimeo Merger Agreement
The Vimeo merger agreement is filed as Exhibit 2.2 to the registration statement of which this prospectus forms a part and is described in this summary to provide you with information regarding its terms. The Vimeo merger agreement contains representations and warranties by Vimeo and Merger Sub, on the one hand, and by Vimeo OpCo, on the other hand, which were made solely for the benefit of the other parties for purposes of the Vimeo merger agreement. The representations, warranties and covenants made in the Vimeo merger agreement by Vimeo, Vimeo OpCo and Merger Sub were qualified and subject to important limitations agreed to by Vimeo, Vimeo OpCo and Merger Sub in connection with negotiating the terms of the Vimeo merger agreement. In particular, in your review of the representations and warranties contained in the Vimeo merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of allocating risk between the parties to the Vimeo merger agreement, rather than establishing matters as facts about Vimeo, Vimeo OpCo, Merger Sub or any other person at the time they were made or otherwise. The representations and warranties may also be subject to a contractual standard of materiality different from that generally applicable to stockholders and reports and documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this prospectus, may have changed since the date of the Vimeo merger agreement. Accordingly, the representations and warranties and other provisions of the Vimeo merger agreement should not be read alone, but instead should be read together with the information provided elsewhere in this prospectus and in the documents incorporated by reference into the registration statement of which this prospectus forms a part. See the section of this prospectus entitled “Where You Can Find More Information.”
The Vimeo Merger
The Vimeo merger agreement provides for, among other matters, on the terms and subject to the conditions in the Vimeo merger agreement and in accordance with the DGCL, the merger of Merger Sub with and into Vimeo OpCo, with Vimeo OpCo continuing as the surviving corporation and as a wholly owned subsidiary of Vimeo.
At the effective time, the certificate of incorporation and the bylaws of the surviving corporation were amended to read the same as the certificate of incorporation and the bylaws, respectively, of Merger Sub as in effect immediately prior to the effective time until thereafter changed or amended (subject to the requirements described in the section below entitled “— Director and Officer Indemnification”), except that the name of the surviving corporation will be named Vimeo.com, Inc. and references to the incorporator will be deleted.
The officers and directors of Vimeo OpCo immediately prior to the effective time of the Vimeo merger are the initial officers and directors of the surviving corporation, until their successors are duly elected or appointed and qualified.
Closing; Effective Time
Pursuant to the merger agreement, the closing took place remotely by exchange of documents and signatures, at 9:00 a.m., eastern time, on the third business day after the satisfaction or, to the extent permitted by applicable law, waiver of the last of the conditions to closing (other than any such conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of such conditions at the closing), unless another date or place is agreed to in writing by Vimeo and Vimeo OpCo. The closing of the Vimeo merger occurred on May 25, 2021.
On the closing date, the parties caused a certificate of merger with respect to the Vimeo merger to be duly executed and filed with the Secretary of State of the State of Delaware as provided under the DGCL and made any other filings, recordings or publications required to be made under the DGCL in connection with the Vimeo merger. The Vimeo merger became effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such other time as may be agreed to by Vimeo and Vimeo OpCo and specified in the certificate of merger.
Consideration; Effect of the Vimeo Merger on Vimeo Capital Stock
Subject to the applicable provisions of the Vimeo merger agreement, at the effective time of the Vimeo merger, by virtue of the Vimeo merger and without any action on the part of the parties or holders of any securities of Vimeo OpCo or any other person, each share of Vimeo OpCo voting common stock and each share of Vimeo OpCo non-voting common stock (other than any shares of Vimeo OpCo voting common stock or Vimeo OpCo non-voting common stock owned by Vimeo, IAC or any subsidiary of Vimeo or IAC (other than any subsidiary of Vimeo OpCo), shares held in treasury by Vimeo OpCo, or any dissenting shares) issued and outstanding immediately prior to the effective time of the Vimeo merger were converted into the right to receive a number of shares of Vimeo common stock equal to the Vimeo merger exchange ratio.
Also at the effective time of the Vimeo merger, (a) each share of Vimeo OpCo capital stock issued and outstanding immediately prior to the effective time of the Vimeo merger that was owned by Vimeo, IAC or any subsidiary of Vimeo or IAC (other than any subsidiary of Vimeo OpCo) or was held in treasury by Vimeo OpCo was automatically cancelled without payment of any consideration therefor, and (b) each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the effective time of the Vimeo merger was automatically converted into and become one fully paid and nonassessable share of common stock of the surviving corporation.
Exchange Procedures
Prior to the effective time of the Vimeo merger, Vimeo designated a bank or trust company to act as the exchange agent in connection with the Vimeo merger (the “exchange agent”). Promptly (and in any event within three business days) after the effective time of the Vimeo merger, Vimeo will deposit, or cause to be deposited, with the exchange agent for the sole benefit of Vimeo OpCo stockholders (other than Vimeo, IAC, any subsidiary of Vimeo or IAC (other than any subsidiary of Vimeo OpCo) and any dissenting stockholders) (collectively, the “converting holders”) evidence of book-entry shares of Vimeo common stock representing the shares of Vimeo common stock issuable pursuant to the Vimeo merger agreement. Vimeo will subsequently deposit with the exchange agent cash in immediately available funds (or other property or securities, as applicable) in an amount sufficient to pay any dividends or other distributions on shares of Vimeo common stock payable in accordance with the applicable provisions of the Vimeo merger agreement.
As soon as reasonably practicable after the effective time of the Vimeo merger, Vimeo will cause the exchange agent to mail to each holder of shares of Vimeo OpCo capital stock that were converted into the right to receive shares of Vimeo common stock:
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with respect to (a) each holder of record of a certificate or certificates which immediately prior to the effective time of the Vimeo merger represented outstanding shares of Vimeo OpCo capital stock (“Vimeo OpCo certificates”) and (b) each holder of record of a book-entry position or book-entry positions which immediately prior to the effective time of the Vimeo merger represented outstanding shares of Vimeo OpCo capital stock (“Vimeo OpCo book-entry shares”), a customary letter of transmittal, which will specify that delivery will be effected, and risk of loss and title to the Vimeo OpCo certificates will pass, only upon delivery of the Vimeo OpCo certificates (or affidavits of loss in lieu thereof and, if required by Vimeo OpCo Holdings, an indemnity bond) to the exchange agent; and

•
instructions for effecting the surrender of the Vimeo OpCo certificates (or affidavits of loss in lieu thereof and, if required by Vimeo, an indemnity bond) or Vimeo OpCo book-entry shares in exchange for the shares of Vimeo common stock into which such shares of Vimeo OpCo capital stock have been converted, including any cash amount payable in lieu of fractional shares of Vimeo common stock and any dividends or other distributions on shares of Vimeo common stock payable in accordance with the applicable provisions of the Vimeo merger agreement.

Upon surrender of a Vimeo OpCo certificate (or an affidavit of loss in lieu thereof and, if required by Vimeo, an indemnity bond) or Vimeo OpCo book-entry share for cancellation to the exchange agent, together with a duly completed and validly executed letter of transmittal and such other documents as may be required, such holder will be entitled to receive (a) that number of whole shares of Vimeo common stock (which will be in uncertificated book-entry form), (b) any cash in lieu of fractional shares of Vimeo common stock, and (c) any dividends or other distributions on shares of Vimeo common stock, in each case that such holder has the right to receive in respect of the shares of Vimeo OpCo capital stock formerly represented by such Vimeo OpCo certificate or Vimeo OpCo book-entry shares in accordance with the applicable provisions of the Vimeo merger agreement, and the Vimeo OpCo certificate (or an affidavit of loss in lieu thereof and, if required by Vimeo, an indemnity bond) or Vimeo OpCo book-entry shares so surrendered will be cancelled. The exchange agent will accept such Vimeo OpCo certificates (or affidavits of loss in lieu thereof and, if required by Vimeo, an indemnity bond) or Vimeo OpCo book-entry shares upon compliance with such reasonable terms and conditions as the exchange agent may impose to effect an orderly exchange.
From the effective time of the Vimeo merger, there will be no further registration of transfers of Vimeo OpCo capital stock. Until surrendered, each Vimeo OpCo certificate and each Vimeo OpCo book-entry share is deemed at any time after the effective time of the Vimeo merger to represent only the right to receive the shares of Vimeo common stock payable in respect of such shares, including any cash amount payable in respect of fractional shares of Vimeo common stock and any dividends or other distributions on shares of Vimeo common stock payable in accordance with the applicable provisions of the Vimeo merger agreement.
Any amounts remaining unclaimed by the converting holders six months following the effective date of the Vimeo merger will, at any time thereafter at the request of Vimeo, be delivered to Vimeo or as otherwise instructed by Vimeo. None of Vimeo, Vimeo OpCo, the surviving corporation or the exchange agent will be liable to any converting holder or any other person for the shares of Vimeo common stock issuable pursuant to the Vimeo merger agreement or other amounts delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by converting holders immediately prior to such time when the amounts would otherwise escheat to or become property of any governmental entity will become, to the extent permitted by applicable law, the property of Vimeo free and clear of any claims or interest of any person.
In the event that any Vimeo OpCo certificate has been lost, stolen or destroyed, the exchange agent will issue in exchange for such lost, stolen or destroyed Vimeo OpCo certificate, upon the making of an affidavit of that fact by the holder and, if required by Vimeo, an indemnity bond, the shares of Vimeo common stock issuable in respect of the shares of Vimeo OpCo capital stock represented by such Vimeo OpCo certificate, including any cash amount payable in respect of fractional shares of Vimeo common stock and any dividends or other distributions on shares of Vimeo common stock payable in accordance with the applicable provisions of the Vimeo merger agreement.
No dividends or other distributions with respect to Vimeo common stock with a record date after the effective time of the Vimeo merger will be paid to the holder of any unsurrendered Vimeo OpCo certificate or Vimeo OpCo book-entry shares with respect to the shares of Vimeo common stock issuable pursuant to the Vimeo merger agreement, and all such dividends and other distributions will be paid by Vimeo to the exchange agent until the surrender of such Vimeo OpCo certificate (or an affidavit of loss in lieu thereof and, if required by Vimeo, an indemnity bond) or Vimeo OpCo book-entry shares. Subject to applicable law, following surrender of any such Vimeo OpCo certificate (or affidavit of loss in lieu thereof and, if required by Vimeo, an indemnity bond) or Vimeo OpCo book-entry shares, there will be paid to the holder thereof, without interest, (a) the amount of dividends or other distributions with a record date after the effective time of the Vimeo merger paid with respect to such shares of Vimeo common stock to which such holder is entitled pursuant to the Vimeo merger agreement and (c) at the appropriate payment date, the amount of dividends or other distributions with a record date after the effective time of the Vimeo merger but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such shares of Vimeo common stock.
No Fractional Shares
Vimeo will not issue fractional shares of Vimeo common stock in the Vimeo merger. As promptly as reasonably practicable following the effective time of the Vimeo merger, the exchange agent, acting as agent for the holders of Vimeo OpCo capital stock who would otherwise have been entitled to receive fractional shares of Vimeo common stock, will aggregate all fractional shares of Vimeo common stock that would otherwise have been required to be distributed to such holders and cause such fractional shares to be sold on the nationally recognized stock exchange on which shares of Vimeo common stock will be listed in connection with the Spin-off at then-prevailing prices in the manner provided in the immediately following sentence. The sale of such fractional shares by the exchange agent, acting as agent for such holders, will be executed in round lots to the extent practicable, and until the proceeds of sale or sales have been distributed to such holders, the exchange agent will, subject to the return to Vimeo or as otherwise instructed by Vimeo of any amounts remaining unclaimed by the converting holders six months following the closing date, hold such proceeds in trust for such holders. Each such holder will, in lieu of receiving fractional shares that such holder would otherwise have been entitled to receive, be entitled to receive from the proceeds from such sales by the exchange agent, rounded to the nearest whole cent and without interest, an amount equal to such holder’s proportionate interest in the proceeds from such sales. As promptly as reasonably practicable after the determination of the amount of cash, if any, to be paid to the holders of Vimeo OpCo capital stock who would otherwise have been entitled to receive fractional shares of Vimeo common stock, the exchange agent will make available such amounts, without interest, to such holders.
Withholding Rights
Each of Vimeo, Vimeo OpCo, the surviving corporation and the exchange agent will be entitled to deduct and withhold from amounts otherwise payable pursuant to the Vimeo merger agreement any amounts as are required to be deducted or withheld with respect to such payment under the Code or any other applicable law. To the extent that amounts are so deducted or withheld, such amounts will be treated as having been paid to the person in respect of which such deduction or withholding was made.
Dissenting Shares
Any share of Vimeo OpCo capital stock, as of the effective time of the Vimeo merger, held by a holder who properly exercised (and has not effectively withdrawn or lost) his, her or its appraisal rights with respect to such share under Section 262 of the DGCL (a “dissenting share”) were not converted into and do not represent a right to receive the consideration set forth in the applicable provisions of the Vimeo merger agreement, and the holder of such dissenting share will be entitled only to such rights as may be granted to such holder in Section 262 of the DGCL. However, if the status of any such dissenting share as a share carrying appraisal rights is withdrawn, or if any such dissenting share loses its status as a share carrying appraisal rights, then, as of the later of the effective time or the loss of such status, such dissenting share will automatically be converted into and will represent only the right to receive (upon the surrender of the applicable Vimeo OpCo certificate (or an affidavit of loss in lieu thereof and, if required by Vimeo, an indemnity bond) or Vimeo OpCo book-entry share) the consideration set forth in the applicable provisions of the Vimeo merger agreement, without any interest thereon.
Actions Related to the Spin-off
The Vimeo merger agreement provides that nothing in the Vimeo merger agreement will, or will be deemed to, restrict, prevent or prohibit the consummation of any transactions determined by IAC or any of its subsidiaries to be necessary or desirable to carry out the Spin-off, including the transfer by IAC Group to Vimeo of the shares of Vimeo OpCo capital stock held by IAC Group and including the IAC reclassification, or to affect in any respect IAC’s right to abandon the Spin-off (and accordingly cause the Vimeo merger to be abandoned) in its sole discretion.

Representations and Warranties
The Vimeo merger agreement contains representations and warranties by Vimeo, Vimeo OpCo and Merger Sub that are subject to certain exceptions and qualifications (including exceptions and qualifications related to materiality).
The Vimeo merger agreement contains representations and warranties by Vimeo OpCo relating to, among other things, the following:
•
due organization, valid existence, good standing and qualification to do business;

•
capitalization;

•
corporate power and authority; and

•
absence of certain conflicts.

The Vimeo merger agreement contains representations and warranties by Vimeo and Merger Sub relating to, among other things, the following:
•
due organization, valid existence, good standing and qualification to do business;

•
corporate power and authority; and

•
absence of certain conflicts.

The representations and warranties in the Vimeo merger agreement do not survive the effective time of the Vimeo merger.
Covenants and Agreements
Consent Solicitation
The Vimeo merger agreement provides that Vimeo OpCo will seek Vimeo OpCo stockholder approval of the Vimeo merger, which approval has been obtained.
Director and Officer Indemnification
The parties to the Vimeo merger agreement have agreed that, for a period of six years from and after the effective time, Vimeo will:
•
cause the surviving corporation to indemnify and hold harmless all past and present directors and officers of Vimeo OpCo and its subsidiaries (collectively, the “Vimeo indemnified parties”) against any costs or expenses, judgments, fines, claims, damages and amounts paid in settlement in connection with any actual or threatened claim, investigation or proceeding in respect of acts or omissions alleged to have occurred at or prior to the effective time of the Vimeo merger, to the fullest extent permitted by applicable law and the Vimeo OpCo governing documents; and

•
cause to be maintained in effect the provisions in the Vimeo OpCo governing documents in existence on the date of the original Vimeo merger agreement regarding elimination of liability, indemnification of officers and directors and advancement of expenses that are in existence on the date of the Vimeo merger agreement.

Certain Additional Covenants and Agreements
The Vimeo merger agreement contains certain other covenants and agreements, including, among others, covenants relating to preparation and filing of a joint registration statement, exemption from takeover laws, and the submission of an application for the listing of the shares of Vimeo common stock to be issued in the Vimeo merger on any nationally recognized stock exchange on which shares of Vimeo common stock will be listed in connection with the Spin-off.

Expenses
Except as otherwise expressly provided in the Vimeo merger agreement, all costs and expenses incurred in connection with the Vimeo merger agreement and the Vimeo merger will be paid by the party incurring such costs and expenses.
Amendments and Waivers
Subject to applicable law and except as otherwise provided in the merger agreement, the merger agreement may be amended, modified and supplemented by written agreement of the parties at any time before or after receipt of the Vimeo OpCo stockholder approval. However, after the Vimeo OpCo stockholder approval has been obtained, there may not be any amendment that by applicable law requires further approval by the respective stockholders of Vimeo, Vimeo OpCo or Merger Sub, as applicable, without such further approval of such stockholders.
No Third-Party Beneficiaries
The Vimeo merger agreement is not intended to and does not confer upon any person other than the parties to the Vimeo merger agreement any rights or remedies, except with respect to certain provisions related to (a) the right of IAC to, without restriction from the Vimeo merger agreement, carry out or abandon the Spin-off (and the Vimeo merger) and (b) the indemnification of Vimeo OpCo directors and officers.
Governing Law
The Vimeo merger agreement is governed by Delaware law, without giving effect to conflicts of laws principles that would result in the application of the law of any other state.

DIVIDEND POLICY
The timing, initiation, declaration, amount and payment of any dividends following the Spin-off is within the discretion of the Vimeo board of directors and depends upon many factors, including Vimeo’s financial condition, earnings, capital requirements of Vimeo’s operating subsidiaries, legal requirements, regulatory constraints, industry practice, ability to access capital markets, and other factors deemed relevant by the Vimeo board of directors. Moreover, if Vimeo determines to pay any dividend in the future, there can be no assurance that Vimeo will continue to pay such dividends or the amount of such dividends. Vimeo does not currently expect that cash or other dividends will be paid by it in the near future.

SELECTED HISTORICAL FINANCIAL INFORMATION
The following selected financial data is only a summary and should be read in conjunction with the historical consolidated financial statements and accompanying notes and management’s discussion and analysis of financial condition and results of operations included elsewhere in this prospectus. For information relating to periods prior to the Spin-off, the financial statements presented below relate to Vimeo OpCo. Following completion of the Spin-off, Vimeo will report consolidated financial results, which will include Vimeo OpCo.
The following table presents selected consolidated financial information of Vimeo OpCo as of March 31, 2021 and for the three months ended March 31, 2021 and 2020 and as of and for the years ended December 31, 2019 and 2020. The selected consolidated financial data of Vimeo OpCo as of March 31, 2021 and for the three months ended March 31, 2021 and 2020 and as of December 31, 2019 and 2020 and for the years ended December 31, 2019 and 2020 were derived from the consolidated financial statements of Vimeo OpCo included as Annex A to this prospectus. You should read the information in the following table in conjunction with the consolidated financial statements and accompanying notes of Vimeo OpCo included in Annex A to this prospectus, as well as the disclosure set forth under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
	Three Months Ended March 31,		Years Ended December 31,
	2021	2020	2019	2020
	(In thousands, except per share data)
Statement of Operations Data:
Revenue	$89,422	$56,968	$196,015	$283,218
Operating loss	(5,598)	(17,193)	(60,253)	(40,777)
Net earnings (loss)	3,313	(20,260)	(75,577)	(50,628)
Basic and diluted earnings (loss) per share	$0.02	$(0.14)	$(0.58)	$(0.36)
Dividends declared per share	$—	$—	$—	$0.22
	March 31,	December 31,
	2021	2019	2020
	(In thousands)
Balance Sheet Data:
Total assets	$584,509	$271,500	$371,079
Debt – related party:
Promissory notes due on demand – related party	—	59,753	44,565
Long-term debt – related party	—	37,706	50,000

VIMEO, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
On December 22, 2020, IAC announced that its Board of Directors approved a plan to spin-off its full stake in its Vimeo business to IAC shareholders. IAC’s Vimeo business (Vimeo.com, Inc., formerly Vimeo, Inc. or “Vimeo OpCo”) was separated from the remaining businesses of IAC through a series of transactions (which we refer to as the “Spin-off”) that resulted in the transfer of IAC’s Vimeo business to Vimeo, Inc. (formerly Vimeo Holdings, Inc. or “Vimeo”), a wholly-owned subsidiary of IAC which became an independent, separately traded public company through a spin-off from IAC. The Spin-off was completed prior to the open of business on May 25, 2021.
In connection with the Spin-off, pursuant to Vimeo OpCo’s existing shareholders agreement, Vimeo OpCo shares held by non-IAC Vimeo OpCo stockholders were converted into Vimeo common stock, which we refer to as the “Vimeo minority exchange.”
The following unaudited pro forma condensed consolidated financial statements of Vimeo give effect to the Spin-off and Vimeo minority exchange and are presented in accordance with Article 11 of the Securities and Exchange Commission’s (the “SEC”) Regulation S-X.
For purposes of these unaudited pro forma condensed consolidated financial statements, the Spin-off and Vimeo minority exchange are assumed to have occurred as of January 1, 2020 with respect to the unaudited pro forma condensed consolidated statements of operations and as of March 31, 2021 with respect to the unaudited pro forma condensed consolidated balance sheet.
The unaudited pro forma condensed consolidated balance sheet and related unaudited pro forma statement of operations as of and for the three  months ended March 31, 2021 have been derived from the unaudited historical consolidated balance sheet and related historical consolidated statement of operations of Vimeo OpCo as of and for the three months ended March  31, 2021 included in Annex A to this prospectus. The unaudited pro forma condensed consolidated statement of operations for the year ended December  31, 2020 has been derived from the audited historical consolidated statement of operations of Vimeo OpCo for the year ended December 31, 2020 included in Annex A to this prospectus.
The historical consolidated financial statements of Vimeo OpCo have been derived from IAC’s historical accounting records and reflect the allocation of costs from IAC for certain services that IAC provided to Vimeo OpCo in the ordinary course (e.g. shared services and rent for space in IAC’s corporate headquarters). In addition, certain previously unallocated costs have been allocated to Vimeo OpCo in accordance with the SEC’s Staff Accounting Bulletin Topic No. 1:B:1, “Allocation Of Expenses And Related Disclosure In Financial Statements Of Subsidiaries, Divisions Or Lesser Business Components Of Another Entity” in the preparation of Vimeo OpCo’s historical consolidated financial statements included in this prospectus. In management’s opinion, the basis on which these expenses have been allocated to Vimeo OpCo from IAC is reasonable. However, the historical consolidated financial statements of Vimeo OpCo do not necessarily represent the financial position or results of operations of Vimeo OpCo had it been operated as an independent, separate public company during the period or at the date presented. As a result, a pro forma adjustment has been made to reflect the incremental costs that Vimeo expects to incur as an independent, separate public company. These pro forma adjustments are referred to as “Autonomous Entity Adjustments” in these unaudited pro forma condensed consolidated financial statements.
The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the Spin-off occurred on the dates assumed, nor is it indicative of Vimeo’s future operating results or financial position. Because these unaudited pro forma condensed consolidated financial statements have been prepared based upon preliminary estimates, the impact of the Spin-off and the timing thereof could cause material differences from the information presented herein.
The pro forma adjustments are based upon information and assumptions available at the time of the filing of this prospectus as set forth in the notes to the unaudited pro forma condensed consolidated financial statements. The pro forma information should be read in conjunction with the accompanying notes thereto, with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is included elsewhere in this prospectus, and Vimeo OpCo’s historical unaudited and audited consolidated financial statements and related notes thereto, which are included in Annex A to this prospectus.

VIMEO, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2021
(In thousands, except par value amounts)
	Vimeo OpCo Historical Consolidated	Adjustments Related to the Spin-off and Other Transactions	Notes	Autonomous Entity Adjustments	Notes	Vimeo, Inc. Pro Forma
ASSETS
Cash and cash equivalents	$316,305	$—		$—		$316,305
Accounts receivable, net	14,121	—		—		14,121
Other current assets	11,335	—		—		11,335
Total current assets	341,761	—		—		341,761
Leasehold improvements and equipment, net	3,320	—		—		3,320
Goodwill	219,337	—		—		219,337
Intangible assets with definite lives, net	8,967	—		—		8,967
Other non-current assets	11,124	—		—		11,124
TOTAL ASSETS	$584,509	$—		$—		$584,509
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable, trade	$2,797	$—		$—		$2,797
Deferred revenue	147,766	—		—		147,766
Accrued expenses and other current liabilities	40,102	786	(5a)	1,512	(7)	42,400
Total current liabilities	190,665	786		1,512		192,963
Other long-term liabilities	4,710	—		—		4,710
Commitments and contingencies
SHAREHOLDERS’ EQUITY:
Class A Voting common stock $0.01 par value	928	(177)	(2)	—		—
		(751)	(3)
Class B Non-Voting common stock $0.01 par value	663	(16)	(2)	—		—
		(647)	(3)
Preferred stock $0.01 par value	—	—		—		—
Common stock $0.01 par value	—	195	(2)	—		1,548
		1,304	(3)
		49	(4b)
Class B common stock $0.01 par value	—	94	(3)	—		94
Additional paid-in-capital	667,348	(2)	(2)	—		667,297
		(49)	(4b)
Accumulated deficit	(279,696)	(786)	(5a)	(1,512)	(7)	(281,994)
Accumulated other comprehensive loss	(109)	—		—		(109)
Total shareholders’ equity	389,134	(786)		(1,512)		386,836
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$584,509	$—		$—		$584,509

VIMEO, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2021
(In thousands, except per share data)
	Vimeo OpCo Historical Consolidated	Adjustments Related to the Spin-off and Other Transactions	Notes	Autonomous Entity Adjustments	Notes	Vimeo, Inc. Pro Forma
Revenue	$89,422	$—		$—		$89,422
Cost of revenue (exclusive of depreciation shown separately below)	24,956	—		—		24,956
Gross profit	64,466	—		—		64,466
Operating expenses:
Research and development expense	21,475	—		—		21,475
Sales and marketing expense	32,069	—		—		32,069
General and administrative expense	14,518	2,565	(4a)	1,512	(7)	16,878
		(1,717)	(5b)
Depreciation	115	—		—		115
Amortization of intangibles	1,887	—		—		1,887
Total operating expenses	70,064	848		1,512		72,424
Operating loss	(5,598)	(848)		(1,512)		(7,958)
Interest expense	(64)	—		—		(64)
Interest expense – related party	(726)	726	(1)	—		—
Other income, net	10,086	—		—		10,086
Earnings before income taxes	3,698	(122)		(1,512)		2,064
Income tax (provision) benefit	(385)	28	(6)	348	(7)	(9)
Net earnings attributable to Class A Voting common stock and Class B Non-Voting common stock shareholders	$3,313	$(94)		$(1,164)		$2,055
Per share information attributable to Class A Voting common stock and Class B Non-Voting common stock shareholders: (8)
Basic earnings per share	$0.02					$0.01
Diluted earnings per share	$0.02					$0.01
Weighted average basic shares outstanding	156,480					159,347
Weighted average diluted shares outstanding	165,888					173,911

VIMEO, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(In thousands, except per share data)
	Vimeo OpCo Historical Consolidated	Adjustments Related to the Spin-off and Other Transactions	Notes	Autonomous Entity Adjustments	Notes	Vimeo, Inc. Pro Forma
Revenue	$283,218	$—		$—		$283,218
Cost of revenue (exclusive of depreciation shown separately below)	89,077	—		—		89,077
Gross profit	194,141	—		—		194,141
Operating expenses:
Research and development expense	64,238	—		—		64,238
Sales and marketing expense	105,630	—		—		105,630
General and administrative expense	49,846	8,133	(4a)	8,908	(7)	69,931
		3,044	(5b)
Depreciation	460	—		—		460
Amortization of intangibles	14,744	—		—		14,744
Total operating expenses	234,918	11,177		8,908		255,003
Operating loss	(40,777)	(11,177)		(8,908)		(60,862)
Interest expense – related party	(9,116)	9,116	(1)	—		—
Other income, net	93	—		—		93
Loss before income taxes	(49,800)	(2,061)		(8,908)		(60,769)
Income tax (provision) benefit	(828)	474	(6)	2,049	(7)	1,695
Net loss attributable to Class A Voting common stock and Class B Non-Voting common stock shareholders	$(50,628)	$(1,587)		$(6,859)		$(59,074)
Per share information attributable to Class A Voting common stock and Class B Non-Voting common stock shareholders:(8)
Basic and diluted loss per share	$(0.36)					$(0.37)
Weighted average shares outstanding	142,426					159,347

VIMEO, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
Adjustments Related to the Spin-off and Other Transactions:
(1)
Reflects the elimination of historical related party interest expense associated with the intercompany debt payable to IAC and subsidiaries that was repaid in January 2021.

(2)
Prior to the Spin-off, IAC indirectly owned approximately 88% of the total outstanding shares of Vimeo OpCo, with the remaining Vimeo OpCo shares held by third parties. In connection with the Spin-off, pursuant to Vimeo OpCo’s existing shareholders agreement, Vimeo OpCo shares held by non-IAC Vimeo OpCo stockholders were converted into Vimeo common stock, which we refer to as the “Vimeo minority exchange.” The shareholders agreement also required that the non-lAC Vimeo OpCo stockholders be compensated (in the form of additional Vimeo equity) for a portion of the dilution resulting from the issuance of Vimeo options in respect of vested IAC option awards under the IAC equity plans that are adjusted in the Spin-Off. Each such existing Vimeo OpCo shareholder was compensated for their ratable portion of 50% of the intrinsic value of the Vimeo options so issued, measured at the time of the Spin-off, in accordance with the Vimeo merger agreement.

This adjustment reflects the Vimeo minority exchange using the Vimeo merger exchange ratio of 1.0143, pursuant to the Vimeo merger agreement.
See the section of this prospectus entitled “The Vimeo Merger — Consideration to Vimeo OpCo Stockholders”.
(3)
As a part of the Spin-off, Vimeo’s outstanding capital stock was subject to a stock split, resulting in IAC owning a number of shares of Vimeo common stock equal to the product of the number of outstanding shares of IAC common stock and the Spin-off exchange ratio, and a number of shares of Vimeo Class B common stock equal to the product of the number of outstanding shares of IAC Class B common stock and the Spin-off exchange ratio of 1.6235.

Following the stock split described above, each share of IAC par value $0.001 common stock was reclassified into (i) one share of IAC par value $0.0001 common stock and (ii) 1/100th of a share of IAC Series 1 mandatorily exchangeable preferred stock that was automatically exchanged for 1.6235 shares of Vimeo common stock (with holders receiving cash in lieu of any fractional shares of Vimeo common stock resulting, after aggregation, from the reclassification) and each share of IAC par value $0.001 Class B common stock was reclassified into (i) one share of IAC par value $0.0001 Class B common stock and (ii) 1/100th of a share of IAC Series 2 mandatorily exchangeable preferred stock that was automatically exchanged for 1.6235 shares of Vimeo Class  B common stock (with holders receiving cash in lieu of any fractional shares of Vimeo Class B common stock resulting, after aggregation, from the reclassification).
This adjustment reflects the implementation of the Spin-off by the exchange of 803,578 shares of IAC Series 1 mandatorily exchangeable preferred stock for 130.4 million shares of Vimeo common stock and the exchange of 57,895 shares of IAC Series 2 mandatorily exchangeable preferred stock for 9.4  million shares of Vimeo Class B common stock based on the Spin-off exchange ratio of 1.6235 (based on the number of outstanding shares of IAC common stock and IAC Class B common stock as of May 24, 2021).
(4)
Vimeo OpCo has outstanding stock appreciation rights (“Vimeo OpCo SARs”) and restricted stock units (“Vimeo OpCo RSUs”), the value of which corresponds to shares of Vimeo OpCo common stock. Upon exercise of Vimeo OpCo SARs or vesting of Vimeo OpCo RSUs, the awards were generally settled for shares of IAC common stock representing (i) the increase in value between the Vimeo OpCo SAR grant date and the date a holder exercises the Vimeo OpCo SAR or (ii) the value of the Vimeo OpCo RSU on the vesting date. In the Vimeo merger, each outstanding Vimeo OpCo SAR or Vimeo OpCo RSU were converted into either a Vimeo stock appreciation right (“Vimeo SAR”) or Vimeo restricted stock unit (“Vimeo RSU”), respectively, corresponding to, and settled in, shares of Vimeo common stock, with adjustments to (i) the number of shares subject to each Vimeo SAR and Vimeo RSU based on the merger exchange ratio in the Vimeo merger and (ii) the base price applicable to each Vimeo SAR and Vimeo RSU. The Vimeo SARs and Vimeo RSUs otherwise have terms and conditions that are customary for a public company stock appreciation right and restricted stock unit.
On November 5, 2020, Mr. Levin, IAC’s Chief Executive Officer (“CEO”), received an IAC Restricted Stock award covering 3,000,000 shares of IAC common stock. As a part of the Spin-off, Mr. Levin received in respect of each share of IAC restricted common stock that he holds a number of shares of Vimeo common stock equal to the Spin-off exchange ratio. The calculation of the allocation of stock-based compensation expense to Vimeo for the IAC Restricted Stock award was based upon the closing per share stock price of IAC on May 24, 2021 of $252.63 and the closing per share stock price of Vimeo on May 24, 2021 on a when-issued trading basis of $52.08.
These transactions have been reflected through the following adjustments:
(a)
$2.6 million and $8.1 million of incremental stock-based compensation expense for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively, resulting from (i)  the modification of Vimeo OpCo SARs and Vimeo OpCo RSUs and (ii) the November  5, 2020 IAC Restricted Stock award to IAC’s CEO upon completion of the Spin-off in his capacity as the Chairman of the Vimeo Board of Directors; and

(b)
the issuance of 4.9 million restricted shares of Vimeo common stock in connection with the modification of the IAC Restricted Stock award of 3,000,000 shares based on the Spin-off exchange ratio of 1.6235.

(5)
Transaction and one-time costs related to the Spin-off have been reflected through the following adjustments:

(a)
Additional estimated transaction and one-time costs related to the Spin-off of $0.8 million that are expected to be incurred by Vimeo subsequent to March 31, 2021 and are, therefore, not reflected in the historical consolidated balance sheet of Vimeo OpCo.

(b)
Reversal of transaction and one-time costs of $1.7 million incurred in the historical consolidated statement of operations of Vimeo OpCo for the three months ended March 31, 2021 as this amount is already reflected in the additional estimated transaction costs of $3.0 million in the unaudited pro forma condensed consolidated statement of operations for the year ended December  31, 2020.

(6)
Reflects the tax effects of the pro forma pre-tax adjustments at the applicable statutory income tax rate of 23%.

Autonomous Entity Adjustments:
(7)
As an independent, separate public company following the Spin-off, Vimeo expects to incur certain costs including financial reporting and regulatory compliance, board of directors’ fees and expenses, accounting, auditing, tax, legal, insurance, information technology, human resources, investor relations, risk management, treasury and other general and administrative-related functions.

The unaudited pro forma condensed consolidated financial statements have been adjusted to depict Vimeo as an autonomous entity. Vimeo expects to incur approximately $1.5 million and $8.9 million of expenses in addition to IAC’s corporate and shared costs allocated to Vimeo OpCo in its historical consolidated financial statements for the three months ended March  31, 2021 and the year ended December 31, 2020, respectively. The additional expenses have been estimated based on assumptions that IAC and Vimeo management believe are reasonable. However, actual incremental costs that will be incurred could differ materially from these estimates and depend on several factors, such as the macro-economic environment and strategic decisions made in the applicable functional areas.

The adjustment also reflects the tax effects of the autonomous entity adjustment at the applicable statutory income tax rate of 23%.
Earnings (Loss) Per Share
(8)
Vimeo common stock and Vimeo Class B common stock are treated as one class of stock for earnings per share (“EPS”) purposes as both classes of stock participate in earnings, dividends and other distributions on the same basis. As described in Note (4), in the Spin-off, Mr. Levin, IAC’s CEO, received in respect of each share of IAC restricted common stock that he holds a number of shares of Vimeo common stock equal to the Spin-off exchange ratio. As the Vimeo Restricted Stock award is a participating security, Vimeo pro  forma EPS is calculated using the two-class method given those shares are unvested and have a non-forfeitable dividend right in the event Vimeo declares a cash dividend to common shareholders and participates in all other distributions of Vimeo in the same manner as all other Vimeo common shareholders.

Undistributed earnings allocated to the participating security is subtracted from net income in determining net income attributable to Vimeo common stock and Vimeo Class B common stock shareholders for pro forma basic EPS. Pro forma basic EPS has been computed by dividing net income attributable to Vimeo common stock and Vimeo Class B common stock shareholders by the total number of Vimeo common stock and Vimeo Class B common stock outstanding upon completion of the Spin-off as described in Notes (2) and (3)  above.
For the calculation of pro forma diluted EPS, net income attributable to Vimeo common stock and Vimeo Class B common stock shareholders is adjusted for the reallocation of undistributed earnings allocated to the participating security, then divided by the total number of Vimeo common stock and Vimeo Class  B common stock outstanding upon completion of the Spin-off as described in Notes (2) and (3) above plus dilutive securities.

	Three Months Ended March 31, 2021
	Vimeo OpCo Historical Consolidated	Vimeo, Inc. Pro Forma
	(In thousands, except per share data)
Basic EPS:
Numerator:
Net earnings attributable to Vimeo OpCo / Vimeo shareholders	$3,313	$2,055
Net earnings attributed to unvested participating security(a)	—	(61)
Net earnings attributable to Vimeo OpCo Class A Voting common stock and Class B Non-Voting common stock shareholders / Vimeo common stock and Class B common stock shareholders	$3,313	$1,994
Denominator:
Vimeo OpCo historical weighted average shares outstanding	156,480	—
Vimeo common shares outstanding after giving effect to the reclassification and minority exchange	—	159,347
Weighted average basic shares outstanding	156,480	159,347
Basic EPS	$0.02	$0.01
Diluted EPS:
Numerator:
Net earnings attributable to Vimeo OpCo Class A Voting common stock and Class B Non-Voting common stock shareholders / Vimeo common stock and Class B common stock shareholders	$3,313	$1,994
Net earnings attributed to unvested participating security(a)	—	61
Reallocation of net earnings attributable to unvested participating security		(56)
Net earnings attributable to Vimeo OpCo Class A Voting common stock and Class B Non-Voting common stock shareholders / Vimeo common stock and Class B common stock shareholders for diluted EPS computation	$3,313	$1,999
Denominator:
Weighted average basic shares outstanding used for basic EPS computation	156,480	159,347
Dilutive securities(b)(c)	9,408	14,564
Number of shares used for diluted EPS computation	165,888	173,911
Diluted EPS	$0.02	$0.01

	Year Ended December 31, 2020
	Vimeo OpCo Historical Consolidated	Vimeo, Inc. Pro Forma
	(In thousands, except per share data)
Numerator:
Net loss attributable to Vimeo OpCo / Vimeo shareholders	$(50,628)	$(59,074)
Denominator:
Vimeo OpCo historical weighted average shares outstanding	142,426	—
Vimeo common shares outstanding after giving effect to the reclassification and minority exchange	—	159,347
Weighted average basic shares outstanding	142,426	159,347
Dilutive securities(d)	—	—
Number of shares used for diluted EPS computation	142,426	159,347
Loss per share:
Basic and diluted loss per share	$(0.36)	$(0.37)

(a)
On November 5, 2020, IAC’s CEO, Mr. Levin, was granted a stock-based award in the form of 3.0 million shares of restricted common stock. In the Spin-off, Mr. Levin received in respect of each share of IAC restricted common stock that he holds a number of shares of Vimeo common stock equal to the Spin-off exchange ratio. The number of shares that ultimately vest is subject to the satisfaction of growth targets in Vimeo’s stock price over the 10-year service condition of the award. These restricted shares have a non-forfeitable dividend right in the event Vimeo declares a cash dividend to common shareholders and participates in all other distributions of Vimeo in the same manner as all other common shareholders. Accordingly, the two-class method of calculating EPS is used.

(b)
If the effect is dilutive, weighted average diluted shares outstanding include the incremental shares that would be issued upon the assumed exercise of stock appreciation rights (“SARs”), vesting of restricted stock, and vesting of restricted stock units. For the three months ended March 31, 2021, 4.9 million potentially dilutive securities were excluded from the calculation of diluted EPS because their inclusion would have been anti-dilutive.

(c)
Performance-based SARs are considered contingently issuable shares. Shares issuable upon exercise of performance-based SARs are included in the denominator of diluted EPS if (i) the applicable performance condition(s) has been met and (ii) the inclusion of the performance-based SARs is dilutive for the respective reporting periods. For the three months ended March  31, 2021, 2.3 million shares underlying performance-based SARs were excluded from the calculation of diluted EPS because the performance condition(s) had not been met.

(d)
For the year ended December 31, 2020, Vimeo had a loss from operations. As a result, approximately 18.9 million potentially dilutive securities were excluded from computing dilutive loss per share as their inclusion would have been anti-dilutive. Accordingly, the number of shares used to compute diluted EPS for the year ended December 31, 2020 is based (i) in the case of Vimeo OpCo Historical Consolidated, on the number of shares of Vimeo OpCo Class A Voting common stock and Class B Non-Voting common stock, and (ii) in the case of Vimeo, Inc. Pro Forma, on the number of shares of Vimeo common stock and Class B common stock outstanding upon completion of the Spin-off as described in Notes (2) and (3) above.

BUSINESS
For the purpose of the following business description about Vimeo , “we,” “our” or “us” refers to Vimeo.com, Inc. (formerly known as Vimeo, Inc.) with respect to periods prior to the completion of the Spin-off and to Vimeo, Inc. (formerly known as Vimeo Holdings, Inc.) with respect to periods following the completion of the Spin-off.
Overview
Our mission
Our mission is to enable professional-quality video for all.
We believe that we can empower every professional, team and organization to use video, with tools that are far easier and more effective than ever before.
Who we are
We are the world’s leading all-in-one video software solution, providing the full breadth of video tools through a software-as-a-service (“SaaS”) model.
We provide a single turnkey solution to create, collaborate and communicate with video. Businesses face significant barriers to use video today, including time, cost, lack of technical expertise and the need to pay for and manage multiple software vendors. Our cloud-based software eliminates these barriers and solves essential video needs, including:
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Creation:   Record, produce, edit and stream videos, for both live and on-demand viewing.

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Collaboration:   Share videos privately with clients and teams, review and comment on work-in-progress videos and manage team access and permissions.

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Distribution:   Share videos publicly, including: publishing on a website, blog, marketplace or social media platform, broadcasting through a secure corporate portal, or building a branded video destination or storefront.

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Hosting:   Organize and manage a central video library across users and teams, in one centralized location.

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Marketing:   Use video to capture leads and convert them into customers.

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Monetization:   Monetize video through a subscription fee, pay-per-view model or third-party advertising, across devices, currencies and payment methods.

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Analytics:   Measure video performance across platforms, including tracking viewer engagement and drop-off rates, sources of traffic and customer leads.

We serve a growing community of over 200 million registered users (those users who have created an account with us using an email address) in over 190 countries. Our users include creative professionals, small businesses, marketers, agencies, schools, nonprofits and large organizations. They range from the Emmy-nominated animator working on her next short, to the beauty entrepreneur creating videos for Instagram and her Shopify store, to the Fortune 500 company live streaming town halls and remotely training sales associates at stores around the world.
We operate at a significant scale. As of December 31, 2020, our video player was embedded on millions of websites and is powering billions of views a month, with 297,000 new videos being uploaded to our platform each day. Our brand is well known and highly regarded, and most of our new users find us organically. We are also regarded as an industry leader in video technology, having set new standards in adopting higher resolutions, advanced imaging and audio protocols, new video compression formats and intelligent streaming algorithms. In 2020, Vimeo was recognized by Fast Company as the #1 Most Innovative Video Company in the World.

Recent performance
We have grown rapidly in 2020. As of December 31, 2020, we had over 1.5 million subscribers who pay us an average of $223 per year. For the year ended December 31, 2020, our total bookings increased 62% year-over-year and new bookings increased 158% year-over-year.1 We attribute this growth to (1) our recent product enhancements to better serve business needs and (2) the ongoing secular shift to online video for all forms of business communication, which has been accelerated by the COVID-19 pandemic.
As of December 31, 2020, over 80% of our subscribers are on annual plans. As a result, we enjoy a high degree of revenue predictability in future periods. Our revenue is also highly diversified across customers and geographies. For the year ended December 31, 2020, our top 10 customers generated less than 3% of our revenue, and nearly 50% of our revenue came from customers outside of the U.S.
We believe that we have a large opportunity to both grow our free user base and convert more of our free users into paying customers. 60% of our nearly 1.5 million subscribers started as free users, using our platform for free first before deciding to sign up for a subscription plan. These users contributed 50% of our total bookings for the year ended December 31, 2020. We have over 200 million free users today, and continuously seek to improve our free offering and increase product usage by adding features those users want, such as mobile video creation. Over the year ended December 31, 2020, we added over 35 million free users, who were more actively engaged with our platform than new free users over the same period last year.
We further believe that we have a large opportunity to grow average revenue per user. Over the year ended December 31, 2020, 25% of our bookings came from subscribers who upgraded to a higher-priced plan from their initial plan. We continually seek to add compelling features in our higher- priced plans, and we frequently test and optimize the pricing and packaging of our subscription plans to encourage upgrades. As of December 31, 2020, we had over 3,800 enterprise customers, who, as of the quarter ended December 31, 2020, pay us over $22,000 per year, on average. We define “enterprise customers” as those who purchase plans through contact with our sales force. Our enterprise customers grew 87% year-over-year for the quarter ended December 31, 2020, and these customers now represent nearly 25% of our total revenue for the same period. We believe that we can continue to attract enterprise customers both through product enhancements which make our offering more relevant to large organizations, and through expanded sales efforts.
As of December 31, 2020, more than 60% of Fortune 500 companies have at least one paid Vimeo account, while less than 1% of our subscribers pay more than $10,000 per year. We believe this demonstrates that our product has already gained a foothold in many of the largest enterprises and that there is a clear opportunity to expand within these large enterprises to more departments, employees and customers. The net revenue retention (NRR) for our enterprise customers was above 110% for the quarter ended December 31, 2020, meaning that the enterprise customers we had one year prior paid us more overall in the current period than they did a year before, including accounting for churn.2 This represented the seventh consecutive quarter of sequentially increasing NRR for our enterprise customers.

1
We define “bookings” as fixed fees for SaaS services that subscribers have paid or committed to pay during their subscription period or 12 months, whichever is shorter, less refunds and chargebacks during the same period. “New bookings” refers to bookings from new subscriptions during a particular period.

2
We calculate net revenue retention by taking the sum of (a) annualized subscription revenue for enterprise subscribers at the end of the period that also existed twelve months prior and (b) the variable revenue attributed to these same subscribers over the preceding twelve months and dividing that by annualized subscription revenue for all subscribers that existed twelve months prior plus the variable revenue attributed to this same set of subscribers over the twelve months prior to that date.

Lastly, we believe that we have attractive margin characteristics to support investment in future growth. In the quarter ended December 31, 2020, our gross margin reached 70%, we exhibited significant sales and marketing customer acquisition efficiency with room to scale, and we generated positive Adjusted EBITDA.3
Businesses need video
In the past decade, video has gone from a form of entertainment to the most engaging and effective medium to communicate ideas, build brands, promote products and connect with each other. This is because video is a far richer and more expressive medium than text or static images. As consumers spend more time online and as workforces become more distributed, businesses need to keep pace with their customers and employees, who increasingly expect to consume engaging video content.
Yet for too many businesses, professional-quality video remains out of reach due to lack of time, budget and expertise. For example:
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the average professionally-produced video takes weeks to make and costs thousands of dollars, but has a shelf life on social media of just a few days. Simply shooting content on one’s phone won’t produce a high-quality product demo, brand video or Facebook ad given the need to edit and stitch together multiple shots and add branding, music, voice-over and motion graphics.

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collaborating on video projects is inefficient and full of friction, often requiring multiple pieces of software, shared passwords, expensive licenses and wasted time sharing feedback in back-and-forth email chains.

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producing a live event typically requires expensive hardware and a professional production team. Even the largest companies struggle today to make their town halls, conferences, webinars and training programs high-quality and engaging.

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companies lack a centralized, secure video library where all their videos are intuitively organized and easily searchable. They also lack robust and centralized video analytics to measure the return on their video investment across platforms and teams.

Vimeo solves essential video needs
We offer a SaaS solution that spans the full breadth of a business’s video needs. Our cloud-based software enables users to create, collaborate and communicate with video, eliminating the need to pay for multiple software providers and removing the barriers of time, budget and technical expertise for a wide range of use cases. For example:
•
a flower shop owner can promote their store re-opening on social media with professional-looking videos they create on their phone in a few clicks;

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a fitness studio can launch its own video channel to stream classes in TV-quality in a matter of minutes;

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a freelancer or creative agency can showcase their portfolio, collaborate with clients and deliver projects securely, all from a single account; and

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a global company can integrate video across all of its corporate communications, from town halls and training to virtual conferences and product launches.

3
Operating loss of $3.7 million for the quarter ended December 31, 2020 less amortization of intangibles of $2.1 million less stock-based compensation expense of $2.1 million less depreciation expense of $0.2 million = Adjusted EBITDA of $0.7 million for the quarter ended December 31, 2020. For the year ended December 31, 2020, we realized a net loss of approximately $50.6 million.

Trends in Our Favor
We believe that we are witnessing the rapid proliferation of video into every aspect of business communication. We expect many more businesses to require video in the future, aided by the following secular trends:
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Consumers expect engaging video.   Consumers increasingly expect engaging and real-time video from both brands and employers. We expect the marked growth of self-produced video on social media platforms to put more pressure on businesses to produce professional-quality videos for these platforms as well. At work, employees are increasingly driving IT modernization as they demand the latest technologies from their personal lives in their workplace.

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Video works better than image and text.   Video is the most engaging medium. A 2018 analysis by Twitter showed that social media posts with video attract 10 times more engagement than those without, and a 2018 analysis by LinkedIn showed that videos are shared 20 times more often than other content formats. A 2020 study on advertising by Amazon shows that video increases clicks, conversion rates and visitor time-on-site, which can assist with both driving traffic and search engine optimization (SEO).

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The nature of work is changing, and organizations must adapt.   As workforces become more distributed and teams rely more on software to interact with their colleagues, video has become a critical tool to increase employee engagement, productivity and retention. A 2020 study completed by GlobalWebIndex for Vimeo shows that employees at companies that use video are 75% more likely to rate employee engagement highly and 72% more likely to rate productivity highly. Beyond distributed teams, the COVID-19 pandemic has likely ignited a permanent trend towards workplace flexibility, with over 80% of company leaders intending to permit remote work some of the time according to a 2020 study by Gartner.

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The rise of direct-to-consumer streaming.   Content creators are increasingly reaching audiences directly, without traditional media intermediaries like television networks. According to Mediaplaynews, the average streaming U.S. household pays for nearly four subscription services, and Wikipedia and other sources report there are now over 16 streaming services with over one million subscribers. In 2020, Forbes reported that outside of traditional media, there are two million content creators on YouTube, Instagram, TikTok and Twitch making over six figures in advertising income; we expect many of these creators will want to launch their own direct-to-consumer video offerings in the future.

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Video is broadly distributed.   In the past, online video was primarily viewed on desktop computers that required a physical high-speed Internet connection. Today, mobile phones and tablets enable high-definition video recording and playback, 5G network coverage is expanding, and connected TVs have made their way to many households. With consumers spending an average of over six hours a day watching online video content (based upon 2020 data from Nielsen), we expect more viewing surfaces to emerge in the future, from virtual reality headsets to augmented reality devices to self-driving cars. As audiences engage on more devices, businesses will increasingly need a central hub to publish video across these platforms.

While the COVID-19 pandemic has accelerated the demand for video from businesses, we believe this shift is secular and will endure given the fundamental need for businesses to communicate online. For example, we believe that the businesses streaming their town halls, classes and events today will continue to value the global reach of livestreaming along with their physical events in the future. We see countless examples of the power of this reach in our user base today:
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When drugstore chain Rite Aid used Vimeo to produce their first virtual town hall to their store locations, they engaged more associates than they had in over a decade of in-person events.

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When coatings manufacturer Axalta added video to their auto shop training programs, they went from limited classroom instruction to engaging an additional 8,000 technicians virtually, for a fraction of the cost.

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When interior design company Spoak Decor tested video ads versus image ads, they saw a 35 times higher engagement rate and 30% more registrants. They now use Vimeo for all feature releases and demo videos.

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When fitness chain System of Strength moved its studio classes online, their viewership grew from hundreds in Ohio to thousands of people across 33 states. Video streaming will remain a key part of their ongoing strategy.

Our Market Opportunity
Target customers
Our target customers include small-to-midsize businesses (SMBs), larger enterprises, marketers, agencies and creative professionals.
We believe that anyone who produces video content, markets to customers, works with distributed teams or hosts in-person experiences is a potential Vimeo user. We further believe that once our users begin to experience the benefits of our platform, they tend to greatly expand their use of video internally and externally. As a result, we expect that use of our platform will increase the broader market penetration of video across all customer types and use cases.
Geographic market
Our market is global. Our products are used by customers in over 190 countries.
Total addressable market
Based on our internal data, we estimate our total addressable market to be approximately $40 billion in 2021, growing to $70 billion in 2024. While our opportunity includes a range of customer types, we believe the largest market segments are:
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Small-to-midsize businesses (SMBs) who use video for marketing to consumers.   IDC estimates the number of global SMBs to be 348 million. We estimate that there is an approximately $20 billion market of SMBs willing to pay for video software, aided by the growing need for brands of all sizes to reach their customers on social media and increase engagement on their websites and marketplaces. We expect this market to grow to approximately $25 billion in 2024.

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Enterprises who use video for internal and external communications.   CapIQ estimates that there are more than one million global enterprises with annual revenues above $10 million. We believe every one of these organizations will look to use video, and that as our product portfolio expands to cover more use cases, departments and employees within the enterprise, we can materially expand both our footprint and contract value. We estimate the addressable market for enterprises to be currently at approximately $20 billion and expect it to grow to approximately $45 billion in 2024.

Our Business Model and Services
We earn revenue primarily through a SaaS business model, selling subscriptions to our cloud-based software on an annual or monthly basis. We employ a “freemium” pricing strategy, offering free membership and access to our video tools alongside paid subscription plans for advanced video capabilities. As of December 31, 2020, over 95% of our subscribers purchased plans without ever speaking to customer support or going through a salesperson.
Basic (free) memberships
Anyone can access a basic (free) membership to Vimeo by signing up with an email address. With a basic membership, users can create, record, upload and share videos through our website and native apps for free. Our free users are subject to weekly and total caps on uploaded videos, and do not have access to advanced video capabilities such as live streaming or the ability to add team members. We provide opportunities to upgrade to a paid subscription at natural points in the user’s experience, such as when a free user nears or hits an uploaded video cap. We also highlight the advanced video capabilities of our subscription plans natively within our free user product experience.

Self-serve subscription plans
We offer paid subscription plans on a “self-serve” basis, meaning that users can sign up directly through our website or apps and pay subscription fees with a credit card or an in-app purchase mechanism. We charge fees that typically range from $7 per month to $900 per year for features that vary depending on the plan type. These features include video creation, collaboration, distribution, hosting, marketing, monetization and analytics. We also offer the ability to add multiple team members to our higher-priced plans. As of December 31, 2020, nearly 10% of our subscribers had added team members, and the number of team accounts is up over 100% from the same time last year.
Enterprise subscription plans
We sell enterprise subscription plans through our sales force. Our enterprise plans provide additional features beyond our self-serve plans, plus options for dedicated support, account management, service level agreements and professional live event services. Our enterprise contracts range from thousands to hundreds of thousands of dollars per year, and for the quarter ended December 31, 2020, over 65% of our new enterprise contracts came from customers who were existing free users or self-serve subscribers first. Our enterprise plans include:
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Vimeo Enterprise:   an organization-wide video solution that includes secure unlimited live streaming of events, a corporate video portal, single-sign-on support, content delivery network optimization to improve quality-of-service in corporate networks, and the ability to use our technology on a fully branded basis (so that the company’s own branding is featured instead of Vimeo’s).

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Vimeo OTT:   an over-the-top (OTT) video monetization solution that allows customers to launch and run their own video streaming channel directly to their audience through a branded web portal, mobile apps and Internet-enabled TV apps. Our customers have a direct relationship with the end viewers of their content, and we handle everything from app development to billing to customer support. Customers may offer their videos on a subscription basis, an à la carte basis, an ad-supported basis or for free.

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Vimeo Custom:   plans optimized for high-volume users, e.g., plans that offer significantly higher storage or bandwidth.

Sales and Marketing
We acquire subscribers primarily through: (1) conversion of free users to subscribers through organic efforts, including word-of-mouth referrals and in-product messaging; (2) acquisition of subscribers through marketing spend, primarily through digital media channels; (3) our sales force (for enterprise customers); and (4) acquisition of subscribers through third party partnerships and integrations.
Key Benefits to Customers
We believe that our solutions provide the following benefits to our customers:
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Centralized video solution.   We provide an integrated video software solution that enables video creation, hosting, distribution and measurement in one interface. Our platform eliminates the need to purchase and manage multiple software providers for editing, storage, publishing and analytics.

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Scalable, reliable video delivery.   Our video player delivers a best-in-class playback and live streaming experience for audiences of all sizes, and we optimize video delivery across devices, geographies, bandwidth and network performance. Our technology enables streaming of high dynamic range (HDR) video in up to 8K resolution, and is built to scale with organizations as their needs advance.

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Easy to use.   We provide a self-serve and intuitive interface that can be easily navigated by even first-time users. The vast majority of our users never speak to a customer support agent or salesperson. Our platform removes the need for video-specific expertise and high-touch user support and troubleshooting.

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Fast setup, no hardware required.   Our cloud-based software runs natively on desktop and mobile devices without requiring any specialized hardware or need to download third-party software.

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Attractive return on investment.   We provide the advanced capabilities of a live TV studio (on-screen graphics, video switching, audio mixing, audience Q&A and polls) and sophisticated marketing tools (branding customization, in-video calls-to-action, email capture and cross-platform distribution) at an accessible price point. For large organizations, switching to our platform reduces the time and cost associated with expensive on-premises infrastructure and continual maintenance.

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Fully branded, customizable experience.   We enable subscribers to fully customize the video player experience and exercise complete control over their content and who sees it. We also enable subscribers to build branded video channels, destinations and storefronts off Vimeo, so they can directly own the relationship with their viewers.

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Interoperable and integrated.   Vimeo integrates with cloud-based software applications such as Shopify, GoDaddy, Dropbox, Google, Slack, Adobe, Mailchimp and HubSpot. We also have an ecosystem of distribution partners where we enable native publishing of videos, including Facebook, YouTube, LinkedIn, Twitter and Pinterest.

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Developer-friendly.   We enable anyone to build on top of our platform. Our flexible video APIs (application programming interfaces) allow external developers and engineering teams to build their own applications using our technology. As of December 31, 2020, we had over 110,000 developers actively using our APIs and, for the quarter ended December 31, 2020, we received an average of more than 2.5 billion API calls a month.

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Robust customer support.   We offer 24/7/365 support globally, through live chat, email, telephone and video. For the quarter ended December 31, 2020, our customer support team achieved a customer satisfaction score (CSAT) of over 90%. We are obsessively focused on providing our users with excellent support, and believe this is a critical driver of our ability to build long-term relationships with them.

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Creative inspiration.   Vimeo isn’t just software. Vimeo is a creative community. We go beyond tools and technology to offer inspiration and help from our global community of video creatives and professionals. This includes content inspiration (Staff Picks, video templates, video school), marketplaces to license content and hire video pros (For Hire, Stock), and events (Vimeo Festival & Awards, Streameo).

Our Growth Strategy
We focus on the following areas to drive our growth:
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Grow our free user base:   Our adoption is driven by a virtuous cycle of users collaborating on and sharing videos. Every time a free user uploads a video that someone else watches, that viewer experiences a part of our platform. As a result, our addressable customer base expands each time our users publish or broadcast videos to their audience, privately share Vimeo links, collaborate with their team on a video project or embed Vimeo’s video player on another platform. These actions attract viewers, who may then decide to register and become users. Our player is embedded on millions of websites and has powered over a hundred billion views.

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Convert free users into subscribers:   We provide a high-quality free product with numerous features that have the potential to be used repeatedly, and we offer price- and feature-optimized tiering of our subscription plans to drive organic conversion of free users to subscribers over time.

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Extend customer value:   We seek to employ a “land and expand” strategy where we inspire our existing subscribers to increase video adoption and usage and upgrade to higher-priced plans over time. For enterprise customers, we seek to expand the number of employees, teams and departments using our platform and increase contract value organization-wide.

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Product innovation:   We continuously innovate and improve our platform by investing in research and development, customer insights and business intelligence analytics. We strive to make both our free and paid experiences more compelling so that our users find increasing value in our services.

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Partnerships:   We seek to grow our presence on third-party platforms with native product integrations, and encourage third-party platforms to natively integrate their software and tools with us.

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International:   We seek to attract more subscribers outside of the U.S. through localized product, marketing and sales efforts in other countries.

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Sales and marketing:   We intend to increase investments in marketing and in our sales team to reach and convert more customers. We monitor our sales and marketing spend and return on investment closely to ensure that we are acquiring customers in an efficient manner.

Competition and Competitive Advantages
Competition
Our competitors include large social media platforms, such as Facebook and YouTube, which allow users to share videos for free. These services provide a built-in audience, social media-specific capabilities, and the ability to monetize video through advertising. They typically don’t allow users to control whether or which kind of advertising accompanies their videos.
We also compete with a variety of companies that provide niche video services focused on a specific user segment or video use case. For example, some of these companies may provide a video editing solution, which may or may not be cloud-based, while other companies primarily provide distribution and monetization.
Competitive advantages
We believe that our competitive advantages include:
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Centralized video solution.   Vimeo is unique in that we provide an integrated video software solution that eliminates the need to connect and pay for multiple software providers for video creation, hosting, distribution and measurement. The breadth of our tools enables us to offer more value at a competitive price point, and serve a broader range of customer types and use cases.

•
Agnostic distribution:   Social media platforms are overwhelmingly focused on increasing advertising dollars through viewership on their own properties. However, most businesses need and want to distribute their videos across multiple (if not all) platforms to reach the highest number of potential customers. We are an agnostic provider who can facilitate distribution across these platforms as well as on websites, apps and marketplaces. Our business model is aligned with our users’ need to put their videos everywhere, and as a result we can provide more distribution opportunities than social media platforms can or are likely to provide. We therefore view social media platforms as our partners rather than competitors, and we already enable native distribution from Vimeo to Facebook, YouTube, LinkedIn, Twitter and Pinterest.

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Ad-free, fully branded experience.   Unlike social media platforms, we offer our free users an ad-free video player, and enable subscribers to fully customize the video player experience and exercise complete control over their content. Because we don’t monetize audiences through advertising, we never try to drive traffic away from our users’ content or website. We further enable subscribers to build branded video channels, destinations and storefronts off Vimeo, so they can directly own the relationship with their viewers.

•
High-quality product.   Our video player delivers a best-in-class playback and live streaming experience for audiences of all sizes, optimized across devices, geographies, bandwidth and network performance. Our technology enables streaming of high dynamic range (HDR) video in up to 8K resolution, and is built to scale with organizations as their needs advance.

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Economies of scale.   As we store and deliver more video, we are able to reduce our variable costs. The significant scale at which we operate has enabled us to improve our margins without increasing our prices. For example, our gross margin reached 70% for the quarter ended December 31, 2020. This further allows us to offer accessible pricing in areas that have been historically cost-prohibitive, such as professional-quality live streaming, over-the-top (OTT) delivery and 8K/HDR video streaming.

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Cross-platform data.   As a result of our scale, we have deep insight into video engagement and performance across platforms. For the twelve months ended December 31, 2020, we captured over one trillion unique video events across millions of unique destinations. We expect to use this data over time to provide personalized insights, dynamically optimize content, improve video quality and recommend which types of videos to make, when and for which platform. Our ability to deliver smarter products and insights for our users increases with the more data we collect, and the amount of data we collect increases as our users grow.
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Creative community.   Nearly 70% of creatives whose work we recognize as Staff Picks say that Vimeo’s recognition helped them launch their video careers, and 85% of them showcase their work primarily on Vimeo. We believe that the diversity, size and engagement of our creative community is an asset that is difficult for others to replicate.

Technology
We use proprietary video creation, storage, delivery and playback technology that we have developed or acquired over the past 16 years. We are at the forefront of adopting next-generation video codecs like HEVC and AV1, which use advanced data compression and state-of-the-art prediction techniques to increase video playback quality.
We invest heavily in research and development to drive product improvements and innovation. As of December 31, 2020, nearly half of our employees were in product and engineering roles. The majority of our development work is done in-house, complemented by open-source software, off-the-shelf commercial software, and proprietary vendor-developed software.
Acquisitions
In 2016, we acquired VHX, a provider of over-the-top OTT streaming and monetization services. In 2017, we acquired Livestream, a provider of professional live streaming services. In 2019, we acquired Magisto, a provider of AI-driven video creation and editing tools. Today each of these capabilities is available through the Vimeo platform.
Intellectual Property
Our intellectual property includes registered trademarks, such as VIMEO, in the U.S. and over 15 other countries; 17 U.S. patents that claim various technologies that we may use in our operations, including patents directed to live video streaming and video editing using artificial intelligence technologies, with expiration dates ranging from 2030 to 2039; copyrights in our source code, website, apps and creative assets; over 150 domain names, including Vimeo.com and Livestream.com; and trade secrets.
Human Capital
As a software technology company, our employees are our number one resource. As of December 31, 2020, we had 702 full-time employees, of whom 210 were based outside of the U.S. None of our employees are covered by collective bargaining agreements. Overall, we consider our relations with employees to be good.
Our Company Culture
We believe that our company culture is a critical driver of our business success. We are a mission-driven company and have designed a set of guiding principles, along with our programs and processes, to help us maximize the potential of every individual in our company. Our principles are:
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Start with Users.

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Ask Why.

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Aim High.

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Own It.

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Be Real.

We believe this approach fosters a culture that is transparent, innovative and ambitious, all of which enable us to drive long-term customer value and achieve competitive differentiation.

Diversity, Equity and Inclusion
We believe our impact is greatest when our workforce represents the diverse and global community that we serve. Accordingly, we view diversity, equity, and inclusion (DE&I) efforts as integral to our success. We have a robust DE&I program that is headed by a dedicated head of DE&I, who reports to our Chief Operating Officer. Our DE&I efforts include:
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Hiring practices:   We use a number of techniques, primarily directed toward expanding our pipeline, to achieve a diverse workforce. Beginning in 2020, we started implementing, across selected departments in the U.S., a goal of ensuring that women, BIPOC (black, indigenous and people of color), LGBTQIA+ (lesbian, gay, bisexual, transgender, genderqueer, queer, intersexed, agender and asexual) and candidates with disabilities comprise a minimum of 30% of candidates who reach the hiring manager interview stage of our hiring process.

•
Employee community (resource) groups (ECGs):   ECGs at Vimeo are employee-led and organizationally-supported groups of employees that are drawn together by shared characteristics (such as ethnicity, gender, sexual orientation, etc.) or shared interests. Participation is open to all. Each ECG has a leader and an executive sponsor from our leadership team. ECGs serve as a resource, point of connection, and community for underrepresented employees and their allies, and are an important part of building and maintaining an equitable, diverse and inclusive workforce and community. ECGs also play an integral role in helping Vimeo reach its strategic DE&I goals as they relate to our business operations, our workplace and our community.

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Cultural education, bias mitigation, and allyship:   We provide regular programming on cultural awareness, bias mitigation, and allyship by partnering with third parties. All new hires are required to participate in unconscious bias training.

•
Skill development:   We provide mentoring opportunities for employees as well as learning and development resources, including an annual stipend for educational activities relevant to one’s job. In addition, we provide regular manager training and coaching opportunities to continue to build skills.

As of December 31, 2019, our U.S. workforce was, based upon employee self-identification, 62% white, 12% Asian, 7% of two or more racial groups, 4% black, 7% of Hispanic or Latin background, and 0.2% Native Hawaiian or other Pacific Islander; 8% declined to self-identify. As of the same date, our workforce was 60% male, 39% female, and 1% non-binary. We publicly publish metrics on these and other measures of diversity at least once annually.
Compensation
We believe in a performance-based culture and have structured our compensation packages to reflect that. Employees are paid either a salary or on an hourly basis depending on their job duties and legal requirements. For non-sales salaried employees, we set targets for discretionary bonuses as a percentage of base salary, and we determine year-end bonuses based upon a combination of company performance, team performance, and individual performance. Sales-based employees are entitled to commissions based upon sales.
We maintain an employee equity program in which we grant, at present, stock-settled stock appreciation rights (SSARs) to all full-time employees. Following the Spin-off, we expect to continue providing employees with equity, which may include stock options, restricted stock units and an employee stock purchase plan.
In addition to these compensation methods, we provide a broad range of benefits, including comprehensive health and retirement benefits, that we believe meet or exceed market levels. For example, for U.S. full-time employees, we match all pre-tax contributions by our employees to IAC’s 401(k) plan, as well as post-tax contributions by our employees to Roth individual retirement accounts, dollar for dollar in an amount of up to 10% of an employee’s base salary (subject to an annual cap).
We are committed to providing competitive and equitable pay. We base our compensation on market data and conduct evaluations of our salary bands and compensation practices with a third-party consultant on a regular basis to determine the competitiveness and fairness of our packages.

Talent development
We are committed to empowering our people with career advancement and learning opportunities. We do this by providing, among other things: written guidance on expectations for job levels; bi-annual employee evaluations; mentoring programs; training for new managers; professional and leadership development training for ECG leaders; one-on-one coaching for leadership roles; and a stipend for annual learning and development opportunities.
Government Regulation
We are subject to domestic and foreign laws that affect companies conducting business on the internet generally, including laws relating to the liability of providers of online services for their operations and the activities of their users.
Because we host user-uploaded content, we may be subject to laws concerning such content. In the U.S., we rely, to a significant degree, on laws that limit the liability of online providers for user-uploaded content, including the Digital Millennium Copyright Act of 1998 (DMCA) and Section 230 of the Communications Decency Act of 1996. Countries outside the U.S. generally do not provide as robust protections for online providers and may instead regulate such entities to a higher degree. For example, in certain countries, online providers may be liable for hosting certain types of content or may be required to remove such content within a short period of time upon notice. We or our customers may also be subject to laws that regulate streaming services or online platforms, such as the EU’s Audiovisual Media Services Directive or EU Regulation 2019/1150, which regulates platform-to-business relations.
Because we receive, store and use a substantial amount of information received from or generated by our users, we are also impacted by laws and regulations governing privacy and data security in the U.S. and worldwide. Examples of such regimes include Section 5 of the Federal Trade Commission Act, the EU’s General Data Protection Law (GDPR), and the California Consumer Privacy Act (CCPA). These laws generally regulate the collection, storage, transfer and use of personal information.
Due to our subscription business model, we are subject to a variety of laws governing online transactions, payment card transactions and the automatic renewal of online agreements. In the U.S., these matters are regulated by, among other things, the federal Restore Online Shoppers Confidence Act (ROSCA) and various state laws.
As a U.S.-based company with foreign offices, we are subject to a variety of foreign laws governing our foreign operations, as well as U.S. laws that restrict trade and certain practices, such as the Foreign Corrupt Practices Act.
Facilities
Our corporate headquarters are located in New York, New York. We do not own any real property. Our facilities, which we lease (in one case from IAC) both in the United States and abroad, consist of executive and administrative offices and space for servers and other equipment.
Our New York headquarters is located in IAC’s corporate headquarters in New York, New York. We plan to remain in this space following the Spin-off and will increase our leasehold by approximately 23,291 square feet beginning in March 2021. IAC presently allocates costs to us based upon the rentable square footage that we use; we do not have a formal lease at this time. We will enter into a formal lease as part of the Spin-off.
We believe that our current facilities are adequate to meet our ongoing needs. We also believe that, if we require additional space, we will be able to lease additional facilities on commercially reasonable terms.
Legal Proceedings
Overview
Vimeo is, and from time to time may become, involved in various legal proceedings arising in the normal course of our business activities, such as copyright infringement and tort claims arising from user-uploaded content, patent infringement claims, breach of contract claims, putative class actions based upon consumer protection or privacy laws and other matters. The amounts that may be recovered in such matters may be subject to insurance coverage. The litigation matters described below involve issues or claims that may be of particular interest to our stockholders, regardless of whether any of these matters may be material to our financial position or operations based upon the standard set forth in the SEC’s rules.
Pursuant to the Separation Agreement, we have agreed to indemnify IAC for matters relating to any business of Vimeo, including indemnifying IAC for costs related to the matters described below.
Sony/Universal/Warner Copyright Litigation
In March 2021, Sony Music Entertainment Italy (a subsidiary of Sony Music Entertainment Group), Warner Music Italia (a subsidiary of Warner Music Group), Universal Music Italia (a subsidiary of Universal Music Group), and Warner Music International Services (a subsidiary of Warner Music Group) filed a lawsuit against Vimeo in the Court of Milan alleging violations of Italian copyright and unfair competition laws. See Sony Music Entertainment Italy s.p.a. et al. v. Vimeo, Inc., Case No. 10977/2021 (Court of Milan, Business Division). The complaint alleges that Vimeo infringed plaintiffs’ copyrights by hosting and streaming user-uploaded videos that contain plaintiffs’ copyrighted works and that, upon notification of the alleged infringement, Vimeo employed a takedown process that did not comply with Italian law. The complaint seeks, among other things, injunctive relief. Vimeo has not yet responded to the complaint. Vimeo believes that the allegations in this lawsuit are without merit and will defend vigorously against them.
EMI/Capitol Records Copyright Infringement Litigation
In December 2009, a group of music publishers owned by EMI Music Publishing (now owned by Sony/ATV Music Publishing, a subsidiary of Sony Entertainment) and a group of then EMI-affiliated record companies including Capitol Records (now owned by Universal Music Group, a subsidiary of Vivendi), filed two lawsuits against Vimeo and its former owner, Connected Ventures, in the U.S. District Court for the Southern District of New York. See Capitol Records, LLC v. Vimeo, LLC, No. 09 Civ. 10101 (S.D.N.Y.) and EMI Blackwood Music, Inc. v. Vimeo, LLC, No. 09 Civ. 10105 (S.D.N.Y.). In both cases, plaintiffs allege that Vimeo infringed their music copyrights (in the publishers’ musical compositions and the record companies’ sound recordings) by hosting and streaming videos uploaded by users (and in certain cases, former employees) featuring their musical works. Plaintiffs seek, among other things, injunctive relief and monetary damages. The initial complaints identified 199 videos as infringing (which Vimeo removed post-suit).
Prior to suit, plaintiffs did not avail themselves of their right to submit a takedown notice to Vimeo pursuant to the online safe harbor provisions of the Digital Millennium Copyright Act of 1998 (DMCA), which limits the liability of online service providers for copyright infringement of their users when the provider takes certain measures. Vimeo asserts that the DMCA limits its liability because it complies with the DMCA and plaintiffs failed to submit takedown notices. Plaintiffs disagree, asserting various theories as to why the DMCA may not apply to some or all of the videos-in-suit.
The district court bifurcated proceedings and required the parties to first litigate the issue of whether Vimeo satisfied the DMCA’s safe harbor provisions. On September 18, 2013, the district court granted partial summary judgment to Vimeo on 144 of the 199 original videos-in-suit on the ground that Vimeo complied with the threshold requirements of the DMCA and that there was no evidence that a Vimeo employee had watched the videos in question such that Vimeo had actual or “red flag” knowledge of infringement, which would disqualify the DMCA’s application. The court denied summary judgment as to 35 videos-in-suit on the ground that there was a material question of fact as to whether Vimeo had “red flag” knowledge of infringement based upon employees having watched all or part of these videos. The court further held that the DMCA did not apply to the record companies’ state-law claims regarding sound recordings fixed before February 1972; a trial was necessary to determine whether Vimeo was liable for employees who uploaded approximately 20 videos; and that plaintiffs should be permitted to amend their complaints to add over 1,500 videos allegedly infringing their copyrights (which Vimeo removed after receiving plaintiffs’ proposed amended complaint).
Vimeo sought and obtained the right to appeal certain issues on an interlocutory basis to the U.S. Court of Appeals for the Second Circuit. On June 16, 2016, the Second Circuit held that (1) the district court had applied the incorrect summary-judgment standard for “red flag” infringement and that evidence that an employee watched all or part of a video containing plaintiffs’ music did not raise a genuine issue of fact as to whether Vimeo had “red flag” knowledge in such video; (2) the DMCA applies to state-law copyright infringement claims predicated on pre-1972 sound recordings; and (3) on an issue raised by plaintiffs in their cross-appeal, the record did not show that Vimeo was willfully blind towards infringing activity taking place on its platform. As a result of these rulings, the Second Circuit partially vacated the district court’s ruling and remanded the case for further proceedings consistent with its judgment.
On March 31, 2018, the district court granted Vimeo’s motion to dismiss plaintiffs’ state-law unfair competition claims on the grounds that they were state-law copyright claims covered by the DMCA per the Second Circuit’s judgment. In filings made over the course of 2018 through February 21, 2020, the parties have fully briefed their respective renewed motions for summary judgment in light of the Second Circuit’s judgment. The parties are currently awaiting either the scheduling of argument or a decision on these motions.
It is Vimeo’s position that the DMCA limits its liability with respect to all user-uploaded videos-in-suit. Vimeo believes that the allegations in these lawsuits are without merit and will defend vigorously against them.
RTI Copyright Litigation
Between 2012 and 2017, Italian broadcaster Reti Televisive Italiane s.p.a. and an affiliate thereof (collectively, RTI) filed four lawsuits for copyright infringement against Vimeo in the Civil Court of Rome. See Reti Televisive Italiane s.p.a. v. Vimeo, LLC, Cause Nos. 23732/12, 62343/2015, and 59780/2017 (Rome Civil Court), and Medusa Film v. Vimeo, Inc., Cause No. 74775/2017 (Rome Civil Court). In each case, RTI asserts that Vimeo infringed its copyrights by hosting and streaming user-uploaded videos that allegedly contain RTI’s television or film programming.
On January 15, 2019, the Civil Court of Rome concluded the first case (No. 23732/12) and entered a judgment against Vimeo, awarding RTI damages of EUR 8,500,000 plus interest and entering an injunction against Vimeo with respect to further acts of infringement. Vimeo filed an appeal and petitioned to stay the judgment pending appeal. On May 13, 2019, the Rome Court of Appeal stayed the judgment pending appeal. The appeal is currently pending.
On June 2, 2019, the Civil Court of Rome concluded the second case (No. 62343/2015) and entered a judgment against Vimeo, awarding RTI damages of EUR 4,746,273 plus interest and entering an injunction against Vimeo as to further acts infringement. Vimeo filed an appeal and petitioned to stay the judgment pending appeal. The Rome Court of Appeal declined to stay the judgment. The appeal is currently pending. On October 26, 2020, RTI commenced a lawsuit against Vimeo in the U.S. District Court for the Southern District of New York to enforce the damages award of the June 2019 judgment. See Reti Televisive Italiane s.p.a. v. Vimeo, LLC, No. 20 Civ. 8954 (S.D.N.Y.). On December 22, 2020, Vimeo and RTI filed, and the district court entered, a stipulation and order staying the U.S. proceedings pending the final outcome of the appeals from the Italian judgment at issue.
Proceedings in the third and fourth cases (Nos. 59780/2017 and 74775/2017, respectively) are pending before the Civil Court of Rome. In each case, RTI seeks, among other things, injunctive relief and monetary damages.
It is Vimeo’s position that its liability is limited under Italian and EU laws and that the judgments against it are inconsistent with those laws and the decisions of the Italian Supreme Court. Vimeo believes that the allegations in these lawsuits are without merit and will defend vigorously against them.
British Telecommunications Patent Litigation
On March 18, 2018, British Telecommunications plc, which is referred to as BT, commenced a patent infringement lawsuit against Vimeo in the U.S. District Court for the District of Delaware. See British Telecommunications plc v. IAC/InterActiveCorp, et al., Civ. No. 18-366 (D. Del.). In its complaint, BT asserted that Vimeo has infringed or is infringing three of its patents, U.S. Patent Nos. 6,240,450 (‘450 patent), 6,578,079 (‘079 patent), and 7,974,200 (‘200 patent). The plaintiff seeks, among other things, injunctive relief and monetary damages.

On February 4, 2019, on Vimeo’s motion, the district court dismissed the claims based upon the ‘450 and ‘079 patents on the ground that the asserted patents were not directed to patentable subject matter. In pursuing an immediate appeal against one of Vimeo’s co-defendants, Plaintiff waived its right to appeal the dismissal of those claims. Thereafter, Vimeo filed an inter partes review (IPR) petition with the U.S. Patent and Trademark Office (USPTO) with respect to certain of the asserted claims of the ‘200 patent. On August 5, 2020, the Patent Trial and Appeal Board (PTAB) of the USPTO issued a judgment canceling all but one of the challenged claims. Neither party appealed the PTAB’s decision.
Following the PTAB decision, proceedings in the district court (which had been stayed since the institution of the IPR) resumed. As a result of the district court and PTAB decisions to date, only certain claims of the ‘200 patent remain viable. These claims are generally directed towards a fast startup technique in video streaming applications. On November 5, 2020, the district court entered a claim construction order construing certain terms of the ‘200 patent. On January 14, 2021, BT withdrew two of the asserted claims from the litigation, leaving only one claim of the ‘200 patent at issue. On March 29, 2021, the court approved BT’s voluntary dismissal of its remaining claim with prejudice.
Illinois Biometric Information Privacy Act Litigation
On September 9, 2019, Bradley Acaley filed, on behalf of himself and other similarly situated individuals, a putative class action complaint against Vimeo in the Circuit Court of Cook County, Illinois. Vimeo thereafter removed the case to the U.S. District Court for the Northern District of Illinois, where it is now pending. See Bradley Acaley v. Vimeo, Inc., No. 19 Civ. 7164 (N.D. Ill.). In his complaint, plaintiff asserts that Vimeo’s Magisto mobile application collected facial biometric information in a manner that violated his rights under the Illinois Biometric Information Privacy Act (BIPA).
Vimeo moved to compel arbitration of the case. On June 1, 2020, the district court denied Vimeo’s motion. On June 18, 2020, Vimeo filed an appeal to the U.S. Court of Appeals for the Seventh Circuit. On June 23, 2020, the district court administratively closed the case pending appeal. Briefing in the appeal has been stayed to permit the parties to engage in settlement discussions mediated through the Seventh Circuit’s mediation program. The plaintiff seeks, among other things, injunctive relief and monetary damages.
It is Vimeo’s position that the Magisto app does not violate BIPA. Vimeo believes that the allegations in this lawsuit are without merit and will defend vigorously against them.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion describes the financial condition and results of operations of Vimeo OpCo as though Vimeo OpCo were a separate company as of the dates and for the periods presented. You should read this discussion in conjunction with Vimeo OpCo’s audited and unaudited consolidated financial statements and accompanying notes included in Annex A to this prospectus.
Key Terms:
When the following terms appear in this Management’s Discussion and Analysis of Financial Condition and Results of Operations, they have the meanings indicated below:
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Subscribers — is the number of users who have an active subscription to one of Vimeo OpCo’s paid plans measured at the end of the relevant period. We count each account with a subscription plan as a subscriber. In the case of enterprise customers who maintain multiple accounts across our platforms as part of a single enterprise subscription plan, we count only one subscriber. We do not count team members who have access to a subscriber’s account as additional subscribers.

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Average Subscribers — is the sum of the number of Subscribers at the beginning and at the end of the relevant measurement period divided by two.

•
Average Revenue per User (“ARPU”) — is the annualized revenue for the relevant period divided by Average Subscribers. For periods that are less than a full year, annualized revenue is calculated by dividing the revenue for that particular period by the number of calendar days in the period and multiplying this value by the number of days in that year.

•
Gross Margin — is revenue less cost of revenue, divided by revenue.

Operating Costs and Expenses:
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Cost of revenue — consists primarily of hosting fees, credit card processing fees, compensation expense (including stock-based compensation expense) and other employee-related costs for personnel engaged in customer care functions, amortization of in-app purchase fees, outsourced customer care personnel costs, rent expense and facilities costs. In-app purchase fees are monies paid to Apple and Google in connection with the processing of in-app purchases of subscriptions and product features through the in-app payment systems provided by Apple and Google.

•
Research and development expense — consists primarily of compensation expense (including stock-based compensation expense) and other employee-related costs that are not capitalized for personnel engaged in the design, development, testing and enhancement of product offerings and related technology, software license and maintenance costs, rent expense and facilities costs.

•
Sales and marketing expense — consists primarily of advertising expenditures, which include online marketing, including fees paid to search engines, social media sites, email campaigns, display advertising, video advertising and affiliate marketing, and offline marketing, which includes conferences and events, compensation expense (including stock-based compensation expense) and other employee-related costs for Vimeo OpCo’s sales force and marketing personnel, software license and maintenance costs, rent expense and facilities costs.

•
General and administrative expense — consists primarily of compensation expense (including stock-based compensation expense) and other employee-related costs for personnel engaged in executive management, finance, legal, tax, information technology and human resources, fees for professional services (including transaction-related costs related to the Spin-off and acquisitions), rent expense, facilities costs, and software license and maintenance costs.

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Credit Facility — On February 12, 2021, Vimeo OpCo entered into a $100 million revolving credit facility that expires on February 12, 2026. At March 31, 2021, there were no outstanding borrowings under the Credit Facility.

Non-GAAP financial measure:
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Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) — is a non-GAAP financial measure. See “Principles of Financial Reporting” for the definition of Adjusted EBITDA and a reconciliation of net earnings (loss) attributable to Class A Voting common stock and Class B Non-Voting common stock shareholders to operating loss to Adjusted EBITDA for the three months ended March 31, 2021 and 2020 and the year ended December 31, 2019 and 2020.

MANAGEMENT OVERVIEW
Vimeo OpCo is the world’s leading all-in-one video software solution, providing the full breadth of video tools through a software-as-a-service model. Vimeo OpCo’s comprehensive and cloud-based tools empower its users to create, collaborate and communicate with video on a single, turnkey platform.
Sources of Revenue
Vimeo OpCo’s revenue is derived primarily from annual and monthly SaaS subscription fees paid by subscribers for self-serve and enterprise subscription plans. Subscription revenue is recognized over the term of the applicable subscription period, which ranges from one month to three years. The most common subscription is an annual subscription.
Distribution, Marketing and Advertiser Relationships
Vimeo OpCo pays to market and distribute its services on third-party search engines and social media websites, and through e-mail campaigns, display advertising, video advertising and affiliate marketing. Vimeo OpCo also pays fees to Apple and Google related to the distribution and the facilitation of in-app purchases of product features. These distribution channels might also offer other third parties services and products which compete with those Vimeo OpCo offers.
Vimeo OpCo also markets and offers its services and products through branded websites, allowing customers to transact directly with it in a convenient manner. Vimeo OpCo has made, and expects to continue to make, significant investments in online marketing to drive traffic to its websites.
Results of Operations for the three months ended March 31, 2021 compared to the three months ended March 31, 2020
Revenue
	Three Months Ended March 31,
	2021	$ Change	% Change	2020
	(Dollars in thousands, except ARPU)
Revenue	$89,422	$32,454	57%	$56,968
Operating metrics:
Subscribers (in thousands)	1,587	316	25%	1,271
Average Subscribers (in thousands)	1,559	308	25%	1,251
ARPU (in whole dollars)	$233	$50	27%	$183
Revenue grew $32.5 million or 57%, driven primarily by a 25% increase in Average Subscribers and a 27% increase in ARPU. The growth in Average Subscribers is due to the increase in self-serve and enterprise customers as individuals, businesses and organizations accelerated their adoption of video to communicate with their customers and employees due, in part, to the effects of COVID-19.
ARPU increased as a greater percentage of both new and existing self-serve subscribers purchased, on average, higher-priced offerings that include features such as additional storage and bandwidth, video creation and editing tools and live streaming capability. The growth in enterprise customers, whose average annual contract values are much greater, also contributed to ARPU growth.
Cost of revenue (exclusive of depreciation shown separately below)
	Three Months Ended March 31,
	2021	$ Change	% Change	2020
	(Dollars in thousands)
Cost of revenue (exclusive of depreciation shown separately below)	$24,956	$6,598	36%	$18,358
As a percentage of revenue	28%			32%

Cost of revenue increased $6.6 million, or 36%, due primarily to increases of $3.6 million in hosting fees and $2.4 million in credit card processing fees and in-app purchase fees. The increase in hosting fees was due to the increase in Average Subscribers, partially offset by cost optimization initiatives. The increase in credit card processing fees and in-app purchase fees was due primarily to an increase in Average Subscribers and growth in on-demand content transactions.
Gross profit
	Three Months Ended March 31,
	2021	$ Change	% Change	2020
	(Dollars in thousands)
Gross profit	$64,466	$25,856	67%	$38,610
Gross margin	72%			68%
Gross margin increased due to revenue growth as well as cost optimization initiatives for hosting, which as a percentage of revenue decreased.
Research and development expense
	Three Months Ended March 31,
	2021	$ Change	% Change	2020
	(Dollars in thousands)
Research and development expense	$21,475	$6,182	40%	$15,293
As a percentage of revenue	24%			27%
Research and development expense increased $6.2 million, or 40%, due primarily to increased investment in products. The increased investment included $5.0 million in compensation expense due to increased headcount and an increase of $1.3 million in stock-based compensation expense, $0.7 million in consulting costs and $0.6 million in software license and maintenance costs. The increase in stock-based compensation expense is due to the acceleration of expense related to certain performance-based awards and the issuance of new equity awards since 2020.
Sales and marketing expense
	Three Months Ended March 31,
	2021	$ Change	% Change	2020
	(Dollars in thousands)
Sales and marketing expense	$32,069	$6,944	28%	$25,125
As a percentage of revenue	36%			44%
Sales and marketing expense increased $6.9 million, or 28%, due primarily to increases of $3.6 million in compensation expense and $2.9 million in advertising costs. The increase in compensation expense is primarily due to growth in the enterprise sales force.
General and administrative expense
	Three Months Ended March 31,
	2021	$ Change	% Change	2020
	(Dollars in thousands)
General and administrative expense	$14,518	$2,314	19%	$12,204
As a percentage of revenue	16%			21%

General and administrative expense increased $2.3 million, or 19%, due primarily to increases of $2.9 million in professional fees and $2.8 million in compensation expense as a result of increased headcount and an increase of $1.5 million in stock-based compensation expense, partially offset by a decrease of $0.7 million in bad debt expense and the inclusion in 2020 of lease termination costs of $0.7 million. The increase in professional fees is primarily due to $1.3 million in costs associated with the implementation of new enterprise systems and $0.7 million in costs associated with the Spin-off. The increase in stock-based compensation expense is due to the acceleration of expense related to certain performance-based awards and the issuance of new equity awards since 2020. Compensation expense was further impacted by a decrease in certain bonuses and severance expense.
Depreciation
	Three Months Ended March 31,
	2021	$ Change	% Change	2020
	(Dollars in thousands)
Depreciation	$115	$57	98%	$58
As a percentage of revenue	NM			NM
Depreciation increased $0.1 million, or 98%, due primarily to additional fixed assets being placed in service after the first quarter of 2020.
Operating loss
	Three Months Ended March 31,
	2021	$ Change	% Change	2020
	(Dollars in thousands)
Operating loss	$(5,598)	$11,595	67%	$(17,193)
As a percentage of revenue	(6)%			(30)%
Operating loss decreased due to the increase in Adjusted EBITDA of $13.3 million described below and a decrease of $1.2 million in amortization of intangibles, partially offset by increases of $2.9 million in stock-based compensation expense and $0.1 million in depreciation expense. The decrease in amortization of intangibles is due to certain intangibles being fully amortized in 2020. The increase in stock-based compensation expense is due to the acceleration of expense related to certain performance-based awards and the issuance of new equity awards since 2020.
At March 31, 2021, there was $51.0 million of unrecognized compensation cost, net of estimated forfeitures, related to all equity-based awards, which is expected to be recognized over a weighted average period of approximately 2.8 years.
Adjusted EBITDA
	Three Months Ended March 31,
	2021	$ Change	% Change	2020
	(Dollars in thousands)
Adjusted EBITDA	$1,316	$13,312	NM	$(11,996)
As a percentage of revenue	1%			(21)%
For a reconciliation of net earnings (loss) attributable to Class A Voting common stock and Class B Non-Voting common stock shareholders to operating loss to Adjusted EBITDA, see “Principles of Financial Reporting.”
Adjusted EBITDA increased $13.3 million to $1.3 million due primarily to higher revenue and improved gross margin (72% in 2021 compared to 68% in 2020) as described above, partially offset by an increase in compensation expense due primarily to increases in headcount, an increase in professional fees, including costs related to the Spin-off and higher advertising costs.

Interest expense
	Three Months Ended March 31,
	2021	$ Change	% Change	2020
	(Dollars in thousands)
Interest expense	$(64)	$(64)	NM	$—
Interest expense relates to amortization of deferred financing costs and commitment fees associated with the Credit Facility, which commenced on February 12, 2021.
Interest expense — related party
	Three Months Ended March 31,
	2021	$ Change	% Change	2020
	(Dollars in thousands)
Interest expense – related party	$(726)	$1,727	70%	$(2,453)
Interest expense — related party relates to interest expense charged by IAC and its subsidiaries on the related party notes. The notes were repaid to IAC in January 2021.
Other income (expense), net
	Three Months Ended March 31,
	2021	$ Change	% Change	2020
	(Dollars in thousands)
Other income (expense), net	$10,086	$10,145	NM	$(59)
Other income, net in 2021 includes a gain of $10.2 million related to the sale of Vimeo OpCo’s retained interest in its former hardware business.
Vimeo OpCo previously sold live streaming devices and accessories through its hardware business. Vimeo OpCo retained an interest in its former hardware business after it sold a majority stake on March 29, 2019 that provided it with rights to participate in and receive distributions in the event of positive cash flows or proceeds should there be another sale of the business. In the first quarter of 2021, the former hardware business, inclusive of Vimeo OpCo’s retained interest, was sold and a gain was recognized. This gain includes amounts received in the first quarter of 2021 and funds held in escrow. Vimeo OpCo may receive additional consideration based on the revenue of its former hardware business relative to established targets through December 31, 2021. Such amounts will be recognized as income only if, and at the point in time, any additional consideration is received, or it is probable that additional consideration will be received.
Other expense, net in 2020 reflects $0.1 million of net foreign exchange losses.
Income tax provision
	Three Months Ended March 31,
	2021	$ Change	% Change	2020
	(Dollars in thousands)
Income tax provision	$(385)	$170	31%	$(555)
Effective income tax rate	10%			NM
For further details of income tax matters, see “Note 2 — Income Taxes” to the unaudited consolidated financial statements included in Annex A.
Vimeo OpCo is in a net operating loss (“NOL”) position for federal and state income tax purposes. The largest deferred tax assets are the federal and state NOLs. Vimeo OpCo has recorded a valuation allowance for its net deferred tax assets because it has concluded that it is more likely than not that the NOLs will not be utilized due to its history of pre-tax losses. The income tax provisions relate to international and state taxes for jurisdictions in which Vimeo OpCo conducts business. The decrease in income tax provision is driven by a decrease in international tax accruals.

Results of Operations for the Years Ended December 31, 2019 and 2020
Revenue
	Years Ended December 31,
	2019	Change	% Change	2020
	(Dollars in thousands, except ARPU)
Revenue (in thousands)	$196,015	$87,203	44%	$283,218
Operating metrics:
Subscribers (in thousands)	1,232	298	24%	1,530
Average Subscribers (in thousands)	1,092	289	26%	1,381
ARPU (in whole dollars)	$180	$25	14%	$205
Revenue grew 44% to $283.2 million, driven by a 26% increase in Average Subscribers, a 14% increase in ARPU, and the contribution of Magisto, which was acquired on May 28, 2019. The growth in Subscribers is due to the increase in self-serve and enterprise customers as individuals, businesses and organizations accelerated their adoption of video to communicate due, in part, to the effects of COVID-19.
ARPU increased as a greater percentage of both new and existing self-serve subscribers purchased, on average, higher-priced offerings that include features such as additional storage and bandwidth, video creation and editing tools and live streaming capability. The growth in enterprise customers, whose average annual contract values are much greater, also contributed to ARPU growth. For the year ended December 31, 2020, the number of enterprise subscribers increased from nearly 2,100 to more than 3,800, and enterprise revenue, as a percentage of total revenue, increased from 17% to 23%.
Magisto, which is included in self-serve, contributed $12.2 million to the year-over-year revenue growth. Revenue in 2019 included $2.3 million from the hardware business, which was sold in the first quarter of 2019.
Cost of revenue
	Years Ended December 31,
	2019	$ Change	% Change	2020
	(Dollars in thousands)
Cost of revenue (exclusive of depreciation shown separately below)	$77,665	$11,412	15%	$89,077
As a percentage of revenue	40%			31%
Cost of revenue increased $11.4 million, or 15%, due primarily to increases of $9.7 million in credit card processing fees, $2.3 million in in-app purchase fees paid to Apple and Google, $2.1 million in outsourced customer care personnel costs and $2.0 million in compensation expense related to increased customer care personnel, partially offset by decreases of $2.6 million in hosting fees and $1.4 million of product costs due to the sale of the hardware business. The increase in credit card processing fees and in-app purchase fees is due primarily to increases in subscriptions and video on-demand transactions. The decrease in hosting fees is due primarily to cost reduction initiatives and lower rates for storage and transcoding.
Gross profit
	Years Ended December 31,
	2019	$ Change	% Change	2020
	(Dollars in thousands)
Gross profit	$118,350	$75,791	64%	$194,141
Gross profit margin percentage	60%			69%

Gross margin percentage increased due to revenue growth as well as cost reduction initiatives and lower rates for hosting, primarily for storage and transcoding, and to a lesser degree, the sale of the lower gross margin hardware business. We expect gross margin percentage to increase further over time, though not at the same pace in 2020.
Research and development expense
	Years Ended December 31,
	2019	$ Change	% Change	2020
	(Dollars in thousands)
Research and development expense	$46,946	$17,292	37%	$64,238
As a percentage of revenue	24%			23%
Research and development expense increased $17.3 million, or 37%, due primarily to increased investment in products, including Vimeo Create. The increased investment included $13.9 million in compensation expense due to increased headcount due, in part, to the acquisition of Magisto, and an increase of $1.5 million in stock-based compensation expense due primarily to the issuance of new equity awards since 2019. Research and development expense was also impacted by increases of $1.8 million in software license and maintenance costs and $1.8 million in consulting costs.
Sales and marketing expense
	Years Ended December 31,
	2019	$ Change	% Change	2020
	(Dollars in thousands)
Sales and marketing expense	$87,337	$18,293	21%	$105,630
As a percentage of revenue	45%			37%
Sales and marketing expense increased $18.3 million, or 21%, due primarily to increases in compensation expense of $11.2 million due, in part, to growth in the sales force for enterprise offerings and increased commission expense due to the increase in enterprise bookings, marketing costs of $5.3 million and software license and maintenance costs of $1.9 million.
General and administrative expense
	Years Ended December 31,
	2019	$ Change	% Change	2020
	(Dollars in thousands)
General and administrative expense	$34,189	$15,657	46%	$49,846
As a percentage of revenue	17%			18%
General and administrative expense increased $15.7 million, or 46%, due primarily to increases of $11.2 million in compensation expense and $6.0 million in professional fees. The increase in compensation expense is due to increased headcount and an increase of $4.8 million in stock-based compensation expense due primarily to the issuance of new equity awards since 2019. The increase in professional fees is due to $5.3 million in costs associated with the Spin-off. General and administrative expense in 2019 and 2020 include lease impairment charges of $2.1 million and lease termination costs of $1.1 million, respectively.

Depreciation
	Years Ended December 31,
	2019	$ Change	% Change	2020
	(Dollars in thousands)
Depreciation	$478	$(18)	(4)%	$460
As a percentage of revenue	NM			NM
Depreciation decreased 4%, due primarily to certain fixed assets becoming fully depreciated.
Operating loss
	Years Ended December 31,
	2019	$ Change	% Change	2020
	(Dollars in thousands)
Operating loss	$(60,253)	$19,476	32%	$(40,777)
As a percentage of revenue	(31)%			(14)%
Operating loss decreased due to the decrease in Adjusted EBITDA loss of $30.9 million described below, partially offset by increases of $6.4 million in stock-based compensation expense and $5.1 million in amortization of intangibles. The increase in stock-based compensation expense was due primarily to the issuance of new equity awards since 2019. The increase in amortization of intangibles was due to the acquisition of Magisto.
At December 31, 2020, there was $12.4 million of unrecognized compensation cost, net of estimated forfeitures, related to all equity-based awards, which is expected to be recognized over a weighted average period of approximately 2.7 years.
Adjusted EBITDA
	Years Ended December 31,
	2019	$ Change	% Change	2020
	(Dollars in thousands)
Adjusted EBITDA	$(44,831)	$30,923	69%	$(13,908)
As a percentage of revenue	(23)%			(5)%
For a reconciliation of net loss to operating loss to Adjusted EBITDA, see “Principles of Financial Reporting.”
Adjusted EBITDA loss decreased 69% to a loss of $13.9 million due primarily to higher revenue and improved gross margin percentages (60% in 2019 compared to 69% in 2020) as described above, partially offset by higher compensation expense due primarily to increases in research and development, sales and marketing and general and administrative headcount, higher marketing costs and costs related to the Spin-off.
Interest expense — related party
	Years Ended December 31,
	2019	$ Change	% Change	2020
	(Dollars in thousands)
Interest expense – related party	$(8,538)	$(578)	(7)%	$(9,116)
Interest expense — related party relates to interest expense charged by IAC and its subsidiaries on the outstanding related party notes. The decline was due to lower average balances outstanding in the year ended December 31, 2020 versus the prior year.

Other (expense) income, net
	Years Ended December 31,
	2019	$ Change	% Change	2020
	(Dollars in thousands)
Other (expense) income, net	$(6,441)	$6,534	NM	$93
Other expense, net in 2019 includes a realized loss of $8.2 million related to the sale of Vimeo OpCo’s hardware business in 2019 and a $2.0 million realized gain on the sale of an investment.
Other income, net in 2020 includes $0.5 million of income related to funds released from escrow in the fourth quarter of 2020 related to the acquisition of Magisto and a $0.3 million realized gain on the sale of an investment, partially offset by $0.7 million in net foreign exchange losses.
Income tax provision
	Years Ended December 31,
	2019	$ Change	% Change	2020
	(Dollars in thousands)
Income tax provision	$(345)	$(483)	(140)%	$(828)
For further details of income tax matters, see “Note 3 — Income Taxes” to the audited consolidated financial statements included in Annex A.
Vimeo OpCo is in a net operating loss (“NOL”) position for federal and state income tax purposes. The largest deferred tax assets are the federal and state NOLs. Vimeo OpCo has recorded a valuation allowance for its net deferred tax assets because it has concluded that it is more likely than not that the NOLs will not be utilized due to its history of pre-tax losses. The income tax provisions relate to international and state taxes for jurisdictions in which Vimeo OpCo conducts business. The increase in income tax provision is driven by an increase in international profits.

PRINCIPLES OF FINANCIAL REPORTING
Vimeo reports Adjusted EBITDA as a supplemental measure to U.S. generally accepted accounting principles (“GAAP”). This measure is one of the primary metrics by which Vimeo evaluates the performance of its businesses, on which its internal budgets are based and by which management is compensated. Vimeo believes that investors should have access to, and is obligated to provide, the same set of tools that it uses in analyzing its results. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Vimeo endeavors to compensate for the limitations of the non-GAAP measure presented by providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measure. Vimeo encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measure, which is discussed below.
Definition of Non-GAAP Measure
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of amortization of intangible assets and impairments of goodwill and intangible assets, if applicable. Vimeo believes this measure is useful for analysts and investors as this measure allows a more meaningful comparison between Vimeo’s performance and that of its competitors. The above items are excluded from Vimeo’s Adjusted EBITDA measure because these items are non-cash in nature. Adjusted EBITDA has certain limitations because it excludes the impact of these expenses.
The following table reconciles net earnings (loss) attributable to Class A Voting common stock and Class B Non-Voting common stock shareholders to operating loss to Adjusted EBITDA for the three months ended March 31, 2021 and 2020 and the years ended December 31, 2019 and 2020:
	Three Months Ended March 31,		Years Ended December 31,
	2021	2020	2019	2020
	(In thousands)
Net earnings (loss) attributable to Class A Voting common stock and Class B Non-Voting common stock shareholders	$3,313	$(20,260)	$(75,577)	$(50,628)
Add back:
Income tax provision	385	555	345	828
Other (income) expense, net	(10,086)	59	6,441	(93)
Interest expense – related party	726	2,453	8,538	9,116
Interest expense	64	—	—	—
Operating loss	(5,598)	(17,193)	(60,253)	(40,777)
Add back:
Stock-based compensation expense	4,912	2,016	5,291	11,665
Depreciation	115	58	478	460
Amortization of intangibles	1,887	3,123	9,653	14,744
Adjusted EBITDA	$1,316	$(11,996)	$(44,831)	$(13,908)
Non-Cash Expenses That Are Excluded From Vimeo’s Non-GAAP Measure
Stock-based compensation expense consists of expense associated with the grants of Vimeo OpCo stock appreciation rights (“SARs”), including performance-based SARs, and restricted stock units and IAC stock options issued to employees of Vimeo OpCo and an allocation of expense from IAC related to awards issued to corporate employees of IAC that were granted under various IAC stock and annual incentive plans. These expenses are not paid in cash and Vimeo views the economic costs of stock-based awards to be the dilution to its share base; Vimeo also includes the related shares in its diluted shares outstanding for GAAP earnings per share using the treasury stock method. Performance-based SARs are included only to the extent the applicable performance condition(s) have been met (assuming the end of the reporting period is the end of the contingency period). Upon exercise of SARs, the awards are settled on a net basis in shares of IAC common stock (for which Vimeo compensated IAC with additional shares of Vimeo OpCo common stock or cash), and Vimeo remits the required tax-withholding amounts from its current funds.
Depreciation is a non-cash expense relating to Vimeo OpCo’s leasehold improvements and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.
Amortization of intangible assets is a non-cash expense related primarily to acquisitions. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as customer relationships, technology and trade names, are valued and amortized over their estimated lives. An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value. Vimeo believes that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairments of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.

FINANCIAL POSITION, LIQUIDITY AND CAPITAL RESOURCES
Financial Position
	March 31,	December 31,
	2021	2019	2020
	(In thousands)
Cash and cash equivalents:
United States	$313,433	$—	$107,018
All other countries	2,872	1,939	2,993
Total cash and cash equivalents	$316,305	$1,939	$110,011
Debt – related party:
Promissory notes due on demand – related party:
Promissory note due on demand – related party	$—	$35,457	$—
Promissory note due on demand – related party	—	24,296	44,565
Total promissory notes due on demand – related party	—	59,753	44,565
Promissory note due May 2, 2023 – related party	—	37,706	50,000
Total debt – related party	$—	$97,459	$94,565
Vimeo OpCo’s international cash can be repatriated without significant tax consequences.
For a detailed description of Debt, see “Note 4 — Revolving Credit Facility” and “Note 10 — Related Party Transactions” to the unaudited consolidated financial statements and “Note 13 — Related Party Transactions” to the audited consolidated financial statements included in Annex A.
Cash Flow Information
In summary, Vimeo OpCo’s cash flows are as follows:
	Three Months Ended March 31,		Years Ended December 31,
	2021	2020	2019	2020
	(In thousands)
Net cash (used in) provided by:
Operating activities	$(22)	$(388)	$(27,178)	$13,861
Investing activities	$7,633	$21	$(172,196)	$42
Financing activities	$199,012	$1,860	$200,457	$93,868
Net cash used in operating activities consists of earnings adjusted for non-cash items and the effect of changes in working capital. Non-cash adjustments include the gain related to the sale of Vimeo OpCo’s retained interest in its former hardware business, stock-based compensation expense, amortization of intangibles, provision for credit losses and depreciation.
Three months ended March 31, 2021
Adjustments to earnings consist primarily of a $10.2 million gain related to the sale of Vimeo OpCo’s retained interest in its former hardware business, $4.9 million of stock-based compensation expense, and $1.9 million of amortization of intangibles. The decrease from changes in working capital primarily consists of a decrease in accounts payable and other liabilities of $10.5 million, an increase in accounts receivable of $2.3 million, and an increase in other assets of $1.8 million, partially offset by an increase in deferred revenue of $11.3 million. The decrease in accounts payable and other liabilities is primarily due to a decrease in accrued employee compensation mainly related to the payment of 2020 cash bonuses in 2021 and payment of related-party accrued interest. The increase in accounts receivable is primarily due to timing of cash receipts. The increase in other assets is primarily due to an increase in prepaid software license and maintenance costs. The increase in deferred revenue is due primarily to growth in sales of annual subscriptions.
Net cash provided by investing activities includes proceeds of $7.8 million related to the sale of Vimeo OpCo’s retained interest in its former hardware business.
Net cash provided by financing activities includes $299.8 million in net proceeds from the issuance of 9.0 million shares of Vimeo OpCo Class A Voting common stock, partially offset by the repayment of related-party debt of $94.6 million, withholding taxes paid on behalf of Vimeo OpCo employees for the exercise of stock appreciation rights of $4.7 million, and $1.4 million of deferred financing costs related to the Credit Facility.
Three months ended March 31, 2020
Adjustments to earnings consist primarily of $3.1 million of amortization of intangibles, $2.0 million of stock-based compensation expense, and $0.8 million of provision for credit losses. The increase from changes in working capital primarily consists of increases in deferred revenue of $14.8 million and payable due to IAC of $6.2 million, partially offset by a decrease in accounts payable and other liabilities of $4.1 million and an increase in accounts receivable of $3.2 million. The increase in deferred revenue was primarily due to growth in sales of annual subscriptions. The decrease in accounts payable and other liabilities was primarily due to a decrease in accrued hosting fees due to timing of payment and a decrease in accrued employee compensation mainly related to the payment of 2019 cash bonuses in 2020, partially offset by an increase in accrued interest on related-party debt. The increase in accounts receivable was primarily related to growth in customers due, in part, to the effects of COVID-19.
Net cash provided by financing activities includes proceeds from the issuance of related-party debt of $2.4 million, partially offset by $0.6 million of withholding taxes paid on behalf of Vimeo OpCo employees for the exercise of stock appreciation rights.
Year ended December 31, 2019
Adjustments to earnings consist primarily of $9.7 million of amortization of intangibles, a loss of $8.2 million on the sale of the hardware business, $5.3 million of stock-based compensation expense, and $1.2 million of bad debt expense, partially offset by a realized gain of $2.0 million on the sale of an investment. The increase from changes in working capital primarily consists of increases in deferred revenue of $17.3 million, accounts payable and other liabilities of $5.1 million, and payable due to IAC of $2.5 million. The increase in deferred revenue is due primarily to growth in subscription sales. The increase in accounts payable and other liabilities is due, in part, to accrued interest on related-party debt. The increase in the payable due to IAC is part of IAC’s centrally managed U.S. treasury function.
Net cash used in investing activities includes cash of $168.1 million used for the acquisition of Magisto, and $2.8 million of capital expenditures, primarily related to leasehold improvements, partially offset by $2.2 million in proceeds from the sale of an investment.
Net cash provided by financing activities includes $168.5 million from the issuance of common stock of Vimeo OpCo to IAC in connection with the funding of the acquisition of Magisto and $32.2 million of proceeds from the issuance of related-party debt.
Year ended December 31, 2020
Adjustments to earnings consist primarily of $14.7 million of amortization of intangibles, $11.7 million of stock-based compensation expense, and $1.8 million of provision for credit losses. The increase from changes in working capital primarily consists of an increase in deferred revenue of $56.3 million, partially offset by a decrease in the payable due to IAC of $17.6 million and an increase in accounts receivable of $7.4 million. The increase in deferred revenue is due primarily to growth in subscription sales. The payable due to IAC was repaid with a portion of the proceeds from the primary equity raise of $150.0 million in November of 2020, which is described below. The increase in accounts receivable is primarily due to revenue growth.

Net cash provided by investing activities includes $0.5 million in funds released from escrow related to the 2019 acquisition of Magisto and $0.3 million in proceeds from the sale of an investment, partially offset by capital expenditures of $0.8 million, primarily related to leasehold improvements.
Net cash provided by financing activities includes $149.6 million in proceeds from the issuance of 8.7 million shares of Class A common stock and $32.6 million of proceeds from the issuance of related-party debt, partially offset by $35.5 million in principal payments on related-party debt, $31.1 million of dividends paid to Class A and Class B common stock shareholders, $11.6 million for cash reimbursed to IAC/InterActiveCorp for IAC common shares issued to settle Vimeo OpCo stock appreciation rights that were exercised in November and December of 2020, and $10.1 million of cash reimbursed to IAC/InterActiveCorp for withholding taxes paid on behalf of Vimeo OpCo employees for the exercise of stock appreciation rights.
Liquidity and Capital Resources
Funding of Vimeo OpCo by IAC Prior to the Vimeo OpCo Primary Equity Raise in November 2020
Prior to the November 10, 2020 primary equity sale, described below, Vimeo OpCo’s principal source of liquidity has been the funding received from IAC and its subsidiaries, which was provided, in part, through IAC’s centrally managed U.S. treasury function. The funding by IAC has been sufficient to enable Vimeo OpCo to fund its normal operating requirements, including capital expenditures and acquisitions. In May 2019, Vimeo OpCo completed the acquisition of Magisto for $168.0 million, which was funded by the sale of equity to IAC.
November 2020 Primary Equity Raise and Dividend
On November 10, 2020, Vimeo OpCo raised $150 million of equity capital via the sale of approximately 8.7 million shares of Class A Voting common stock at a price of $17.33 per share, based on a pre-money valuation of $2.75 billion. During November 2020, Vimeo OpCo paid a cash dividend of $0.22 per share of Class A Voting common stock and Class B non-voting common stock to holders of record on November 5, 2020, for approximately $31 million in aggregate, of which $30.7 million was paid to IAC.
January 2021 Primary Equity Raise and Repayment of Debt Payable to IAC
In January 2021, Vimeo OpCo raised $300 million of equity capital via the sale of approximately 6.2 million shares of Vimeo OpCo Class A Voting common stock for $200 million, or $32.41 per share, at a $5.2 billion pre-money valuation, and approximately 2.8 million shares of Vimeo OpCo Class A Voting common stock for $100 million, or $35.35 per share, at a $5.7 billion pre-money valuation.
At December 31, 2020, Vimeo OpCo had $94.6 million of debt payable to IAC and $4.2 million of accrued interest, all of which were repaid to IAC in January 2021 from a portion of the proceeds from the January 2021 primary equity raise described above.
Revolving Credit Facility
On February 12, 2021, Vimeo OpCo entered into a $100 million revolving credit facility, which expires on February 12, 2026. Any borrowings under the Credit Facility are guaranteed by Vimeo OpCo’s wholly-owned material domestic subsidiaries, if any, and are secured by substantially all assets of Vimeo OpCo and any guarantors, subject to certain exceptions. The commitment fee, which is based on the consolidated net leverage ratio most recently reported and the average daily dollar amount of the available revolving commitment, was 20 basis points at March 31, 2021. Any borrowings under the Credit Facility would bear interest, at Vimeo OpCo’s option, at either a base rate or LIBOR, in each case plus an applicable margin, which is determined by reference to a pricing grid based on Vimeo OpCo’s consolidated net leverage ratio. The financial covenants require Vimeo OpCo to maintain a minimum liquidity of not less than $50.0 million until December 31, 2022 and, thereafter, at the end of each quarterly test period, a consolidated net leverage ratio (as defined in the agreement) of not more than 5.5 to 1.0. The Credit Facility also contains customary affirmative and negative covenants, including covenants that would limit Vimeo OpCo’s ability to pay dividends or make distributions on or repurchase certain equity interests in the event a default has occurred or Vimeo OpCo’s consolidated net leverage ratio exceeds 4.0 to 1.0. At March 31, 2021, there were no outstanding borrowings under the Credit Facility.
Outstanding Stock-based Awards
Historically, Vimeo OpCo has granted equity awards, primarily stock settled stock appreciation rights, to its employees and management that are denominated in the equity of Vimeo OpCo. Prior to the Spin-off, these equity awards have been settled on a net basis, with the award holder entitled to receive shares of IAC common stock with a value equal to the intrinsic value of the Vimeo OpCo award upon settlement less an amount equal to the required cash tax withholding payment, which has been paid by IAC on behalf of the employee. Vimeo OpCo has reimbursed IAC in cash for the withholding taxes remitted on behalf of the Vimeo OpCo employees and has generally reimbursed IAC for the IAC shares through the issuance of shares of Vimeo OpCo common stock.
After the Spin-off, these awards will be settled in shares of Vimeo common stock. See the section of this prospectus entitled “The Spin-off-Treatment of Vimeo Equity Awards.” Vimeo management currently plans to require individual award holders to pay his or her share of the withholding tax obligation, which he or she will generally be able to do by selling Vimeo common shares (including a portion of the shares received in connection with the applicable exercise).
Upon completion of the Spin-off, each option to purchase shares of IAC common stock will convert into one option to purchase shares of IAC common stock and a number of options to purchase shares of Vimeo common stock equal to the spin-off ratio, with the option exercise prices based on (i) the value of IAC common stock prior to the Spin-off and (ii) the value of IAC common stock and the value of Vimeo common stock after giving effect to the Spin-off. In addition, IAC restricted stock awards will also convert into a number of IAC restricted stock awards and Vimeo restricted stock awards based upon the spin-off ratio.
Liquidity Assessment
As of March 31, 2021, Vimeo OpCo had approximately $316.3 million in cash and cash equivalents and no debt. As of March 31, 2021, approximately 85% of Vimeo OpCo’s subscribers were on annual subscription plans. As a result, Vimeo OpCo has a high degree of revenue predictability in future periods.
Vimeo believes its existing cash and cash equivalents and expected positive cash flows generated from operations will be sufficient to fund its normal operating requirements, including capital expenditures, and other commitments beyond the three-month period ending March 31, 2022. This assessment takes into account the effect of operating leases and purchase obligations described below in “Contractual Obligations.” Vimeo does not currently expect to incur significant capital expenditures. The $100 million of available borrowings under Vimeo OpCo’s revolving credit facility will be a potential source of additional financial flexibility and liquidity, if needed.
Following the Spin-off, Vimeo’s liquidity could be negatively affected by a decrease in demand for Vimeo’s products and services, or the incurrence of unexpected expenses. Vimeo may need to raise additional capital through future debt or equity financing to make additional acquisitions and investments or to provide for greater financial flexibility. Additional financing may not be available on terms favorable to Vimeo or at all. For a discussion of the risks related to Vimeo that may impact Vimeo’s liquidity, see the discussion under “Risk Factors,” including in particular “Risk Factors — Risks Relating to Vimeo and the Vimeo Business Following the Spin-off — Vimeo has a history of losses,” “Risk Factors — Risks Relating to Vimeo and the Vimeo Business Following the Spin-off — Vimeo’s recent and rapid growth may not be indicative of future performance” and “Risk Factors — Risks Relating to Vimeo and the Vimeo Business Following the Spin-off — Vimeo’s growth and profitability depend upon a wide variety of factors, some of which are out of Vimeo’s control.”

CONTRACTUAL OBLIGATIONS
AS OF MARCH 31, 2021
	Payments Due by Period
Contractual Obligations(a)	Less Than 1 Year	1 – 3 Years	3 – 5 Years	More Than 5 Years	Total
	(In thousands)
Operating leases(b)	$1,048	$1,717	$930	$—	$3,695
Purchase obligations(c)	50,643	45,321	—	—	95,964
Total contractual obligations	$51,691	$47,038	$930	$—	$99,659

(a)
Vimeo has excluded $2.0 million in unrecognized tax benefits and related interest from the table above as we are unable to make a reasonably reliable estimate of the period in which these liabilities might be paid. For additional information on income taxes, see “Note 2 — Income Taxes” to the unaudited consolidated financial statements included in Annex A.

(b)
Vimeo leases office space used in connection with operations under various operating leases, the majority of which contain escalation clauses. Vimeo is also committed to pay a portion of the related operating expenses under certain lease agreements. These operating expenses are not included in the table above.

(c)
Purchase obligations principally consist of payments for various cloud computing contracts.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES
The following disclosure is provided to supplement the descriptions of Vimeo OpCo’s accounting policies contained in “Note 2 — Summary of Significant Accounting Policies” to the audited consolidated financial statements included in Annex A in regard to significant areas of judgment. Management of Vimeo OpCo is required to make certain estimates, judgments and assumptions during the preparation of its consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). These estimates, judgments and assumptions impact the reported amount of assets, liabilities, revenue and expenses and the related disclosure of assets and liabilities. Actual results could differ from these estimates. Because of the size of the financial statement elements to which they relate, some of Vimeo OpCo’s accounting policies and estimates have a more significant impact on its consolidated financial statements than others. What follows is a discussion of some of Vimeo OpCo’s more significant accounting policies and estimates.
Business Combinations
Acquisitions, which are generally referred to in GAAP as business combinations, have been an important part of Vimeo OpCo’s growth strategy. Vimeo OpCo invested $168.0 million for the acquisition of Magisto in 2019. Management makes a critical determination at the time of an acquisition related to the allocation of the purchase price of the business to the assets acquired and the liabilities assumed based upon their fair values.
The purchase price of each acquisition is attributed to the assets acquired and liabilities assumed based on their fair values at the date of acquisition, including identifiable intangible assets that either arise from a contractual or legal right or are separable from goodwill.
The allocation of purchase price to the assets acquired and liabilities assumed is based upon their fair values and is complex because of the judgments involved in determining these values. The determination of purchase price and the fair value of monetary assets acquired and liabilities assumed is typically the least complex aspect of Vimeo OpCo’s accounting for business combinations due to the inherent lower level of judgment required. Due to the higher degree of complexity associated with the valuation of intangible assets, Vimeo OpCo usually obtains the assistance of outside valuation experts in the allocation of purchase price to the identifiable intangible assets acquired, such as acquired technology, customer relationships, trade names and trademarks. While outside valuation experts may be used, management has ultimate responsibility for the valuation methods, models and inputs used and the resulting purchase price allocation. The excess purchase price over the value of net tangible and identifiable intangible assets acquired is recorded as goodwill.
Recoverability of Goodwill
Goodwill is Vimeo OpCo’s largest asset with a carrying value of $219.4 million and $219.3 million at December 31, 2019 and 2020, respectively.
Goodwill is assessed annually for impairment as of October 1 or more frequently if an event occurs or circumstances change that would indicate that it is more likely than not that the fair value of Vimeo OpCo has declined below its carrying value. In performing its annual goodwill impairment assessment, Vimeo OpCo has the option under GAAP to qualitatively assess whether it is more likely than not that its fair value is less than its carrying value; if the conclusion of the qualitative assessment is that there are no indicators of impairment, Vimeo OpCo does not perform a quantitative test, which would require a valuation, as of October 1. GAAP provides a not all-inclusive set of examples of macroeconomic, industry, market and company specific factors for entities to consider in performing the qualitative assessment described above; management considers the factors it deems relevant in making its more likely than not assessments.
For Vimeo OpCo’s annual goodwill test at October 1, 2020, a qualitative assessment of Vimeo OpCo’s goodwill was performed because Vimeo OpCo concluded it was more likely than not that its fair value was in excess of its carrying value based upon a valuation of Vimeo OpCo prepared by IAC primarily in connection with the issuance and/or settlement of equity awards that are denominated in the equity of Vimeo OpCo. The valuation was prepared in February 2020 and was reviewed each quarterly reporting period through September 30, 2020. The fair value of Vimeo OpCo in the valuation was significantly in excess of its October 1,

2020 carrying value. The methods used to determine the valuation of Vimeo OpCo is described below in “Stock-based Compensation — Valuations of Vimeo OpCo and Description of the Assumptions Used in the Black-Scholes Option-Pricing Model.”
Stock-based Compensation
Stock-based compensation is one of the ways Vimeo OpCo attracts, retains, inspires and rewards our management team and employees, including those employed by recently acquired companies, by allowing them to benefit directly from the value they help to create.
The stock-based compensation expense reflected in Vimeo OpCo’s consolidated statement of operations primarily consists of expense related to stock appreciation rights denominated in Vimeo OpCo equity. It also includes expense related to IAC stock options and restricted stock units issued to employees of Vimeo OpCo and an allocation of expense from IAC related to awards issued to corporate employees of IAC that were granted under various IAC stock and annual incentive plans. Vimeo OpCo recorded stock-based compensation expense of $5.3 million and $11.7 million for the years ended December 31, 2019 and 2020, respectively. Of these amounts $4.1 million and $7.5 million, respectively, relate to Vimeo OpCo denominated equity awards.
Prior to the Spin-off, the Vimeo OpCo denominated stock appreciation rights are settled on a net basis in shares of IAC common stock having a value equal to the difference between the exercise price and the fair value of the Class A Voting common stock of Vimeo OpCo. Upon completion of the Spin-off, the Vimeo OpCo denominated stock appreciation rights will be converted into awards that are exercisable for shares of Vimeo common stock. See the section of this prospectus entitled “The Spin-off-Treatment of Vimeo Equity Awards.”
Vimeo OpCo measures and recognizes compensation expense for all stock-based awards based on the grant date fair value of the awards. The fair value of stock appreciation rights and stock options is estimated using the Black-Scholes option-pricing model. Fair value is recognized as an expense on a straight-line basis, net of estimated forfeitures, over the requisite service period, which is the vesting period of the award.
The Black-Scholes option-pricing model requires the use of highly subjective and complex assumptions to determine the inputs to the model, which include estimating the fair value of the underlying shares, the expected term from grant date to exercise, the expected volatility of the underlying shares, the risk-free interest rates and the expected dividend yield. The determination of these assumptions is described immediately below.
Valuations of Vimeo OpCo and Description of the Assumptions Used in the Black-Scholes Option-Pricing Model
Vimeo OpCo estimates the fair value of its stock appreciation rights using the Black-Scholes option-pricing model. The fair value of the common stock of Vimeo OpCo was approved by the Compensation and Human Resources Committee of the IAC Board of Directors (the “IAC Committee”), after consultation with IAC management and based on valuations prepared by IAC management and, at certain times, a valuation prepared by an unrelated third party valuation advisory firm. All awards granted are exercisable at a price per share not less than the per share fair value of the Class A Voting common stock of Vimeo OpCo on the grant date. In the absence of a public trading market of the shares of Vimeo OpCo, the IAC Committee exercised its judgment and considered numerous objective and subjective factors to determine what it believed to be the best estimate of the fair value of the shares of Class A Voting common stock of Vimeo OpCo. These factors generally included the following:
•
actual operating and financial performance;

•
current business conditions and financial projections;

•
the market performance of comparable publicly traded companies;

•
a valuation performed at a periodic interval by an unrelated third-party valuation advisory firm;

•
the U.S. capital market conditions; and

•
equity transactions between Vimeo OpCo and unrelated third-parties.

Estimates will no longer be required to determine the fair value of Vimeo common stock once the underlying shares begin trading, which is expected to begin on the first business day following the completion of the Spin-off.
In valuing the shares of Vimeo OpCo, IAC determined its equity value by assessing a combination of value indicators using a market comparable approach and an income approach. While outside valuation experts may be used, IAC management has ultimate responsibility for the valuation methods, models and inputs used and the resulting valuation of Vimeo OpCo.
Market comparable approach
The market comparable approach considers multiples of financial metrics based on both acquisitions and trading multiples of a selected peer group of companies. From the comparable companies, a representative market multiple is determined which is applied to financial metrics to estimate the equity value of Vimeo OpCo.
The peer group of companies was determined by considering companies relevant in terms of business function, monetization model, and margin and growth characteristics operating in these sectors: SaaS and branded consumer internet companies with strong revenue growth.
Income approach
For the income approach, a discounted cash flow method was utilized to estimate the enterprise value based on the estimated present value of future net cash flows Vimeo OpCo expected to generate over a forecasted period and an estimate of the present value of cash flows beyond that period. The present value was estimated using a discount rate, which accounts for the time value of money and the appropriate degree of risks inherent in the business. For these valuations, Vimeo OpCo prepared financial projections to be used in the income approach. The financial projections took into account the historical financial results of operations and future expectations of Vimeo OpCo. The risk associated with achieving these forecasts was used to select the appropriate exit multiple and discount rate. There is inherent uncertainty in these estimates, as the assumptions used were highly subjective and subject to change as a result of new operating data and economic and other conditions that impact the business.
Option-pricing model
The key assumptions and estimates used in the option-pricing model to value Vimeo OpCo’s denominated stock appreciation rights are as follows:
•
Fair value of shares.   Because the shares of Vimeo OpCo have no publicly traded history, the grant date fair value of these shares must be estimated, as described above.

•
Expected term.   The stock appreciation rights of Vimeo OpCo have generally had one window each year during which a holder could exercise their awards and the expected term is based upon the mid-point of the first and last exercise windows specified in the award agreement.

•
Expected volatility.   In the absence of a trading history for the common stock of Vimeo OpCo, the expected price volatility of the underlying shares was estimated by making reference to the peer group of companies used in the preparation of valuations.

•
Risk-free interest rate.   The risk-free interest rate for all awards is based on U.S. Treasuries with a maturity date equal to the expected term of the award on the grant date.

•
Expected dividend yield.   The expected dividend assumption for the stock appreciation rights was zero at the time of grant based on the then-current expectation and still current expectation that Vimeo OpCo will not be paying dividends on a recurring basis in the foreseeable future.

The following table summarizes the weighted-average assumptions used in the option pricing model for grants made during 2019 and 2020 for the stock appreciation rights of Vimeo OpCo.

	Years Ended December 31,
	2019	2020
Weighted average grant date fair value of shares(1)	$2.14	$2.16
Expected term	3.4 years	3.3 years
Expected volatility	41%	38%
Risk-free interest rate	1.8%	1.1%
Expected dividend yield	—%	—%

(1)
The weighted average grant date fair value per share for these awards does not give effect to the exchange ratio that will be applied in connection with the Vimeo merger.

In addition to the above assumptions, Vimeo OpCo also estimates a forfeiture rate to calculate stock-based compensation expense, which is based on an analysis of historical forfeitures.
Recoverability and Estimated Useful Lives of Long-Lived Assets
Vimeo OpCo reviews the carrying value of all long-lived assets, comprising right-of-use assets (“ROU assets”), leasehold improvements and equipment and intangible assets with definite lives, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. The carrying value of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If the carrying value is deemed not to be recoverable, an impairment loss is recorded equal to the amount by which the carrying value of the long-lived asset exceeds its fair value. In addition, Vimeo OpCo reviews the useful lives of its long-lived assets whenever events or changes in circumstances indicate that these lives may be changed. The carrying value of these long-lived assets is $31.2 million and $15.8 million at December 31, 2019 and 2020, respectively.
Income Taxes
Vimeo OpCo is included within IAC’s tax group for purposes of federal and consolidated state income tax return filings. In the periods presented, current and deferred income tax provision has been computed for Vimeo OpCo on an as if standalone, separate tax return basis. Vimeo OpCo’s payments to IAC for its share of IAC’s consolidated state tax return liabilities have been reflected within cash flows from operating activities in Vimeo OpCo’s consolidated statements of cash flows included in Annex A.
Vimeo OpCo accounts for income taxes under the liability method, and deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying values of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided if it is determined that it is more likely than not that the deferred tax asset will not be realized.
The ultimate amount of deferred income tax assets realized and the amounts paid for deferred income tax liabilities and unrecognized tax benefits may vary from Vimeo OpCo’s estimates due to future changes in income tax law, state income tax apportionment or the outcome of any review of Vimeo OpCo’s tax returns by the various tax authorities, as well as actual operating results of Vimeo OpCo that vary significantly from anticipated results.
Vimeo OpCo regularly assesses the realizability of deferred tax assets considering all available evidence including, to the extent applicable, the nature, frequency and severity of prior cumulative losses, forecasts of future taxable income, tax filing status, the duration of statutory carryforward periods, available tax planning and historical experience. As of December 31, 2019 and 2020, Vimeo OpCo is in a three-year cumulative loss position and has recorded a full valuation allowance against its domestic net deferred tax assets of $35.7 million and $51.7 million, respectively.
Vimeo OpCo evaluates and accounts for uncertain tax positions using a two-step approach. Recognition (step one) occurs when Vimeo OpCo concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustainable upon examination. Measurement (step two) determines the amount of benefit that is greater than 50% likely to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. De-recognition of a tax position that was previously recognized would occur when Vimeo OpCo subsequently determines that a tax position no longer meets the more-likely-than-not threshold of being sustained. This measurement step is inherently difficult and requires subjective estimations of such amounts to determine the probability of various possible outcomes. At December 31, 2019 and 2020, Vimeo OpCo has unrecognized tax benefits of $1.5 million and $1.9 million, respectively. Vimeo OpCo considers many factors when evaluating and estimating its tax positions and unrecognized tax benefits, which may require periodic adjustment and which may not accurately anticipate actual outcomes. Although management currently believes changes to unrecognized tax benefits from period to period and differences between amounts paid, if any, upon resolution of issues raised in audits and amounts previously provided will not have a material impact on the liquidity, results of operations, or financial condition of Vimeo OpCo, these matters are subject to inherent uncertainties and management’s view of these matters may change in the future.
Recent Accounting Pronouncements
For a discussion of recent accounting pronouncements, see “Note 2 — Summary of Significant Accounting Policies” to the audited consolidated financial statements included in Annex A.
JOBS Act
As a company with less than $1.1 billion in revenue during Vimeo’s last fiscal year, Vimeo qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. Vimeo will continue to be an emerging growth company until the earliest to occur of:
•
the last day of the fiscal year ending after the fifth anniversary of the date of the first sale of Vimeo common equity securities;

•
the last day of the fiscal year in which Vimeo has more than $1.1 billion in annual revenues;

•
the last day of the fiscal year in which Vimeo is deemed to be a large accelerated filer, which means the market value of its common shares which are held by non-affiliates exceeds $700 million as of the prior June 30; or

•
the date on which Vimeo has issued more than $1.0 billion of nonconvertible debt during the prior three-year period.

Until Vimeo ceases to be an emerging growth company, it may take advantage of reduced reporting requirements generally unavailable to other public companies. Those provisions allow Vimeo to:
•
provide less than five years of selected financial data in an initial public offering registration statement;

•
provide reduced disclosure regarding its executive compensation arrangements pursuant to the rules applicable to smaller reporting companies, which means Vimeo does not have to include a compensation discussion and analysis and certain other disclosure regarding its executive compensation; and

•
not provide an auditor attestation of Vimeo’s internal control over financial reporting.

The JOBS Act also permits an emerging growth company such as Vimeo to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies, and exempts an emerging growth company from Sections 14A(a) and (b) of the Exchange Act, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation.
Vimeo has elected to adopt the reduced disclosure requirements described above for purposes of the registration statement of which this prospectus forms a part. In addition, for so long as Vimeo qualifies as an emerging growth company, it expects to take advantage of certain of the reduced reporting and other requirements of the JOBS Act with respect to the periodic reports it will file with the SEC and proxy statements that it uses to solicit proxies from its stockholders.

Vimeo has elected to not take advantage of the extended transition period that allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies, which means that the financial statements included in this prospectus, as well as financial statements Vimeo files in the future, will be subject to all new or revised accounting standards generally applicable to public companies. Vimeo’s election not to take advantage of the extended transition period is irrevocable.
Quantitative and Qualitative Disclosures About Market Risk
Foreign Currency Exchange Risk
For the three months ended March 31, 2021 and 2020, international revenue accounted for 46% and 48%, respectively, of Vimeo OpCo’s consolidated revenue. For the years ended December 31, 2019 and 2020, international revenue accounted for 49% and 51%, respectively, of Vimeo OpCo’s consolidated revenue. This international revenue is based upon the location of the customer. Vimeo OpCo’s self-serve subscription plans are priced in local currency for international customers and Vimeo OpCo’s enterprise subscription plans are priced in U.S. dollars for international customers. Vimeo OpCo’s investments in foreign subsidiaries that transact business in a functional currency other than the U.S. dollar are not material and, therefore, translation gains and losses are not material.
In addition, foreign currency exchange gains or losses historically have not been material to Vimeo OpCo. Vimeo OpCo recorded foreign exchange losses of $0.2 million and $0.1 million for the three months ended March 31, 2021 and 2020, respectively, and $0.2 million and $0.7 million for the years ended December 31, 2019 and 2020, respectively.

DESCRIPTION OF CAPITAL STOCK
The following is a description of the material terms of Vimeo capital stock from and after the time of the Spin-off and the Vimeo merger. The following description is not meant to be complete and is qualified by reference to Vimeo’s amended and restated certificate of incorporation (as amended from time to time, the “Vimeo certificate of incorporation”) and amended and restated by-laws (the “Vimeo by-laws”) filed as Exhibits 3.1 and 3.2, respectively, to the registration statement of which this prospectus forms a part, and to the DGCL. The Vimeo certificate of incorporation and the Vimeo by-laws are incorporated by reference herein. For more information on how you can obtain copies of these documents, see “Where You Can Find More Information.” We urge you to read the Vimeo certificate of incorporation and the Vimeo by-laws in their entirety.
Authorized Capital Stock
Vimeo’s authorized capital stock consists of 1,600,000,000 shares of Vimeo common stock, par value $0.01 per share, 400,000,000 shares of Vimeo Class B common stock, par value $0.01 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share. The number of shares of Vimeo Holdings common stock outstanding immediately following the Spin-off and the Merger will depend on the results of the anti-dilution adjustment described in the section of this proxy statement/consent solicitation statement/consent solicitation statement/prospectus titled “The Vimeo Merger — Consideration to Vimeo OpCo Stockholders,” but is expected to be approximately 154.8523 million (based on the spin-off exchange ratio of 1.6235, Vimeo merger exchange ratio of 1.0143, and outstanding IAC and Vimeo OpCo shares as of May 24, 2021). The number of shares of Vimeo Class B common stock outstanding immediately following the Spin-off and the consummation of the Vimeo merger is expected to be 9,399,252.
Common Stock
In general, the holders of Vimeo common stock vote together as a single class with the holders of Vimeo Class B common stock on all matters, including the election of directors; provided, however, that the holders of Vimeo common stock, acting as a single class, are entitled to elect twenty-five percent (25%) of the total number of Vimeo directors, rounded up to the next whole number in the event of a fraction. Each outstanding share of Vimeo common stock entitles the holder to one vote per share. The Vimeo certificate of incorporation does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of Vimeo preferred stock created by the Vimeo board of directors from time to time, the holders of Vimeo common stock are entitled, share-for-share with the holders of the Vimeo Class B common stock, to such dividends as may be declared from time to time by the Vimeo board of directors from funds legally available for the payment of dividends, and, upon liquidation, dissolution or winding up, will be entitled to receive, pro rata, share-for-share with the holders of the Vimeo Class B common stock, all assets available for distribution after payment of a proper amount to the holders of any series of Vimeo preferred stock, including any series that may be issued in the future.
Class B Common Stock
In general, the holders of Vimeo Class B common stock vote together as a single class with the holders of Vimeo common stock on all matters, including the election of directors; provided, however, that the holders of Vimeo common stock, acting as a single class, are entitled to elect twenty-five percent (25%) of the total number of Vimeo directors, rounded up to the next whole number in the event of a fraction. The holders of Vimeo Class B common stock are entitled to ten votes per share. The Vimeo certificate of incorporation does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of Vimeo preferred stock created by the Vimeo board of directors from time to time, the holders of Vimeo Class B common stock are entitled, share-for-share with the holders of the Vimeo common stock, to such dividends as may be declared from time to time by the Vimeo board of directors from funds legally available for the payment of dividends, and, upon liquidation, dissolution or winding up, will be entitled to receive pro rata, share-for-share with the holders of the Vimeo common stock, all assets available for distribution after payment of a proper amount to the holders of any series of Vimeo preferred stock that may be issued in the future. Shares of Vimeo Class B Common Stock are convertible into shares of Vimeo Common Stock at the option of the holder thereof at any time on a share for share basis.

Preferred Stock
Vimeo has the authority to issue shares of preferred stock from time to time in one or more series. The Vimeo board of directors has the authority, by resolution, to designate the powers, preferences, rights, qualifications, limitations and restrictions of preferred stock of Vimeo.
Effect of Delaware Anti-Takeover Statute
Vimeo is subject to Section 203 of the DGCL, which generally prevents Delaware corporations from engaging in a business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless that business combination or the transaction which resulted in the stockholder becoming an interested stockholder has been approved in one of a number of specific ways. For purposes of Section 203, a “business combination” includes, among other things, a merger or consolidation involving Vimeo and the interested stockholder and a sale of more than 10% of Vimeo’s assets. In general, the anti-takeover law defines an “interested stockholder” as any entity or person beneficially owning 15% or more of a corporation’s outstanding voting stock and any entity or person affiliated or associated with such entity or person. A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from amendments approved by holders of at least a majority of a corporation’s outstanding voting stock. Vimeo has not “opted out” of the provisions of Section 203.
Limitations on Liability, Indemnification of Officers and Directors and Insurance
Section 145 of the DGCL provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the DGCL also permits a corporation to pay expenses incurred by a director or officer in advance of the final disposition of a proceeding subject to receipt of an undertaking by such director or officer to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any by-laws, agreement and vote of stockholders or disinterested directors or otherwise.
The Vimeo certificate of incorporation and Vimeo by-laws provide for indemnification of Vimeo’s directors and officers (and their legal representatives), and of those serving at the request of the Vimeo board of directors or officers as an employee or agent of the corporation, or as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, to the fullest extent authorized by the DGCL, except that Vimeo will indemnify a person for a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Vimeo board of directors. The Vimeo by-laws provide for mandatory advancement of expenses to persons entitled to indemnification in defending any action, suit or proceeding in advance of its final disposition, provided that, if the DGCL so requires, such persons provide an undertaking to repay such amounts advanced if it is ultimately determined that such person is not entitled to indemnification. From time to time, Vimeo’s directors and officers may be provided with indemnification agreements that are consistent with or greater than the foregoing provisions. In addition, to the extent that Vimeo’s officers and directors also serve as executive officers or directors of subsidiaries of Vimeo, such officers and directors will also be subject to indemnification consistent with the indemnification provisions of the charter documents of such subsidiaries. Vimeo will have policies of directors’ and officers’ liability insurance that insure directors and officers against the costs of defense, settlement and/or payment of judgment under certain circumstances. Vimeo believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation is not personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. The Vimeo certificate of incorporation provides for such limitation of liability.
Action by Written Consent
Under Section 228 of the DGCL, unless a corporation’s certificate of incorporation expressly prohibits action by the written consent of stockholders, any action required or permitted to be taken by its stockholders at a duly called annual or special meeting may be taken by a consent in writing executed by stockholders possessing not less than the minimum number of votes necessary to authorize or take such action at a meeting. The Vimeo certificate of incorporation does not expressly prohibit action by the written consent of stockholders.
Exclusive Forum Provision
Vimeo’s by-laws include an exclusive forum provision. This provision provides that, unless Vimeo consents in writing to the selection of an alternative forum, the sole and exclusive forum is the Delaware Court of Chancery (or, if such court lacks jurisdiction, another state or federal court located within the State of Delaware) for: (1) any derivative action or proceeding brought on behalf of Vimeo, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or agent or stockholder of Vimeo to Vimeo or its stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (3) any action asserting a claim against Vimeo or any current or former director, officer, other employee or agent or stockholder of Vimeo arising pursuant to any provision of the DGCL, the Vimeo certificate of incorporation or the Vimeo by-laws, (4) any action asserting a claim related to or involving Vimeo or any current or former director, officer, other employee or agent or stockholder that is governed by the internal affairs doctrine, or (5) any action asserting an “internal corporate claim,” as that term is defined in Section 115 of the DGCL.
In addition, the Vimeo by-laws provide that, unless Vimeo consents in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for any action arising under the Securities Act against any person in connection with any offering of Vimeo securities.
The exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which United States federal courts have exclusive jurisdiction.
Stockholders may not waive compliance with federal securities laws or the rules or regulations thereunder. The enforceability of similar exclusive forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and it is possible that a court could find the exclusive forum provisions that are contained in the Vimeo by-laws to be inapplicable or unenforceable.
Listing
Vimeo common stock is listed on The Nasdaq Global Select Market under ticker symbol “VMEO”.
Transfer Agent
The transfer agent for the shares of Vimeo common stock and Vimeo Class B common stock is Computershare Trust Company, N.A.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Vimeo Capital Stock Immediately Following the Spin-off and the Merger
The following table presents, based on information available regarding beneficial ownership of IAC capital stock as of April 5, 2021 and Vimeo capital stock as of April 5, 2021, the most recent date for which information was available prior to the filing of this proxy statement/consent solicitation/prospectus, the spin-off exchange ratio of 1.6235 and an assumed illustrative Vimeo merger exchange ratio of 1.0152, information relating to the anticipated beneficial ownership of Vimeo common stock and Vimeo Class B common stock by: (1) each person anticipated by Vimeo to own beneficially more than 5% of the outstanding shares of Vimeo common stock and/or Vimeo Class B common stock immediately following the consummation of the Spin-off and Vimeo merger, (2) each person anticipated to be a member of the Vimeo board of directors following the completion of the Spin-off and Vimeo merger, (3) each person anticipated to be a named executive officer of Vimeo following the completion of the Spin-off and Vimeo merger and (4) all anticipated members of the Vimeo board of directors and executive officers of Vimeo as a group following the completion of the Spin-off and Vimeo merger.
Unless otherwise indicated, the beneficial owners listed below may be contacted at Vimeo corporate headquarters located at 555 West 18th Street, New York, New York 10011. For each listed person, the number of shares of Vimeo common stock and percent of such class listed assumes the conversion of shares of Vimeo Class B common stock beneficially owned by such person to the extent indicated in the table, and excludes all Vimeo equity awards expected to be issued in respect of outstanding equity awards of IAC and Vimeo, as the number of shares of Vimeo common stock underlying any such awards will depend on the outcome of an adjustment formula that is not known at this time. Certain of the beneficial owners listed below are expected to receive Vimeo equity awards in respect of IAC and/or Vimeo equity awards currently held by such individuals. Shares of Vimeo Class B common stock will be convertible, at the option of the holder, on a one-for-one basis into shares of Vimeo common stock. The percentage of votes for all classes of capital stock is based on one vote for each share of Vimeo common stock and ten votes for each share of Vimeo Class B common stock.
Name and Address of Beneficial Owner	Vimeo Common Stock		Vimeo Class B common stock		Percent of Votes
	Number of Shares Owned	% of Class Owned	Number of Shares Owned	% of Class Owned	(All Classes) %
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	13,092,970(1)	8.5%	—	—	5.3%
The Vanguard Group 100 Vanguard Blvd Malvern, PA 19355	10,884,347(2)	7.0%	—	—	4.4%
Barry Diller c/o IAC/InterActiveCorp 555 West 18th Street New York, NY 10011	9,904,371(3)	6.0%	9,399,252(4)	100%	36.6%
Joseph Levin	5,839,783(5)	3.8%	9,399,252(6)	100%	2.3%
Alexander von Furstenberg c/o IAC/InterActiveCorp 555 West 18th Street New York, NY 10011	831,325(7)	*	724,167	7.7%	3.0%
Diane von Furstenberg c/o IAC/InterActiveCorp 555 West 18th Street New York, NY 10011	221,950(8)	*	5,994,652	63.8%	24.2%
Anjali Sud	—	—	—	—	—
Narayan Menon	341(9)	—	—	—	—

Name and Address of Beneficial Owner	Vimeo Common Stock		Vimeo Class B common stock		Percent of Votes
	Number of Shares Owned	% of Class Owned	Number of Shares Owned	% of Class Owned	(All Classes) %
Mark Kornfilt	—	—	—	—	—
Michael A. Cheah	38,599(10)	—	—	—	—
Adam Gross	—	—	—		—
Alesia J. Haas	—	—	—		—
Kendall Handler	2,414(11)	*	—		*
Ida Kane	—	—	—		—
Mo Koyfman	373(12)	*	—		*
Spike Lee	—	—	—		—
Nabil Mallick	—	—	—		—
Glenn Schiffman	56,186(13)	*	—		*
George C. Wolfe	—	—	—		—
All executive officers and directors as a group (14 persons)	5,937,696	3.8%	9,399,252	100%	2.4%

*
The percentage of shares beneficially owned does not exceed 1% of the class or voting power (of all classes).

(1)
Based upon information regarding IAC holdings reported by way of Amendment No. 5 to a Schedule 13G filed with the SEC on February 16, 2021 by Price Associates, and record ownership of Vimeo holdings. Price Associates’ holdings listed above represent shares of Vimeo common stock expected to be received in the Spin-off in respect of shares of IAC common stock beneficially owned by Price Associates and shares of Vimeo common stock expected to be received in the Vimeo merger in respect of shares of Vimeo OpCo common stock beneficially owned by funds and accounts advised by Price Associates. Price Associates has sole voting and sole dispositive power over 2,110,999 and 5,170,570 shares of IAC common stock, respectively. Price Associates may be deemed to be the beneficial owner of these shares of IAC common stock; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Funds and accounts advised by Price Associates beneficially own 4,628,201 shares of Vimeo OpCo common stock.

(2)
Based upon information regarding IAC holdings reported by way of a Schedule 13G filed with the SEC on February 8, 2021 by Vanguard in its capacity as an investment advisor. Vanguard’s holdings listed above represent shares of Vimeo common stock expected to be received in the Spin-off in respect of shares of IAC common stock beneficially owned by Vanguard. Vanguard may be deemed to beneficially own 6,521,982 shares of IAC common stock beneficially owned and to have shared voting power, sole dispositive power and shared dispositive power over 81,694, 6,521,982 and 182,266 such shares, respectively.

(3)
Consists of shares of Vimeo common stock and Vimeo Class B common stock, as applicable, expected to be received in the Spin-off in respect of: (i) 172,708 shares of IAC common stock and 1,651,011 shares of IAC Class B common stock, which are convertible on a one-for-one basis into shares of IAC common stock, held directly by Mr. Diller and/or through the Arrow Trust, over which Mr. Diller has sole investment and voting power (and may be deemed to share voting power with Mr. Levin (see footnotes 5 and 6)), (ii) 136,711 shares of IAC common stock and 3,692,435 shares of IAC Class B common stock held by the Descendants Trusts, over which Mr. Diller has sole investment power and Ms. von Furstenberg, Mr. Diller’s spouse, has sole voting power (and may be deemed to share voting power with Mr. Levin (see footnotes 8, 5, and 6), (iii) 446,053 shares of IAC Class B common stock held by the TALT Trust, over which Mr. von Furstenberg, Mr. Diller’s stepson, has sole investment and voting power (and may be deemed to share voting power with Mr. Levin (see footnote 6)), and over which Mr. Diller may be deemed to have the right to acquire investment power within 60 days as a result of his ability to designate a replacement for Mr. von Furstenberg as investment advisor (see footnotes 4 and 7) (provided, however, that Mr. Diller may not act as the replacement investment advisor with respect to voting control over such securities), and (iv) 1,711 shares of IAC common stock held by a family foundation, as to which Mr. Diller has shared voting and investment power and as to which Mr. Diller disclaims beneficial ownership.
(4)
The total number of shares of Vimeo Class B common stock outstanding includes shares of Vimeo Class B expected to be received in the Spin-off in respect of: (i) 1,651,011 shares of IAC Class B common stock, which are convertible on a one-for-one basis into shares of IAC common stock, held directly by Mr. Diller and/or through the Arrow Trust, over which Mr. Diller has sole investment and voting power (and may be deemed to share voting power with Mr. Levin (see footnote 6)), (ii) 3,692,435 shares of IAC Class B common stock held by the Descendants Trusts, over which Mr. Diller has sole investment power and Ms. von Furstenberg, Mr. Diller’s spouse, has sole voting power (and may be deemed to share voting power with Mr. Levin (see footnotes 6 and 8), and (iii) 446,053 shares of IAC Class B common stock held by the TALT Trust, over which Mr. von Furstenberg, Mr. Diller’s stepson, has sole investment and voting power (and may be deemed to share voting power with Mr. Levin (see footnote 6)), and over which Mr. Diller may be deemed to have the right to acquire investment power within 60 days as a result of his ability to designate a replacement for Mr. von Furstenberg as investment advisor (see footnote 7) (provided, however, that Mr. Diller may not act as the replacement investment advisor with respect to voting control over such securities).

(5)
Consists of shares of Vimeo common stock expected to be received in the Spin-off in respect of: (i) 3,088,181 shares of IAC common stock held directly by Mr. Levin, (ii) 199,433 shares of IAC common stock held through a grantor retained annuity trust, of which Mr. Levin serves as sole trustee and is the sole annuitant and (iii) by virtue of Mr. Levin’s entry into the Voting Agreement, (x) 172,708 shares of IAC common stock held by Mr. Diller, over which Mr. Diller has sole investment power and Mr. Diller and Mr. Levin may be deemed to have shared voting power, and (y) 136,711 shares of IAC common stock held by the Descendants Trusts, over which Mr. Diller has sole investment power and Ms. von Furstenberg and Mr. Levin may be deemed to have shared voting power (see footnotes 3 and 12). In the case of the shares of IAC common stock referenced in (i) above, 3,000,000 of such shares consist of an IAC Restricted Stock award made to Mr. Levin in November 2020.

(6)
Consists of shares of Vimeo Class B common stock expected to be received in the Spin-off in respect of: (i) 1,651,011 shares of IAC Class B common stock held by Mr. Diller directly or through the Arrow Trust, (ii) 3,692,435 shares of IAC Class B common stock held by the Descendant Trusts and (iii) 446,053 shares of IAC Class B common stock held by the TALT Trust, in each, case as to which Mr. Levin may be deemed to share voting power by virtue of his entry into the Voting Agreement.

(7)
Consists of shares of Vimeo common stock expected to be received in the Spin-off in respect of: (i) 66,004 shares of IAC common stock held directly by Mr. von Furstenberg and (ii) 446,053 shares of IAC Class B common stock, which are convertible on a one-for-one basis into shares of IAC common stock, held by the TALT Trust, over which Mr. von Furstenberg has sole investment and voting power (and may be deemed to share voting power with Mr. Levin (see footnote 6)), and as to which Mr. von Furstenberg disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(8)
Consists of shares of Vimeo common stock expected to be received in the Spin-off in respect of shares of IAC common stock held by the Descendants Trusts, over which Ms. von Furstenberg has sole voting power (and may be deemed to share voting power with Mr. Levin (see footnote 5)) and Mr. Diller, Ms. von Furstenberg’s spouse, has sole investment power (see footnote 3).

(9)
Consists of shares of Vimeo common stock expected to be received in the Spin-off in respect of 210 shares of IAC common stock held directly by Mr. Menon.

(10)
Consists of shares of Vimeo common stock expected to be received in the Spin-off in respect of 23,775 shares of IAC common stock held directly by Mr. Cheah.

(11)
Consists of shares of Vimeo common stock expected to be received in the Spin-off in respect of 1,487 shares of IAC common stock held directly by Ms. Handler.

(12)
Consists of shares of Vimeo common stock expected to be received in the Spin-off in respect of 230 shares of IAC common stock held directly by Mr. Koyfman.

(13)
Consists of shares of Vimeo common stock expected to be received in the Spin-off in respect of 34,608 shares of IAC common stock held directly by Mr. Schiffman.

DIRECTORS AND EXECUTIVE OFFICERS
Directors
The following sets forth information regarding the individuals who serve as directors of Vimeo following the Spin-off.
Name	Age	Position
Adam Gross*	48	Director
Alesia J. Haas*	44	Director
Kendall Handler	36	Director
Ida Kane*	51	Director
Mo Koyfman*	43	Director
Spike Lee*	64	Director
Joseph Levin	41	Director and Chairman of the Board
Nabil Mallick*	37	Director
Glenn Schiffman	51	Director
Anjali Sud	37	Director and Chief Executive Officer
George C. Wolfe*	66	Director

*
indicates an independent director

Adam Gross, age 49, has served as an advisor to (and has invested in) a variety of technology companies, including software companies such as Cypress.io (a provider of front-end testing tools built for use by developers and quality assurance engineers when testing modern applications), Pantheon (a hosting and WebOps platform through which teams can build, host and manage their websites) and Mattermost (a leading open source collaboration platform), since January 2011. From November 2013 to March 2018, Mr. Gross served in various capacities at Salesforce.com, a cloud-based software company, including most recently as Chief Executive Officer of Heroku, a Salesforce.com subsidiary that provides a platform as a service (PaaS) that enables developers to build, run and operate applications entirely in the cloud, and prior to that time, served in various executive marketing and product leadership roles at Salesforce.com. Prior to his time at Salesforce.com, Mr. Gross served as the Chief Executive Officer of Cloudconnect.com, a cloud platform that he co-founded, from January 2012 to November 2013. Prior to his time at Cloudconnect.com, Mr. Gross served in various executive marketing and product leadership roles at Dropbox, a file hosting service, as well as founded certain start-up companies in the technology sector. In addition to his for-profit affiliations, Mr. Gross currently serves as chairman of the board of directors of Democracy Works, Inc., a non-partisan organization dedicated to providing the tools, information and support needed to help Americans vote no matter what, and as a board member of Reboot, a non-profit arts and culture organization. Mr. Gross’ extensive experience in the technology sector, as well as his leadership and product expertise, qualify him to serve as a director of Vimeo following the Spin-off.
Alesia J. Haas, age 44, has served as Chief Financial Officer of Coinbase Global Inc., a cryptocurrency exchange, since April 2018. Prior to joining Coinbase, Ms. Haas served as Chief Financial Officer of Och-Ziff Capital Management Group LLC (now known as Sculptor Capital Management), a publicly-traded, global institutional alternative asset manager, from December 2016 to April 2018. Prior to that time, Ms. Haas served in various leadership positions at OneWest Bank, N.A., a commercial bank, from March 2009 until shortly after its acquisition by CIT Group Inc. in December 2015, including most recently as its Chief Financial Officer from January 2013 until December 2015. Ms. Haas has served as a member of the board of directors of Angi Inc. (formerly known as ANGI Homeservices Inc.), a digital marketplace for home services, since September 2017, and previously served as a member of the board of directors of Sears Holding Corporation, a holding company that owns and operates certain retail businesses, from February 2016 to December 2016. Ms. Haas’ extensive business experience, particularly with respect to finance and strategy, and including her experience as a chief financial officer of a publicly-traded company, as well as her experience serving on audit committees and with the attendant risk oversight duties, qualify her to serve as a director of Vimeo following the Spin-off.
Kendall Handler, age 36, has served as Senior Vice President and General Counsel of IAC since January 2021. Ms. Handler previously served as M&A Counsel and VP, M&A Counsel of IAC from March 2017, during which time she had primary responsibility for all legal aspects of IAC’s mergers and acquisitions and other transactional work. Before joining IAC in 2017, Ms. Handler was an associate at Wachtell, Lipton, Rosen & Katz, a New York City law firm, from 2010 to March 2017. Ms. Handler has served on the board of directors of Angi Inc. (formerly known as ANGI Homeservices Inc.) since December 2020. Ms. Handler’s unique knowledge and experience regarding Vimeo, which she has gained through her various roles with IAC since 2017 (most recently in her role as Senior Vice President and General Counsel), as well as her experience advising public and private companies on corporate matters and expertise regarding mergers, acquisitions, investments and other strategic transactions, qualify her to serve as a director of Vimeo Holdings following the Spin-off. Ms. Handler does not currently expect to seek to stand for re-election to the Vimeo board of directors at Vimeo’s 2022 annual meeting of stockholders unless, after discussion with the Vimeo nominating committee, circumstances warrant her continued service.
Ida Kane, age 51, has served as the Chief Financial Officer of AppFolio, Inc., a publicly-traded real estate technology company, since February 2015. From 2010 to 2015, Ms. Kane served as Chief Financial Officer of Rightscale, Inc., a cloud computing management provider. From 2005 to 2009, Ms. Kane served as Chief Financial Officer at thinkorswim Group Inc., a publicly-traded online option trading and investor education company. Prior to that, Ms. Kane held other financial leadership roles in public and private companies, including serving as Chief Financial Officer and Vice President of Operations of a business unit of Franklin Covey Co., a publicly-traded training and consulting company. In addition to her for-profit affiliations, Ms. Kane served as Treasurer and a member of the board of directors of The Howard School in Carpinteria, California from 2011 to 2020. Ms. Kane’s significant financial expertise and knowledge, as well as her experience as Chief Financial Officer at several publicly-traded companies, qualify her to serve as a director of Vimeo following the Spin-off.
Mo Koyfman, age 43, has served as General Partner of Shine Capital, an early-stage venture capital firm that he founded, since September 2020, and as Managing Member of MOKO Brands, an investment company that he founded, since January 2017. Prior to that time, Mr. Koyfman served as a General Partner of Spark Capital, a venture capital firm, from September 2008 to May 2016, and as Chief Operating Officer of Connected Ventures, a former subsidiary of IAC that primarily operated CollegeHumor.com (a comedy content website), BustedTees.com (an eCommerce business) and Vimeo, from August 2007 to March 2008. Mr. Koyfman previously held various positions on IAC’s mergers and acquisitions and business development teams from February 2002 to August 2007, during which time he led IAC’s acquisition of a controlling stake in Connected Ventures (which then included Vimeo) in December 2006. Prior to joining IAC, Mr. Koyfman served as an investment banker at Bear Stearns from July 2000 to February 2002. In addition to his for-profit affiliations, Mr. Koyfman has served as a founding board member of Sefaria (an organization dedicated to building the future of Jewish learning in an open and participatory way) since January 2013, and also serves on the Future Leadership Council of the Whitney Museum of American Art. Mr. Koyfman’s private equity experience and extensive corporate development, mergers and acquisitions and investment experience, as well as his experience working with Vimeo during his time at IAC, qualify him to serve as a director of Vimeo following the Spin-off.
Spike Lee, age 64, is a film director, producer, screenwriter, actor and professor. Mr. Lee’s production company, 40 Acres and a Mule Filmworks, has produced more than 35 films since 1983. Most recently, Mr. Lee wrote, directed and produced Da 5 Bloods (released in 2020) and Mr. Lee has written and directed several films, including She’s Gotta Have It, Do the Right Thing, Mo’ Better Blues, Jungle Fever, Malcolm X, Crooklyn, Clockers, 25th Hour, Inside Man, Chi-Raq and BlacKkKlansman, as well acted in ten of the films he has written, directed and/or produced. Mr. Lee has been a nominee and is the recipient of several awards throughout his career, including Academy, British Film Academy, Golden Globe, Emmy, Cesar, Peabody, Black Reel, American Black Film Festival, Berlin Film Festival and Cannes Film Festival awards. Among other awards, Mr. Lee won the Time Warner Innovator Award in 2004, the Ossie Davis Award in 2005 and the Dorothy and Lillian Gish Prize in 2013. Mr. Lee currently serves on the board of directors of his privately-held production company, 40 Acres and a Mule Filmworks. Mr. Lee’s significant experience in film and video, as well as his unique and specialized insight regarding the entertainment industry, qualify him to serve as a director of Vimeo following the Spin-off.
Joseph Levin, age 41, has served as Chief Executive Officer and a member of the board of directors of IAC since June 2015. From June 2016 to June 2017, Mr. Levin also served as the interim Chief Executive Officer of Vimeo. Prior to his service in these roles, Mr. Levin served as Chief Executive Officer of IAC Search & Applications, overseeing the desktop software, mobile applications and media properties that comprised IAC’s former Search & Applications segment, from January 2012. From November 2009 to January 2012, Mr. Levin served as Chief Executive Officer of Mindspark Interactive Network, an IAC subsidiary that creates leading desktop applications, browser extensions and software, and previously served in various capacities at IAC in strategic planning, mergers and acquisitions and finance since joining IAC in 2003. Mr. Levin has served on the boards of directors of Match Group, Inc., Angi Inc. (formerly known as ANGI Homeservices Inc.) and MGM Resorts International since October 2015, September 2017 and August 2020, respectively, and currently serves as Executive Chairman of the board of Match Group, Inc. and Chairman of the board of Angi Inc. In April 2021, Mr. Levin notified Match Group, Inc. of his decision to resign as Executive Chairman, effective as of May 31, 2021 (he will continue to serve as a member of the Match Group, Inc. board of directors). Mr. Levin previously served on the boards of directors of LendingTree, Inc. (from August 2008 through November 2014), The Active Network (beginning prior to its 2011 initial public offering through its sale in December 2013) and Groupon, Inc. (from March 2017 to July 2019). In addition to his for-profit affiliations, Mr. Levin serves on the Undergraduate Executive Board of Wharton School. Mr. Levin’s unique knowledge and experience regarding Vimeo and its businesses that he has gained through his various roles with IAC since 2003 (most recently his role as Chief Executive Officer of IAC), as well as his high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions, qualify him to serve as a director of Vimeo following the Spin-off.
Nabil Mallick, age 37, has served as a General Partner of Thrive Capital, a New York-based venture capital firm, since May 2015. Prior to joining Thrive Capital, Mr. Mallick served as a finance executive at the H.J. Heinz Company, a consumer food company. Prior to his tenure at H.J. Heinz Company, Mr. Mallick served as an investment banker at Perella Weinberg Partners and Citigroup, advising companies on a variety of transactions. Mr. Mallick currently serves on the boards of directors of certain privately-held companies, including Glossier (a D2C beauty business), Grailed (a curated marketplace for men’s clothing), Guru (an enterprise-focused information-sharing platform), Studs (an omnichannel jewelry business) and Zola (a digital platform for weddings). Mr. Mallick previously served as a board observer of Github (devtool software) and Greenhouse (HR software). Mr. Mallick’s finance experience and extensive private company board experience in the software and internet industries, which gives him particular insight into trends in these industries, as well as his extensive corporate development, finance and investment experience, qualify him to serve as a director of Vimeo following the Spin-off. Mr. Mallick was recommended for service on the Vimeo board of directors by Thrive Capital, pursuant to Thrive Capital’s rights under the Vimeo OpCo shareholders agreement to recommend a candidate and to have such candidate’s appointment considered in good faith.
Glenn H. Schiffman, age 51, has served as Executive Vice President and Chief Financial Officer of IAC since April 2016. Mr. Schiffman has also served as interim Chief Financial Officer of Angi Inc. (formerly known as ANGI Homeservices Inc.) since January 2021, a role he previously held from September 2017 to March 2019. Prior to joining IAC, Mr. Schiffman served as Senior Managing Director at Guggenheim Securities, the investment banking and capital markets business of Guggenheim Partners, from March 2013. Prior to his tenure at Guggenheim Securities, Mr. Schiffman was a partner at The Raine Group, a merchant bank focused on advising and investing in the technology, media and telecommunications industries, from September 2011 to March 2013. Prior to joining The Raine Group, Mr. Schiffman served as Co-Head of the Global Media group at Lehman Brothers from 2005 to 2007 and Head of Investment Banking Asia- Pacific at Lehman Brothers (and subsequently Nomura) from April 2007 to January 2010, as well as Head of Investment Banking, Americas from January 2010 to April 2011 for Nomura. Mr. Schiffman’s roles at Nomura followed Nomura’s acquisition of Lehman’s Asia business in 2008. In his not-for-profit affiliations, Mr. Schiffman is a member of the National Committee on United States-China Relations and serves as a member of the Duke Children’s National Leadership Council. He is also the Founder and Chairman of the Valerie Fund Endowment and a member of the Valerie Fund’s Board of Advisors, the mission of both of which is to provide individualized care to children at medical centers close to home. He previously served on the Duke Health Board of Visitors from May 2008 until June 2019 and the Duke School of Medicine Board of Visitors from July 2019 until June 2020. Mr. Schiffman has served on the boards of directors of Match Group, Inc. and Angi Inc. since September 2016 and June 2017, respectively. Mr. Schiffman’s extensive knowledge of Vimeo’s business and history through his experience as Chief Financial Officer of IAC (in which capacity he also has certain risk oversight duties that give him particular insight into risk management) and his high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions, as well as his investment banking experience, which gives him particular insight into trends in capital markets and the technology and media industries, qualify him to serve as a director of Vimeo following the Spin-off. Mr. Schiffman does not currently expect to seek to stand for re-election to the Vimeo board of directors at Vimeo’s 2022 annual meeting of stockholders unless, after discussion with the Vimeo nominating committee, circumstances warrant his continued service.
Anjali Sud, age 37, has served as Chief Executive Officer of Vimeo since July 2017. Prior to that time, Ms. Sud previously served as Vimeo’s Senior Vice President and General Manager, Creator Platform from September 2016 to June 2017, Vice President and Head of Global Marketing from July 2015 to August 2016, and Director of Marketing from July 2014 to June 2015. Prior to joining Vimeo in July 2014, Ms. Sud held various management positions at Amazon and was a member of the mergers and acquisitions team at Time Warner, a cable television company. Ms. Sud has served on the board of directors of Dolby Laboratories (a creator of audio and imaging technologies that transform entertainment and communications at the cinema, at home, at work and on mobile devices) since May 2019. In her not-for-profit affiliations, Ms. Sud serves as a Young Global Leader at the World Economic Forum. Ms. Sud holds a B.Sc. from The Wharton School of the University of Pennsylvania and an MBA from Harvard Business School. Ms. Sud’s extensive knowledge and experience regarding Vimeo that she has gained in her various roles with Vimeo since 2014 (most recently her role as Chief Executive Officer), as well as her expertise in marketing and mergers and acquisitions, qualify her to serve as a director of Vimeo following the Spin-off.
George C. Wolfe, age 66, is a director and writer of theatre and film. He has won five Tony Awards and directed seventeen Broadway productions, including Angels in America, Parts One and Two, Bring in ‘da Noise, Bring in ‘da Funk, Jelly’s Last Jam, The Normal Heart, Caroline, or Change, Shuffle Along, or, the Making of the Musical Sensation of 1921, and All That Followed, and most recently The Iceman Cometh, with Denzel Washington. For film, he recently directed Ma Rainey’s Black Bottom for Netflix, The Immortal Life of Henrietta Lacks for HBO, and Lackawanna Blues, for which he was named Best Director by the National Board of Review and the Director’s Guild of America. From 1993 to 2004 he was the Producer of the Public Theatre/New York Shakespeare Festival, and served on the President’s Committee for the Arts and Humanities under President Obama from 2009 to 2017. Mr. Wolfe’s awards and distinctions include the Lambda Liberty Award, a New York Public Library Literary Lion, Obie, Outer Critics and Drama Desk Awards, the Society of Directors and Choreographers Calloway and Abbott Awards, the Distinguished NYU Alumni Award, the Dramatists Guild’s Hull-Warner Award, and the Brendan Gill Prize. He was declared a Living Landmark by the New York Landmark Conservancy. Mr. Wolfe’s significant experience in the film and theatre industry, as well as his seasoned insight into film and theatre production and development, qualify him to serve as a director of Vimeo following the Spin-off.
Executive Officers Who Are Not Directors
The following sets forth information regarding the individuals who serve as executive officers of Vimeo following the Spin-off.
Name	Age	Position
Narayan Menon	51	Chief Financial Officer
Mark Kornfilt	38	President & Chief Product Officer
Michael A. Cheah	45	General Counsel and Secretary
Narayan Menon, age 51, has served as Chief Financial Officer of Vimeo since January 2020. Prior to joining Vimeo, Mr. Menon served as Chief Financial Officer, Treasurer and Corporate Secretary at Prezi, a cloud-based presentation software provider, from February 2018 to December 2019, and, before that time, served as Vice President of Finance at Intuit from October 2013 to January 2018. Earlier in his career,

Mr Menon held a variety of senior finance and operational roles at Microsoft, Skype and Cisco. Mr. Menon holds a B.Tech. in Engineering from the University of Calicut, a M.Tech. in Engineering from the Manipal Institute of Technology, and an MBA from the Kelley School of Business at Indiana University. In his not-for-profit affiliations, Mr. Menon has served on the board of the Food Bank for Contra Costa and Solano counties in California and served as an Advisory Board Member for the Rutgers University Big Data Program.
Mark Kornfilt, age 38, has served as President & Chief Product Officer of Vimeo since March 2021. He previously served as Vimeo’s Chief Product & Technology Officer from May 2018 to March 2021. Prior to that time, Mr. Kornfilt served as General Manager, Live of Vimeo following Vimeo’s acquisition of Livestream from October 2017 to May 2018. Prior to joining Vimeo, Mr. Kornfilt served as Chief Executive Officer of Livestream, which he co-founded in 2007. Mr. Kornfilt held a variety of senior operational and engineering roles at Livestream before becoming Chief Executive Officer in May 2017. Mr. Kornfilt holds a M.Sc. from the Ecole Polytechnique Federale de Lausanne and an Executive MBA from the London Business School. Mr. Kornfilt also serves on the board of directors of Korab International, a global pulp and paper trading company, and as an advisor to humbition, a private investment firm that provides venture capital to early stage, founder-led companies in New York.
Michael A. Cheah, age 45, has served as General Counsel and Secretary of Vimeo in a full-time capacity since March 2014. Mr. Cheah joined IAC in June 2006 as Litigation Counsel and served as Senior Litigation Counsel from 2008 through 2014, during which time he also served as General Counsel to Vimeo and certain other IAC businesses. Prior to joining IAC, Mr. Cheah was an associate at Sullivan & Cromwell, a global law firm. Mr. Cheah holds a B.Comm. from Dalhousie University and a J.D. from the University of Toronto Faculty of Law and also serves as a member of the adjunct faculty at the University of Miami School of Law. He is admitted to the Bar of the State of New York.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Overview
The Vimeo Executive Compensation section of this prospectus sets forth certain information regarding total compensation earned by certain Vimeo OpCo executives in 2020, as well as equity awards held by them on December 31, 2020. These executives serve in these roles at Vimeo following the Spin-off. Compensation packages for such executives primarily consist of salary, annual bonuses, equity awards and certain other benefits.
Summary Compensation Table
Name and Principal Positions	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)(2)	Total ($)
Anjali Sud Chief Executive Officer	2020	$400,000	$750,000	—	$49,726(3)	$10,000	$1,209,726
Narayan Menon Chief Financial Officer (since January 2020)	2020	$350,000	$725,000	—	$3,425,400(4)	$10,000	$4,510,000
Mark Kornfilt President & Chief Product Officer	2020	$350,000	$500,000	—	—	$10,000	$860,000

(1)
For Ms. Sud and Mr. Kornfilt, the amounts in the table above reflect annual cash bonuses. For Mr. Menon, the amount in the table above reflects an annual cash bonus in the amount of $350,000 and a one-time signing bonus intended to cover costs related to the relocation of Mr. Menon and his family to the New York City metropolitan area in the amount of $375,000.

Annual cash bonuses are discretionary. The determination of bonus amounts is based on a non-formulaic assessment of factors that vary from year to year. In determining individual annual bonus amounts, a variety of factors regarding Vimeo’s overall performance are considered, such as growth in profitability or achievement of strategic objectives, an individual executive’s performance and contribution to Vimeo, and general bonus expectations previously established between Vimeo and the executive, without quantifying the weight given to any specific element or otherwise following a formulaic calculation; however, Vimeo performance tends to be the dominant driver of the ultimate bonus amount.
(2)
For each named executive, reflects 401(k) plan match amounts.

(3)
The amount in the table above for Ms. Sud under the column header “Option Awards” represents a non-cash modification charge under generally accepted accounting principles relating to the conversion of each IAC stock option (all of which were vested) outstanding at the time of the Match Separation into an IAC stock option and a Match Group stock option in connection with the Match Separation. The adjustments were designed to preserve the intrinsic or “spread” value of the stock options immediately before and immediately after the adjustment (with the allocation between IAC stock options and Match Group stock options determined pursuant to the terms of the Match Separation), and were made pursuant to and in accordance with the terms of the applicable plan pursuant to which the IAC stock options were initially granted based on the relative values of IAC common stock and Match Group common stock at the time of the Match Separation. Because the adjustments were intended to preserve the value of the options, Vimeo does not believe that the related modification charge is reflective of any additional cost to IAC or Vimeo or the receipt of any additional benefit by Ms. Sud. This amount does not represent the value of new equity compensation awarded, as Ms. Sud did not receive any option awards in 2020.

(4)
Reflects the grant date fair value of stock appreciation rights granted to Mr. Menon denominated in the equity of Vimeo OpCo (“Vimeo OpCo SARs”) using the Black-Scholes option pricing model, net of estimated forfeitures. The Black-Scholes option pricing model incorporates various assumptions, including expected volatility (based on historical stock prices of peer companies that were used in the preparation of internal valuations used in valuing shares of Vimeo OpCo), risk-free interest rates (based on U.S. Treasury yields for notes with terms comparable to those of the Vimeo OpCo SARs, in effect at the grant date), expected term (based on the mid-point of the first and last windows of exercise) and dividend yield. The assumptions used to calculate the amount in the table above are as follows: expected volatility (38%), risk-free interest rate (1.1), expected term (3.3 years) and dividend yield (none). The Vimeo OpCoSARs awarded to Mr. Menon in 2020 vest in four equal annual installments on the anniversary of the commencement of Mr. Menon’s employment with Vimeo OpCo (January 6, 2020) and expire on the tenth anniversary of the grant date (February 24, 2020).
Outstanding Equity Awards at 2020 Fiscal Year-End
The table below provides information regarding Vimeo OpCo SARs and IAC stock options held by Vimeo’s named executives on December 31, 2020.
	Option Awards				Stock Awards
	Number of securities underlying unexercised SARs/ options (#)(1)	Number of securities underlying unexercised SARs/ options (#)(1)	Option/SAR exercise price ($)(1)	Option/SAR expiration date(1)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested (#)	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
	(Exercisable)	(Unexercisable)
Anjali Sud
Vimeo OpCo SARs	50,000	—	$4.80	2/10/2026	—	—
Vimeo OpCo SARs	100,000	—	$4.80	8/9/2026	—	—
Vimeo OpCo SARs	37,500(2)	12,500(2)	$4.80	2/14/2027	—	—
Vimeo OpCo SARs	787,500(3)	262,500(3)	$4.80	8/24/2027	—	—
Vimeo OpCo SARs	375,000(3)	125,000(3)	$7.09	8/24/2027	—	—
Vimeo OpCo SARs	—	250,000(4)	$6.04	3/2/2028	—	—
Vimeo OpCo SARs	—	700,000(5)	$6.83	7/17/2029	—	—
IAC stock options	5,000(6)	—	$19.93	12/1/2026	—	—
Narayan Menon
Vimeo OpCo SARs	—	1,800,000(7)	$6.82	2/24/2030	—	—
Mark Kornfilt
Vimeo OpCo SARs	—	125,000(8)	$4.97	11/1/2027	—	—
Vimeo OpCo SARs	—	250,000(4)	$6.04	6/28/2028	—	—
Vimeo OpCo SARs	—	125,000(9)	$6.04	6/28/2028	—	—
Vimeo OpCo SARs	—	700,000(5)	$6.83	7/17/2029	—	—

(1)
The number and exercise price of the Vimeo OpCo SARs in the table above have not yet been adjusted to reflect Vimeo’s post-Spin-off capital structure.

(2)
Represents Vimeo OpCo SARs that vested/vest in four equal annual installments on the anniversary of the grant date (February 14, 2017).

(3)
Represents Vimeo OpCo SARs that vested/vest in four equal annual installments on the anniversary of the grant date (August 24, 2017).

(4)
Represents Vimeo OpCo SARs that vest in one lump sum installment on or before March 1, 2022, subject to continued service and the achievement of a specified level of revenue during any consecutive twelve (12) month period following the grant date.

(5)
Represents Vimeo OpCo SARs that vest in one lump sum installment on or before September 30, 2023, subject to continued service and the achievement of specified levels of revenue, gross margin and a certain marketing metric during any consecutive twelve (12) month period following the grant date.

(6)
As discussed in footnote 4 to the Summary Compensation Table, in connection with the Match Separation, each IAC stock option (all of which were vested) outstanding at the time of the Match Separation was split into an IAC stock option and a Match Group stock option. These IAC and Match Group stock options otherwise have the same terms and conditions, including exercise periods, as the corresponding vested IAC stock options outstanding immediately prior to the Match Separation. For Ms. Sud, any value realized upon the exercise of Match Group stock options is treated for tax purposes as compensation payable to her in her capacity as an executive officer of Vimeo Holdings. Accordingly, information regarding Match Group stock options held by Ms. Sud as of December 31, 2020 is as follows: 10,792 Match Group stock options, all of which have an exercise price of $20.98 and expire on December 1, 2026.

(7)
Represents Vimeo OpCo SARs that vest in four equal annual installments on the anniversary of the grant date (January 6, 2020).

(8)
Represents Vimeo OpCo SARs that vested/vest in four equal annual installments on the anniversary of the grant date (November 1, 2017). All previously vested Vimeo OpCo SARs were exercised by Mr. Kornfilt prior to December 31, 2020.

(9)
Represents Vimeo OpCo SARs that vested/vest in four equal annual installments on the anniversary of the grant date (June 28, 2018). All previously vested Vimeo OpCo SARs were exercised by Mr. Kornfilt prior to December 31, 2020.

Severance Arrangements
Pursuant to letter agreements with Ms. Sud and Messrs. Menon and Kornfilt, Vimeo has agreed to provide these named executive officers with six, three and six months, respectively, of continued salary upon the termination of their employment without cause or resignation for good reason.
Stock and Annual Incentive Plan
In connection with the completion of the Spin-off, Vimeo adopted a stock and annual incentive plan, which was effective upon the completion of the Spin-off and has terms substantially as set forth below.
Overview.   The purpose of the Vimeo 2021 Stock and Annual Incentive Plan (the “2021 Plan”) is to give Vimeo a competitive advantage in attracting, retaining and motivating officers and employees and to provide them with incentives that are directly linked to the future growth and profitability of Vimeo and its businesses. The 2021 Plan will replace the Vimeo, LLC 2012 Incentive Plan, the Vimeo, Inc. 2017 Incentive Plan and the Vimeo, Inc. 2019 Incentive Plan (including the Israeli Appendix), which we collectively refer to as the “Prior Plans.” The Prior Plans were automatically terminated and replaced and superseded by the 2021 Plan upon the completion of the Spin-off. Any and all awards granted under the Prior Plans, which we refer to as the “Prior Plan Awards,” remain in effect on their pre-Spin-off terms pursuant to the 2021 Plan, subject to adjustment in connection with the Spin-off and the Vimeo merger. The 2021 Plan also will cover any awards relating to IAC common stock that are converted into awards relating to Vimeo common stock in connection with the Spin-off. For purposes of this summary, we refer to these awards as “Adjusted Awards.”
Summary of Terms of the 2021 Plan.   The principal features of the 2021 Plan are described below. This summary is qualified in its entirety by reference to the full text of the 2021 Plan, a copy of which is filed as Exhibit 10.4 to the registration statement of which this prospectus forms a part.
Administration.   The 2021 Plan will be administered by the Compensation Committee of the Vimeo board of directors (or such other committee of the Vimeo board of directors as the Vimeo board of directors may from time to time designate), which we refer to as the “Committee” for purposes of this description. Among other things, the Committee will have the authority to select individuals to whom awards may be granted, determine the types of awards (as well as the number of shares of Vimeo common stock to be covered by each such award) granted and determine and modify the terms and conditions of any such awards.

Eligibility.   In addition to any individuals who hold Prior Plan Awards and/or Adjusted Awards at any time, current or prospective officers, employees, directors and consultants of Vimeo and its subsidiaries and affiliates will be eligible to be granted awards under the 2021 Plan.
Shares Subject to the 2021 Plan.   The aggregate number of shares of Vimeo common stock that may be delivered to satisfy awards under the 2021 Plan cannot exceed 10,000,000 shares, plus the number of shares delivered to satisfy Prior Plans Awards and Adjusted Awards. No individual award holder may be granted, in each case, during any calendar year: (i) restricted stock units, restricted stock and other share-based awards covering in excess of 2,000,000 shares; or (ii) stock options and SARs covering in excess of 3,000,000 shares. The maximum number of shares that may be granted pursuant to incentive stock options is 10,000,000. The foregoing share limits are subject to adjustment in certain circumstances by the Committee to prevent dilution or enlargement.
Shares of Vimeo common stock subject to grant under the 2021 Plan will be made available from authorized but unissued shares or from treasury shares, as determined from time to time by the Vimeo board of directors. Other than with respect to Prior Plan Awards and Adjusted Awards, to the extent that any award is forfeited or any stock option or stock appreciation right terminates, expires or lapses without being exercised or any award is settled for cash, the shares underlying such awards will again be available for awards under the 2021 Plan. If the exercise price of any stock option and/or the tax withholding obligations relating to any award are satisfied by delivering shares (by either actual delivery or by attestation), only the number of shares issued net of the shares delivered or attested to will be deemed delivered for purposes of the limits in the 2021 Plan, other than with respect to Prior Plan Awards and Adjusted Awards. To the extent any shares subject to an award are withheld to satisfy the exercise price (in the case of a stock option) and/or the tax withholding obligations relating to such award, such shares will not be deemed to have been delivered for purposes of the limits set forth in the plan, other than with respect to Prior Plan Awards and Adjusted Awards.
Stock Options and SARs.   The 2021 Plan provides for the award of stock options and stock appreciation rights (“SARs”). Stock options can either be incentive stock options (“ISOs”) or non-qualified stock options and SARs can be granted either alone or in tandem with stock options. The exercise price of stock options and SARs cannot be less than 100% of the Fair Market Value (defined below) of Vimeo common stock on the grant date. The 2021 Plan defines Fair Market Value as the closing price of Vimeo common stock on the grant date, unless otherwise determined by the Committee. Holders of stock options may pay the exercise price: (i) in cash, (ii) if approved by the Committee, in shares of Vimeo common stock (valued at Fair Market Value), (iii) with a combination of cash and shares of Vimeo common stock, (iv) by way of a cashless exercise through a broker approved by Vimeo or (v) by withholding shares of Vimeo common stock that are otherwise receivable on exercise. The Committee will determine the term of stock options and SARs, which term may not exceed ten years from the grant date. The Committee will also determine the vesting and exercise schedules for stock options and SARs, which the Committee may waive or accelerate at any time, and the extent to which any awards will be exercisable after a termination of employment. Generally, unvested stock options and SARs will terminate upon a termination of employment and vested stock options and SARs will remain exercisable for one (1) year after death, disability or retirement and for ninety (90) days after a termination of employment for any other reason. Vested stock options and SARs will also terminate upon a termination of employment for cause. Stock options and SARs will be transferable only by will or the laws of descent and distribution or pursuant to a qualified domestic relations order or, in the case of non-qualified stock options or SARs, as otherwise expressly permitted by the Committee (including, if so permitted, pursuant to a transfer to family members or a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise).
Restricted Stock.   The 2021 Plan provides for the award of shares of Vimeo common stock that are subject to forfeiture and restrictions on transferability as set forth in the 2021 Plan and as may be otherwise determined by the Committee (“Restricted Stock”). Except for these restrictions and any others imposed by the Committee, upon the grant of an award of Restricted Stock, holders will have rights of a holder of Vimeo common stock with respect to the shares of Restricted Stock, including the right to vote such shares and to receive all dividends and other distributions paid or made with respect to such shares, on such terms as will be approved by the Committee and set forth in the applicable award agreement. Unless otherwise determined by the Committee and/or otherwise provided in an individual award agreement: (i) cash dividends on shares of Restricted Stock shall be automatically reinvested in additional shares of Restricted Stock and (ii) dividends payable in shares of Vimeo common stock shall be paid in the form of additional shares of Restricted Stock, which in both cases, shall vest in accordance with the vesting schedule of the initial award. Grants of Restricted Stock awards under the 2021 Plan may or may not be subject to performance conditions. Shares of Restricted Stock may not be sold, transferred, pledged, exchanged or otherwise encumbered prior to vesting.
RSUs.   The 2021 Plan provides for the award of restricted stock units (“RSUs”) denominated in shares of Vimeo common stock that will be settled, subject to the terms and conditions of the RSUs, in cash, shares of Vimeo common stock or a combination thereof, based upon the Fair Market Value of the number of shares of common stock vesting. RSUs are not shares of common stock and as a result, holders of RSUs do not have rights of a holder of Vimeo common stock. RSU award agreements will specify whether, to what extent and on what terms and conditions the shares of common stock underlying such awards will be credited for dividends (if at all). RSUs granted under the 2021 Plan may or may not be subject to performance conditions. RSUs may not be sold, transferred, pledged, exchanged or otherwise encumbered prior to vesting.
Other Stock-Based Awards.   The 2021 Plan also provides for the award of other awards denominated in shares of Vimeo common stock and awards that are valued in whole or in part by reference to (or are otherwise based on) shares of Vimeo common stock (including unrestricted stock, dividend equivalents and convertible debentures).
Cash-Based Awards.   Lastly, the 2021 Plan provides for cash-based awards that may be settled in cash, shares of Vimeo common stock or a combination thereof.
Performance Goals.    The 2021 Plan provides that performance goals may be established by the Committee in connection with the grant of any award under the 2021 Plan.
Clawback Provisions.   If a participant in the 2021 Plan incurs a termination of employment for “Cause” (as defined in the 2021 Plan), a participant resigns in anticipation of being terminated by Vimeo for Cause or following any termination of a participant’s employment with Vimeo for any reason, Vimeo becomes aware that during the two (2) years prior to such termination of employment there was an event or circumstance that would have been grounds for termination of employment for Cause, and the basis of any such termination (x) causes, caused or is reasonable likely to cause significant business or reputational harm to Vimeo or (y) involves or involved fraudulent misconduct that relates to or harms Vimeo (the circumstances of either (x) or (y), the “Underlying Event”), then all Options and SARs, whether or not vested, and all other unvested awards under the 2021 Plan that are held by such participant will be forfeited by the participant and if any portion of the participant’s awards were exercised and/or settled after the Underlying Event, Vimeo will be entitled to recover from the participant at any time within two (2) years after such exercise or settlement, and the participant will be required to pay over to Vimeo, any amounts realized as a result of the exercise or settlement.
Change in Control.   Unless otherwise provided by the Committee, in the event that, upon a termination of employment (other than for cause or disability) or resignation for good reason during the two (2) year period following a “Change in Control” (as such term is defined in the 2021 Plan):
•
all unvested stock options and SARs outstanding as of the date of termination or resignation that were outstanding as of the date of the change in control will become fully vested and exercisable and will remain exercisable for the greater of: (i) the period that they would have remained exercisable absent the change in control provision and (ii) the lesser of the original term or one (1) year following such termination or resignation;

•
all restrictions applicable to all Restricted Stock awards outstanding as of the date of termination or resignation that were outstanding as of the date of the change in control will lapse and such Restricted Stock awards will become fully vested and transferable; and

•
all RSUs outstanding as of the date of termination or resignation that were outstanding as of the date of the change in control will become fully vested and such RSUs will be settled in cash or shares of Vimeo common stock as promptly as practicable.

Amendment, Discontinuance and Term.   The 2021 Plan may be amended, altered or discontinued by the Vimeo board of directors at any time, but no amendment, alteration or discontinuance may impair the rights of award holders without their consent. Amendments to the 2021 Plan will require stockholder approval to the extent such approval is required by applicable law or the listing standards of the applicable exchange. The 2021 Plan will terminate on the ten-year anniversary of the completion of the Spin-off.
U.S. Federal Income Tax Consequences.   The following is a summary of certain federal income tax consequences of awards to be made under the 2021 Plan based upon the laws in effect as of the date of this prospectus. The discussion is general in nature and does not take into account a number of considerations that may apply in light of individual circumstances under the 2021 Plan. In addition, income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.
Non-Qualified Stock Options.   A holder of non-qualified stock options will not recognize taxable income when the award is granted and Vimeo will not be entitled to a tax deduction at such time. Such holder will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) upon the exercise of non-qualified stock options equal to the excess of the Fair Market Value of the shares of Vimeo common stock purchased over the exercise price and Vimeo will generally will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), apply.
ISOs.   A holder of ISOs will not recognize taxable income when the award is granted. Such holder will not recognize taxable income (except for purposes of the alternative minimum tax) upon the exercise of an ISO. If such holder does not sell or otherwise dispose of the shares of Vimeo common stock acquired upon the exercise of an ISO within two (2) years from the date the ISO was granted or within one (1) year from the date the holder acquired such shares, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss and Vimeo will not be entitled to any deduction. If, however, such shares are disposed of within such two (2) or one (1) year periods, then in the year of such disposition the holder will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the Fair Market Value of such shares on the date of exercise over the exercise price and Vimeo generally will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply. The excess of the amount realized through the disposition date over the Fair Market Value of the shares of Vimeo common stock acquired on the exercise date will be treated as capital gain.
SARs.   A holder of SARs will not recognize taxable income when the award is granted and Vimeo will not be entitled to a tax deduction at such time. Upon the exercise of a SAR, such holder will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) equal to the Fair Market Value of any shares of Vimeo common stock delivered (and the amount of cash paid by Vimeo (if any)) and Vimeo will generally be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.
Restricted Stock.   A holder of a Restricted Stock award will not recognize taxable income when the award is granted and Vimeo will not be entitled to a tax deduction at such time, unless such holder makes an election under Section 83(b) of the Code to be taxed at grant. If such an election is made, the holder will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) at the time of grant equal to the Fair Market Value of the shares of Restricted Stock at such time. If such an election is not made, the holder will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) at vesting in an amount equal to the Fair Market Value of the shares of Restricted Stock at such time. Vimeo will be entitled to a corresponding deduction at the time ordinary income is recognized by the holder, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, dividends credited prior to the vesting of shares of Restricted Stock for which the above-described election has not been made will be compensation taxable as ordinary income (and subject to income tax withholding in the case of employees), rather than as dividend income, and Vimeo will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.
RSUs.   A holder of RSUs will not recognize taxable income when the award is granted and Vimeo will not be entitled to a tax deduction at such time. Such holder will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) at vesting in an amount equal to the Fair Market Value of any shares of Vimeo common stock delivered (and the amount of cash paid by Vimeo (if any)) and Vimeo will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.
Section 162(m).   Under Section 162(m) of the Code, compensation (including compensation under the 2021 Plan) in any calendar year in excess of $1 million for any individual who serves as a named executive in 2021 or thereafter will not be deductible.
The foregoing general tax discussion is intended for the information of Vimeo stockholders and not as tax guidance for holder of award under the 2021 Plan. Holders of awards under the 2021 Plan are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the 2021 Plan.
Compensation of Directors
Non-Employee Director Compensation Arrangements.   IAC’s Board of Directors, or a committee thereof, established the initial Vimeo non-employee director compensation arrangements prior to the closing of the Spin-off. After the closing of the Spin-off, the Vimeo board of directors, or a committee thereof, will have the authority to review and change its non-employee director compensation arrangements. In setting compensation for the members of the Vimeo board of directors, it is expected that the Vimeo board of directors will consider the significant time commitment and the skills and experience level necessary for directors to fulfill their duties.
The initial Vimeo non-employee director compensation arrangements are expected to be designed to provide competitive compensation necessary to attract and retain high-quality non-employee directors and to encourage ownership of Vimeo common stock to further align the interests of Vimeo’s non-employee directors with those of Vimeo’s stockholders.
Vimeo’s initial non-employee director compensation arrangements are expected to include both cash and stock-based compensation. It is expected that each non-employee director will receive an annual cash retainer of $50,000 and a grant of Vimeo RSUs with a dollar value of $200,000 upon his or her initial election to the Vimeo board of directors and annually thereafter upon re-election on the date of Vimeo’s annual meeting of stockholders, the terms of which are expected to provide for: (i) vesting in two equal installments commencing on the anniversary of the grant date, (ii) cancellation and forfeiture of unvested RSUs in their entirety upon termination of service for Vimeo and its subsidiaries and (iii) full acceleration of the vesting of RSUs upon a change in control of Vimeo. Non-employee directors who are members of the Audit Committee are expected to receive an additional annual fee of $10,000 and non-employee directors who are members of the Compensation and Human Resources Committee are expected to receive an additional annual fee of $5,000. The Chairpersons of the Audit Committee and the Compensation and Human Resources Committee are expected to receive this additional fee. In addition, such Chairpersons are expected to receive a supplemental annual fee of $20,000. All amounts are expected to be paid quarterly, in arrears.
Additionally, it is also expected that Vimeo will reimburse non-employee directors for all reasonable expenses incurred in connection with attendance at Vimeo board of directors meetings and board committee meetings. It is further expected that Joseph Levin, a member of the Vimeo board of directors, will not participate in Vimeo’s initial non-employee director compensation arrangement.
Deferred Compensation Plan for Non-Employee Directors.   After the closing of the Spin-off, it is expected that the Vimeo board of directors, or a committee thereof, will adopt a deferred compensation plan for non-employee directors (the “Vimeo Deferred Compensation Plan For Non-Employee Directors”). It is expected that, under the Vimeo Deferred Compensation Plan For Non-Employee Directors, non-employee directors will be able to defer all or a portion of their board of directors and board committee fees. It is expected that eligible directors who defer all or any portion of these fees will be able to elect to have such deferred fees applied to the purchase of share units, representing the number of shares of Vimeo common stock that could have been purchased on the relevant date, or credited to a cash fund. It is expected that (i) if any dividends are paid on Vimeo common stock, dividend equivalents will be credited on the share units and (ii) the cash fund will be credited with deemed interest at an annual rate equal to the weighted average prime lending rate of JPMorgan Chase & Co. After a director leaves the Vimeo board of directors, it is anticipated that he or she will receive: (i) with respect to share units, the number of shares of Vimeo common stock represented by such share units, and (ii) with respect to the cash fund, a cash payment in an amount equal to deferred amounts, plus accrued interest. It is expected that these payments may be made in one lump-sum installment after the relevant director leaves the Vimeo board of directors and otherwise in accordance with the Vimeo Deferred Compensation Plan for Non-Employee Directors.

VIMEO COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
It is expected that the Compensation and Human Resources Committee will initially be comprised of Nabil Mallick, Mo Koyfman and George C. Wolfe following the Spin-off. Vimeo does not presently expect that any member of the Compensation and Human Resources Committee will be an officer or employee of Vimeo at any time during his or her respective service on such committee.

PLAN OF DISTRIBUTION
In connection with the Spin-off, outstanding awards granted under IAC’s and Vimeo Opco’s equity compensation programs will convert into adjusted awards composed, in part, of Vimeo common stock, as described under the heading “The Spin-off — Treatment of IAC Equity Awards.” The portion of the adjusted awards that are based on Vimeo common stock will be granted by Vimeo under the Plans, in accordance with the terms of the employee matters agreement that Vimeo entered into with IAC in connection with the Spin-off. The registration statement of which this prospectus forms a part only covers shares of Vimeo common stock that may be acquired upon exercise of options or stock appreciation rights to purchase shares of Vimeo common stock that were granted under the Plans to (1) former employees of IAC and its subsidiaries (excluding Vimeo and its subsidiaries), (2) current employees of IAC’s subsidiaries, (3) former employees of Vimeo, Inc. and its subsidiaries and (4) current and former employees of Match Group, Inc., who, in each case, are not current employees of Vimeo or a subsidiary of Vimeo, and any such individuals’ donees, pledgees, permitted transferees, assignees, successors and others who come to hold any such equity award. The registration statement does not cover any shares of Vimeo common stock issued pursuant to the awards to be granted to any individual who, upon completion of the Spin-off, will be employed by or serve on the board of directors of Vimeo or any other awards that Vimeo may grant under its equity compensation plans in the future.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The material agreements described below are filed as exhibits 2.1, 10.1, 10.2 and 10.3 to the registration statement of which this prospectus forms a part and are hereby incorporated by reference into this prospectus.
Review of Related Person Transactions for Vimeo
The Vimeo Audit Committee has a formal, written policy that requires an appropriate review of all related person transactions by the Vimeo Audit Committee, as required by Marketplace Rules governing conflict of interest transactions. For purposes of this policy, consistent with the Marketplace Rules, the terms “related person” and “transaction” are determined by reference to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended (“Item 404”). In accordance with this policy, Vimeo management will be required to determine whether any proposed transaction, arrangement or relationship with a related person falls within the Item 404 definition of “transaction,” and if so, review such transaction with the Vimeo Audit Committee. In connection with such determinations, Vimeo management and the Vimeo Audit Committee will consider: (i) the parties to the transaction and the nature of their affiliation with Vimeo and the related person, (ii) the dollar amount involved in the transaction, (iii) the material terms of the transaction, including whether the terms of the transaction are ordinary course and/or otherwise negotiated at arms’ length, (iv) whether the transaction is material, on a quantitative and/or qualitative basis, to Vimeo and/or the related person and (v) any other facts and circumstances that Vimeo management or the Vimeo Audit Committee deems appropriate.
Relationship Between IAC and Vimeo After the Spin-off
Following the Spin-off, the relationship between IAC and Vimeo will be governed by a number of agreements. These agreements include:
•
a separation agreement;

•
a tax matters agreement;

•
an employee matters agreement; and

•
a transition services agreement.

These agreements were entered into as of May 24, 2021 and are filed as exhibits to the registration statement of which this prospectus forms a part, and the summaries of these documents that follow are qualified in their entirety by reference to the full text of those documents. Vimeo will also lease office space from IAC pursuant to an office lease agreement.
Separation Agreement
The separation agreement provides for restructuring transactions including, among other things, the transfer to Vimeo of IAC’s equity interests in Vimeo OpCo and the repayment by Vimeo OpCo of all outstanding intercompany debt owed to IAC and its subsidiaries (other than Vimeo OpCo’s subsidiaries). The separation agreement also provides for the pre-Spin-off adoption of the certificate of incorporation and by-laws of Vimeo to be in effect at the time of the Spin-off.
Additional matters governed by the separation agreement include:
Releases:
•
the release and discharge by Vimeo and its affiliates of IAC and its affiliates from all liabilities allocated to Vimeo under the separation agreement, all liabilities arising from or in connection with the activities to implement the Spin-off, and all liabilities arising from or in connection with all actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing before the effective time of the Spin-off to the extent relating to, arising out of or resulting from the Vimeo business or the assets and liabilities allocated to Vimeo under the separation agreement or IAC’s or any of its subsidiaries’ direct or indirect beneficial ownership of the capital stock of Vimeo or any of its subsidiaries or IAC’s or any of its subsidiaries’ management, oversight, supervision or operation of the Vimeo business, Vimeo assets or the Vimeo liabilities, in each case except as expressly set forth in the separation agreement; and
•
the release and discharge by IAC and its affiliates of Vimeo and its affiliates from all liabilities allocated to IAC under the separation agreement, all liabilities arising from or in connection with the activities to implement the Spin-off, and all liabilities arising from or in connection with all actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing before the effective time of the Spin-off to the extent relating to, arising out of or resulting from the IAC businesses or the assets and liabilities allocated to IAC under the separation agreement, in each case except as expressly set forth in the separation agreement.

These releases do not extend to obligations or liabilities under any agreements among the parties that remain in effect following the Spin-off, which agreements include the separation agreement and the other agreements described below, to any obligations or liabilities for the sale, lease, construction or receipt of goods, property or services in the ordinary course of business prior to the date of the Spin-off or to any liability arising from the rights of any person who is an employee to any earned but unpaid salary, wages or bonus opportunity, or any rights to vested benefits under employee benefit plans or any other claims that may not be released under applicable law.
Indemnification Arrangements:
•
the indemnification by Vimeo and its subsidiaries of IAC, its affiliates (other than Vimeo and its subsidiaries) and their respective past, present and future directors, officers, employees and agents for any and all liabilities:

•
of the Vimeo business allocated to Vimeo pursuant to the separation agreement;

•
arising out of any failure by Vimeo to pay, perform or otherwise promptly discharge any liabilities allocated to Vimeo;

•
arising out of any breach by Vimeo of the separation agreement, the tax matters agreement, the employee matters agreement, the transition services agreement or the office lease agreement;

•
except to the extent it relates to a liability allocated to IAC, any guarantee, indemnification or contribution obligation, surety bond or other credit support agreement, arrangement, commitment or understanding for the benefit of Vimeo or any of its subsidiaries by IAC or any of its subsidiaries that survives following the Spin-off; or

•
arising out of any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in this prospectus (other than any information to the extent relating solely to IAC);

•
the indemnification by IAC and its subsidiaries of Vimeo, its subsidiaries and their respective past, present and future directors, officers, employees and agents for any and all liabilities:

•
of the IAC business allocated to IAC pursuant to the separation agreement;

•
arising out of any failure by IAC to pay, perform or otherwise promptly discharge any liabilities allocated to IAC;

•
arising out of any breach by IAC of the separation agreement, the tax matters agreement, the employee matters agreement or, the transition services agreement or the office lease agreement;

•
except to the extent it relates to a liability allocated to Vimeo, any guarantee, indemnification or contribution obligation, surety bond or other credit support agreement, arrangement, commitment or understanding for the benefit of IAC or any of its subsidiaries by Vimeo or any of its subsidiaries that survives following the Spin-off; or

•
arising out of any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in this prospectus to the extent relating solely to IAC;

Indemnification with respect to taxes will be governed by the tax matters agreement.
Cooperation on Governmental Filings and Third Party Consents:   the parties’ use of their respective reasonable best efforts to assist and cooperate with the other party to obtain any necessary or advisable governmental approvals and third-party consents in connection with the Spin-off.
Release of Guarantees:   the parties’ use of their respective commercially reasonable efforts to obtain prior to the Spin-off the release or termination of any existing guarantees by IAC or any of its subsidiaries (other than Vimeo and its subsidiaries) for the benefit of Vimeo and its subsidiaries, and by Vimeo and its subsidiaries for the benefit of IAC or any of its subsidiaries (other than Vimeo and its subsidiaries).
Control of Ongoing Litigation:   IAC’s and Vimeo’s rights to control, settle and compromise, and obligation to cooperate and assist with respect to, certain types of litigation following the completion of the Spin-off and to control privilege with respect to privileged information.
Expenses:   Except as expressly set forth in the separation agreement or in any ancillary agreement, the party incurring the expense will be responsible for all costs and expenses incurred prior to the Spin-off date in connection with the Spin-off, including costs and expenses relating to legal and tax counsel, financial advisors and accounting advisory work related to the separation. Except as expressly set forth in the separation agreement or in any ancillary agreement, or as otherwise agreed in writing by IAC and Vimeo, all costs and expenses incurred in connection with the Spin-off after the effective time of the Spin-off will also be paid by the party incurring such cost and expense.
Section 16 Approvals:   the parties’ agreement to cause any acquisitions or dispositions of securities of any of the parties resulting from the Spin-off by each individual who is subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Transitional Use of Names:   IAC’s and Vimeo’s agreement to grant to the other party, for an agreed period following the Spin-off, a non-exclusive license to use certain names and marks of IAC and Vimeo, respectively, for limited purposes.
Dispute Resolution:   The separation agreement contains provisions that govern, except as otherwise provided in any ancillary agreement, the resolution of disputes, controversies or claims that may arise between IAC and Vimeo related to the Spin-off.
Other Matters.   Other matters governed by the separation agreement include, among others, termination of intercompany agreements, shared contracts, insurance, financial information certifications, confidentiality, access to and provision and retention of records, privacy and data protection, production of witnesses and privileged matters. The separation agreement does not provide for either of IAC or Vimeo to be subject to restrictions on competition.
The parties have also agreed that certain covenants under the separation agreement and ancillary agreements that apply to IAC and its subsidiaries will not apply to Angi Inc. (formerly known as ANGI Homeservices Inc.), subject to limited exceptions.
Except as expressly set forth in the separation agreement or any ancillary agreement, neither IAC nor Vimeo make any representation or warranty as to the assets, business or liabilities transferred or assumed as part of the separation, as to any consents or approvals required in connection with the transfers, as to the value of or the freedom from any security interests of any of the assets transferred, as to the absence or presence of any defenses or right of setoff or freedom from counterclaim with respect to any claim or other asset of either of IAC or Vimeo or as to the legal sufficiency of any document or instrument delivered to convey title to any asset to be transferred in connection with the separation. All assets were transferred on an “as is,” “where is” basis, and the transferee bears the economic and legal risks that any conveyance will prove to be insufficient to vest in the transferee good and marketable title, free and clear of all security interests, that any necessary consents or governmental approvals or notifications are not obtained or made, or that any requirements of laws or judgments are not complied with.
Tax Matters Agreement
In connection with the Spin-off, IAC and Vimeo entered into a tax matters agreement that will govern the parties’ respective rights, responsibilities and obligations with respect to taxes (including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of any failure of the Distribution to qualify as tax-free for U.S. federal income tax purposes), entitlement to refunds, allocation of tax attributes, preparation of tax returns, control of tax contests and other tax matters.
In addition, the tax matters agreement imposes certain restrictions on Vimeo and its subsidiaries (including restrictions on share issuances, business combinations, sales of assets and similar transactions) designed to preserve the tax-free status of the Distribution. The tax matters agreement provides special rules that allocate tax liabilities in the event the Distribution fails to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355(a) and 368(a)(1)(D) of the Code. Under the tax matters agreement, IAC and Vimeo generally are responsible for any taxes and related amounts imposed on either of the parties as a result of a failure to so qualify to the extent that the failure to so qualify is attributable to a breach of the relevant representations or covenants made by that party in the tax matters agreement or an acquisition of such party’s equity securities or assets.
Employee Matters Agreement
The employee matters agreement covers a range of compensation and benefit matters related to the Spin-off. In general, under the employee matters agreement IAC assumed or retained (i) all liabilities with respect to IAC employees, former IAC employees and their dependents and beneficiaries under all IAC employee benefit plans, and (ii) all liabilities with respect to the employment or termination of employment of all IAC employees, former IAC employees and other service providers. Vimeo assumed or retained (i) all liabilities under its employee benefit plans, and (ii) all liabilities with respect to the employment or termination of employment of all Vimeo Holdings employees, former employees and other service providers.
Subject to a transition period through December 31, 2021, after the Spin-off, Vimeo will no longer participate in IAC employee benefit plans, but has established its own employee benefit plans that are substantially similar to the plans sponsored by IAC prior to the Spin-off. Through the end of 2021, IAC will continue to provide benefits under the IAC health and welfare plans and flexible benefits plan to Vimeo employees and Vimeo will bear the cost of this coverage with respect to its employees. Assets and liabilities from the IAC Retirement Savings Plan relating to the accounts of Vimeo employees will be transferred to the comparable Vimeo plan as soon as practicable following the Spin-off.
For a description of the treatment of outstanding IAC equity awards pursuant to the employee matters agreement, see “The Spin-off — Treatment of IAC Equity Awards.”
Transition Services Agreement
Under the transition services agreement, each of IAC and Vimeo will provide to the other party on an interim, transitional basis, various support services, which the parties currently expect may include support with governmental affairs, finance and accounting services, corporate sourcing, legal affairs, systems support, and any such other support services as to which IAC and Vimeo mutually agree. The charges for these services will generally be on an actual cost basis (without markup), except as otherwise agreed upon prior to the completion of the Spin-off.
In general, the services began on the date of the completion of the Spin-off and will cover a period generally not expected to exceed 12 months following the Spin-off. Each of IAC and Vimeo, as recipient of services, has the right to terminate the transition services agreement with respect to one or more particular services upon 90 days’ prior written notice.

EXPERTS
Vimeo OpCo (formerly Vimeo, Inc.)
The consolidated financial statements of Vimeo OpCo (formerly known as Vimeo, Inc.) at December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020, appearing in this Registration Statement and related prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
Vimeo, Inc. (formerly Vimeo Holdings, Inc.)
The consolidated financial statement of Vimeo, Inc. (formerly known as Vimeo Holdings, Inc). at December 31, 2020, appearing in this Registration Statement and related prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
LEGAL MATTERS
The validity of the shares of Vimeo common stock will be passed upon for Vimeo by Michael A. Cheah, General Counsel and Secretary of Vimeo.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-1 with the SEC under the Securities Act with respect to the shares of Vimeo common stock being offered as contemplated by this prospectus. This prospectus is a part of, and does not contain all of the information set forth in, the registration statement and the exhibits and schedules to the registration statement. For further information with respect to Vimeo and Vimeo common stock, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus relating to any contract or other document filed as an exhibit to the registration statement include the material terms of such contract or other document. However, such statements are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement, including its exhibits and schedules, on the Internet website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Vimeo may be obtained free of charge on Vimeo’s website at www.vimeo.com. Information contained on or connected to any website referenced in this prospectus is not incorporated into this prospectus or the registration statement of which this prospectus forms a part, or in any other filings with, or any information furnished or submitted to, the SEC.
Vimeo is subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, files periodic reports, proxy statements and other information with the SEC.
We intend to furnish holders of Vimeo common stock with annual reports containing consolidated financial statements prepared in accordance with GAAP and audited and reported on, with an opinion expressed, by an independent registered public accounting firm.
You should rely only on the information contained in this prospectus or to which this prospectus has referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus.

ANNEX A
CONSOLIDATED FINANCIAL STATEMENTS OF VIMEO OPCO
(FORMERLY VIMEO, INC.)

VIMEO, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Unaudited)
	March 31, 2021	December 31, 2020
	(In thousands, except par value amounts)
ASSETS
Cash and cash equivalents	$316,305	$110,011
Accounts receivable, net	14,121	12,785
Other current assets	11,335	7,932
Total current assets	341,761	130,728
Leasehold improvements and equipment, net	3,320	3,321
Goodwill	219,337	219,337
Intangible assets with definite lives, net	8,967	10,854
Other non-current assets	11,124	6,839
TOTAL ASSETS	$584,509	$371,079
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable, trade	$2,797	$3,324
Promissory note due on demand – related party	—	44,565
Deferred revenue	147,766	137,436
Accrued expenses and other current liabilities	40,102	47,432
Total current liabilities	190,665	232,757
Long-term debt – related party	—	50,000
Other long-term liabilities	4,710	3,242
Commitments and contingencies
SHAREHOLDERS’ EQUITY:
Class A Voting common stock, $0.01 par value; 150,000 shares authorized; 92,789 and 83,656 shares issued and outstanding, respectively	928	837
Class B Non-Voting common stock, $0.01 par value; 150,000 shares authorized; 66,285 shares issued and outstanding	663	663
Preferred stock $0.01 par value; 50,000 shares authorized; no shares issued and outstanding	—	—
Additional paid-in-capital	667,348	366,676
Accumulated deficit	(279,696)	(283,009)
Accumulated other comprehensive loss	(109)	(87)
Total shareholders’ equity	389,134	85,080
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$584,509	$371,079
The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

VIMEO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)
	Three Months Ended March 31,
	2021	2020
	(In thousands, except per share data)
Revenue	$89,422	$56,968
Cost of revenue (exclusive of depreciation shown separately below)	24,956	18,358
Gross profit	64,466	38,610
Operating expenses:
Research and development expense	21,475	15,293
Sales and marketing expense	32,069	25,125
General and administrative expense	14,518	12,204
Depreciation	115	58
Amortization of intangibles	1,887	3,123
Total operating expenses	70,064	55,803
Operating loss	(5,598)	(17,193)
Interest expense	(64)	—
Interest expense – related party	(726)	(2,453)
Other income (expense), net	10,086	(59)
Earnings (loss) before income taxes	3,698	(19,705)
Income tax provision	(385)	(555)
Net earnings (loss) attributable to Class A Voting common stock and Class B Non-Voting common stock shareholders	$3,313	$(20,260)
Per share information attributable to Class A Voting common stock and Class B Non-Voting common stock shareholders:
Basic and diluted earnings (loss) per share	$0.02	$(0.14)
Stock-based compensation expense by function:
Cost of revenue	$20	$4
Research and development expense	1,720	460
Sales and marketing expense	322	157
General and administrative expense	2,850	1,395
Total stock-based compensation expense	$4,912	$2,016
The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

VIMEO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF COMPREHENSIVE OPERATIONS
(Unaudited)
	Three Months Ended March 31,
	2021	2020
	(In thousands)
Net earnings (loss) attributable to Class A Voting common stock and Class B Non-Voting common stock shareholders	$3,313	$(20,260)
Other comprehensive loss:
Change in foreign currency translation	(22)	(120)
Total other comprehensive loss	(22)	(120)
Comprehensive income (loss) attributable to Class A Voting common stock and Class B Non-Voting common stock	$3,291	$(20,380)
The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

VIMEO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY
Three Months Ended March 31, 2021 and 2020
(Unaudited)
	Class A Voting common stock, $0.01 par value		Class B Non-Voting common stock, $0.01 par value		Additional Paid-in-Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shareholders’ Equity
	$	Shares	$	Shares
	(In thousands)
Balance as of December 31, 2020	$837	83,656	$663	66,285	$366,676	$(283,009)	$(87)	$85,080
Net earnings attributable to Class A Voting common stock and Class B Non-Voting common stock shareholders	—	—	—	—	—	3,313	—	3,313
Other comprehensive loss	—	—	—	—	—	—(22)	(22)
Stock-based compensation expense	—	—	—	—	4,912	—	—	4,912
Issuance of common stock to IAC/InterActiveCorp as reimbursement for settlement of Vimeo, Inc. stock appreciation rights	1	133	—	—	(4,402)	—	—	(4,401)
Issuance of common stock, net of fees	90	9,000	—	—	299,660	—	—	299,750
Other	—	—	—	—	502	—	—	502
Balance as of March 31, 2021	$928	92,789	$663	66,285	$667,348	$(279,696)	$(109)	$389,134
Balance as of December 31, 2019	$750	75,000	$660	66,021	$223,754	$(201,299)	$(232)	$23,633
Net loss attributable to Class A Voting common stock and Class B Non-Voting common stock shareholders	—	—	—	—	—	(20,260)	—	(20,260)
Other comprehensive loss	—	—	—	—	—	—	(120)	(120)
Stock-based compensation expense	—	—	—	—	2,016	—	—	2,016
Issuance of common stock to IAC/InterActiveCorp as reimbursement for settlement of Vimeo, Inc. stock appreciation rights	—	—	1	130	—	—	—	1
Other	—	—	—	—	566	—	—	566
Balance as of March 31, 2020	$750	75,000	$661	66,151	$226,336	$(221,559)	$(352)	$5,836
The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

VIMEO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)
	Three Months Ended March 31,
	2021	2020
	(In thousands)
Cash flows from operating activities:
Net earnings (loss) attributable to Class A Voting common stock and Class B Non-Voting common stock shareholders	$3,313	$(20,260)
Adjustments to reconcile net earnings (loss) attributable to Class A Voting common stock and Class B Non-Voting common stock shareholders to net cash used in operating activities:
Stock-based compensation expense	4,912	2,016
Amortization of intangibles	1,887	3,123
Depreciation	115	58
Provision for credit losses	82	824
Gain on the sale of an asset	(10,217)	—
Other adjustments, net	231	1,371
Changes in assets and liabilities:
Accounts receivable	(2,278)	(3,220)
Other assets	(1,829)	(1,222)
Due to IAC/InterActiveCorp	2,974	6,239
Accounts payable and other liabilities	(10,493)	(4,136)
Deferred revenue	11,281	14,819
Net cash used in operating activities	(22)	(388)
Cash flows from investing activities:
Capital expenditures	(135)	(77)
Proceeds from the sale of an asset	7,768	—
Other, net	—	98
Net cash provided by investing activities	7,633	21
Cash flows from financing activities:
Proceeds from sale of common stock, net of fees	299,750	—
Principal payments on related-party debt	(94,565)	—
Proceeds from issuance of related-party debt	—	2,442
Deferred financing costs	(1,440)	—
Withholding taxes paid on behalf of Vimeo employees for the exercise of stock appreciation rights	(4,733)	(582)
Net cash provided by financing activities	199,012	1,860
Total cash provided	206,623	1,493
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(132)	(189)
Net increase in cash and cash equivalents and restricted cash	206,491	1,304
Cash and cash equivalents and restricted cash at beginning of period	110,037	1,963
Cash and cash equivalents and restricted cash at end of period	$316,528	$3,267
The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
NOTE 1 — THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Spin-off
On December 22, 2020, IAC/InterActiveCorp (“IAC”) announced that its Board of Directors approved a plan to spin-off its full stake in Vimeo, Inc. (“Vimeo”) to IAC shareholders. IAC’s Vimeo business will be separated from the remaining businesses of IAC through a series of transactions (which we refer to as the “Spin-off”) that, if completed in their entirety, will result in the transfer of IAC’s Vimeo business to Vimeo Holdings, Inc. (“SpinCo”), a wholly-owned subsidiary of IAC, with SpinCo becoming an independent, separately traded public company through a spin-off from IAC, and Vimeo, Inc., the IAC subsidiary that currently holds the Vimeo business, becoming a wholly-owned subsidiary of SpinCo. In connection with the foregoing, SpinCo will be renamed as Vimeo, Inc. and Vimeo will be renamed as Vimeo.com, Inc. The proposed transaction is subject to a number of conditions including final approval by IAC’s Board of Directors, approval of the separation proposal by IAC stockholders, and other customary conditions and approvals and is expected to close pre-market on May 25, 2021.
IAC does not currently own 100% of Vimeo. As a result, Vimeo sought and received approval from holders of Vimeo’s voting stock to merge Vimeo with a subsidiary of SpinCo that would result in Vimeo being wholly-owned by SpinCo in connection with the Spin-off. The merger remains subject to a number of conditions. If the Spin-off is effected and the Vimeo merger is completed, the holders of shares of IAC capital stock outstanding immediately prior to the Spin-off will continue to own all of the outstanding shares of IAC capital stock, and will become the direct owners of a percentage of the outstanding shares of SpinCo capital stock approximately equal, in the aggregate, to IAC’s indirect ownership interest in Vimeo prior to the Spin-off. The remaining shares of SpinCo’s outstanding capital stock will, if the Vimeo merger is completed, be owned by Vimeo’s pre-separation third-party stockholders. If the Spin-off is completed but the Vimeo merger is not completed, the shares of SpinCo capital stock issued to IAC stockholders in the Spin-off will initially constitute all of the outstanding shares of SpinCo capital stock immediately following the consummation of the Spin-off, Vimeo’s pre-separation third-party stockholders will initially remain stockholders of Vimeo, and SpinCo will own approximately 88% of Vimeo’s outstanding shares. SpinCo anticipates that it would subsequently seek to implement an alternative transaction to cause or permit the stockholders of Vimeo to exchange their ownership interests in Vimeo for an interest in SpinCo.
Nature of Operations
Vimeo is the world’s leading all-in-one video software solution, providing the full breadth of video tools through a software-as-a-service model. Vimeo’s comprehensive and cloud-based tools empower its users to create, collaborate and communicate with video on a single, turnkey platform.
Basis of Presentation and Consolidation
The historical consolidated financial statements of Vimeo and subsidiaries have been prepared on a standalone basis and are derived from the historical accounting records of Vimeo and IAC. The consolidated financial statements reflect the historical financial position, results of operations and cash flows of Vimeo and its consolidated subsidiaries since their respective dates of acquisition by Vimeo and the allocation to Vimeo of certain IAC corporate expenses relating to Vimeo based on the historical accounting records of IAC. The allocation of certain IAC corporate expenses is reflected in the consolidated balance sheet within “Additional paid-in capital.” For the purpose of these consolidated financial statements, income taxes have been computed for Vimeo on an as if standalone, separate tax return basis and payments to and refunds from IAC for Vimeo’s share of IAC’s consolidated state tax return liabilities have been reflected within cash flows from operating activities in the accompanying consolidated statement of cash flows.
As used herein, “Vimeo,” “we,” “our” or “us” and similar terms in these historical consolidated financial statements refer to Vimeo, Inc. and its subsidiaries (unless the context requires otherwise).

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)
Vimeo prepares its consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”).
All intercompany transactions and balances between and among Vimeo and its subsidiaries have been eliminated. All intercompany transactions between (i) Vimeo and (ii) IAC and its subsidiaries (other than subsidiaries of Vimeo), other than borrowings from and principal payments to certain IAC subsidiaries, which were not Vimeo subsidiaries, related to amounts evidenced by notes, are reflected in the consolidated statement of cash flows as “Due to IAC/InterActiveCorp” as an operating activity and in the consolidated balance sheet within “Accrued expenses and other current liabilities.” Borrowings from and principal payments to certain IAC subsidiaries, in each case other than Vimeo subsidiaries, related to amounts evidenced by notes are reflected in the consolidated statement of cash flows as financing activities and in the consolidated balance sheet as “Promissory notes due on demand — related party” and “Long-term debt — related party.”
In management’s opinion, the assumptions underlying the historical consolidated financial statements of Vimeo, including the basis on which the expenses have been allocated from IAC, are reasonable. However, these allocations may not reflect the expenses that Vimeo would have incurred as an independent, stand-alone company for the periods presented.
The accompanying unaudited consolidated financial statements have been prepared in accordance with GAAP for interim financial information and with the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and notes required by GAAP for complete annual financial statements. In the opinion of management, the accompanying unaudited consolidated financial statements include all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation. Interim results are not necessarily indicative of the results that may be expected for the full year. The accompanying unaudited interim consolidated financial statements should be read in conjunction with the annual audited consolidated financial statements of Vimeo for the year ended December 31, 2020 and notes thereto included in the joint proxy statement/consent solicitation statement/prospectus of IAC and SpinCo filed with the Securities and Exchange Commission on April 8, 2021.
Accounting Estimates
Management of Vimeo is required to make certain estimates, judgments and assumptions during the preparation of its consolidated financial statements in accordance with GAAP. These estimates, judgments and assumptions impact the reported amounts of assets, liabilities, revenue and expenses and the related disclosure of assets and liabilities. Actual results could differ from these estimates.
On an ongoing basis, Vimeo evaluates its estimates, judgments and assumptions, including those related to: the fair values of cash equivalents; the carrying value of accounts receivable, including the determination of the allowance for credit losses; the determination of customer relationship period for certain costs to obtain a contract with a customer; the carrying value of right-of-use assets (“ROU assets”); the useful lives and recoverability of leasehold improvements and equipment and intangible assets with definite lives; the recoverability of goodwill; contingencies; unrecognized tax benefits; the valuation allowance for deferred income tax assets; and the fair value of and forfeiture rates for stock-based awards, among others. Vimeo bases its estimates, judgments and assumptions on historical experience, its forecasts and budgets and other factors that Vimeo considers relevant.
General Revenue Recognition
Revenue is recognized when control of the promised services or goods is transferred to Vimeo’s customers and in the amount that reflects the consideration Vimeo expects to be entitled to in exchange for those services or goods.

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)
Deferred Revenue
Deferred revenue consists of payments that are received or are contractually due in advance of Vimeo’s performance. Vimeo’s deferred revenue is reported on a contract-by-contract basis at the end of each reporting period. Vimeo classifies deferred revenue as current when the remaining term of the applicable subscription period or expected completion of Vimeo’s performance obligation is one year or less. The current and non-current deferred revenue balances at December 31, 2020 are $137.4 million and $0.8 million, respectively. During the three months ended March 31, 2021, Vimeo recognized $65.6 million of revenue that was included in the deferred revenue balance as of December 31, 2020. During the three months ended March 31, 2020, Vimeo recognized $38.9 million of revenue that was included in the deferred revenue balance as of December 31, 2019. The current and non-current deferred revenue balances at March 31, 2021 are $147.8 million and $0.9 million, respectively. Non-current deferred revenue is included in “Other long-term liabilities” in the accompanying consolidated balance sheet.
Practical Expedients and Exemptions
As permitted under the practical expedient available under ASU No. 2014-09, Revenue from Contracts with Customers, Vimeo does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less, (ii) contracts with variable consideration that is allocated entirely to unsatisfied performance obligations or to a wholly unsatisfied promise accounted for under the series guidance, and (iii) contracts for which Vimeo recognizes revenue at the amount which Vimeo has the right to invoice for services performed.
Assets Recognized from the Costs to Obtain a Contract with a Customer
Vimeo has determined that certain costs, primarily commissions, paid to employees pursuant to certain sales incentive programs and mobile app store fees meet the requirements to be capitalized as a cost of obtaining a contract. Commissions paid to employees pursuant to certain sales incentive programs are amortized over the estimated customer relationship period. Vimeo calculates the estimated customer relationship period as the average customer life, which is based on historical data. When customer renewals are expected and the renewal commission is not commensurate with the initial commission, the average customer life includes renewal periods. For sales incentive programs where the customer relationship period is one year or less, Vimeo has elected the practical expedient to expense the costs as incurred. Vimeo generally capitalizes and amortizes mobile app store fees over the term of the applicable subscription.
The current and non-current capitalized costs to obtain a contract with a customer are included in “Other current assets” and “Other non-current assets” in the accompanying consolidated balance sheet and are $3.0 million and $5.2 million, and $2.7 million and $4.9 million, at March 31, 2021 and December 31, 2020, respectively.
Recent Accounting Pronouncements
There are no recently issued accounting pronouncements that have not yet been adopted that are expected to have a material effect on the consolidated results of operations, financial condition or cash flows of Vimeo.
NOTE 2 — INCOME TAXES
Vimeo is included within IAC’s tax group for purposes of federal and consolidated state income tax return filings. In the periods presented, current and deferred income tax provision have been computed for Vimeo on an as if standalone, separate tax return basis and payments to and refunds from IAC for Vimeo’s share of IAC’s consolidated state tax return liabilities have been reflected within cash flows from operating activities in the accompanying consolidated statement of cash flows.

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)
At the end of each interim period, Vimeo estimates the annual expected effective income tax rate and applies that rate to its ordinary year-to-date earnings or loss. The income tax provision or benefit related to significant, unusual, or extraordinary items, if applicable, that will be separately reported or reported net of their related tax effects are individually computed and recognized in the interim period in which they occur. In addition, the effect of changes in enacted tax laws or rates, tax status, judgment on the realizability of a beginning-of-the-year deferred tax asset in future years or unrecognized tax benefits is recognized in the interim period in which the change occurs.
The computation of the annual expected effective income tax rate at each interim period requires certain estimates and assumptions including, but not limited to, the expected pre-tax income (or loss) for the year, projections of the proportion of income (and/or loss) earned and taxed in foreign jurisdictions, permanent and temporary differences, and the likelihood of the realization of deferred tax assets generated in the current year. The accounting estimates used to compute the provision or benefit for income taxes may change as new events occur, more experience is acquired, additional information is obtained or Vimeo’s tax environment changes. To the extent that the expected annual effective income tax rate changes during a quarter, the effect of the change on prior quarters is included in income tax provision in the quarter in which the change occurs.
For the three months ended March 31, 2021 and 2020, Vimeo recorded an income tax provision of $0.4 million and $0.6 million, respectively, due to international and state taxes for jurisdictions in which it conducts business. The decrease in income tax provision is driven by a decrease in international tax accruals. Vimeo is in a net operating loss (“NOL”) position for federal and state income tax purposes. The largest deferred tax assets are the federal and state NOLs. Vimeo has recorded a valuation allowance for its net deferred tax assets because it has concluded that it is more likely than not that the NOLs will not be utilized due to its history of pre-tax losses.
Vimeo recognizes interest and penalties related to unrecognized tax benefits, if applicable, in the income tax provision. There are currently no accruals for interest or penalties.
At March 31, 2021 and December 31, 2020, unrecognized tax benefits are $2.0 million and $1.9 million, respectively, all of which are for tax positions included in IAC’s consolidated tax return filings. If unrecognized tax benefits at March 31, 2021 are subsequently recognized, there would be no impact to the income tax provision due to the valuation allowance on deferred tax assets. Vimeo believes it is reasonably possible that its unrecognized tax benefits could decrease by $0.4 million by March 31, 2022, due primarily to settlements, none of which would reduce the income tax provision due to the valuation allowance on deferred tax assets.
Vimeo is routinely under audit by federal, state, local and foreign authorities in the area of income tax as a result of previously filed separate company and consolidated tax returns with IAC. These audits include questioning the timing and the amount of income and deductions and the allocation of income and deductions among various tax jurisdictions. The Internal Revenue Service (“IRS”) has substantially completed its audit of IAC’s federal income tax returns for the years ended December 31, 2010 through 2017, which includes the operations of Vimeo. The statute of limitations for the years 2010 through 2012 and for the years 2013 through 2017 have been extended to May 31, 2021 and June 30, 2022, respectively. Various other jurisdictions are open to examination for tax years beginning with 2009. Income taxes payable include unrecognized tax benefits that are considered to be sufficient to pay assessments that may result from the examination of prior year tax returns. Vimeo considers many factors when evaluating and estimating its tax positions and tax benefits, which may not accurately anticipate actual outcomes and, therefore, may require periodic adjustment. Although management currently believes changes in unrecognized tax benefits from period to period and differences between amounts paid, if any, upon resolution of issues raised in audits and amounts previously provided will not have a material impact on the liquidity, results of operations, or financial condition of Vimeo, these matters are subject to inherent uncertainties and management’s view of these matters may change in the future.

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)
NOTE 3 — FAIR VALUE MEASUREMENTS
Vimeo categorizes its financial instruments measured at fair value into a fair value hierarchy that prioritizes the inputs used in pricing the asset or liability. The three levels of the fair value hierarchy are:
•
Level 1:   Observable inputs obtained from independent sources, such as quoted market prices for identical assets and liabilities in active markets.

•
Level 2:   Other inputs, which are observable directly or indirectly, such as quoted market prices for similar assets or liabilities in active markets, quoted market prices for identical or similar assets or liabilities in markets that are not active and inputs that are derived principally from or corroborated by observable market data. The fair values of Vimeo’s Level 2 financial assets are primarily obtained from observable market prices for identical underlying securities that may not be actively traded. Certain of these securities may have different market prices from multiple market data sources, in which case an average market price is used.

•
Level 3:   Unobservable inputs for which there is little or no market data and require Vimeo to develop its own assumptions, based on the best information available in the circumstances, about the assumptions market participants would use in pricing the assets or liabilities.

The following tables present Vimeo’s financial instruments that are measured at fair value on a recurring basis:
	March 31, 2021
	Quoted Market Prices for Identical Assets in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value Measurements
	(In thousands)
Assets:
Cash equivalents:
Money market funds	$305,230	$—	$—	$305,230
Time deposits	—	138	—	138
Total	$305,230	$138	$—	$305,368
	December 31, 2020
	Quoted Market Prices for Identical Assets in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value Measurements
	(In thousands)
Assets:
Cash equivalents:
Money market funds	$104,852	$—	$—	$104,852
Time deposits	—	544	—	544
Total	$104,852	$544	$—	$105,396
Vimeo’s non-financial assets, such as goodwill, intangible assets with definite lives, ROU assets and leasehold improvements and equipment, are adjusted to fair value only when an impairment is recognized. Such fair value measurements are based predominantly on Level 3 inputs.

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)
NOTE 4 — REVOLVING CREDIT FACILITY
On February 12, 2021, Vimeo entered into a $100 million revolving credit facility (the “Credit Facility”), which expires on February 12, 2026. Any borrowings under the Credit Facility are guaranteed by Vimeo’s wholly-owned material domestic subsidiaries, if any, and are secured by substantially all assets of Vimeo and any guarantors, subject to certain exceptions. The commitment fee, which is based on the consolidated net leverage ratio most recently reported and the average daily amount of the available revolving commitments, was 20 basis points at March 31, 2021. Any borrowings under the Credit Facility would bear interest, at Vimeo’s option, at either a base rate or LIBOR, in each case plus an applicable margin, which is determined by reference to a pricing grid based on Vimeo’s consolidated net leverage ratio. The financial covenants require Vimeo to maintain a minimum liquidity of not less than $50.0 million until December 31, 2022 and, thereafter, at the end of each quarterly test period, a consolidated net leverage ratio (as defined in the agreement) of not more than 5.5 to 1.0. The Credit Facility also contains customary affirmative and negative covenants, including covenants that would limit Vimeo’s ability to pay dividends or make distributions on or repurchase certain equity interests in the event a default has occurred or Vimeo’s consolidated net leverage ratio exceeds 4.0 to 1.0. At March 31, 2021, there were no outstanding borrowings under the Credit Facility.
NOTE 5 — SHAREHOLDERS’ EQUITY
Description of Class A Voting Common Stock and Class B Non-Voting Common Stock
Except as described herein, shares of Vimeo Class A Voting common stock and Class B Non-Voting common stock are identical.
The holders of shares of Vimeo Class A Voting common stock have the exclusive right to vote for the election of directors and for all other purposes, except as provided by law. Shares of Vimeo Class A Voting common stock have one vote per share and vote together as a single class. Holders of shares of Vimeo Class B Non-Voting common stock are not entitled to vote such shares in any proceeding or upon any matter or question at any meeting of the stockholders unless such right to vote is required by law.
The holders of shares of Vimeo Class A Voting common stock and the holders of shares of Vimeo Class B Non-Voting common stock are entitled to receive, share for share, such dividends as may be declared by Vimeo’s Board of Directors out of funds legally available therefor. If dividends are payable in shares of common stock, holders of shares of Vimeo Class A Voting common stock will receive shares in Vimeo Class A Voting common stock and holders of shares of Vimeo Class B Non-Voting common stock will receive shares in Vimeo Class B Non-Voting common stock. If dividends consist of other voting securities of Vimeo, Vimeo will make available to holders of Vimeo Class B Non-Voting common stock dividends consisting of non-voting securities (except as otherwise required by law) of Vimeo, which are otherwise identical to the voting securities. In the event of a liquidation, dissolution, distribution of assets or winding-up of Vimeo, the holders of shares of Vimeo Class A Voting common stock and the holders of shares of Vimeo Class B Non-Voting common stock are entitled to receive, share for share, all the assets of Vimeo available for distribution to its stockholders, after the satisfaction of all liabilities.
On April 16, 2020, Vimeo amended its certificate of incorporation to increase the total authorized number of shares of Class A Voting common stock from 75,000,000 to 150,000,000 shares and the total authorized number of Class B Non-Voting common stock from 75,000,000 to 150,000,000 shares.
At March 31, 2021, IAC held 81.0% of Vimeo’s Class A Voting common stock and 97.6% of Vimeo’s Class B Non-Voting common stock, or approximately 88.0% of Vimeo’s total outstanding capital stock.
Description of Preferred Stock
Vimeo’s Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and to assign the designations, powers, preferences and rights to each such series and any qualifications, limitations or restrictions. There have been no preferred stock issuances to date.

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)
Sale of Common Stock
In January 2021, Vimeo raised $300 million of equity capital via the sale of approximately 6.2 million shares of Vimeo Class A Voting common stock for $200 million, or $32.41 per share, at a $5.2 billion pre-money valuation, and approximately 2.8 million shares of Vimeo Class A Voting common stock for $100 million, or $35.35 per share, at a $5.7 billion pre-money valuation.
NOTE 6 — ACCUMULATED OTHER COMPREHENSIVE LOSS
Accumulated other comprehensive loss consists of foreign currency translation adjustments:
	Three Months Ended March 31,
	2021	2020
Balance as of January 1	$(87)	$(232)
Other comprehensive loss	(22)	(120)
Balance as of March 31	$(109)	$(352)
At both March 31, 2021 and 2020, there was no income tax benefit or provision on the accumulated other comprehensive loss.
NOTE 7 — EARNINGS (LOSS) PER SHARE
The following table sets forth the computation of basic and diluted earnings (loss) per share attributable to Class A Voting common stock and Class B Non-Voting common stock shareholders:
	Three Months Ended March 31,
	2021		2020
	Basic	Diluted	Basic	Diluted
	(In thousands, except per share data)
Numerator:
Net earnings (loss) attributable to Class A Voting common stock and Class B Non-Voting common stock shareholders	$3,313	$3,313	$(20,260)	$(20,260)
Denominator:
Weighted average basic shares outstanding	156,480	156,480	141,063	141,063
Dilutive securities(a)(b)(c)	—	9,408	—	—
Denominator for earnings (loss) per share – weighted average shares(a)(b)(c)	156,480	165,888	141,063	141,063
Earnings (loss) per share attributable to Class A Voting common stock and Class B Non-Voting common stock shareholders:
Earnings (loss) per share	$0.02	$0.02	$(0.14)	$(0.14)

(a)
If the effect is dilutive, weighted average diluted shares outstanding include the incremental shares that would be issued upon the assumed exercise of stock appreciation rights (“SARs”) and vesting of restricted stock units. For the three months ended March 31, 2021, there are no potentially dilutive securities that were excluded from the calculation of diluted earnings per share.

(b)
Performance-based SARs are considered contingently issuable shares. Shares issuable upon exercise of performance-based SARs are included in the denominator of diluted earnings per share if (i) the applicable performance condition(s) has been met and (ii) the inclusion of the performance-based SARs is dilutive for the respective reporting periods. For the three months ended March 31, 2021, 2.3 million

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)
shares underlying performance-based SARs were excluded from the calculation of diluted earnings per share because the performance condition(s) had not been met.
(c)
For the three months ended March 31, 2020, Vimeo had a loss from operations and as a result, approximately 15.9 million potentially dilutive securities were excluded from computing diluted earnings per share because the impact would have been anti-dilutive. Accordingly, the weighted average basic shares outstanding were used to compute all earnings per share amounts.

NOTE 8 — CONSOLIDATED FINANCIAL STATEMENT DETAILS
Cash and Cash Equivalents and Restricted Cash
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheet to the total amounts shown in the consolidated statement of cash flows:
	March 31, 2021	December 31, 2020	March 31, 2020	December 31, 2019
	(In thousands)
Cash and cash equivalents	$316,305	$110,011	$3,245	$1,939
Restricted cash included in other current assets	223	26	22	24
Total cash and cash equivalents and restricted cash as shown on the consolidated statement of cash flows	$316,528	$110,037	$3,267	$1,963
Restricted cash at March 31, 2021 primarily consists of a deposit related to a lease.
Restricted cash for all other periods primarily consists of a deposit related to corporate credit cards.
Credit Losses
The following table presents the changes in the allowance for credit losses for the three months ended March 31, 2021 and 2020, respectively:
	2021	2020
	(In thousands)
Balance at January 1	$476	$273
Current period provision for credit losses	82	824
Write-offs charged against the allowance	(58)	(251)
Balance at March 31	$500	$846
Accumulated Amortization and Depreciation
The following table provides the accumulated amortization and depreciation within the consolidated balance sheet:
Asset Category	March 31, 2021	December 31, 2020
	(In thousands)
Right-of-use assets included in other non-current assets	$4,899	$4,727
Leasehold improvements and equipment	$822	$712
Intangible assets with definite lives	$35,733	$33,846

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)
Other income (expense), net
	Three Months Ended March 31,
	2021	2020
	(In thousands)
Other income (expense), net	$10,086	$(59)
Other income, net in 2021 includes a gain of $10.2 million related to the sale of Vimeo’s retained interest in its former hardware business.
Vimeo previously sold live streaming devices and accessories through its hardware business. Vimeo retained an interest in its former hardware business after it sold a majority stake on March 29, 2019 that provided it with rights to participate in and receive distributions in the event of positive cash flows or proceeds should there be another sale of the business. In the first quarter of 2021, the former hardware business, inclusive of Vimeo’s retained interest, was sold and a gain was recognized. This gain includes amounts received in the first quarter of 2021 and funds held in escrow. Vimeo may receive additional consideration based on the revenue of its former hardware business relative to established targets through December 31, 2021. Such amounts will be recognized as income only if, and at the point in time, any additional consideration is received, or it is probable that additional consideration will be received.
Other expense, net in 2020 reflects $0.1 million of net foreign exchange losses.
Geographic Concentrations
Revenue by geography is based on where the customer is located. Geographic information about revenue and long-lived assets is presented below:
	Three Months Ended March 31,
	2021	2020
	(In thousands)
Revenue:
United States	$48,141	$29,612
All other countries	41,281	27,356
Total	$89,422	$56,968
The United States is the only country whose revenue is greater than 10 percent of total revenue of Vimeo for the three months ended March 31, 2021 and 2020.
	March 31, 2021	December 31, 2020
	(In thousands)
Long-lived assets (excluding goodwill, intangible assets with definite lives and ROU assets):
United States	$2,465	$2,549
All other countries	855	772
Total	$3,320	$3,321
NOTE 9 — CONTINGENCIES
In the ordinary course of business, Vimeo is a party to various lawsuits. Vimeo establishes reserves for specific legal matters when it determines that the likelihood of an unfavorable outcome is probable and the

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)
loss is reasonably estimable. Management has also identified certain other legal matters where it believes an unfavorable outcome is not probable and, therefore, no reserve is established. Although management currently believes that resolving claims against Vimeo, including claims where an unfavorable outcome is reasonably possible, will not have a material impact on the liquidity, results of operations, or financial condition of Vimeo, these matters are subject to inherent uncertainties and management’s view of these matters may change in the future. Vimeo also evaluates other contingent matters, including income and non-income tax contingencies, to assess the likelihood of an unfavorable outcome and estimated extent of potential loss. It is possible that an unfavorable outcome of one or more of these lawsuits or other contingencies could have a material impact on the liquidity, results of operations, or financial condition of Vimeo. See “Note 2 — Income Taxes” for additional information related to income tax contingencies.
NOTE 10 — RELATED PARTY TRANSACTIONS
Relationship with IAC prior to the Spin-off
Vimeo’s consolidated statement of operations includes allocations of costs, including stock-based compensation expense, related to IAC’s accounting, treasury, legal, tax, corporate support and internal audit functions. These allocations were based on Vimeo’s revenue as a percentage of IAC’s total revenue. Allocated costs, inclusive of stock-based compensation expense, were $1.0 million and $0.8 million for the three months ended March 31, 2021 and 2020, respectively. It is not practicable to determine the actual expenses that would have been incurred for these services had Vimeo operated as a standalone entity during the periods presented. Management considers the allocation method to be reasonable.
In addition to these amounts, which were previously not allocated to Vimeo, but were allocated for purposes of these standalone financial statements, Vimeo is allocated expenses from IAC for certain support services, such as financial systems. Vimeo also participates in IAC’s health and welfare benefit plans and obtains certain services through contracts that are held in IAC’s name. The total related charge for both the three months ended March 31, 2021 and 2020 were $2.7 million. IAC also allocated $0.9 million and $1.1 million to Vimeo for the space that Vimeo occupies in IAC’s headquarters building for the three months ended March 31, 2021 and 2020, respectively. The amounts were charged to Vimeo through the “Due to IAC/InterActiveCorp” account described below.
Due to IAC/InterActiveCorp
At March 31, 2021, Vimeo has a current payable due to IAC of $3.0 million, which is included in “Accrued expenses and other current liabilities” in the accompanying consolidated balance sheet. The payable at March 31, 2021 was subsequently paid in April 2021. At December 31, 2020, there was no amount due to IAC.
Debt-Related Party
Debt-related party consists of:
	March 31, 2021	December 31, 2020
	(In thousands)
Promissory note due on demand – related party	$—	$44,565
Promissory note due May 2, 2023 – related party	—	50,000
Total debt – related party	$—	$94,565
In January 2021, Vimeo repaid its outstanding related party debt to IAC in the amount of $99.5 million, which included accrued interest of $4.9 million, using a portion of the proceeds from the January 2021 primary equity raise. Each promissory note bore interest at 10% per annum. Accrued interest on debt – related

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)
party at December 31, 2020 was $4.2 million and is included in “Accrued expenses and other current liabilities” in the accompanying consolidated balance sheet.
Financial Instruments Measured at Fair Value Only for Disclosure Purposes
The following table presents the carrying value and the fair value of financial instruments measured at fair value only for disclosure purposes:
	March 31, 2021		December 31, 2020
	Carrying Value	Fair Value	Carrying Value	Fair Value
	(In thousands)
Promissory note due on demand – related party	$—	$—	$44,565	$44,565
Long-term debt – related party	$—	$—	$50,000	$54,545
The fair value of debt – related party, including the promissory note due on demand – related party, was based on Level 3 inputs and was estimated by discounting the future cash flows based on current market conditions.
Relationship with IAC following the Spin-off
If the Spin-off is consummated, Vimeo will enter into certain agreements with IAC to govern the relationship between the Vimeo and IAC following the Spin-off. These agreements will include: a separation agreement; a tax matters agreement; a transition services agreement; and an employee matters agreement.

Report of Independent Registered Public Accounting Firm
To the Shareholders and the Board of Directors of IAC/InterActiveCorp and Shareholders of Vimeo, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheet of Vimeo, Inc. and subsidiaries (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive operations, shareholders’ equity (deficit) and cash flows for each of the two years in the period ended December 31, 2020, and the related notes and the financial statement schedule (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (U.S.) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Ernst & Young LLP
We have served as the Company’s auditor since 2020.
New York, New York
February 19, 2021

VIMEO, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
	December 31,
	2019	2020
	(In thousands, except par value amounts)
ASSETS
Cash and cash equivalents	$1,939	$110,011
Accounts receivable, net of allowance of $273 and $476, respectively	9,898	12,785
Other current assets	6,398	7,932
Total current assets	18,235	130,728
Leasehold improvements and equipment, net	2,997	3,321
Goodwill	219,374	219,337
Intangible assets with definite lives, net	25,598	10,854
Other non-current assets	5,296	6,839
TOTAL ASSETS	$271,500	$371,079
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable, trade	$1,490	$3,324
Promissory notes due on demand – related party	59,753	44,565
Deferred revenue	83,944	137,436
Due to IAC/InterActiveCorp	17,575	—
Accrued expenses and other current liabilities	43,287	47,432
Total current liabilities	206,049	232,757
Long-term debt – related party	37,706	50,000
Other long-term liabilities	4,112	3,242
Commitments and contingencies
SHAREHOLDERS’ EQUITY:
Class A Voting common stock $0.01 par value; 75,000 and 150,000 shares authorized, respectively; 75,000 and 83,656 shares issued and outstanding, respectively	750	837
Class B Non-Voting common stock $0.01 par value; 75,000 and 150,000 shares authorized, respectively; 66,021 and 66,285 shares issued and outstanding, respectively	660	663
Preferred stock $0.01 par value; authorized 50,000 shares; no shares issued and outstanding	—	—
Additional paid-in-capital	223,754	366,676
Accumulated deficit	(201,299)	(283,009)
Accumulated other comprehensive loss	(232)	(87)
Total shareholders’ equity	23,633	85,080
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$271,500	$371,079
The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

VIMEO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
	Years Ended December 31,
	2019	2020
	(In thousands, except per share data)
Revenue	$196,015	$283,218
Cost of revenue (exclusive of depreciation shown separately below)	77,665	89,077
Gross profit	118,350	194,141
Operating expenses:
Research and development expense	46,946	64,238
Sales and marketing expense	87,337	105,630
General and administrative expense	34,189	49,846
Depreciation	478	460
Amortization of intangibles	9,653	14,744
Total operating expenses	178,603	234,918
Operating loss	(60,253)	(40,777)
Interest expense – related party	(8,538)	(9,116)
Other (expense) income, net	(6,441)	93
Loss before income taxes	(75,232)	(49,800)
Income tax provision	(345)	(828)
Net loss	$(75,577)	$(50,628)
Per share information:(a)
Basic and diluted loss per share	$(0.58)	$(0.36)
Dividends declared per share	$—	$0.22
Stock-based compensation expense by function:
Cost of revenue	$13	$73
Research and development expense	1,439	2,931
Sales and marketing expense	543	603
General and administrative expense	3,296	8,058
Total stock-based compensation expense	$5,291	$11,665

(a)
Shares of Vimeo Class A Voting common stock and shares of Class B Non-Voting common stock participate in earnings on the same basis.

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

VIMEO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF COMPREHENSIVE OPERATIONS
	Years Ended December 31,
	2019	2020
	(In thousands)
Net loss	$(75,577)	$(50,628)
Other comprehensive (loss) income:
Change in foreign currency translation adjustments	(78)	145
Total other comprehensive (loss) income	(78)	145
Comprehensive loss	$(75,655)	$(50,483)
The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

VIMEO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF SHAREHOLDERS’ (DEFICIT) EQUITY
Years Ended December 31, 2019 and 2020
	Class A Voting Common Stock $0.01 par value		Class B Non-Voting Common Stock $0.01 par value		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income	Total Shareholders’ (Deficit) Equity
	$	Shares	$	Shares
		(In thousands)
Balance as of January 1, 2019	$635	63,488	$528	52,816	$48,855	$(125,722)	$(154)	$(75,858)
Net loss	—	—	—	—	—	(75,577)	—	(75,577)
Other comprehensive loss	—	—	—	—	—	—	(78)	(78)
Stock-based compensation expense	—	—	—	—	5,291	—	—	5,291
Issuance of common stock to IAC/InterActiveCorp as reimbursement for settlement of Vimeo, Inc. stock appreciation rights	—	50	—	—	—	—	—	—
Issuance of common stock to IAC/ InterActiveCorp in connection with the funding of the Magisto acquisition	115	11,462	132	13,205	168,227	—	—	168,474
Other	—	—	—	—	1,381	—	—	1,381
Balance as of December 31, 2019	$750	75,000	$660	66,021	$223,754	$(201,299)	$(232)	$23,633
Net loss	—	—	—	—	—	(50,628)	—	(50,628)
Other comprehensive income	—	—	—	—	—	—	145	145
Stock-based compensation expense	—	—	—	—	11,665	—	—	11,665
Issuance of common stock and cash to IAC/InterActiveCorp as reimbursement for settlement of Vimeo stock appreciation rights	—	—	3	264	(20,962)	—	—	(20,959)
Issuance of common stock, net of fees	87	8,656	—	—	149,513	—	—	149,600
Dividends	—	—	—	—	—	(31,082)	—	(31,082)
Other	—	—	—	—	2,706	—	—	2,706
Balance as of December 31, 2020	$837	83,656	$663	66,285	$366,676	$(283,009)	$(87)	$85,080
The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

VIMEO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
	Years Ended December 31,
	2019	2020
	(In thousands)
Cash flows from operating activities:
Net loss	$(75,577)	$(50,628)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	5,291	11,665
Amortization of intangibles	9,653	14,744
Depreciation	478	460
Provision for credit losses	1,245	1,834
Gain on sale of an investment	(1,997)	(288)
Loss on sale of the hardware business	8,234	—
Other adjustments, net	3,464	3,681
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(1,465)	(7,413)
Other assets	(1,308)	(3,707)
Due to IAC/InterActiveCorp	2,455	(17,575)
Accounts payable and other liabilities	5,064	4,797
Deferred revenue	17,285	56,291
Net cash (used in) provided by operating activities	(27,178)	13,861
Cash flows from investing activities:
Acquisitions, net of cash acquired	(168,139)	598
Capital expenditures	(2,801)	(844)
Net proceeds from the sale of an investment	2,215	288
Other, net	(3,471)	—
Net cash (used in) provided by investing activities	(172,196)	42
Cash flows from financing activities:
Proceeds from sale of common stock, net of fees	—	149,600
Dividends	—	(31,079)
Issuance of common stock to IAC/InterActiveCorp in connection with the funding of the Magisto acquisition	168,474	—
Proceeds from issuance of related-party debt	32,249	32,563
Principal payments on related-party debt	—	(35,457)
Reimbursement to IAC/InterActiveCorp for IAC common shares issued to settle Vimeo stock appreciation rights that were exercised in November and December of 2020	—	(11,634)
Reimbursement to IAC/InterActiveCorp for withholding taxes paid on behalf of Vimeo employees for the exercise of stock appreciation rights	(266)	(10,125)
Net cash provided by financing activities	200,457	93,868
Total cash provided	1,083	107,771
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(128)	303
Net increase in cash and cash equivalents and restricted cash	955	108,074
Cash and cash equivalents and restricted cash at beginning of period	1,008	1,963
Cash and cash equivalents and restricted cash at end of period	$1,963	$110,037
The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

 VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1 — ORGANIZATION AND BASIS OF PRESENTATION
Spin-off
On December 22, 2020, IAC/InterActiveCorp (“IAC”) announced that its Board of Directors approved a plan to spin-off its full stake in Vimeo, Inc. (“Vimeo” or the “Company”) to IAC shareholders. Subject to the terms and conditions set forth in the separation agreement, IAC’s Vimeo business will be separated from the remaining businesses of IAC through a series of transactions (which we refer to as the “Spin-off”) that, if completed in their entirety, will result in the transfer of IAC’s Vimeo business to Vimeo Holdings, Inc. (“Vimeo Holdings”), a newly formed subsidiary of IAC, with Vimeo Holdings becoming an independent, separately traded public company through a spin-off from IAC, and Vimeo, the IAC subsidiary that currently holds the Vimeo business, becoming a wholly-owned subsidiary of Vimeo Holdings. The proposed transaction is subject to a number of conditions including final approval by IAC’s Board of Directors, approval of the separation proposal by IAC stockholders, and other customary conditions and approvals and is expected to close in the second quarter of 2021.
If the Spin-off is effected and the Vimeo merger is completed, the holders of shares of IAC capital stock outstanding immediately prior to the Spin-off will continue to own all of the outstanding shares of IAC capital stock, and will become the direct owners of a percentage of the outstanding shares of Vimeo Holdings capital stock approximately equal, in the aggregate, to IAC’s indirect ownership interest in Vimeo prior to the Spin-off. The remaining shares of Vimeo Holdings’ outstanding capital stock will, if the Vimeo merger is completed, be owned by Vimeo’s pre-separation third-party stockholders. If the Spin-off is completed but the Vimeo merger is not completed, the shares of Vimeo Holdings capital stock issued to IAC stockholders in the Spin-off will initially constitute all of the outstanding shares of Vimeo Holdings capital stock immediately following the consummation of the Spin-off, Vimeo’s pre-separation third-party stockholders will initially remain stockholders of Vimeo. Vimeo Holdings anticipates that it would subsequently seek to implement an alternative transaction to cause or permit the stockholders of Vimeo to exchange their ownership interests in Vimeo for an interest in Vimeo Holdings.
Basis of Presentation and Consolidation
In connection with the Spin-off, Vimeo Holdings was incorporated as a Delaware corporation in December 2020. Vimeo Holdings currently does not have any material assets or liabilities, nor does it engage in any business or other activities and, other than in connection with the Spin-off, will not acquire or incur any material assets or liabilities, nor will it engage in any business or other activities.
The historical consolidated financial statements of Vimeo and subsidiaries have been prepared on a standalone basis and are derived from the historical accounting records of Vimeo and IAC. The consolidated financial statements reflect the historical financial position, results of operations and cash flows of Vimeo and its consolidated subsidiaries since their respective dates of acquisition by Vimeo and the allocation to Vimeo of certain IAC corporate expenses relating to Vimeo based on the historical accounting records of IAC. The allocation of certain IAC corporate expenses is reflected in the consolidated balance sheet within “Additional paid-in capital.” For the purpose of these consolidated financial statements, income taxes have been computed for Vimeo on an as if standalone, separate tax return basis and payments to and refunds from IAC for Vimeo’s share of IAC’s consolidated state tax return liabilities have been reflected within cash flows from operating activities in the accompanying consolidated statement of cash flows.
As used herein, “Vimeo,” “we,” “our” or “us” and similar terms in these historical consolidated financial statements refer to Vimeo, Inc. and its subsidiaries (unless the context requires otherwise).
Vimeo prepares its consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”).
All intercompany transactions and balances between and among Vimeo and its subsidiaries have been eliminated. All intercompany transactions between (i) Vimeo and (ii) IAC and its subsidiaries (other than

 VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
subsidiaries of Vimeo), other than borrowings and principal payments to certain IAC subsidiaries, which were not Vimeo subsidiaries, related to amounts evidenced by notes, are reflected in the consolidated statement of cash flows as an operating activity and in the consolidated balance sheet as “Due to IAC/InterActiveCorp.” Borrowings from and principal payments to certain IAC subsidiaries, in each case other than Vimeo subsidiaries, related to amounts evidenced by notes are reflected in the consolidated statement of cash flows as financing activities and in the consolidated balance sheet as “Promissory notes due on demand — related party” and “Long-term debt — related party.”
In management’s opinion, the assumptions underlying the historical consolidated financial statements of Vimeo, including the basis on which the expenses have been allocated from IAC, are reasonable. However, these allocations may not reflect the expenses that Vimeo would have incurred as an independent, stand-alone company for the periods presented.
Company Overview
Vimeo operates a cloud-based software platform for professionals, teams and organizations to create, collaborate and communicate with video. Vimeo’s all-in-one software solution makes video easier and more effective than ever before, offering the full range of video tools through a recurring software-as-a-service (“SaaS” model) that enables subscribers to create, stream, host, distribute, market, monetize and analyze videos online and across devices.
Vimeo previously sold live streaming devices and accessories through its hardware business, prior to the sale of this business on March 29, 2019. Vimeo retained rights in the hardware business to participate in and receive distributions in the event of positive cash flows or proceeds from the sale of the business. On May 28, 2019, Vimeo purchased certain assets and assumed certain liabilities relating to the Magisto video creation app from Magisto, Ltd. (this transaction is referred herein to as the acquisition of Magisto).
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Accounting Estimates
Management of Vimeo is required to make certain estimates, judgments and assumptions during the preparation of its consolidated financial statements in accordance with GAAP. These estimates, judgments and assumptions impact the reported amounts of assets, liabilities, revenue and expenses and the related disclosure of assets and liabilities. Actual results could differ from these estimates.
On an ongoing basis, Vimeo evaluates its estimates, judgments and assumptions, including those related to: the fair value of cash equivalents; the carrying value of accounts receivable, including the determination of the allowance for credit losses; the determination of the customer relationship period for certain costs to obtain a contract with a customer; the carrying value of right-of-use assets (“ROU assets”); the useful lives and recoverability of leasehold improvements and equipment and intangible assets with definite lives; the recoverability of goodwill; contingencies; unrecognized tax benefits; the valuation allowance for deferred income tax assets; and the fair value of and forfeiture rates for stock-based awards, among others. Vimeo bases its estimates, judgments and assumptions on historical experience, its forecasts and budgets and other factors that Vimeo considers relevant.
Revenue Recognition
Vimeo revenue is derived primarily from annual and monthly SaaS subscription fees paid by subscribers for self-serve and enterprise subscription plans. Subscription revenue is recognized over the term of the applicable subscription period, which ranges from one month to three years. The most common subscription is an annual subscription.
Vimeo’s disaggregated revenue disclosures are presented in “Note 15 — Consolidated Financial Statement Details.”

 VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
Vimeo accounts for a contract with a customer when it has approval and commitment from all parties, the rights of the parties and payment terms are identified, the contract has commercial substance and collectability of consideration is probable. Revenue is recognized when control of the promised services or goods is transferred to Vimeo’s customers and in an amount that reflects the consideration Vimeo expects to be entitled to in exchange for those services or goods.
Transaction Price
The objective of determining the transaction price is to estimate the amount of consideration Vimeo is due in exchange for its services or goods. Vimeo determines the total transaction price at contract inception and reassesses this estimate each reporting period.
Vimeo excludes from the measurement of transaction price all taxes assessed by governmental authorities that are both (i) imposed on and concurrent with a specific revenue-producing transaction and (ii) collected from customers. Accordingly, these taxes are not included as a component of revenue or cost of revenue.
For contracts that have an original duration of one year or less, Vimeo uses the practical expedient available under ASU No. 2014-09, Revenue from Contracts with Customers, applicable to such contracts and does not consider the time value of money.
Arrangements with Multiple Performance Obligations
Vimeo’s contracts with customers may include multiple performance obligations. For such arrangements, Vimeo allocates revenue to each performance obligation based on its relative standalone selling price. Vimeo generally determines standalone selling prices based on the prices charged to customers, which are directly observable or based on an estimate if not directly observable.
Assets Recognized from the Costs to Obtain a Contract with a Customer
Vimeo has determined that certain costs, primarily commissions paid to employees pursuant to certain sales incentive programs and mobile app store fees, meet the requirements to be capitalized as a cost of obtaining a contract. Commissions paid to employees pursuant to certain sales incentive programs are amortized over the estimated customer relationship period. Vimeo calculates the estimated customer relationship period as the average customer life, which is based on historical data. When customer renewals are expected and the renewal commission is not commensurate with the initial commission, the average customer life includes renewal periods. For sales incentive programs where the customer relationship period is one year or less, Vimeo has elected the practical expedient to expense the costs as incurred. Vimeo capitalizes and amortizes mobile app store fees over the term of the applicable subscription.
During the years ended December 31, 2019 and 2020, Vimeo recognized expense of $5.0 million and $7.7 million related to the amortization of these costs. The current contract asset balances are $0.5 million, $1.7 million and $2.7 million at January 1, 2019, and December 31, 2019 and 2020, respectively. The non-current contract asset balances are $1.1 million, $2.2 million and $4.9 million at January 1, 2019 and December 31, 2019 and 2020, respectively. The current and non-current contract assets are included in “Other current assets” and “Other non-current assets,” respectively, in the accompanying consolidated balance sheet.
Performance Obligations
As permitted under the practical expedient available under ASU No. 2014-09, Vimeo does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less, (ii) contracts with variable consideration that is allocated entirely to unsatisfied performance obligations or to a wholly unsatisfied promise accounted for under the series guidance, and (iii) contracts for which Vimeo recognizes revenue at the amount which it has the right to invoice for services performed.

 VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
Accounts Receivables, Net of Allowance for Credit Losses
Accounts receivable include amounts billed and currently due from customers. Vimeo maintains an allowance for credit losses to provide for the estimated amount of accounts receivable that will not be collected. The allowance for credit losses is based upon a number of factors, including the length of time accounts receivable are past due, Vimeo’s previous loss history and the specific customer’s ability to pay its obligation. The time between Vimeo issuance of an invoice and payment due date is not significant; customer payments that are not collected in advance of the transfer of promised services or goods are generally due no later than 30 days from invoice date.
Credit Losses
The following table presents the changes in the allowance for credit losses for the year ended December 31, 2020:
Year Ended December 31, 2020
(In thousands)
Balance at January 1	$273
Current period provision for credit losses	1,834
Write-offs charged against the allowance	(1,645)
Recoveries collected	14
Balance at December 31	$476
Deferred Revenue
Deferred revenue consists of advance payments that are received or are contractually due in advance of Vimeo’s performance. Vimeo’s deferred revenue is reported on a contract by contract basis at the end of each reporting period. Vimeo classifies deferred revenue as current when the term of the applicable subscription period or expected completion of its performance obligation is one year or less. The current and non-current deferred revenue balances are $66.8 million and $0.6 million, respectively, at January 1, 2019 and $83.9 million and $0.7 million, respectively, at December 31, 2019. During the year ended December 31, 2019, the Company recognized $66.8 million of revenue that was included in the deferred revenue balance as of January 1, 2019. During the year ended December 31, 2020, Vimeo recognized $84.1 million of revenue that was included in the deferred revenue balance as of December 31, 2019. The current and non-current deferred revenue balances are $137.4 million and $0.8 million, respectively, at December 31, 2020. Non-current deferred revenue is included in “Other long-term liabilities” in the accompanying consolidated balance sheet.
Cash and Cash Equivalents
Cash and cash equivalents include cash and short-term investments, with maturities of less than 91 days from the date of purchase. Domestically, cash equivalents primarily consist of AAA rated government money market funds. Internationally, cash equivalents consist of time deposits. Prior to the November 10, 2020 equity sale, Vimeo participated in IAC’s centrally managed U.S. treasury function in which IAC swept Vimeo’s domestic cash.
Certain Risks and Concentrations
Credit Risk
Financial instruments, which potentially subject Vimeo to concentration of credit risk, consist primarily of cash and cash equivalents. Cash and cash equivalents are principally maintained with financial institutions and are in excess of Federal Deposit Insurance Corporation insurance limits.

 VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
Other Risks
Vimeo’s business is subject to certain risks and concentrations including dependence on third-party technology providers, exposure to risks associated with online commerce security and credit card fraud.
Leasehold Improvements and Equipment
Leasehold improvements and equipment are recorded at cost. Repairs and maintenance costs are expensed as incurred. Amortization of leasehold improvements, which is included within depreciation within the consolidated statement of operations, and depreciation is computed using the straight-line method over the estimated useful lives of the assets, or, in the case of leasehold improvements, the lease term, if shorter.
Asset Category	Estimated Useful Lives
Leasehold improvements	7 Years
Office, computer and other equipment	2 to 10 Years
Business Combinations
The purchase price of each acquisition is attributed to the assets acquired and liabilities assumed is based on their fair values at the date of acquisition, including identifiable intangible assets that either arise from a contractual or legal right or are separable from goodwill. Vimeo usually uses the assistance of outside valuation experts to assist in the allocation of purchase price to the identifiable intangible assets acquired. While outside valuation experts may be used, management has ultimate responsibility for the valuation methods, models and inputs used and the resulting purchase price allocation. The excess purchase price over the value of net tangible and identifiable intangible assets acquired is recorded as goodwill.
Goodwill
Vimeo assesses goodwill for impairment annually as of October 1 or more frequently if an event occurs or circumstances change that would more likely than not reduce its fair value below its carrying value.
When Vimeo elects to perform a qualitative assessment and concludes it is not more likely than not that its fair value is less than its carrying value, no further assessment of goodwill is necessary; otherwise, a quantitative assessment is performed and the fair value of Vimeo is determined. If the carrying value of Vimeo exceeds its fair value, an impairment equal to the excess is recorded.
For Vimeo’s annual goodwill test at October 1, 2020, a qualitative assessment of goodwill was performed because Vimeo concluded it was more likely than not that its fair value was in excess of its carrying value based upon a valuation of Vimeo prepared by IAC primarily in connection with the issuance and/or settlement of equity awards that are denominated in the equity of Vimeo. The valuation was prepared in February 2020 and was reviewed each quarterly reporting period through September 30, 2020. The fair value of Vimeo in the valuation was significantly in excess of its October 1, 2020 carrying value.
February 2020 Valuation of Vimeo Common Shares
The determination of the fair value of Vimeo common shares in February 2020 was prepared using both an income approach using a discounted cash flows (“DCF”) method and a market approach. Determining fair value using a DCF analysis requires the exercise of significant judgment with respect to several items, including the amount and timing of expected future cash flows and appropriate discount rates. The expected cash flows used in the DCF analyses are based on Vimeo’s most recent forecast and budget and, for years beyond the budget, Vimeo’s estimates, which are based, in part, on forecasted growth rates. The discount rates used in the DCF analyses are intended to reflect the risks inherent in the expected future cash flows of Vimeo. Assumptions used in the DCF analyses, including the discount rate, are assessed based

 VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
on Vimeo’s current results and forecasted future performance, as well as macroeconomic and industry specific factors. Determining fair value using a market approach considers multiples of financial metrics based on both acquisitions and trading multiples of a selected peer group of companies. The market comparable approach considers multiple financial metrics based on both acquisitions and trading multiples of a selected peer group of companies. From the comparable companies, a representative market multiple is determined, which is applied to financial metrics to estimate the equity value of Vimeo. The peer group of companies was determined by considering companies relevant in terms of business function, monetization model and margin and growth characteristics operating in these sectors: SaaS and branded consumer internet companies with strong revenue growth.
Long-Lived Assets and Intangible Assets with Definite Lives
Long-lived assets, which consist of ROU assets, leasehold improvements and equipment and intangible assets with definite lives, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. The carrying value of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If the carrying value is deemed not to be recoverable, an impairment loss is recorded equal to the amount by which the carrying value of the long-lived asset exceeds its fair value. Amortization of definite-lived intangible assets is computed either on a straight-line basis or based on the pattern in which the economic benefits of the asset are expected to be realized.
Fair Value Measurements
Vimeo categorizes its financial instruments measured at fair value into a fair value hierarchy that prioritizes the inputs used in pricing the asset or liability. The three levels of the fair value hierarchy are:
•
Level 1:   Observable inputs obtained from independent sources, such as quoted market prices for identical assets and liabilities in active markets.

•
Level 2:   Other inputs, which are observable directly or indirectly, such as quoted market prices for similar assets or liabilities in active markets, quoted market prices for identical or similar assets or liabilities in markets that are not active and inputs that are derived principally from or corroborated by observable market data. The fair values of Vimeo’s Level 2 financial assets are primarily obtained from observable market prices for identical underlying securities that may not be actively traded. Certain of these securities may have different market prices from multiple market data sources, in which case an average market price is used.

•
Level 3:   Unobservable inputs for which there is little or no market data and require Vimeo to develop its own assumptions, based on the best information available in the circumstances, about the assumptions market participants would use in pricing the assets or liabilities.

Vimeo’s non-financial assets, such as goodwill, intangible assets with definite lives, ROU assets and leasehold improvements and equipment are adjusted to fair value only when an impairment is recognized. Such fair value measurements are based predominantly on Level 3 inputs.
Advertising Costs
Advertising costs are expensed in the period incurred and represent online marketing, including fees paid to search engines, social media sites, e-mail campaigns, display advertising, video advertising and affiliate marketing, and offline marketing, which is primarily conferences and events. Advertising expense was $60.1 million and $65.4 million for the years ended December 31, 2019 and 2020, respectively.
Legal Costs
Legal costs are expensed as incurred.

 VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
Income Taxes
Vimeo is included within IAC’s tax group for purposes of federal and consolidated state income tax return filings. In the period presented, current and deferred income tax provision has been computed for Vimeo on an as if standalone, separate tax return basis.
Vimeo accounts for income taxes under the liability method, and deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying values of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided if it is determined that it is more likely than not that the deferred tax asset will not be realized. Vimeo records interest, net of any applicable related income tax benefit, on potential income tax contingencies as a component of income tax provision.
Vimeo evaluates and accounts for uncertain tax positions using a two-step approach. Recognition (step one) occurs when Vimeo concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustainable upon examination. Measurement (step two) determines the amount of benefit that is greater than 50% likely to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. De-recognition of a tax position that was previously recognized would occur when Vimeo subsequently determines that a tax position no longer meets the more-likely-than-not threshold of being sustained.
Loss per Share
Basic loss or earnings per share is computed by dividing net loss or earnings by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the potential dilution that could occur from stock-based awards. Given that Vimeo has reported a loss for each of the years ended December 31, 2019 and 2020, the effect of dilutive securities would be anti-dilutive, and they are, therefore, excluded from the computation of diluted loss per share. See “Note 9 — Loss per Share” for additional information on dilutive securities.
Foreign Currency Translation and Transaction Gains and Losses
The financial position and operating results of foreign entities whose primary economic environment is based on their local currency are consolidated using the local currency as the functional currency. These local currency assets and liabilities are translated at the rates of exchange as of the balance sheet date, and local currency revenue and expenses of these operations are translated at average rates of exchange during the period. Translation gains and losses are included in accumulated other comprehensive income as a component of shareholders’ equity. Transaction gains and losses resulting from assets and liabilities denominated in a currency other than the functional currency are included in the consolidated statement of operations as a component of other income (expense), net.
Stock-Based Compensation
Stock-based compensation is measured at the grant date based on the fair value of the award and is generally expensed over the requisite service period. See “Note 10 — Stock-based Compensation” for a discussion of stock-based compensation.
Recent Accounting Pronouncements
Accounting Pronouncements Adopted by Vimeo
ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments
Vimeo adopted ASU No. 2016-13 effective January 1, 2020. ASU No. 2016-13 replaces the “incurred loss” approach with an “expected loss” model, under which companies will recognize allowances based on

 VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
expected rather than incurred losses. Vimeo adopted ASU No. 2016-13 using the modified retrospective approach and there was no cumulative effect adjustment arising from the adoption. The adoption of ASU No. 2016-13 did not have a material impact on Vimeo’s consolidated financial statements.
ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes
Vimeo adopted ASU No. 2019-12 effective January 1, 2020, which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistency among reporting entities. Most amendments within ASU No. 2019-12 are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. Vimeo adopted ASU No. 2019-12 using the modified retrospective basis for those amendments that are not applied on a prospective basis. The adoption of ASU No. 2019-12 did not have a material impact on Vimeo’s consolidated financial statements.
Accounting Pronouncements Not Yet Adopted by Vimeo
There are no recently issued accounting pronouncements that have not yet been adopted that are expected to have a material effect on the consolidated results of operations, financial condition or cash flows of Vimeo.
Reclassifications
Certain prior year amounts have been reclassified to conform to the current year presentation.
NOTE 3 — INCOME TAXES
Vimeo is included within IAC’s tax group for purposes of federal and consolidated state income tax return filings. In the periods presented, current and deferred income tax provision have been computed for Vimeo on an as if standalone, separate tax return basis and payments to and refunds from IAC for Vimeo’s share of IAC’s consolidated state tax return liabilities have been reflected within cash flows from operating activities in the accompanying consolidated statement of cash flows.
U.S. and foreign (loss) earnings before income taxes are as follows:
	Years Ended December 31,
	2019	2020
	(In thousands)
U.S.	$(76,052)	$(52,007)
Foreign	820	2,207
Total	$(75,232)	$(49,800)
The components of the income tax provision are as follows:
	December 31,
	2019	2020
	(In thousands)
Current income tax provision:
Federal	$—	$—
State	39	64
Foreign	242	561
Current income tax provision	281	625

 VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
	December 31,
	2019	2020
	(In thousands)
Deferred income tax provision:
Federal	—	270
State	—	—
Foreign	64	(67)
Deferred income tax provision	64	203
Income tax provision	$345	$828

Vimeo is in a net operating loss (“NOL”) position for federal and state income tax purposes. The largest deferred tax assets are the federal and state NOLs. Vimeo has recorded a valuation allowance for its net deferred tax assets because it has concluded that it is more likely than not that the NOLs will not be utilized due to its history of pre-tax losses. The income tax provisions relate to international and state taxes for jurisdictions in which Vimeo conducts business.
The tax effects of cumulative temporary differences that give rise to significant deferred tax assets and deferred tax liabilities are presented below. The valuation allowance relates to deferred tax assets for which it is more likely than not that the tax benefit will not be realized.
	December 31,
	2019	2020
	(In thousands)
Deferred tax assets:
Net operating loss carryforwards	$19,411	$31,721
Tax credit carryforwards	5,464	6,903
Intangible assets with definite lives	3,435	3,992
Disallowed interest carryforwards	2,005	3,705
Stock-based compensation	2,556	3,013
Leasehold improvements and equipment	65	—
Other	4,719	5,477
Total deferred tax assets	37,655	54,811
Less: valuation allowance	(35,745)	(51,689)
Net deferred tax assets	1,910	3,122
Deferred tax liabilities:
Prepaid expenses	(1,316)	(2,345)
Leasehold improvements and equipment	—	(415)
Right-of-use assets	(594)	(343)
Withholding taxes	(47)	(270)
Total deferred tax liabilities	(1,957)	(3,373)
Net deferred tax liability	$(47)	$(251)
Upon the Spin-off, Vimeo will be allocated a portion of tax attributes related to the IAC consolidated federal and state tax filings pursuant to the Internal Revenue Code (“IRC”) and applicable state law. This allocation will require that Vimeo’s net deferred tax position (computed on an as if standalone, separate return basis) be adjusted as of the Spin-off date with a corresponding adjustment to the valuation allowance.

 VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The final allocation of tax attributes will be impacted by multiple factors, including, but not limited to, the ultimate date of the Spin-off and the amount of taxable income or loss generated by the IAC consolidated tax group in the year of the Spin-off.
At December 31, 2020, Vimeo has federal and state NOLs of $130.9 million and $70.1 million, respectively. These NOLs have been computed on an as if standalone, separate tax return basis and will be adjusted upon the Spin-off pursuant to applicable law. If not utilized, $27.0 million of federal NOLs will expire at various times between 2033 and 2037, and $103.9 million can be carried forward indefinitely. The state NOLs, if not utilized, will expire at various times between 2033 and 2040. Federal and state NOLs of $117.3 million and $57.2 million, respectively, can be used against future taxable income without restriction and the remaining NOLs will be subject to limitations under Section 382 of the IRC, separate return limitations, and applicable law. At December 31, 2020, Vimeo has foreign NOLs of $0.2 million available to offset future income, all of which can be carried forward indefinitely and without restriction.
At December 31, 2020, Vimeo has tax credit carryforwards of $8.8 million. Of this amount, $6.8 million relates to credits for research activities and $2.0 million relates to credits for foreign taxes. These credit carryforwards will expire between 2026 and 2040.
Vimeo regularly assesses the realizability of deferred tax assets considering all available evidence including, to the extent applicable, the nature, frequency and severity of prior cumulative losses, forecasts of future taxable income, tax filing status, the duration of statutory carryforward periods, available tax planning and historical experience. During 2020, Vimeo’s valuation allowance increased by $15.9 million, primarily due to an increase in federal and state NOLs. At December 31, 2020, Vimeo has a valuation allowance of $51.7 million related to the portion of tax loss carryforwards and other items for which it is more likely than not that the tax benefit will not be realized.
A reconciliation of the income tax provision to the amounts computed by applying the statutory federal income tax rate to earnings before income taxes is shown as follows:
	Years Ended December 31,
	2019	2020
	(In thousands)
Income tax benefit at the federal statutory rate of 21%	$(15,799)	$(10,458)
State income taxes, net of effect of federal tax benefit	(1,809)	(963)
Change in valuation allowance	18,269	15,944
Stock-based compensation	334	(3,474)
Research credit	(1,049)	(1,439)
Transaction costs	2	640
Other, net	397	578
Income tax provision	$345	$828
A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:
	Years Ended December 31,
	2019	2020
	(In thousands)
Balance at January 1	$1,026	$1,475
Additions based on tax positions related to the prior year	—	538
Settlements	—	(645)
Additions based on tax positions related to the current year	449	553
Balance at December 31	$1,475	$1,921

 VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
Vimeo recognizes interest and penalties related to unrecognized tax benefits, if applicable, in the income tax provision.
At December 31, 2019 and 2020, unrecognized tax benefits were $1.5 million and $1.9 million, respectively, all of which are for tax positions included in IAC’s consolidated tax return filings. If unrecognized tax benefits at December 31, 2019 and 2020 were subsequently recognized, there would be no impact to income tax expense due to the valuation allowance on deferred tax assets. Vimeo believes that it is reasonably possible that its unrecognized tax benefits could decrease by $0.4 million by December 31, 2021, due to settlements; none of which would reduce the income tax provision due to the valuation allowance on deferred tax assets.
Vimeo is routinely under audit by federal, state, local and foreign authorities in the area of income tax as a result of previously filed separate company and consolidated tax returns with IAC. These audits include questioning the timing and the amount of income and deductions and the allocation of income and deductions among various tax jurisdictions. The Internal Revenue Service (“IRS”) has substantially completed its audit of IAC’s federal income tax returns for the years ended December 31, 2010 through 2016. The IRS began its audit of the year ended December 31, 2017 in the second quarter of 2020. The statute of limitations for the years 2010 through 2012 and for the years 2013 through 2017 have been extended to May 31, 2021 and December 31, 2021, respectively. Various other jurisdictions are open to examination for tax years beginning with 2009. Income taxes payable include unrecognized tax benefits that are considered to be sufficient to pay assessments that may result from the examination of prior year tax returns. Vimeo considers many factors when evaluating and estimating its tax positions and tax benefits, which may not accurately anticipate actual outcomes and, therefore, may require periodic adjustment. Although management currently believes changes in unrecognized tax benefits from period to period and differences between amounts paid, if any, upon resolution of issues raised in audits and amounts previously provided will not have a material impact on the liquidity, results of operations, or financial condition of Vimeo, these matters are subject to inherent uncertainties and management’s view of these matters may change in the future.
NOTE 4 — BUSINESS COMBINATION
On May 28, 2019, Vimeo completed the acquisition of Magisto for total cash consideration of $168.0 million.
The table below summarizes the fair values of the assets acquired and liabilities assumed at the date of acquisition:
Magisto
(In thousands)
Accounts receivable	$3,190
Other current assets	611
Goodwill	142,185
Intangible assets with definite lives	25,900
Total assets	171,886
Other current liabilities	(3,845)
Net assets acquired	$168,041
The purchase price of Magisto was not based on the value of the net identifiable assets at the time of acquisition. The purchase price was based on the expected financial performance of the Company, following the integration of Magisto’s technology and intellectual property into Vimeo’s suite of products and, to a lesser degree, the standalone financial performance of Magisto. This resulted in a significant portion of the purchase price being attributed to goodwill.

 VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The fair values of the identifiable intangible assets with definite lives acquired at the date of acquisition are as follows:
	Magisto
	(In thousands)	Weighted- Average Useful Life (Years)
Customer relationships	$13,800	4
Developed technology	10,100	4
Trade names and trademarks	2,000	2
Total identifiable intangible assets with definite lives acquired	$25,900
Other current assets and other current liabilities of Magisto were reviewed and adjusted to their fair values at the date of acquisition, as necessary. The fair values of developed technology and trade names and trademarks were determined using an income approach that utilized the relief from royalty methodology. The fair value of the customer relationships was determined using an income approach that utilized the excess earnings methodology. The valuations of intangible assets incorporate significant unobservable inputs and require significant judgment and estimates, including the amount and timing of future cash flows and the determination of royalty and discount rates. The amount attributed to goodwill is tax deductible.
The financial results of Magisto are included in Vimeo’s consolidated financial statements, beginning May 28, 2019. For the year ended December 31, 2019, Vimeo included $15.3 million of revenue and $9.2 million of net losses in its consolidated statement of operations related to Magisto.
Unaudited Pro Forma Financial Information
The unaudited pro forma financial information in the table below presents the consolidated results of Vimeo and Magisto as if the acquisition had occurred on January 1, 2019. The unaudited pro forma financial information includes adjustments required under the acquisition method of accounting and is presented for informational purposes only and is not necessarily indicative of the results that would have been achieved had the acquisition actually occurred on January 1, 2019.
Year Ended December 31, 2019
(In thousands, except per share data)
Revenue	$207,833
Net loss	$(78,984)
Basic and diluted loss per share	$(0.60)
NOTE 5 — GOODWILL AND INTANGIBLE ASSETS WITH DEFINITE LIVES
Goodwill and intangible assets with definite lives, net are as follows:
	December 31,
	2019	2020
	(In thousands)
Goodwill	$219,374	$219,337
Intangible assets with definite lives, net of accumulated amortization	25,598	10,854
Total goodwill and intangible assets with definite lives, net	$244,972	$230,191

 VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The following table presents the changes in the carrying value of goodwill for the years ended December 31, 2019 and 2020:
	Years Ended December 31,
	2019	2020
	(In thousands)
Balance at January 1	$77,152	$219,374
Additions	142,222	—
Deductions	—	(37)
Balance at December 31	$219,374	$219,337
Additions relate to the acquisition of Magisto.
At December 31, 2019 and 2020, intangible assets with definite lives are as follows:
	December 31, 2019
	Gross Carrying Amount	Accumulated Amortization	Net	Weighted-Average Useful Life (Years)
	(In thousands)
Developed technology	$25,500	$(13,709)	$11,791	3.6
Customer relationships	16,200	(3,802)	12,398	3.9
Trade names	3,000	(1,591)	1,409	1.7
Total	$44,700	$(19,102)	$25,598	3.6
	December 31, 2020
	Gross Carrying Amount	Accumulated Amortization	Net	Weighted- Average Useful Life (Years)
	(In thousands)
Developed technology	$25,500	$(19,418)	$6,082	3.6
Customer relationships	16,200	(11,837)	4,363	3.9
Trade names	3,000	(2,591)	409	1.7
Total	$44,700	$(33,846)	$10,854	3.6
At December 31, 2020, amortization of intangible assets with definite lives is estimated to be as follows:
Years Ending December 31,	(In thousands)
2021	$5,582
2022	3,823
2023	1,449
Total	$10,854

 VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
NOTE 6 — FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS
The following tables present Vimeo’s financial instruments that are measured at fair value on a recurring basis:
	December 31, 2019
	Quoted Market Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value Measurements
	(In thousands)
Assets:
Cash equivalents:
Time deposits	$—	$35	$—	$35
Total	$—	$35	$—	$35
	December 31, 2020
	Quoted Market Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value Measurements
	(In thousands)
Assets:
Cash equivalents:
Money market funds	$104,852	$—	$—	$104,852
Time deposits	—	544	—	544
Total	$104,852	$544	$—	$105,396
NOTE 7 — SHAREHOLDERS’ EQUITY
Description of Class A Voting Common Stock and Class B Non-Voting Common Stock
Vimeo’s Class A Voting common stock and Class B Non-Voting common stock participate in earnings on the same basis.
Except as described below, shares of Vimeo’s Class A Voting common stock and Class B Non-Voting common stock are identical.
The holders of shares of Vimeo Class A Voting common stock have the exclusive right to vote for the election of directors and for all other purposes, except as provided by law. Shares of Vimeo Class A Voting common stock have one vote per share and vote together as a single class. Holders of shares of Vimeo Class B Non-Voting common stock are not entitled to vote such shares in any proceeding or upon any matter or question at any meeting of the stockholders unless such right to vote is required by law.
The holders of shares of Vimeo Class A Voting common stock and the holders of shares of Vimeo Class B Non-Voting common stock are entitled to receive, share for share, such dividends as may be declared by Vimeo’s Board of Directors out of funds legally available therefor. If dividends are payable in shares of common stock, holders of shares of Vimeo Class A Voting common stock will receive shares in Vimeo Class A Voting common stock and holders of shares of Vimeo Class B Non-Voting common stock will receive shares in Vimeo Class B Non-Voting common stock. If dividends consist of other voting securities of Vimeo, Vimeo will make available to holders of Vimeo Class B Non-Voting common stock dividends

 VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
consisting of non-voting securities (except as otherwise required by law) of Vimeo which are otherwise identical to the voting securities. In the event of a liquidation, dissolution, distribution of assets or winding-up of Vimeo, the holders of shares of Vimeo Class A Voting common stock and the holders of shares of Vimeo Class B Non-Voting common stock are entitled to receive, share for share, all the assets of Vimeo available for distribution to its stockholders, after the satisfaction of all liabilities.
On April 16, 2020, Vimeo amended its certificate of incorporation to increase the total authorized number of shares of Class A Voting common stock from 75,000,000 to 150,000,000 shares and the total authorized number of Class B Non-Voting common stock from 75,000,000 to 150,000,000 shares.
At December 31, 2020, IAC held 89.7% of Vimeo’s Class A Voting common stock and 97.6% of Vimeo’s Class B Non-Voting common stock, or 93.2% of Vimeo’s total outstanding capital stock.
Description of Preferred Stock
Vimeo’s Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and to assign the designations, powers, preferences and rights to each such series and any qualifications, limitations or restrictions. There have been no preferred stock issuances to date.
Sale of Common Stock
On November 10, 2020, Vimeo raised $150.0 million of equity capital via the sale of approximately 8.7 million shares of Class A Voting common stock at a price of $17.33 per share, based on an enterprise value of approximately $2.75 billion. See “Note 16 — Subsequent Events” for a discussion of additional sales of Class A Voting common stock in 2021.
NOTE 8 — ACCUMULATED OTHER COMPREHENSIVE LOSS
Accumulated other comprehensive loss consists of foreign currency translation adjustments:
	Years Ended December 31,
	2019		2020
	Foreign Currency Translation Adjustments	Accumulated Other Comprehensive Loss	Foreign Currency Translation Adjustments	Accumulated Other Comprehensive (Loss) Income
	(In thousands)
Balance at January 1	$(154)	$(154)	$(232)	$(232)
Other comprehensive (loss) income	(78)	(78)	145	145
Balance at December 31	$(232)	$(232)	$(87)	$(87)
At December 31, 2019 and 2020, there was no tax benefit or provision on the accumulated other comprehensive loss.

 VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
NOTE 9 — LOSS PER SHARE
The following table sets forth the computation of basic and diluted loss per share:
	Years Ended December 31,
	2019		2020
	Basic	Diluted	Basic	Diluted
	(In thousands, except per share data)
Numerator:
Net loss	$(75,577)	$(75,577)	$(50,628)	$(50,628)
Denominator:
Weighted average basic shares outstanding	130,994	130,994	142,426	142,426
Dilutive securities(a)	—	—	—	—
Denominator for earnings per share – weighted average shares(a)	130,994	130,994	142,426	142,426
Basic and diluted loss per share:
Basic and diluted loss per share(b)	$(0.58)	$(0.58)	$(0.36)	$(0.36)

(a)
For each of the years ended December 31, 2019 and 2020, the Company had a loss from operations and as a result, approximately 13.5 million and 14.0 million potentially dilutive securities, respectively, were excluded from computing dilutive earnings per share because the impact would have been anti-dilutive. Accordingly, the weighted average basic shares outstanding were used to compute all earnings per share amounts.

(b)
Shares of Vimeo Class A Voting common stock and shares of Class B Non-Voting common stock participate in earnings on the same basis.

NOTE 10 — STOCK-BASED COMPENSATION
Vimeo currently has one active plan (the “Plan”). The Plan was adopted in 2019 and provides that the exercise price of stock appreciation rights granted will not be less than the fair value of Vimeo’s common stock on the grant date. The Plan and its predecessor plans (collectively the “Plans”) provide for the grant of stock appreciation rights, restricted stock units (“RSUs”) and other stock-based awards related to shares of Vimeo common stock. The Plan authorizes the Company to grant awards to its employees, officers, directors and consultants. The plan does not specify grant dates or vesting schedules of awards as those determinations are made by the Vimeo Board of Directors or a committee thereof. Each award agreement reflects the vesting schedule for that particular grant as determined by the Vimeo Board of Directors (or committee thereof). Broad-based stock appreciation rights issued to date have generally vested in four equal annual installments over a four-year period. RSU awards issued to date will cliff vest approximately either in one year or four years, in each case, from the grant date. At December 31, 2020, there are 11.1 million shares available for grant under the Vimeo stock-based compensation plan.
Pursuant to the terms of the stock-based awards granted under the Plans, until Vimeo (or its successor’s) common shares trade on a national securities exchange, shares of IAC common stock are issued to employees in settlement of the exercise of vested awards after deduction for required tax withholdings, which are remitted on the employees’ behalf. Pursuant to the Vimeo stockholders agreement, Vimeo reimburses IAC in the form of Vimeo common shares for the shares issued by IAC and in cash for any withholding taxes paid by IAC on behalf of the Vimeo employees. During the year ended December 31, 2019, Vimeo issued IAC approximately 50 thousand shares of Vimeo common stock to reimburse IAC for the IAC common shares issued to settle Vimeo stock appreciation rights. From January 2020 through October 2020, Vimeo issued IAC approximately 265 thousand shares of Vimeo common stock to reimburse IAC for the IAC common

 VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
shares issued to settle Vimeo stock appreciation rights. In November and December 2020, Vimeo employees exercised stock appreciation rights with an intrinsic value of approximately $21.0 million, which resulted in the payment of approximately $9.3 million in withholding taxes on behalf of employees and an approximately $11.6 million payment in cash to IAC as reimbursement for the IAC common shares issued. Upon completion of the Spin-off, the number of shares underlying the stock appreciation rights and exercise prices of the stock appreciation rights related to shares of Vimeo common stock will be adjusted and will provide that the awards are exercisable for shares of Vimeo Holdings common stock. Vimeo Holdings management will have the discretion to continue to net settle these awards, or require the award holder to pay its share of the withholding tax, which he or she may do so by selling Vimeo Holdings common shares.
The amount of stock-based compensation expense recognized in the consolidated statement of operations is net of estimated forfeitures. The forfeiture rate is estimated at the grant date based on historical experience and revised, if necessary, in subsequent periods if actual forfeitures differ from the estimated rate. The expense ultimately recorded is for the awards that vest. At December 31, 2020, there is $12.4 million of unrecognized compensation cost, net of estimated forfeitures, related to all equity-based awards, which is expected to be recognized over a weighted average period of approximately 2.7 years.
Vimeo is currently in an NOL position with a full valuation allowance. Therefore, no income tax benefit was recognized in the accompanying consolidated statement of operations for the years ended December 31, 2019 and 2020 related to stock-based compensation or the income tax benefit recognized related to the exercise of stock appreciation rights.
Valuation of Vimeo Common Shares
Prior to the November 10, 2020 sale of Class A Voting common stock, the fair value of Vimeo’s common stock for stock-based compensation purposes was estimated using the methods described in “Note 2 — Summary of Significant Accounting Policies and Estimates — Goodwill — February 2020 Valuation of Vimeo Common Shares.”
Stock appreciation rights
Stock appreciation rights outstanding at December 31, 2020 and changes during the year ended December 31, 2020 are as follows:
	Stock appreciation rights	Weighted average exercise price	Weighted average remaining contractual term in years	Aggregate intrinsic value
	(Shares and intrinsic value in thousands)
Outstanding at January 1, 2020	13,461	$5.73
Granted	3,993	$7.68
Exercised	(2,887)	$4.95
Forfeited	(636)	$6.29
Expired	(34)	$6.43
Outstanding at December 31, 2020	13,897	$6.42	7.9	$151,614
Exercisable	4,103	$5.42	6.6	$48,854
The aggregate intrinsic value in the table above represents the difference between the per share price of Vimeo at the last date of grant of awards prior to December 31, 2020 and the exercise price, multiplied by the number of in-the-money awards that would have been exercised had all holders exercised their awards on December 31, 2020. The per share price of Vimeo at the last date of grant of awards prior to December 31, 2020 used to calculate the aggregate intrinsic value is $17.33 per share, which is equal to the per share

 VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
price Vimeo received for the equity it issued in November 2020. This amount changes based on the fair value of Vimeo common stock. The aggregate intrinsic value of Vimeo awards outstanding as of January 29, 2021, assuming a per share price of $35.35, which is equal to the per share price based upon a $6.0 billion equity valuation, or the price Vimeo received for the equity it issued in January 2021, is $405.1 million. If Vimeo settles these awards on a net basis the withholding taxes payable by Vimeo on behalf of its employees upon net settlement would $202.6 million, assuming a 50% withholding rate.
The total intrinsic value of awards exercised during the years ended December 31, 2019 and 2020 is $0.6 million and $23.9 million, respectively.
There was no cash received from award exercises as stock appreciation rights, by their nature, are settled net of the exercise price with the award holder entitled to receive value equal to any appreciation in the award.
The weighted average grant date fair value for stock appreciation rights granted during the year ended December 31, 2019 and 2020 is $2.14 and $2.16, respectively.
The following table summarizes the information about stock appreciation rights outstanding and exercisable at December 31, 2020:
Range of exercise prices	Awards outstanding			Awards exercisable
	Outstanding at December 31, 2020	Weighted- average remaining contractual life in years	Weighted- average exercise price	Exercisable at December 31, 2020	Weighted- average remaining contractual life in years	Weighted- average exercise price
	(Shares in thousands)
$2.01 and $4.00	12	5.3	$2.48	12	5.3	$2.48
$4.01 and $6.00	4,078	6.3	$4.90	2,913	6.2	$4.92
$6.01 and $8.00	9,481	8.5	$6.70	1,178	7.7	$6.71
Greater than $8.00	326	9.9	$17.33	—	—	$—
	13,897	7.9	$6.42	4,103	6.6	$5.42
The fair value of each stock appreciation right is estimated on the grant date using the Black-Scholes option pricing model. The Black-Scholes option pricing model incorporates various assumptions, including expected volatility and expected term. Expected stock price volatilities are estimated based on historical stock price volatilities of peer companies that were used in the preparation of valuations used in valuing Vimeo common shares. The risk-free interest rates are based on U.S. Treasuries with a maturity date equal to the expected term of the award on the grant date. Expected term is based upon the mid-point of the first and last exercise windows specified in the award agreements. No dividends have been assumed at the time of grant based on the then-current expectation and still current expectation that Vimeo will not be paying dividends on a recurring basis in the foreseeable future. The following are the weighted average assumptions used in the Black-Scholes option pricing model:
	Years Ended December 31,
	2019	2020
Expected volatility	41%	38%
Risk-free interest rate	1.8%	1.0%
Expected term	3.4 years	3.3 years
Dividend yield	—%	—%
Restricted stock units
RSUs are awards in the form of phantom shares or units denominated in a hypothetical equivalent number of shares of Vimeo common stock and with the value of each RSU equal to the fair value of Vimeo

 VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
common stock at the date of grant. Each RSU grant is subject to service-based vesting, where a specific period of continued employment must pass before an award vests. For RSU grants, the expense is measured at the grant date as the fair value of Vimeo common stock and expensed as stock-based compensation over the vesting term.
Unvested RSUs outstanding at December 31, 2020 and changes during the year ended December 31, 2020 are as follows:
	Number of Shares	Weighted Average Grant Date Fair Value
	(Shares in thousands)
Unvested on January 1, 2020	—	$—
Granted	88	17.33
Vested	—	—
Forfeited	—	—
Unvested at December 31, 2020	88	$17.33
The weighted average fair value of RSUs granted for the year ended December 31, 2020 based on the fair value of Vimeo’s common stock on the grant date was $17.33.
There were no RSUs that vested for the year ended December 31, 2020.
IAC denominated stock options
Less than 0.1 million IAC stock options granted by IAC, under its equity incentive plans, to employees of Vimeo were outstanding as of December 31, 2019 and 2020, respectively. There were no IAC stock options granted to employees of Vimeo during the years ended December 31, 2019 and 2020. The fair value of each stock option award was estimated on the grant date using the Black-Scholes option-pricing model.
IAC stock options are granted with exercise prices at least equal to the fair value on the date of grant, generally, vest ratably in annual installments over a four-year period and expire ten years from the date of grant. The outstanding IAC stock options are vested at December 31, 2020.
IAC denominated restricted stock units
At December 31, 2019, there were approximately 2 thousand IAC RSUs granted by IAC, under its equity incentive plans, to employees of Vimeo that were outstanding. During 2020, these shares vested. At December 31, 2020, there are no IAC RSUs held by Vimeo employees.
NOTE 11 — LEASES
Vimeo leases office space and equipment used in connection with its operations under various operating leases, the majority of which contain escalation clauses.
ROU assets represent Vimeo’s right to use the underlying assets for the lease term and lease liabilities represent the present value of Vimeo’s obligation to make payments arising from these leases. ROU assets and related lease liabilities are based on the present value of fixed lease payments over the lease term using IAC’s incremental borrowing rates on the lease commencement date or January 1, 2019 for leases that commenced prior to that date. Vimeo combines the lease and non-lease components of lease payments in determining ROU assets and related lease liabilities. If the lease includes one or more options to extend the term of the lease, the renewal option is considered in the lease term if it is reasonably certain Vimeo will exercise the option(s). Lease expense is recognized on a straight-line basis over the term of the lease. As

 VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
permitted by ASC 842, leases with an initial term of twelve months or less (“short-term leases”) are not recorded on the accompanying consolidated balance sheet.
Variable lease payments consist primarily of common area maintenance, utilities and taxes, which are not included in the recognition of ROU assets and related lease liabilities. Vimeo’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.
		December 31,
Leases	Balance Sheet Classification	2019	2020
		(In thousands)
Assets:
Right-of-use assets	Other non-current assets	$2,588	$1,588
Liabilities:
Current lease liabilities	Accrued expenses and other current liabilities	$1,294	$642
Long-term lease liabilities	Other long-term liabilities	3,287	1,027
Total lease liabilities		$4,581	$1,669
		Years Ended December 31,
Lease Expense	Income Statement Classification	2019	2020
		(In thousands)
Fixed lease expense	Cost of revenue	$52	$31
Fixed lease expense	Research and development expense	413	446
Fixed lease expense	Sales and marketing expense	173	187
Fixed lease expense	General and administrative expense	3,264	648
Total lease expense, net(a)		$3,902	$1,312

(a)
Includes approximately $2.1 million of lease impairment charges in the year ended December 31, 2019 and approximately $0.2 million and $0.3 million of short-term lease expense, and $0.2 million and $0.1 million of sublease income, for the years ended December 31, 2019 and 2020, respectively. Variable lease expense was $0.1 million in both of the years ended December 31, 2019 and 2020.

Maturities of lease liabilities as of December 31, 2020 (in thousands)(b):
Years Ended December 31,	(In thousands)
2021	$682
2022	598
2023	456
Total	1,736
Less: interest	67
Present value of lease liabilities	$1,669

(b)
As of December 31, 2020, the Company had no legally binding minimum lease payments for leases signed but not yet commenced.

 VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The following are the weighted average assumptions used for lease term and discount rate as of December 31, 2019 and 2020:
	December 31,
	2019	2020
Remaining lease term	3.69 years	2.73 years
Discount rate	5.63%	2.97%
	Years Ended December 31,
	2019	2020
	(In thousands)
Other Information:
Right-of-use assets obtained in exchange for lease liabilities	$829	$1,322
Cash paid for amounts included in the measurement of lease liabilities	$1,778	$3,601
NOTE 12 — COMMITMENTS AND CONTINGENCIES
Commitments
Vimeo has entered into certain off-balance sheet commitments that require the future purchase of services (“purchase obligations”). Future payments under non-cancelable unconditional purchase obligations as of December 31, 2020 are as follows:
	Amount of Commitment Expiration Per Period
	Less Than 1 Year	1 – 3 Years	3 – 5 Years	More Than 5 Years	Total Amounts Committed
	(In thousands)
Purchase obligations	$14,916	$498	$—	$—	$15,414
Purchase obligations include remaining payments of $14.4 million related to a two-year cloud computing contract that expires in April 2021.
Contingencies
In the ordinary course of business, Vimeo is a party to various lawsuits. Vimeo establishes reserves for specific legal matters when it determines that the likelihood of an unfavorable outcome is probable and the loss is reasonably estimable. Management has also identified certain other legal matters where it believes an unfavorable outcome is not probable and, therefore, no reserve is established. Although management currently believes that resolving claims against Vimeo, including claims where an unfavorable outcome is reasonably possible, will not have a material impact on the liquidity, results of operations, or financial condition of Vimeo, these matters are subject to inherent uncertainties and management’s view of these matters may change in the future. Vimeo also evaluates other contingent matters, including income and non-income tax contingencies, to assess the likelihood of an unfavorable outcome and estimated extent of potential loss. It is possible that an unfavorable outcome of one or more of these lawsuits or other contingencies could have a material impact on the liquidity, results of operations, or financial condition of Vimeo. See “Note 3 — Income Taxes” for additional information related to income tax contingencies.
NOTE 13 — RELATED PARTY TRANSACTIONS
Relationship with IAC prior to the Spin-off
Vimeo’s consolidated statement of operations includes allocations of costs, including stock-based compensation expense, related to IAC’s accounting, treasury, legal, tax, corporate support and internal

 VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
audit functions. These allocations were based on Vimeo’s revenue as a percentage of IAC’s total revenue. Allocated costs, inclusive of stock-based compensation expense, were $2.5 million and $6.1 million in 2019 and 2020, respectively. It is not practicable to determine the actual expenses that would have been incurred for these services had Vimeo operated as a standalone entity during the periods presented. Management considers the allocation method to be reasonable.
In addition to this amount, which was previously not allocated to Vimeo, but was allocated for purposes of these standalone financial statements, Vimeo is allocated expenses from IAC for certain support services, such as financial systems. Vimeo also participates in IAC’s health and welfare benefit plans and obtains certain services through contracts that are held in IAC’s name. The total related charge in the years ended December 31, 2019 and 2020 were $9.3 million and $10.3 million, respectively. IAC also allocated $3.8 million to Vimeo for the space that Vimeo occupies in IAC’s headquarters building in each of the years ended December 31, 2019 and 2020. The amounts were charged to Vimeo through the “Due to IAC/InterActiveCorp” account described below.
Due to IAC/InterActiveCorp
Prior to the November 10, 2020 equity sale, Vimeo participated in IAC’s centrally managed U.S. treasury function. At December 31, 2019, Vimeo has a current payable due to IAC of $17.6 million. This amount was paid to IAC during 2020. At December 31, 2020, there is no amount due to IAC.
Debt — Related Party
Debt — related party consists of:
	December 31,
	2019	2020
	(In thousands)
Promissory notes due on demand – related party:
Promissory note due on demand – related party	$35,457	$—
Promissory note due on demand – related party	24,296	44,565
Total promissory notes due on demand – related party	59,753	44,565
Promissory note due May 2, 2023 – related party	37,706	50,000
Total debt – related party	$97,459	$94,565
On May 2, 2016, Vimeo issued a promissory note due May 2, 2023 to IAC for up to an amount not to exceed $50.0 million for general working capital purposes in the ordinary course of business. The promissory note bears interest at 10% per annum.
On December 1, 2016 and September 25, 2017, Vimeo issued promissory notes payable on demand to subsidiaries of IAC that are not subsidiaries of Vimeo. The proceeds were used for general working capital purposes in the ordinary course of business. Each promissory note bears interest at 10% per annum.
Accrued interest on debt — related party at December 31, 2019 and 2020 is $5.7 million and $4.2 million, respectively, and is included in “Accrued expenses and other current liabilities” in the accompanying consolidated balance sheet.
Financial Instruments Measured at Fair Value Only for Disclosure Purposes
The following table presents the carrying value and the fair value of financial instruments measured at fair value only for disclosure purposes:

 VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
	December 31, 2019		December 31, 2020
	Carrying Value	Fair Value	Carrying Value	Fair Value
	(In thousands)
Promissory notes due on demand – related party	$59,753	$59,753	$44,565	$44,565
Long-term debt – related party	$37,706	$43,487	$50,000	$54,545
The fair value of debt — related party, including promissory notes due on demand — related party, is based on Level 3 inputs and is estimated by discounting the future cash flows based on current market conditions.
Debt – related party maturities:
Debt maturities as of December 31, 2020 are summarized in the table below:
Years Ending December 31,	(In thousands)
2021	$44,565
2023	50,000
Total	$94,565
Relationship with IAC following the Spin-off
If the Spin-off is consummated, Vimeo will enter into certain agreements with IAC to govern the relationship between Vimeo and IAC following the Spin-off. These agreements will include: a separation agreement; a tax matters agreement; a transition services agreement; and an employee matters agreement.
NOTE 14 — BENEFIT PLANS
Vimeo employees in the United States can elect to participate in the IAC/InterActiveCorp Retirement Savings Plan (“the Plan”), which is a retirement savings program in the United States that qualifies under Section 401(k) of the Internal Revenue Code. Under the Plan, participating employees may contribute up to 50% of their pre-tax earnings, but not more than statutory limits. Prior to July 2019, the Company contributed an amount equal to 50% of the first 6% of compensation that a participant contributes in each payroll period to the Plan. In June 2019, IAC approved a change to the matching contribution to 100% of the first 10% of an employee’s eligible compensation, subject to IRS limits on the employer matching contribution maximum, that a participant contributes to the Plan. Matching contributions to the Plan for the years ended December 31, 2019 and 2020 were $2.2 million and $3.6 million, respectively. Matching contributions are invested in the same manner as each participant’s voluntary contributions in the investment options provided under the Plan. An investment option in the Plan is IAC common stock, but neither participant nor matching contributions are required to be invested in IAC common stock. The increase in matching contributions in 2020 is due primarily to the aforementioned change in the employer matching contribution.
Vimeo also has or participates in various benefit plans, primarily defined contribution plans, for its international employees. Vimeo contributions to these plans for both of the years ended December 31, 2019 and 2020 were $0.3 million.
NOTE 15 — CONSOLIDATED FINANCIAL STATEMENT DETAILS
Cash and Cash Equivalents and Restricted Cash
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheet to the total amounts shown in the consolidated statement of cash flows:

 VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
	January 1, 2019	December 31, 2019	December 31, 2020
	(In thousands)
Cash and cash equivalents	$985	$1,939	$110,011
Restricted cash included in other current assets	23	24	26
Total cash and cash equivalents and restricted cash as shown on the consolidated statement of cash flows	$1,008	$1,963	$110,037
Restricted cash at January 1, 2019, December 31, 2019 and December 31, 2020 primarily consists of a deposit related to corporate credit cards.
Other Current Assets
	December 31,
	2019	2020
	(In thousands)
Prepaid expenses	$2,884	$4,027
Capitalized costs to obtain a contract with a customer	1,668	2,726
Other	1,846	1,179
Total other current assets	$6,398	$7,932
Leasehold Improvements and Equipment, net
	December 31,
	2019	2020
	(In thousands)
Leasehold improvements	$3,033	$3,276
Computer and other equipment	1,213	757
Total leasehold improvements and equipment	4,246	4,033
Accumulated depreciation and amortization	(1,249)	(712)
Leasehold improvements and equipment, net	$2,997	$3,321
Accrued Expenses and Other Current Liabilities
	December 31,
	2019	2020
	(In thousands)
Accrued employee compensation and benefits	$9,090	$18,881
Accrued hosting fees	10,741	4,953
Other	23,456	23,598
Total accrued expenses and other current liabilities	$43,287	$47,432

 VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
Other (Expense) Income, net
	Years Ended December 31,
	2019	2020
	(In thousands)
Other (expense) income, net	$(6,441)	$93
Other expense, net in 2019 includes a realized loss of $8.2 million related to the sale of the hardware business in 2019 and a $2.0 million realized gain on the sale of an investment.
Other income, net in 2020 includes $0.5 million of income related to funds released from escrow in the fourth quarter of 2020 related to the acquisition of Magisto and a $0.3 million realized gain on the sale of an investment, partially offset by $0.7 million in net foreign exchange losses.
Supplemental Disclosure of Cash Flow Information
	Years Ended December 31,
	2019	2020
	(In thousands)
Cash paid (received) during the year for:
Interest	$6,529	$10,653
Income tax payments	$103	$957
Income tax refunds	$—	$(70)
Geographic Concentrations
Revenue by geography is based on where the customer is located. Geographic information about revenue and long-lived assets is presented below:
	Years Ended December 31,
	2019	2020
	(In thousands)
Revenue:
United States	$100,275	$139,826
All other countries	95,740	143,392
Total	$196,015	$283,218
The United States is the only country whose revenue is greater than 10 percent of total revenue of the Company for the years ended December 31, 2019 and 2020.
	December 31,
	2019	2020
	(In thousands)
Long-lived assets (excluding goodwill, intangible assets with definite lives and ROU assets):
United States	$2,766	$2,549
All other countries	231	772
Total	$2,997	$3,321

 VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
NOTE 16 — SUBSEQUENT EVENTS
In January 2021, Vimeo raised $300 million of equity capital via the sale of 6.2 million shares of Vimeo Class A Voting common stock for $200 million, or $32.41 per share, at a $5.2 billion pre-money valuation, and 2.8 million shares of Vimeo Class A Voting common stock for $100 million, or $35.35 per share, at a $5.7 billion pre-money valuation. Following the sale, IAC holds 88% of Vimeo’s total outstanding capital stock.
In January 2021, Vimeo repaid its outstanding related party debt to IAC in the amount of $99.5 million from the proceeds of the January 2021 primary equity raise described above, including accrued interest of $4.9 million.
On February 12, 2021, Vimeo, Inc. entered into a five-year $100 million revolving credit facility (the “Vimeo Credit Facility”), which, if applicable, would be guaranteed by Vimeo’s wholly-owned material domestic subsidiaries and is secured by substantially all assets of Vimeo and any guarantors, subject to certain exceptions. The annual commitment fee on undrawn funds is currently 20 basis points and is based on the consolidated net leverage ratio most recently reported. Borrowings under the Vimeo Credit Facility bear interest, at Vimeo’s option, at either a base rate or LIBOR, in each case plus an applicable margin, which is determined by reference to a pricing grid based on Vimeo’s consolidated net leverage ratio. The financial covenants require Vimeo to maintain a minimum liquidity of not less than $50.0 million until December 31, 2022, and, thereafter, at the end of each quarterly test period, a consolidated net leverage ratio of not more than 5.5 to 1.0. The Vimeo Credit Facility also contains customary affirmative and negative covenants, including covenants that would limit Vimeo’s ability to pay dividends or make distributions on or repurchase certain equity interests in the event a default has occurred or Vimeo’s consolidated net leverage ratio exceeds 4.0 to 1.0. At closing, there were no borrowings under the Vimeo Credit Facility.
In February 2021, Vimeo entered into a two-year cloud computing contract that replaces its current contract that expires in April 2021. The new contract expires in February 2023. The total commitment of the new contract is approximately $90.0 million.
In preparing these consolidated financial statements, management evaluated subsequent events through February 19, 2021, on which date the consolidated financial statements were available for issue.

Schedule II
VIMEO, INC. AND SUBSIDIARIES
VALUATION AND QUALIFYING ACCOUNTS
Description	Balance at Beginning of Period	Charges to Earnings	Charges to Other Accounts	Deductions	Balance at End of Period
	(In thousands)
2019
Allowance for credit losses	$180	$1,245(a)	$—	$(1,152)(b)	$273
Deferred tax valuation allowance	17,476	18,269(c)	—	—	35,745
Other reserves	807				3
2020
Allowance for credit losses	$273	$1,834(a)	$—	$(1,631)(b)	$476
Deferred tax valuation allowance	35,745	15,946(c)	(2)(d)	—	51,689
Other reserves	3				—

(a)
Additions to the allowance for credit losses are charged to expense.

(b)
Write-off of fully reserved accounts receivable.

(c)
Amount is due primarily to federal and state NOLs and other carryforwards.

(d)
Amount is due to currency translation adjustments on foreign NOLs.

ANNEX B
CONSOLIDATED FINANCIAL STATEMENTS OF VIMEO, INC
(FORMERLY VIMEO HOLDINGS, INC.)
Index to Financial Statements

VIMEO HOLDINGS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
(Unaudited)
	March 31, 2021	December 31, 2020
ASSETS:
Cash	$10.00	$—
TOTAL ASSETS	$10.00	$—
STOCKHOLDER EQUITY:
Common Stock, $0.01 par value; 1,600,000,000 shares authorized; 90 shares issued and outstanding	$0.90	$0.90
Class B common stock, $0.01 par value; 400,000,000 shares authorized; 10 shares issued and outstanding	0.10	0.10
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Additional paid-in-capital	9.00	9.00
Stock subscription receivable	—	(10.00)
TOTAL STOCKHOLDER EQUITY	$10.00	$—
The accompanying Notes to Consolidated Balance Sheet are an integral part of this statement.

VIMEO HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED BALANCE SHEET
(Unaudited)
NOTE 1 — ORGANIZATION
On December 22, 2020, IAC/InterActiveCorp (“IAC”) announced that its Board of Directors approved a plan to spin-off its full stake in Vimeo, Inc. (“Vimeo”) to IAC shareholders. IAC’s Vimeo business will be separated from the remaining businesses of IAC through a series of transactions (which we refer to as the “Spin-off”) that, if completed in their entirety, will result in the transfer of IAC’s Vimeo business to Vimeo Holdings, Inc. (“SpinCo”), a wholly-owned subsidiary of IAC, with SpinCo becoming an independent, separately traded public company through a spin-off from IAC, and Vimeo, Inc., the IAC subsidiary that currently holds the Vimeo business, becoming a wholly-owned subsidiary of SpinCo. In connection with the foregoing, SpinCo will be renamed as Vimeo, Inc. and Vimeo will be renamed as Vimeo.com, Inc. The proposed transaction is subject to a number of conditions including final approval by IAC’s Board of Directors, approval of the separation proposal by IAC stockholders, and other customary conditions and approvals and is expected to close pre-market on May 25, 2021.
In connection with the Spin-off, SpinCo was incorporated as a Delaware corporation in December 2020. SpinCo currently does not have any material assets or liabilities, nor does it engage in any business or other activities and, other than in connection with the Spin-off, will not acquire or incur any material assets or liabilities, nor will it engage in any business or other activities.
The consolidated balance sheet reflects the initial capitalization of SpinCo upon its incorporation.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The balance sheet is presented in accordance with accounting principles generally accepted in the United States of America.
Principles of Consolidation
The consolidated financial statement includes the accounts of SpinCo and its wholly-owned subsidiary, Stream Merger Sub, Inc., a Delaware corporation. All inter-company transactions and balances have been eliminated in consolidation.
NOTE 3 — SHAREHOLDER EQUITY
Description of Common Stock and Class B Convertible Common Stock
Except as described herein, shares of SpinCo Common Stock and SpinCo Class B common stock are identical.
Each holder of shares of SpinCo Common Stock and SpinCo Class B common stock vote together as a single class with respect to matters that may be submitted to a vote or for the consent of SpinCo shareholders generally, including the election of directors. In connection with any such vote, each holder of SpinCo common stock is entitled to one vote for each share of SpinCo Common Stock held and each holder of SpinCo Class B common stock is entitled to ten votes for each share of SpinCo Class B common stock held. In addition, Delaware law requires that certain matters be approved by the holders of shares of SpinCo Common Stock or holders of SpinCo Class B common stock voting as a separate class.
Shares of SpinCo Class B common stock are convertible into shares of SpinCo Common Stock at the option of the holder thereof, at any time, on a share-for-share basis. Such conversion ratio will in all events be equitably preserved in the event of any recapitalization of SpinCo by means of a stock dividend on, or a stock split or combination of, outstanding shares of SpinCo Common Stock or SpinCo Class B common stock, or in the event of any merger, consolidation or other reorganization of SpinCo with another

VIMEO HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)
(Unaudited)
corporation. Upon the conversion of shares of SpinCo Class B common stock into shares of SpinCo Common Stock, those shares of SpinCo Class B common stock will be retired and will not be subject to reissue. Shares of SpinCo Common Stock are not convertible into shares of SpinCo Class B common stock.
The holders of shares of SpinCo Common Stock and the holders of shares of SpinCo Class B common stock are entitled to receive such dividends as may be declared by SpinCo Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution, distribution of assets or winding-up of SpinCo, the holders of shares of SpinCo Common Stock and the holders of shares of SpinCo Class B common stock are entitled to receive, share for share, all the assets of SpinCo available for distribution to its stockholders, after the rights of the holders of any SpinCo preferred stock have been satisfied.

Report of Independent Registered Public Accounting Firm
To the Shareholders and the Board of Directors of IAC/InterActiveCorp
Opinion on the Financial Statement
We have audited the accompanying consolidated balance sheet of Vimeo Holdings Inc. and subsidiary (the Company) as of December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statement”). In our opinion, the consolidated financial statement presents fairly, in all material respects, the financial position of the Company at December 31, 2020 in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.
/s/ Ernst & Young LLP
We have served as the Company’s auditor since 2021.
New York, New York
May 24, 2021

VIMEO HOLDINGS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
December 31, 2020
STOCKHOLDER EQUITY:
Common stock, $0.01 par value; 1,600,000,000 shares authorized; 90 shares issued and outstanding	$0.90
Class B common stock, $0.01 par value; 400,000,000 shares authorized; 10 shares issued and outstanding	0.10
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—
Additional paid-in-capital	9.00
Stock subscription receivable	(10.00)
TOTAL STOCKHOLDER EQUITY	$—
The accompanying Notes to Consolidated Balance Sheet are an integral part of this statement.

VIMEO HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED BALANCE SHEET
NOTE 1 — ORGANIZATION
On December 22, 2020, IAC/InterActiveCorp (“IAC”) announced that its Board of Directors approved a plan to spin-off its full stake in Vimeo, Inc (“Vimeo”) to IAC shareholders. IAC’s Vimeo business will be separated from the remaining businesses of IAC through a series of transactions (which we refer to as the “Spin-off”) that, if completed in their entirety, will result in the transfer of IAC’s Vimeo business to Vimeo Holdings, Inc. (“Vimeo Holdings”), a newly formed subsidiary of IAC which will become an independent, separately traded public company through a spin-off from IAC. In connection with the foregoing, Vimeo Holdings will be renamed as Vimeo, Inc. and Vimeo will be renamed as Vimeo.com, Inc. The proposed transaction is subject to a number of conditions including final approval by IAC’s Board of Directors, approval of the separation proposal by IAC stockholders, and other customary conditions and approvals and is expected to close pre-market on May 25, 2021.
In connection with the Spin-off, Vimeo Holdings was incorporated as a Delaware corporation in December 2020. Vimeo Holdings currently does not have any material assets or liabilities, nor does it engage in any business or other activities and, other than in connection with the Spin-off, will not acquire or incur any material assets or liabilities, nor will it engage in any business or other activities.
The consolidated balance sheet reflects the initial capitalization of Vimeo Holdings upon its incorporation.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The balance sheet is presented in accordance with accounting principles generally accepted in the United States of America.
Principles of Consolidation
The consolidated financial statement includes the accounts of Vimeo Holdings and its wholly owned subsidiary, Stream Merger Sub, Inc., a Delaware corporation. All inter-company transactions and balances have been eliminated in consolidation.
NOTE 3 — SHAREHOLDER EQUITY
Description of Common Stock and Class B Convertible Common Stock
Except as described herein, shares of Vimeo Holdings common stock and Vimeo Holdings Class B common stock are identical.
Each holder of shares of Vimeo Holdings common stock and Vimeo Holdings Class B common stock vote together as a single class with respect to matters that may be submitted to a vote or for the consent of Vimeo Holdings shareholders generally, including the election of directors. In connection with any such vote, each holder of Vimeo Holdings common stock is entitled to one vote for each share of Vimeo Holdings common stock held and each holder of Vimeo Holdings Class B common stock is entitled to ten votes for each share of Vimeo Holdings Class B common stock held. In addition, Delaware law requires that certain matters be approved by the holders of shares of Vimeo Holdings common stock or holders of Vimeo Holdings Class B common stock voting as a separate class.
Shares of Vimeo Holdings Class B common stock are convertible into shares of Vimeo Holdings common stock at the option of the holder thereof, at any time, on a share-for-share basis. Such conversion ratio will in all events be equitably preserved in the event of any recapitalization of Vimeo Holdings by means of a stock dividend on, or a stock split or combination of, outstanding shares of Vimeo Holdings common stock or Vimeo Holdings Class B common stock, or in the event of any merger, consolidation or other

VIMEO HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)
reorganization of Vimeo Holdings with another corporation. Upon the conversion of shares of Vimeo Holdings Class B common stock into shares of Vimeo Holdings common stock, those shares of Vimeo Holdings Class B common stock will be retired and will not be subject to reissue. Shares of Vimeo Holdings common stock are not convertible into shares of Vimeo Holdings Class B common stock.
The holders of shares of Vimeo Holdings common stock and the holders of shares of Vimeo Holdings Class B common stock are entitled to receive such dividends as may be declared by Vimeo Holdings Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution, distribution of assets or winding-up of Vimeo Holdings, the holders of shares of Vimeo Holdings common stock and the holders of shares of Vimeo Holdings Class B common stock are entitled to receive, share for share, all the assets of Vimeo Holdings available for distribution to its stockholders, after the rights of the holders of any Vimeo Holdings preferred stock have been satisfied.
NOTE 4 — SUBSEQUENT EVENT
In preparing the consolidated financial statement, management evaluated subsequent events through May 24, 2021, on which date the consolidated financial statement were available for issue.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.
Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (which we refer to as the “DGCL”) provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the DGCL also permits a corporation to pay expenses incurred by a director or officer in advance of the final disposition of a proceeding, subject to receipt of an undertaking by such director or officer to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise.
The organizational documents of the Registrant provide for indemnification of the Company’s directors and officers (and their legal representatives), and of those serving at the request of the relevant board of directors or officers as an employee or agent of the corporation, or as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, to the fullest extent authorized by the DGCL, except that the relevant corporation shall indemnify a person for a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the relevant board of directors. The by-laws of the Registrant specifically provide for mandatory advancement of expenses to persons entitled to indemnification in defending any action, suit or proceeding in advance of its final disposition; provided, that, if the DGCL so requires, such persons provide an undertaking to repay such amounts advanced if it is ultimately determined that such person is not entitled to indemnification. From time to time, the directors and officers of the Registrant may be provided with indemnification agreements that are consistent with or greater than the foregoing provisions and, to the extent such directors and officers serve as executive officers or directors of subsidiaries of the Registrant, consistent with the indemnification provisions of the charter documents of such subsidiaries. The Registrant has adopted (or may adopt) policies of directors’ and officers’ liability insurance to insure directors and officers against the costs of defense, settlement and/or payment of judgments under certain circumstances. The Registrant believes that the agreements and arrangements described above are necessary to attract and retain qualified persons as directors and officers.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation is not personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. The certificate of incorporation of the Registrant provides for such limitation of liability.
The Spin-off-related agreements filed as exhibits to this Registration Statement may contain provisions regarding indemnification of the Registrant’s directors and officers against certain liabilities.

Item 21.
Exhibits and Financial Statement Schedules

(a) The exhibits listed below in the “Exhibit Index” are filed as part of, or are incorporated by reference in, this registration statement.
(b) Exhibit Index
EXHIBIT INDEX
Exhibit No.	Description of Document
2.1	Separation Agreement by and between IAC/InterActiveCorp and Vimeo, Inc., dated as of May 24, 2021*
2.2	Amended and Restated Agreement and Plan of Merger, dated as of March 12, 2021 by and among Vimeo, Inc., Stream Merger Sub, Inc. and Vimeo.com, Inc. (incorporated by reference to Annex G of the Spin-off S-4)*
3.1	Amended and Restated Certificate of Incorporation of Vimeo, Inc.
3.2	Amended and Restated By-laws of Vimeo, Inc.
5.1	Opinion of Michael A. Cheah, General Counsel and Secretary of Vimeo, Inc., as to the validity of the securities being registered
10.1	Tax Matters Agreement by and between IAC/InterActiveCorp and Vimeo, Inc., dated as of May 24, 2021*
10.2	Employee Matters Agreement by and between IAC/InterActiveCorp and Vimeo, Inc., dated as of May 24, 2021*
10.3	Transition Services Agreement by and between IAC/InterActiveCorp and Vimeo, Inc., dated as of May 24, 2021*
10.4	Vimeo, Inc. 2021 Stock and Annual Incentive Plan
21.1	Vimeo, Inc. Subsidiaries
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm for Vimeo.com, Inc. (formerly named Vimeo, Inc.)
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm for Vimeo, Inc. (formerly named Vimeo Holdings, Inc.)
23.3	Consent of Michael A. Cheah, General Counsel and Secretary of Vimeo, Inc. (included in the opinion filed as Exhibit 5.1)
24.1	Powers of Attorney (included on the signature pages hereto)
99.1	Supplemental Financial Information of Vimeo.com, Inc. (incorporated by reference to the Current Report on Form 8-K filed by IAC/InterActiveCorp on April 2, 2021)
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*
Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The Company hereby agrees to furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

Item 22.
Undertakings.

Each undersigned Registrant hereby undertakes:
(a)
that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(b)
to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(c)
that for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

1.
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

2.
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

3.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

4.
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(d)
Insofar as indemnification by each Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of such Registrant pursuant to the indemnification provisions described herein, or otherwise, such Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on May 26, 2021.
VIMEO, INC.
By:
/s/ Michael A. Cheah

Name: Michael A. Cheah
Title:  General Counsel and Secretary
Each person whose signature appears below constitutes and appoints Michael A. Cheah and Jessica Tracy, and each of them, with full power to act without the other, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments) as well as any related Registration Statements (or amendment thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act, as amended, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF and pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated above.
Signature	Title
/s/ Adam Gross Adam Gross	Director
/s/ Alesia J. Haas Alesia J. Haas	Director
/s/ Kendall Handler Kendall Handler	Director
/s/ Ida Kane Ida Kane	Director
/s/ Mo Koyfman Mo Koyfman	Director
/s/ Spike Lee Spike Lee	Director
/s/ Joseph Levin Joseph Levin	Director

Signature	Title
/s/ Nabil Mallick Nabil Mallick	Director
/s/ Glenn H. Schiffman Glenn H. Schiffman	Director
/s/ Anjali Sud Anjali Sud	Director and Chief Executive Officer
/s/ George C. Wolfe George C. Wolfe	Director
/s/ Narayan Menon Narayan Menon	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)